FREE WRITING PROSPECTUS

The issuing entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-597-4101.

This free writing prospectus is not required to contain all information that is required to be included in the prospectus.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

$819,087,000

Impac Funding Corporation
Master Servicer and Sponsor

Impac Secured Assets Corp.
Depositor

Mortgage Pass-Through Certificates, Series 2006-2

You should consider carefully the risk factors beginning on page 13 in this free writing prospectus.

The Trust

The trust will consist primarily of two groups of mortgage loans:

•	the first group will consist of adjustable and fixed-rate, first and second lien, one to four family residential mortgage loans; and

•	the second group will consist of adjustable-rate, first lien multifamily mortgage loans.

The trust will be represented by twenty-eight classes of certificates, twenty of which are offered under this free writing prospectus.

Credit Enhancement

The offered certificates will have credit enhancement in the form of excess interest, overcollateralization and subordination.

In addition, two interest rate swap agreements will be available to cover certain interest shortfalls, amounts necessary to maintain or restore the required level of overcollateralization, net WAC shortfall amounts and realized losses.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

Bear, Stearns & Co. Inc.
Countrywide Securities Corporation
Merrill Lynch & Co.
Underwriters
The date of this free writing prospectus is June 27, 2006
For use with the prospectus dated June 27, 2005

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)
to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)	in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of certificates to the public” in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

Each Underwriter has represented and agreed that:

(a)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

Important notice about information presented in this free writing prospectus and the accompanying prospectus

You should rely on the information contained in this document. We have not authorized anyone to provide you with different information.

We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

•	the accompanying base prospectus, which provides general information, some of which may not apply to this series of certificates; and

•	this free writing prospectus, which describes the specific terms of this series of certificates.

The Depositor’s principal offices are located at 1401 Dove Street, Newport Beach, CA 92660 and its phone number is (949) 475-3600.

Table of Contents

Free Writing Prospectus

SUMMARY OF FREE WRITING PROSPECTUS

The following summary is a very broad overview of the offered certificates and does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of the offered certificates, read carefully this entire free writing prospectus and the accompanying prospectus. A glossary is included at the end of this free writing prospectus. Capitalized terms used but not defined in the glossary at the end of this free writing prospectus have the meanings assigned to them in the glossary at the end of the prospectus.

Issuing Entity	Impac Secured Assets Trust 2006-2.

Title of Series	Impac Secured Assets Corp., Mortgage Pass-Through Certificates, Series 2006-2.

Cut-off Date	June 1, 2006.

Statistical Pool Calculation Date	June 1, 2006.

Closing Date	June 29, 2006

Mortgage Loans
The mortgage loans in loan group 1 will be adjustable-rate and fixed-rate, first and second lien, one-to-four family residential mortgage loans. The mortgage loans in loan group 2 will be adjustable-rate first lien multifamily mortgage loans.

Depositor	Impac Secured Assets Corp., an affiliate of Impac Funding Corporation.

Sponsor	Impac Funding Corporation.

Master Servicer	Impac Funding Corporation.

Subservicers
Initially, with respect to 97.48% of the mortgage loans in loan group 1, Countrywide Home Loans Servicing LP. However, on or about September 1, 2006, the subservicing with respect to those loans will be transferred to GMAC Mortgage Corporation. In addition, the subservicing with respect to 1.81% of the mortgage loans in loan group 1 will be transferred to GMAC Mortgage Corporation from various other subservicers on or about September 1, 2006.
With respect to all of the mortgage loans in loan group 2, Midland Loan Services, Inc.

Trustee	Deustche Bank National Trust Company.

Distribution Date	Distributions on the offered certificates will be made on the 25th day of each month or, if the 25th day is not a business day, on the next business day, beginning in July 2006.

Offered Certificates	The classes of offered certificates and their pass-through rates and certificate principal balances are set forth in the table below.

Offered Certificates

Class	Pass-Through Rate	Initial Certificate Principal Balance*	Initial Rating (S&P/Moody’s)	Designation
Class A Certificates:
1-A1-1	Adjustable Rate	$314,000,000	AAA/Aaa	Super Senior/Adjustable Rate
1-A1-2	Adjustable Rate	$34,889,000	AAA/Aaa	Senior Support/Adjustable Rate
1-A2-A	Adjustable Rate	$80,583,000	AAA/Aaa	Senior Sequential/Adjustable Rate
1-A2-B	Adjustable Rate	$84,483,000	AAA/Aaa	Senior Sequential/Adjustable Rate
1-A2-C	Adjustable Rate	$25,234,000	AAA/Aaa	Senior Sequential/Adjustable Rate
2-A-1	Adjustable Rate	$161,966,000	AAA/Aaa	Super Senior/Adjustable Rate
2-A-2	Adjustable Rate	$42,111,000	---/Aaa	Senior Support/Adjustable Rate
Total Class A Certificates:		$743,266,000
Class M Certificates:
1-M-1	Adjustable Rate	$11,404,000	AA+/Aa1	Mezzanine/Adjustable Rate
1-M-2	Adjustable Rate	$7,310,000	AA/Aa2	Mezzanine/Adjustable Rate
1-M-3	Adjustable Rate	$4,678,000	AA-/Aa3	Mezzanine/Adjustable Rate
1-M-4	Adjustable Rate	$2,924,000	A+/A1	Mezzanine/Adjustable Rate
1-M-5	Adjustable Rate	$2,924,000	A/A2	Mezzanine/Adjustable Rate
1-M-6	Adjustable Rate	$2,924,000	A-/A3	Mezzanine/Adjustable Rate
1-M-7	Adjustable Rate	$2,924,000	BBB+/Baa1	Mezzanine/Adjustable Rate
1-M-8	Adjustable Rate	$2,924,000	BBB/Baa2	Mezzanine/Adjustable Rate
2-M-1	Adjustable Rate	$8,970,000	---/Aa2	Mezzanine/Adjustable Rate
2-M-2	Adjustable Rate	$10,466,000	---/A2	Mezzanine/Adjustable Rate
2-M-3	Adjustable Rate	$12,708,000	---/Baa2	Mezzanine/Adjustable Rate
Total Class M Certificates:		$70,156,000
Class B Certificates:
1-B	Adjustable Rate	$2,924,000	BBB-/Baa3	Subordinate/Adjustable Rate
2-B-1	Adjustable Rate	$2,741,000	---/Baa3	Subordinate/Adjustable Rate
Total Class B Certificates:		$5,665,000
Total offered certificates:		$817,087,000

*	The initial certificate principal balances provided in this free writing prospectus are approximate and are subject to a 10% variance.

Other Information:

Class A, Class M and Class B Certificates:

The pass-through rate on the Class A, Class M and Class B Certificates (other than the Class 2-B-2 Certificates) will be equal to the least of:

(1)	one-month LIBOR plus the related certificate margin set forth on the following page;

(2)	11.50% per annum; and

(3)	a per annum rate equal to the related net WAC rate as described in this free writing prospectus.

Certificate Margin

Class	(1)	(2)
1-A1-1	[_._]%	[_._]%
1-A1-2	[_._]%	[_._]%
1-A2-A	[_._]%	[_._]%
1-A2-B	[_._]%	[_._]%
1-A2-C	[_._]%	[_._]%
2-A-1	[_._]%	[_._]%
2-A-2	[_._]%	[_._]%
1-M-1	[_._]%	[_._]%
1-M-2	[_._]%	[_._]%
1-M-3	[_._]%	[_._]%
1-M-4	[_._]%	[_._]%
1-M-5	[_._]%	[_._]%
1-M-6	[_._]%	[_._]%
1-M-7	[_._]%	[_._]%
1-M-8	[_._]%	[_._]%
2-M-1	[_._]%	[_._]%
2-M-2	[_._]%	[_._]%
2-M-3	[_._]%	[_._]%
1-B	[_._]%	[_._]%
2-B-1	[_._]%	[_._]%
______
(1)	Initially.
(2)	On and after the related step-up date as described in this free writing prospectus.

The Issuing Entity

The certificates will be issued by Impac Secured Assets Trust 2006-2, a New York common law trust pursuant to a pooling and servicing agreement dated as of June 1, 2006 among the depositor, the master servicer and the trustee. On the closing date, the depositor will deposit into the trust the mortgage loans. Impac Secured Assets Trust 2006-2 will issue twenty-eight classes of certificates representing the trust, twenty of which are offered by this free writing prospectus.

The certificates represent in the aggregate the entire beneficial ownership interest in the trust. Distributions of interest and/or principal on the offered certificates will be made only from payments received from the trust as described below.

The Class 2-B-2, Class C-R1, Class C-R2, Class C-M1, Class C-M2, Class P-R, Class P-M and Class R Certificates are the classes of certificates that are not offered by this free writing prospectus. The Class 2-B-2 Certificates will have an initial Certificate Principal Balance of $4,236,000 and will be entitled to interest and principal distributions as described in this free writing prospectus.

The pass-through rate on the Class 2-B-2 Certificates will be the lesser of (a) a per annum fixed rate of [_._]%, subject to an increase of 0.50% per annum on and after the related step-up date as described in this free writing prospectus and (b) a per annum rate equal to the group 2 net WAC rate as described in this free writing prospectus.

In addition, the trustee will establish a supplemental interest trust that will hold an interest rate swap agreement for the benefit of the group 1 certificateholders and a second supplemental interest trust that will hold an interest rate swap agreement for the benefit of the group 2 certificateholders.

See “Description of the Certificates” in this free writing prospectus.

The Mortgage Loans

The mortgage loans will be divided into two mortgage loan groups, loan group 1 and loan group 2.

With respect to each loan group, the statistical information included in this free writing prospectus with respect to the mortgage loans in such loan Group is based on a pool of sample mortgage loans as of the statistical pool calculation date. The characteristics of the final groups will not materially differ from the information provided with respect to the sample groups. Unless otherwise specified, all percentages described with respect to the sample mortgage loans are calculated based on the aggregate principal balance of the sample mortgage loans as of the statistical pool calculation date. It is expected that mortgage loans will be added to and certain sample mortgage loans will be deleted from the pool of sample mortgage loans to constitute the final groups of mortgage loans.

Approximately 0.03%, 1.53%, 37.85%, 0.18% and 25.40% of the sample mortgage loans, by aggregate outstanding principal balance as of the statistical pool calculation date, are interest only for the first two years, three years, five years, seven years and ten years, respectively, after origination. As a result, no principal payments will be received with respect to these mortgage loans during this period except in the case of a prepayment.

Loan Group 1

The mortgage loans in loan group 1 are one- to four-family, adjustable-rate and fixed-rate residential mortgage loans secured by first liens and second liens on the related mortgaged property with mortgage loan balances at origination that may or may not conform to Fannie Mae or Freddie Mac loan limits. The mortgage loans in loan group 1 will include fully amortizing, interest-only and balloon mortgage loans.

The interest rate on the adjustable-rate mortgage loans in loan group 1 will adjust on each adjustment date to equal the sum of the related index and the related gross margin on such mortgage loan, subject to a maximum and minimum interest rate, as described in this free writing prospectus.

The sample mortgage loans in loan group 1 in the aggregate have original terms to maturity of not greater than 30 years and the following characteristics as of the statistical pool calculation date:

Range of mortgage rates (approximate):	4.625% to 14.500%

Weighted average mortgage rate (approximate):	7.346%

Weighted average remaining term to stated maturity (approximate):	355 months

Range of principal balances (approximate):	$19,988 to $1,815,000

Average principal balance:	$301,134

Range of loan-to-value ratios (approximate):	14.57% to 100.00%

Weighted average loan-to-value ratio (approximate):	76.31%

Loan Group 2

The mortgage loans in loan group 2 are multifamily, adjustable-rate mortgage loans secured by first liens on the related mortgaged property with mortgage loan balances at origination that may or may not conform to Fannie Mae or Freddie Mac loan limits.

The interest rate on the mortgage loans in loan group 2 will adjust on each adjustment date to equal the sum of the related index and the related gross margin on such mortgage loan, subject to a maximum and minimum interest rate, as described in this free writing prospectus.

The sample mortgage loans in loan group 2 have original terms to maturity of not greater than 30 years and the following characteristics as of the statistical pool calculation date:

Range of mortgage rates (approximate):	5.750% to 9.100%

Weighted average mortgage rate (approximate):	6.731%

Weighted average remaining term to stated maturity (approximate):	358 months

Range of principal balances (approximate):	$111,000 to $6,075,000

Average principal balance:	$1,008,821

Range of loan-to-value ratios (approximate):	16.68% to 80.00%

Weighted average loan-to-value ratio (approximate):	66.98%

For additional information regarding the mortgage loans, see “The Mortgage Pool” in this free writing prospectus.

Removal and Substitution of a Mortgage Loan

The trustee will acknowledge the sale, transfer and assignment of the trust fund to it by the depositor and receipt of, subject to further review and any exceptions, the mortgage loans. If the trustee finds that any mortgage loan is defective on its face due to a breach of the representations and warranties with respect to that loan made in the transaction agreements, the trustee shall promptly notify the sponsor of such defect. The sponsor must then correct or cure any such defect within 90 days from the date of notice from the trustee of the defect and if the sponsor fails to correct or cure such defect within such period and such defect materially and adversely affects the interests of the certificateholders in the related mortgage loan, the sponsor will, in accordance with the terms of the pooling and servicing agreement, within 90 days of the date of notice, provide the trustee with a substitute mortgage loan (if within two years of the closing date); provided that, if such defect would cause the mortgage loan to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Internal Revenue Code, any such cure or substitution must occur within 90 days from the date such breach was discovered

The Offered Certificates

Priority of Distributions from Loan Group 1. In general, on any distribution date, funds available for distribution from payments and other amounts received on the mortgage loans in loan group 1, after the payment of certain fees and expenses and any related net swap payments or any related swap termination payments payable to the swap provider (other than a swap termination payment resulting from a swap provider trigger event), will be distributed in the following order:

Interest Distributions

first, to pay current interest and any previously unpaid interest, concurrently, on the Class 1-A Certificates; and

second, to pay current interest, sequentially, on the Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-M-7, Class 1-M-8 and Class 1-B Certificates, in that order of priority.

Principal Distributions

Amounts available after distributions of interest on the group 1 certificates will be used to pay principal on these certificates (including the payment of amounts to maintain overcollateralization), but only in the order of priority and in the amounts described herein.

Net Monthly Excess Cashflow Distributions

Amounts available after distributions of interest and principal as described above will be the related net monthly excess cashflow and will be used for various purposes, including building and maintaining the required level of overcollateralization with respect to the related loan group and making distributions for reimbursement of losses.

Priority of Distributions from Loan Group 2. In general, on any distribution date, funds available for distribution from payments and other amounts received on the mortgage loans in loan group 2, after the payment of certain fees and expenses and any related net swap payments or any related swap termination payments payable to the swap provider (other than a swap termination payment resulting from a swap provider trigger event), will be distributed in the following order:

Interest Distributions

first, to pay current interest and any previously unpaid interest, concurrently, on the Class 2-A Certificates; and

second, to pay current interest, sequentially, on the Class 2-M-1, Class 2-M-2, Class 2-M-3 and Class 2-B Certificates, in that order of priority.

Principal Distributions

Amounts available after distributions of interest on the group 2 certificates will be used to pay principal (including the payment of amounts to maintain overcollateralization) on these certificates, but only in the order of priority and in the amounts described herein.

Net Monthly Excess Cashflow Distributions

Amounts available after distributions of interest and principal as described above will be the related net monthly excess cashflow and will be used for various purposes, including building and maintaining the required level of overcollateralization with respect to the related loan group and making distributions for reimbursement of losses.

See “Description of the Certificates” in this free writing prospectus for additional information.

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the offered certificates consists of excess spread, overcollateralization related to each loan group and the subordination provided to the more senior classes of certificates by the more subordinate classes of certificates as described in this free writing prospectus.

See “Description of the Certificates—Overcollateralization Provisions” and “—Allocation of Losses; Subordination” in this free writing prospectus.

Interest Rate Swap Agreements

Deutsche Bank National Trust Company, in its capacity as supplemental interest trust trustee of the group 1 supplemental interest trust, will enter into an interest rate swap agreement with respect to the group I certificates with [_________], in such capacity, the group 1 swap provider. Deutsche Bank National Trust Company, in its capacity as supplemental interest trust trustee of the group 2 supplemental interest trust, will enter into an interest rate swap agreement with respect to the group II certificates with [_________], in such capacity, the group 2 swap provider. On or before each distribution date commencing with the distribution date in July 2006 and ending with the distribution date in June 2011 with respect to the group 1 interest rate swap agreement and commencing with the distribution date in July 2006 and ending with the distribution date in May 2016 with respect to the group 2 interest rate swap agreement, the respective supplemental interest trust will be obligated to make a fixed payment to the related swap provider, and the related swap provider will be obligated to make a floating payment to the respective supplemental interest trust, in each case as set forth in the related interest rate swap agreement and as described in this free writing prospectus. To the extent that the fixed payment under each interest rate swap agreement exceeds the related floating payment in respect of any distribution date, amounts otherwise available to the related certificateholders will be applied to make a net payment to the related swap provider. To the extent that the floating payment under each interest rate swap agreement exceeds the related fixed payment in respect of any distribution date, the related swap provider will make a net swap payment to the related supplemental interest trust which amount will be distributed in accordance with this free writing prospectus.

Upon early termination of each interest rate swap agreement, the related supplemental interest trust or the related swap provider may be liable to make a swap termination payment to the other party, regardless of which party has caused the termination. The swap termination payment will be computed in accordance with the procedures set forth in the related interest rate swap agreement. In the event that either supplemental interest trust is required to make a swap termination payment to the related swap provider, the trust will be required to make a payment to the supplemental interest trust in the same amount from the related loan group (to the extent not paid by the supplemental interest trust from any upfront payment received pursuant to any related replacement interest rate swap agreement that may be entered into by the related supplemental interest trust trustee), which amount will be paid by the trust with respect to the related loan group on the related distribution date and on any subsequent distribution dates until paid in full, prior to any distribution to related Class A, Class M and Class B certificateholders, except in the case of certain swap termination payments resulting from an event of default or certain termination events with respect to the related swap provider as described in this free writing prospectus, in which event payment of such amount by the trust with respect to the related loan group to the swap administrator will be subordinated to all distributions to the related Class A, Class M and Class B certificateholders. The obligations of either supplemental interest trust to make a swap termination payment to the related swap provider will be limited to the extent of funds received from the trust with respect from the related loan group for such purpose.

Except as described in the second preceding sentence, amounts payable by the trust with respect to a loan group to the related swap provider will be deducted from related available funds before distributions to related certificateholders.

See “Description of the Certificates—The Interest Rate Swap Agreements” in this free writing prospectus.

Advances

The master servicer will make cash advances with respect to delinquent payments of scheduled interest and principal on the mortgage loans for which it acts as master servicer, in general, to the extent that the master servicer reasonably believes that such cash advances can be repaid from future payments on the related mortgage loans. If the master servicer fails to make any required advances, the trustee may be obligated to do so, as described in this free writing prospectus. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

Master Servicing Fee

With respect to each mortgage loan, the amount of the annual master servicing fee that shall be paid to the master servicer is, for a period of one full month, equal to one-twelfth of the product of (a) 0.03% and (b) the stated principal balance of the mortgage loan for the calendar month preceding the month in which the payment is due. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a mortgage loan is computed. The obligation to pay the master servicing fee is limited to, and the master servicing fee is payable from the interest portion of such monthly payments collected.

Optional Termination

At its option, the master servicer may purchase the group 1 mortgage loans, together with any properties in respect thereof acquired on behalf of the trust, and thereby effect termination and early retirement of the group 1 certificates on the distribution date after the aggregate stated principal balance of the group 1 mortgage loans, and properties acquired in respect thereof, remaining in the trust has been reduced to less than or equal to 10% of the aggregate stated principal balance of the group 1 mortgage loans as of the cut-off date.

At its option, the master servicer may purchase the group 2 mortgage loans, together with any properties in respect thereof acquired on behalf of the trust, and thereby effect termination and early retirement of the group 2 certificates on the distribution date after the aggregate stated principal balance of the group 2 mortgage loans, and properties acquired in respect thereof, remaining in the trust has been reduced to less than or equal to 10% of the aggregate stated principal balance of the group 2 mortgage loans as of the cut-off date.

See “Pooling and Servicing Agreement— Termination” in this free writing prospectus.

Federal Income Tax Consequences

Elections will be made to treat the trust (other than the net WAC shortfall reserve fund, and, for the avoidance of doubt, the supplemental interest trusts and the interest rate swap agreements) as comprising two or more real estate mortgage investment conduits for federal income tax purposes.

See “Federal Income Tax Consequences” in this free writing prospectus.

Ratings

When issued, the offered certificates will receive the ratings set forth on page 5 of this free writing prospectus. The ratings on the offered certificates address the likelihood that holders of the offered certificates will receive all distributions on the underlying mortgage loans to which they are entitled. However, the ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield.

A security rating is not a recommendation to buy, sell or hold a security and is subject to change or withdrawal at any time by the assigning rating agency. The ratings also do not address the rate of principal prepayments on the mortgage loans. In particular, the rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates.

See “Ratings” in this free writing prospectus.

Legal Investment

The Class 2-A-1, Class 2-A-2 and Class 2-M-1 Certificates will constitute “mortgage related securities” for purposes of SMMEA.

The offered certificates, other than the Class 2-A-1, Class 2-A-2 and Class 2-M-1 Certificates, will not constitute “mortgage related securities” for purposes of SMMEA.

See “Legal Investment” in this free writing prospectus and in the prospectus.

ERISA Considerations

It is expected that the offered certificates may be purchased by, or with the assets of, employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or plans or arrangements subject to Section 4975 of the Code (each, a “Plan”). Prior to the termination of the supplemental interest trusts, Plans or persons using assets of a Plan may purchase the offered certificates if the purchase and holding meets the requirements of an investor-based class exemption issued by the Department of Labor. Investors should consult with their counsel with respect to the consequences under ERISA and the Code of a Plan’s acquisition and ownership of such certificates.

See “ERISA Considerations” in this free writing prospectus

RISK FACTORS

You should carefully consider, among other things, the following factors in connection with the purchase of the offered certificates:

The Offered Certificates May Have Limited Liquidity, So You May Be Unable to Sell Your Securities or May Be Forced to Sell Them at a Discount From Their Fair Market Value

There can be no assurance that a secondary market for the offered certificates will develop or, if one does develop, that it will provide holders of the offered certificates with liquidity of investment or that it will continue for the life of the offered certificates. As a result, any resale prices that may be available for any offered certificate in any market that may develop may be at a discount from the initial offering price or the fair market value thereof. The offered certificates will not be listed on any securities exchange.

The Credit Enhancement Is Limited, and the Potential Inadequacy of the Credit Enhancement May Cause Losses or Shortfalls to Be Incurred on the Offered Certificates

The credit enhancement features described in the summary of this free writing prospectus are intended to enhance the likelihood that holders of the Class A Certificates, and to a limited extent, the holders of the subordinate certificates, will receive regular payments of interest and principal. However, there is no assurance that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay the certificates as a result of delinquencies or defaults on the related mortgage loans. On the closing date, the initial amount of overcollateralization with respect to loan group 1 will approximately equal the initial overcollateralization target amount of 0.80% of the aggregate stated principal balance of the mortgage loans in loan group 1 as of the cut-off date as described herein. Also, on the closing date, with respect to loan group 2, initial overcollateralization will equal approximately 2.40% of the aggregate stated principal balance of the mortgage loans in loan group 2 as of the cut off date as described herein.

If delinquencies or defaults occur on the mortgage loans, neither the master servicer nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if, in the good faith judgment of the master servicer, these advances would not be ultimately recovered from the proceeds of the mortgage loan.

If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans, you may suffer losses. Losses on the mortgage loans in loan group 1, to the extent not covered by related net monthly excess cashflow or related overcollateralization, will be allocated first to the Class 1-B, Class 1-M-8, Class 1-M-7, Class 1-M-6, Class 1-M-5, Class 1-M-4, Class 1-M-3, Class 1-M-2 and Class 1-M-1 Certificates, in that order, and then to the Class 1-A Certificates, pro rata, in each case, until the certificate principal balance thereof has been reduced to zero, provided however, that any losses allocable to the Class 1-A1-1 Certificates will first be allocated to the Class 1-A1-2 Certificates until its certificate principal balance has been reduced to zero. Losses on the mortgage loans in loan group 2, to the extent not covered by related net monthly excess cashflow or related overcollateralization, will be allocated to the Class 2-B-1, Class 2-B-1, Class 2-M-3, Class 2-M-2, Class 2-M-1, Class 2-A-2 and Class 2-A-1 Certificates, in that order.

The ratings of the offered certificates by the rating agencies may be lowered following the initial issuance thereof as a result of losses on the mortgage loans in excess of the levels contemplated by the rating agencies at the time of their initial rating analysis. None of the depositor, the master servicer, the trustee or any of their respective affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain the ratings of the offered certificates. See “Description of Credit Enhancement” in the prospectus.

Interest Generated by the Mortgage Loans May Be Insufficient to Create or Maintain Overcollateralization

The amount of interest generated by the mortgage loans in each loan group (net of fees and expenses) may be higher than the amount of interest required to be paid to the related offered certificates. Any such excess interest will be used to maintain the current level of related overcollateralization by covering realized losses on the related mortgage loans and to create additional related overcollateralization until the required level of overcollateralization is reached. In addition, amounts payable to a supplemental interest trust under the related interest rate swap agreement may be used to cover certain related interest shortfalls, related net WAC shortfall amounts and related realized losses and to restore or maintain related overcollateralization as described in this free writing prospectus. We cannot assure you, however, that enough excess interest or amounts available to a supplemental interest trust from the related interest rate swap agreement will be available to cover related losses, certain related interest shortfalls and related net WAC shortfalls, to restore or maintain the required level of related overcollateralization. The factors described below will affect the amount of excess interest that the mortgage loans will generate:

• Every time a mortgage loan is prepaid in full, excess interest may be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

• Every time a mortgage loan is liquidated, excess interest may be reduced because such mortgage loans will no longer be outstanding and generating interest.

• If the rates of delinquencies, defaults or losses on the mortgage loans in each loan group are higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available on such date to make required distributions on the related offered certificates.

• If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the amount of excess interest generated by the mortgage loans will be less than would otherwise be the case

The Difference Between the Interest Rates on the Offered Certificates and the Related Mortgage Loans May Result in Net WAC Shortfall with Respect to Such Certificates

The pass-through rates with respect to the offered certificates adjust each month and are based upon the value of an index (one-month LIBOR) plus the related certificate margin, limited by the weighted average of the net mortgage rates on the related mortgage loans. However, the mortgage rate of substantially all of the adjustable-rate mortgage loans is based upon the value of an index (six-month LIBOR) plus the related gross margin, and adjusts semi-annually, commencing, in many cases, after an initial fixed-rate period. Also, the mortgage rate on 1.90% of the sample mortgage loans in loan group 1 is a fixed rate. One-month LIBOR and six-month LIBOR may respond differently to economic and market factors, and there is not necessarily any correlation between them. Moreover, the mortgage loans are subject to periodic rate caps, maximum mortgage rates and minimum mortgage rates. Also, because the mortgage rates on the mortgage loans generally adjust semi-annually, and, in many cases, after an initial fixed-rate period, there will be a delay between the change in six-month LIBOR and the rate on the related mortgage loan. Thus, it is possible, for example, that one-month LIBOR may rise during periods in which six-month LIBOR is stable or falling or that, even if both one-month LIBOR and six-month LIBOR rise during the same period, one-month LIBOR may rise much more rapidly than six-month LIBOR. To the extent that the related pass-through rate is limited to the weighted average of the net mortgage rates of the related mortgage loans, adjusted for any related net swap payments, net WAC shortfall amounts may occur. See “Description of the Certificates—Allocation of Available Funds—Interest Distributions on the Offered Certificates.”

Some or all of this shortfall in respect of the offered certificates will be funded to the extent of the related net swap payments, if any, received by the related supplemental interest trust from the swap provider under the related interest rate swap agreement. However, if net swap payments under the related interest rate swap agreement received by the related supplemental interest trust from the swap provider do not provide sufficient funds to cover such shortfalls, such shortfalls may remain unpaid on the final distribution date, including the optional termination date. In addition, although the offered certificates are entitled to certain payments during periods of increased one-month LIBOR rates, the swap provider will only be obligated to make payments under the related interest rate swap agreement under certain circumstances. See “Description of the Certificates — The Interest Rate Swap Agreements” in this free writing prospectus.

To the extent that net swap payments payable by the swap provider under the related interest rate swap agreement are insufficient to cover net WAC shortfall amounts on the related offered certificates, related net monthly excess cashflow may be used, subject to the priorities described in this free writing prospectus. However, there can be no assurance that available related net monthly excess cashflow will be sufficient to cover these shortfalls, particularly because in a situation where the pass-through rate on a class of offered certificates is limited to the related net WAC rate, there will be little or no related net monthly excess cashflow.

Some of the Mortgage Loans Are Secured by Second Liens

Approximately 1.90% of the sample group 1 loans in the aggregate and none of the sample group 2 loans, (by aggregate outstanding principal balance of the related sample mortgage loans as of the statistical pool calculation date) are secured by second liens, rather than first liens. In the case of second liens, proceeds from liquidation of the mortgaged property will be available to satisfy the mortgage loans only if the claims of any senior mortgages have been satisfied in full. When it is uneconomical to foreclose on a mortgaged property or engage in other loss mitigation procedures, the master servicer may write off the entire outstanding balance of the mortgage loan as a bad debt.

The Mortgage Loans in Loan Group 2 Are Secured by Multifamily Properties

All of the mortgage loans in loan group 2 are secured by multifamily properties. Mortgage loans secured by multifamily properties may entail risks of loss and delinquency that are greater than similar risks associated with loans secured by one to four family residential properties. The ability of a borrower to repay a loan secured by an income producing property is dependent primarily upon the successful operation of such property rather than the borrower’s income or assets. Furthermore, the value of an income producing property is related to the net operating income derived from such property. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. Since the cash flow necessary to repay a multifamily loan may be more volatile, such loans expose investors to different and potentially greater risks than those posed by one to four family residential loans.

In the case of the multifamily loans, lenders typically look to the debt service coverage ratio of a loan as an important measure of the risk of default on such a loan. The net operating income of a multifamily property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a multifamily property, rental income may be affected by the condition of the applicable real estate market and/or area economy. Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a multifamily loan. Lenders also look to the loan to value ratio of a multifamily loan as a measure of risk of loss if a property must be liquidated following a default.

A large number of additional factors may adversely affect the value and successful operation of a multifamily property, including:

•	the physical attributes of the apartment building such as its age, appearance and construction quality;

•	the location of the property, for example, a change in the neighborhood over time;

•	the ability of management to provide adequate maintenance and insurance;

•	the types of services or amenities that the property provides;

•	the property’s reputation;

•	the level of mortgage insurance rates, which may encourage tenants to purchase rather than lease housing;

•	the presence of competing properties;

•	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

•	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant vouchers programs, which vouchers may be used at other properties and influence tenant mobility;

•	adverse local or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels; and

•	state and local regulations, which may affect the building owner's ability to increase rent to market rent for an equivalent apartment.

Sound property management may control costs, provide appropriate service to tenants and ensure that improvements are maintained. Sound property management can also maintain cash flow, reduce vacancy, leasing and repair costs and preserve building value. Properties deriving revenues primarily from short term sources, such as short term or month to month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases. Property management errors can impair the long term viability of a property.

In the case of multifamily properties, federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under Section 362 of the Bankruptcy Code, the lender will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time consuming, with resulting delays in the lender's receipt of the rents.

If a multifamily loan becomes a specially serviced multifamily loan, the amount of servicing compensation will be increased, resulting in a reduction in the amount of related net monthly excess cashflow with respect to the mortgage loans in loan group 2. In addition, in the event the interest rate on a multifamily loan is reduced, the amount of net monthly excess cashflow with respect to the related mortgage loans will also be reduced.

Investors in the bonds should note that the sponsor has only recently begun to originate multifamily loans and therefore has no material loss and delinquency information with respect to the multifamily loans.

See “General Yield and Prepayment Considerations,” “The Mortgage Pool—Multifamily Loans” and “Pooling and Servicing Agreement—Servicing of Multifamily Loans” in this free writing prospectus.

The Sample Mortgage Loans in Loan Group 2 Are Concentrated and Have High Principal Balances

There are only 247 sample mortgage loans in loan group 2, with principal balances ranging from $111,000 to $6,075,000 as of the statistical pool calculation date. As a result, any realized loss on one of these mortgage loans could be a substantial amount and could cause a realized loss greater than the amount of overcollateralization in loan group 2, even if the amount of overcollateralization is at its target amount. Investors are urged to consider the risk that the loss and delinquency experience on the mortgage loans in loan group 2 with higher principal balances may have a disproportionate effect on these mortgage loans as a whole. In addition, the timing of prepayments and liquidations of these mortgage loans could be volatile.

FICO Scores Mentioned in this Free Writing Prospectus Are Not an Indicator of Future Performance of Borrowers

Investors should be aware that FICO scores are based on past payment history of the borrower. Investors should not rely on FICO scores as an indicator of future borrower performance. See “Loan Program — FICO Scores” in the base prospectus.

Statutory and Judicial Limitations on Foreclosure Procedures May Delay Recovery in Respect of the Mortgaged Properties and, in Some Instances, Limit the Amount That May Be Recovered by the Foreclosing Lender, Resulting in Losses on the Mortgage Loans that Might Cause Losses or Shortfalls to Be Incurred on the Offered Certificates

Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage instrument are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are asserted. Delays may also result from difficulties in locating necessary defendants. Non-judicial foreclosures may be subject to delays resulting from state laws mandating the recording of notice of default and notice of sale and, in some states, notice to any party having an interest of record in the real property, including junior lienholders. Some states have adopted “anti-deficiency” statutes that limit the ability of a lender to collect the full amount owed on a loan if the property sells at foreclosure for less than the full amount owed. In addition, United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions that are perceived by the court as harsh or unfair. The effect of these statutes and judicial principles may be to delay and/or reduce distributions in respect of the offered certificates. See “Legal Aspects of Mortgage Loans—Foreclosure on Mortgages and Some Contracts” in the prospectus.

The Value of the Mortgage Loans May Be Affected by, Among Other Things, a Decline in Real Estate Values and Changes in the Borrowers’ Financial Condition, Which May Cause Losses or Shortfalls to be Incurred on the Offered Certificates

No assurance can be given that values of the mortgaged properties have remained or will remain at their levels as of the dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values so that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties, become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. A decline in property values is more likely to result in losses on mortgage loans with high loan-to-value ratios. Such losses will be allocated to the offered certificates to the extent not covered by credit enhancement.

The Mortgage Loans Were Underwritten to Non-Conforming Underwriting Standards, Which May Result in Losses or Shortfalls on the Offered Certificates

The sample mortgage loans were underwritten generally in accordance with underwriting standards which are primarily intended to provide for single family “non-conforming” mortgage loans. A “non-conforming” mortgage loan means a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines for “A” credit mortgagors. These credit characteristics include mortgagors whose creditworthiness and repayment ability do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines and mortgagors who may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other credit items that do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines. These documentation standards may include mortgagors who provide limited or no documentation in connection with the underwriting of the related mortgage loan. Accordingly, mortgage loans underwritten under the sponsor’s non-conforming credit underwriting standards are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. Any resulting losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the offered certificates.

Some of the Mortgage Loans Have an Initial Interest Only Period, Which May Result in Increased Delinquencies and Losses with Respect to These Mortgage Loans

Approximately 0.05%, 49.76% 0.26% and 36.23% of the sample mortgage loans in loan group 1 in the aggregate (by aggregate outstanding principal balance of the related sample mortgage loans as of the statistical pool calculation date) have initial interest only periods of two, five, seven and ten years respectively, and approximately 5.11% and 9.91% of the sample mortgage loans in loan group 2 (by aggregate outstanding principal balance of the related sample mortgage loans as of the statistical pool calculation date) have initial interest only periods of three and five years, respectively. During this period, the payment made by the related borrower may be less than it would be if the mortgage loan amortized. In addition, scheduled monthly payments will not have a principal portion during this period. As a result, no principal payments will be made to the offered certificates from these mortgage loans during their interest only period except in the case of a prepayment.

After the initial interest only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related borrowers, particularly if interest rates have increased and the borrower is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by credit enhancement, will be allocated to the offered certificates.

Mortgage loans with an initial interest only period are relatively new in the mortgage marketplace. The performance of these mortgage loans may be significantly different than mortgage loans that fully amortize. In particular, there may be a higher expectation by these borrowers of refinancing their mortgage loans with a new mortgage loan, in particular one with an initial interest only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure to build equity in the property by the related mortgagor may affect the delinquency and prepayment of these mortgage loans.

The Mortgage Loans Are Concentrated in the State of California, Which May Result in Losses with Respect to these Mortgage Loans

Investors should note that some geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region’s economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters such as earthquakes, hurricanes, floods and eruptions, civil disturbances such as riots, and by other disruptions such as ongoing power outages, terrorist actions or acts of war. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. Approximately 57.42% and 45.81% of the sample mortgage loans in loan group 1 and loan group 2, respectively (by aggregate outstanding principal balance of the related sample mortgage loans as of the statistical pool calculation date), are in the state of California. The concentration of the mortgage loans in the state of California may present risk considerations in addition to those generally present for similar mortgage-backed securities without this concentration. Any risks associated with mortgage loan concentration may affect the yield to maturity of the offered certificates to the extent losses caused by these risks which are not covered by credit enhancement are allocated to the offered certificates.

Some of the Mortgage Loans Provide for Balloon Payments at Maturity, Which May Result in a Greater Risk of Loss with Respect to these Mortgage Loans

Approximately 3.09% of the sample mortgage loans in loan group 1 (by aggregate principal balance of the related sample mortgage loans as of the statistical pool calculation date) are balloon loans. These mortgage loans will require a substantial payment of principal (that is, a balloon payment) at their stated maturity in addition to their scheduled monthly payment. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a mortgagor to make a balloon payment typically will depend upon the mortgagor's ability either to fully refinance the loan or to sell the related mortgaged property at a price sufficient to permit the mortgagor to make the balloon payment. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the value of the related mortgaged property, the level of available mortgage rates at the time of sale or refinancing, the mortgagor's equity in the related mortgaged property, prevailing general economic conditions and the availability of credit for loans secured by comparable real properties. Any risks associated with the balloon loans may affect the yield to maturity of the offered certificates to the extent losses or delays in payment caused by these risks which are not covered by credit enhancement are allocated to, or result in a slower rate of principal payments on, the offered certificates.

The Rate and Timing of Prepayments Will Affect Your Yield

Borrowers may prepay their mortgage loans in whole or in part at any time. We cannot predict the rate at which borrowers will repay their mortgage loans. A prepayment of a mortgage loan generally will result in a prepayment on the certificates.

• If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

• If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

• The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if interest rates decline, mortgage loan prepayments may increase due to the availability of other mortgage loans at lower interest rates. Conversely, if prevailing interest rates rise significantly, the prepayments on mortgage loans may decrease.

• Approximately 71.09% and 100.00% of all of the sample mortgage loans in loan group 1 and loan group 2, respectively (by aggregate outstanding principal balance of the related sample mortgage loans as of the statistical pool calculation date), require the mortgagor to pay a charge in certain instances if the mortgagor prepays the mortgage loan during a stated period, which may be from six months to ten years after the mortgage loan was originated. A prepayment charge may or may not discourage a mortgagor from prepaying the mortgage loan during the applicable period.

• The sponsor may be required to purchase mortgage loans from the trust in the event certain breaches of representations and warranties occur and have not been cured. These purchases will have the same effect on the holders of the offered certificates as a prepayment of the mortgage loans.

• The overcollateralization provisions, initially and whenever overcollateralization is at a level below the required level, are intended to result in an accelerated rate of principal distributions to holders of the classes of offered certificates then entitled to distributions of principal. An earlier return of principal to the holders of the offered certificates as a result of the overcollateralization provisions will influence the yield on the offered certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the offered certificates.

• Because principal distributions are paid to certain classes of offered certificates before other such classes, holders of classes of offered certificates having a later priority of payment bear a greater risk of losses than holders of classes having earlier priorities for distribution of principal.

See “Yield on the Certificates” in this free writing prospectus for a description of factors that may influence the rate and timing of prepayments on the mortgage loans and the weighted average lives of the offered certificates.

The Mortgage Loans May Have Environmental Risks, Which May Result in Increased Losses with Respect to these Mortgage Loans

To the extent the master servicer for a mortgage loan acquires title to any related mortgaged property contaminated with or affected by hazardous wastes or hazardous substances, these mortgage loans may incur losses. See “Servicing of Mortgage Loans—Realization Upon or Sale of Defaulted Mortgage Loans” and “Legal Aspects of Mortgage Loans—Environmental Legislation” in the prospectus. To the extent these environmental risks result in losses on the mortgage loans, the yield to maturity of the offered certificates, to the extent not covered by credit enhancement, may be affected.

Some Additional Risks are Associated with the Certificates

The weighted average lives of, and the yields to maturity on, the Class 1-B, Class 1-M-8, Class 1-M-7, Class 1-M-6, Class 1-M-5, Class 1-M-4, Class 1-M-3, Class 1-M-2 and Class 1-M-1 Certificates will be sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans, in particular the mortgage loans in loan group 1. The weighted average lives of, and the yields to maturity on, the Class 2-B-2, Class 2-B-1, Class 2-M-3, Class 2-M-2 and Class 2-M-1 Certificates will be sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans, in particular the mortgage loans in loan group 2. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage pool are consistent with an investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. Realized losses on the mortgage loans in loan group 1 and loan group 2, to the extent they exceed the amount of related overcollateralization following distributions of principal on the related distribution date, will reduce the certificate principal balance of the related Class B Certificates and then each class of related Class M Certificates then outstanding with the lowest payment priority. In addition, after the certificate principal balance of the related subordinate certificates has been reduced to zero, any realized losses on the mortgage loans in loan group 1 will be allocated to the Class 1-A Certificates on a pro rata basis, provided however that any losses allocable to the Class 1-A1-1 Certificates will first be allocated to the Class 1-A1-2 Certificates, and any realized losses on the mortgage loans in loan group 2 will be allocated to the Class 2-A Certificates, sequentially, first to the Class 2-A-2 Certificates, and then to the Class 2-A-1 Certificates. However, any realized loss allocated to an offered certificate may be reimbursed to that class from excess interest as provided in this free writing prospectus.

In addition, the yield on the offered certificates will be sensitive to changes in the rates of prepayment of the mortgage loans. Because distributions of principal will be made to the holders of such certificates according to the priorities described in this free writing prospectus, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the mortgage loans (and the timing thereof), to the extent such losses are not covered by related excess interest, related overcollateralization or a class of related subordinate certificates with a lower payment priority. Furthermore, as described in this free writing prospectus, the timing of receipt of principal and interest by the offered certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

Prepayment Interest Shortfalls and Relief Act Shortfalls Will Affect Your Yield

When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only up to the date of the principal prepayment, instead of for a full month. When a partial principal prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the Relief Act, as amended, to any mortgage loan will adversely affect, for an indeterminate period of time, the ability of the subservicer and master servicer to collect full amounts of interest on the mortgage loan. This may result in a shortfall in interest collections available for distribution to certificateholders on the next distribution date. The subservicer is required to cover a portion of the shortfall in interest collections that are attributable to prepayments, but only up to the amount of the subservicer’s aggregate servicing fee for the related calendar month, and the master servicer is required to cover a portion of the shortfall in interest collections that are attributable to prepayments, but only up to the amount required to be paid by the subservicer which is not paid by the subservicer and the amount of the master servicer’s aggregate servicing fee for the related calendar month. In addition, certain shortfalls in interest collections arising from the application of the Relief Act will not be covered by the subservicer or the master servicer.

On any distribution date, any shortfalls resulting from the application of the Relief Act and any prepayment interest shortfalls to the extent not covered by compensating interest paid by the subservicer, the master servicer or by payments pursuant to the related interest rate swap agreement, will be allocated, first, in reduction of amounts otherwise distributable to the holders of the Class C Certificates, and thereafter, to the monthly interest distributable amounts with respect to the offered certificates on a pro rata basis based on the respective amounts of interest accrued on such certificates for such distribution date. The holders of the offered certificates will be entitled to reimbursement for any such interest shortfalls with interest thereon solely from the related net monthly excess cashflow in accordance with the payment provisions in this free writing prospectus. If these shortfalls are allocated to the offered certificates and are not reimbursed on any distribution date, the amount of interest paid to those certificates will be reduced, adversely affecting the yield on your investment.

Violation of Various Federal and State Laws May Result in Losses on the Mortgage Loans

Applicable state laws generally regulate interest rates and other charges, require specific disclosure, and require licensing of the sponsor. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

The mortgage loans also are subject to federal laws, including:

• the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require specific disclosures to the borrowers regarding the terms of the mortgage loans;

• the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

• the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower’s credit experience.

Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these federal or state laws, policies and principles may limit the ability of the trust to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the trust to damages and administrative enforcement. See “Legal Aspects of Mortgage Loans —Consumer Compliance Laws and Regulations” in the prospectus.

The sponsor will represent that as of the closing date, to the best of sponsor’s knowledge, each mortgage loan at the time it was originated complied in all material respects with applicable local, state and federal laws, including, without limitation, usury, equal credit opportunity, truth-in-lending and disclosure laws. The sponsor will also represent that each mortgage loan is being serviced in all material respects in accordance with applicable local, state and federal laws, including, without limitation, usury, equal credit opportunity and disclosure laws. In the event of a breach of this representation, it will be obligated to cure the breach or repurchase or replace the affected mortgage loan in the manner described in the prospectus.

There May Be Variations in the Mortgage Loans from the Sample Mortgage Loans

The sample mortgage loans include mortgage loans whose characteristics may vary from the specific characteristics reflected in the final pool of mortgage loans, although the extent of such variance is not expected to be material. Within 15 days of the closing date, tables will be filed on Form 8-K reflecting the mortgage loans.

The Ratings on the Offered Certificates Are Not a Recommendation to Buy, Sell or Hold the Offered Certificates and Are Subject to Withdrawal at Any Time, Which May Result in Losses on the Offered Certificates

It is a condition to the issuance of the offered certificates that each class of offered certificates be rated no lower than the ratings described on page 5 of this free writing prospectus. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any offered certificate, and, accordingly, there can be no assurance that the ratings assigned to any offered certificate on the date on which the offered certificates are initially issued will not be lowered or withdrawn by a rating agency at any time thereafter. In the event any rating is revised or withdrawn, the liquidity or the market value of the related offered certificates may be adversely affected. See “Ratings” in this free writing prospectus and in the prospectus.

The Recording of Mortgages in the Name of MERS May Affect the Yield on the Certificates.

The mortgages or assignments of mortgage for some of the mortgage loans have been or may be recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, solely as nominee for the sponsor and its successors and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS® System. However, if MERS discontinues the MERS® System and it becomes necessary to record an assignment of the mortgage to the trustee, then any related expenses shall be paid by the trust and will reduce the amount available to pay principal of and interest on the subordinate certificates.

The recording of mortgages in the name of MERS is a new practice in the mortgage lending industry. Public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the mortgage loans.

For additional information regarding MERS and the MERS® System, see “Description of the Mortgage Pool—Sample Mortgage Loan Characteristics” and “Yield on the Certificates—Yield Sensitivity of the Offered Certificates” in this free writing prospectus.

The Interest Rate Swap Agreements and the Swap Provider

Any net swap payments payable to either supplemental interest trust by the swap provider under its related interest rate swap agreement will be available as described in this free writing prospectus to cover certain related interest shortfalls, amounts necessary to maintain or restore the required level of related overcollateralization, related net WAC shortfall amounts and related realized losses as described in this free writing prospectus. However, no net swap payments will be payable by the swap provider unless the related floating amount owed by the swap provider on a distribution date exceeds the related fixed amount owed to the swap provider on such distribution date. This will not occur except in periods when one-month LIBOR (as determined pursuant to the related interest rate swap agreement) generally exceeds the applicable fixed rate described in this free writing prospectus. No assurance can be made that any amounts will be received under the related interest rate swap agreement, or that any such amounts that are received will be sufficient to cover certain related interest shortfalls, related net WAC shortfall amounts and related realized losses, or amounts necessary and to maintain or restore related overcollateralization. Any net swap payment payable to the swap provider under the terms of the related interest rate swap agreement will reduce amounts available for distribution to related certificateholders, and may reduce the interest distributed to the related offered certificates. In addition, any swap termination payment payable to the swap provider in the event of early termination of an interest rate swap agreement (other than certain swap termination payments resulting from an event of default or certain termination events with respect to the swap provider, as described in this free writing prospectus) will reduce amounts available for distribution to the holders of the related certificates.

Upon early termination of an interest rate swap agreement, the related supplemental interest trust or the swap provider may be liable to make a swap termination payment to the other party (regardless of which party caused the termination). The swap termination payment will be computed in accordance with the procedures set forth in the related interest rate swap agreement. In the event that a supplemental interest trust is required under the related interest rate swap agreement to make a swap termination payment to the swap provider, the trust will be required to make a payment to such supplemental interest trust in the same amount, which payment will be paid on the related distribution date, and on any subsequent distribution dates until paid in full, prior to distributions to the holders of the related certificates (other than certain swap termination payments resulting from an event of default or certain termination events with respect to the swap provider as described in this free writing prospectus, which swap termination payments will be subordinated to distributions to the holders of the related offered certificates). This feature may result in losses on the certificates. Due to the priority of the applications of the available funds, the related subordinate certificates will bear the effects of any shortfalls resulting from a net swap payment or swap termination payment by the trust to such supplemental interest trust for payment to the swap provider before such effects are borne by the related Class A Certificates, and one or more classes of related subordinate certificates may suffer a loss as a result of such payment. Investors should note that the trust will make a net swap payment to such supplemental interest trust for payment to the swap provider until one-month LIBOR equals or exceeds the applicable related fixed rate described in this free writing prospectus.

Net swap payments payable to a supplemental interest trust by the swap provider under an interest rate swap agreement will be used to cover certain related interest shortfalls, related net WAC shortfall amounts and related realized losses and to maintain or restore related overcollateralization as described in this free writing prospectus. However, if the swap provider defaults on its obligations under the related interest rate swap agreement, then there may be insufficient funds to cover such amounts. To the extent that distributions on an offered certificate depend in part on payments to be received by the trust from amounts paid to the related supplemental interest trust under the related interest rate swap agreement, the ability of the trustee to make such distributions on such certificate will be subject to the credit risk of the swap provider.

THE MORTGAGE POOL

General

References to percentages of the mortgage loans unless otherwise noted are calculated based on the aggregate principal balance of the sample mortgage loans as of the Statistical Pool Calculation Date. The collateral information provided in this free writing prospectus is subject to a 5% variance.

The mortgage pool will consist of two groups of mortgage loans, referred to in this free writing prospectus as Loan Group 1 and Loan Group 2, and also designated as the Group 1 Loans and the Group 2 Loans, respectively. The sample mortgage loans in Loan Group 1 are one- to four-family, fixed-rate and adjustable-rate residential mortgage loans secured by first and second liens on the related mortgaged property with mortgage loan balances at origination that may or may not conform to Fannie Mae or Freddie Mac loan limits. The Group 2 Loans are adjustable-rate, multifamily mortgage loans secured by first liens on mortgaged properties. The mortgage loans will have original terms to maturity of not greater than 30 years.

The Sponsor will convey the mortgage loans to the Depositor on the Closing Date pursuant to the Mortgage Loan Purchase Agreement and the Depositor will convey the mortgage loans to the trust on the Closing Date pursuant to the Agreement. The Sponsor will make certain representations and warranties with respect to the mortgage loans in the Mortgage Loan Purchase Agreement. These representations and warranties will be assigned by the Depositor to the Trustee for the benefit of the certificateholders. As more particularly described in the prospectus, the Sponsor will have certain repurchase or substitution obligations in connection with a breach of any such representation or warranty, as well as in connection with an omission or defect in respect of certain constituent documents required to be delivered with respect to the mortgage loans, if such breach, omission or defect cannot be cured and it materially and adversely affects the interests of the certificateholders. In the event the Sponsor fails to repurchase a mortgage loan, Impac Holdings will be required to do so. See “The Mortgage Pools—Representations by Sellers” in the prospectus.

The mortgage loans will have been originated or acquired by the Sponsor in accordance with the underwriting criteria described in this free writing prospectus. See “—Underwriting Criteria” below.

Approximately 97.48% of the Group 1 Loans will initially be subserviced by Countrywide Home Loans Servicing LP and will be subserviced by GMAC Mortgage Corporation after the servicing transfer date, which will occur on or about September 1, 2006. In addition, approximately 1.81% of the Group 1 Loans will be transferred to GMAC Mortgage Corporation from various other subservicers after the servicing transfer date. All of the Group 2 Loans will be subserviced by Midland Loan Services, Inc. See “Pooling and Servicing Agreement—The Subservicers” in this free writing prospectus.

All of the mortgage loans have scheduled monthly payments due on the Due Date. Each mortgage loan will contain a customary “due-on-sale” clause.

Mortgage Rate Adjustment

The mortgage rate on the sample adjustable-rate mortgage loans will generally adjust semi-annually commencing after an initial period after origination of six months, one year, two years, three years, five years, seven years or ten years, as applicable, in each case on each applicable adjustment date to a rate equal to the sum, generally rounded to the nearest one-eighth of one percentage point (12.5 basis points), of (i) the related index and (ii) the gross margin. In addition, the mortgage rate on each adjustable-rate mortgage loan is subject on its first adjustment date following its origination to an initial rate cap and on each adjustment date thereafter to a periodic rate cap. All of the adjustable-rate mortgage loans are also subject to maximum and minimum lifetime mortgage rates. The adjustable-rate mortgage loans were generally originated with an initial mortgage rate below the sum of the index at origination and the gross margin. Due to the application of the initial rate caps, periodic rate caps, maximum mortgage rates and minimum mortgage rates, the mortgage rate on any adjustable-rate mortgage loan, as adjusted on any related adjustment date, may not equal the sum of the index and the gross margin.

The mortgage rate on a substantial majority of the sample adjustable-rate mortgage loans adjusts based on an index equal to Six-Month LIBOR. In the event that the related index is no longer available, an index that is based on comparable information will be selected by the Master Servicer, to the extent that it is permissible under the terms of the related mortgage and mortgage note.

Substantially all of the sample adjustable-rate mortgage loans will not have reached their first adjustment date as of the Closing Date. The initial mortgage rate is generally lower than the rate that would have been produced if the applicable gross margin had been added to the index in effect at origination.

Indices on the Mortgage Loans

The index applicable to the determination of the mortgage rate on approximately 93.42% and 92.15% (in each case, by aggregate outstanding principal balance of the related sample mortgage loans as of the Statistical Pool Calculation Date) of the sample Group 1 Loans and sample Group 2 Loans, respectively, is the average of the interbank offered rates for six-month United States dollar deposits in the London market as published by Fannie Mae or The Wall Street Journal and, in most cases, as most recently available as of the first business day of the month preceding such adjustment date, or Six-Month LIBOR.

The table below sets forth historical average rates of Six-Month LIBOR for the months indicated as made available from Fannie Mae. The rates are determined from information that is available as of 11:00 a.m. (London time) on the second to last business day of each month. Such average rates may fluctuate significantly from month to month as well as over longer periods and may not increase or decrease in a constant pattern from period to period. There can be no assurance that levels of Six-Month LIBOR published by Fannie Mae, or published on a different reference date would have been at the same levels as those set forth below. The following does not purport to be representative of future levels of Six-Month LIBOR (as published by Fannie Mae). No assurance can be given as to the level of Six-Month LIBOR on any adjustment date or during the life of any adjustable-rate mortgage loan based on Six-Month LIBOR.

Six-Month LIBOR

Month	1998	1999	2000	2001	2002	2003	2004	2005	2006
January	5.75%	5.04%	6.23%	5.36%	1.99%	1.35%	1.21%	2.96%	4.81%
February	5.78	5.17	6.32	4.96	2.06	1.34	1.10	3.15	4.99
March	5.80	5.08	6.53	4.71	2.33	1.26	1.09	3.39	5.03
April	5.87	5.08	6.61	4.23	2.10	1.29	1.10	3.42	5.14
May	5.81	5.19	7.06	3.91	2.09	1.22	1.11	3.54	5.22
June	5.87	5.62	7.01	3.83	1.95	1.12	1.36	3.71	5.32
July	5.82	5.65	6.88	3.70	1.86	1.15	1.99	3.92
August	5.69	5.90	6.83	3.48	1.82	1.21	1.99	4.06
September	5.36	5.96	6.76	2.53	1.75	1.18	2.17	4.22
October	5.13	6.13	6.72	2.17	1.62	1.22	2.30	4.45
November	5.28	6.04	6.68	2.10	1.47	1.25	2.62	4.58
December	5.17	6.13	6.20	1.98	1.38	1.22	2.78	4.69

The index applicable to the determination of the mortgage rate on approximately 4.16% (by aggregate outstanding principal balance of the related sample mortgage loans as of the Statistical Pool Calculation Date) of the sample mortgage loans in Loan Group 1 is the average of the interbank offered rates for one-year United States dollar deposits in the London market as published by Fannie Mae or The Wall Street Journal and, in most cases, as most recently available as of the first business day of the month preceding such adjustment date, or One-Year LIBOR.

The index applicable to the determination of the mortgage rate on approximately 0.51% (by aggregate outstanding principal balance of the related sample mortgage loans as of the Statistical Pool Calculation Date) of the sample mortgage loans in Loan Group 1 will be based on the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year as reported by the Federal Reserve Board in statistical Release No. H.15(519), as most recently available as of the date specified in the related mortgage note and as made available as of the date specified in the related mortgage note, or One-Year CMT.

Prepayment Charges

Approximately 71.09% of the sample mortgage loans in Loan Group 1 and all of the sample mortgage loans in Loan Group 2 provide for payment by the mortgagor of a prepayment charge in limited circumstances on prepayments. Generally, these mortgage loans provide for payment of a prepayment charge on partial or full prepayments made within one year to five years or other period as provided in the related mortgage note from the date of origination of the mortgage loan. The amount of the prepayment charge is as provided in the related mortgage note, and the prepayment charge will generally apply if, in any period during the first year, five years or other period as provided in the related mortgage note from the date of origination of the mortgage loan, the mortgagor prepays an aggregate amount exceeding 20% of the original principal balance of the mortgage loan. The amount of the prepayment charge will generally be equal to 6 months’ interest calculated on the basis of the mortgage rate in effect at the time of the prepayment on the amount prepaid in excess of 20% of the original principal balance of the mortgage loan. The holders of the Class P-R Certificates will be entitled to all prepayment charges received on the Group 1 Loans, and these amounts will not be available for distribution on the other classes of certificates. The holders of the Class P-M Certificates will be entitled to all prepayment charges received on the Group 2 Loans, and these amounts will not be available for distribution on the other classes of certificates. The Master Servicer may waive the collection of any otherwise applicable prepayment charge or reduce the amount thereof actually collected, but only if the Master Servicer does so in compliance with the prepayment charge waiver standards set forth in the Agreement. If the Master Servicer waives any prepayment charge other than in accordance with the standards set forth in the Agreement, the Master Servicer will be required to pay the amount of the waived prepayment charge. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

Primary Mortgage Insurance

Approximately 1.90% of the sample Group 1 Loans have a loan-to-value ratio at origination in excess of 80.00% and will be insured by one of the following: (1) a Primary Insurance Policy issued by a private mortgage insurer (other than a PMI Insurer Policy), or (2) the PMI Insurer Policy.

Each Primary Insurance Policy will insure against default under each insured mortgage note as follows: (A) for which the outstanding principal balance at origination of such mortgage loan is greater than or equal to 80.01% and up to and including 90.00% of the lesser of the Appraised Value and the sale price, such mortgage loan is covered in an amount equal to at least 12.00% of the Allowable Claim and (B) for which the outstanding principal balance at origination of such mortgage loan exceeded 90.00% of the lesser of the Appraised Value and the sale price, such mortgage loan is covered in an amount equal to at least 20.00% of the Allowable Claim.

See “Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder — Hazard Insurance Policies” in the prospectus.

The PMI Insurer

Radian Guaranty Inc.

Radian Guaranty Inc., a Pennsylvania corporation with its principal offices in Philadelphia, Pennsylvania, is a private mortgage insurance company and a wholly-owned subsidiary of Radian Group Inc., an insurance holding company listed on the New York Stock Exchange. Radian is licensed in all 50 states and in the District of Columbia to offer such insurance and is approved as a private mortgage insurer by Fannie Mae and Freddie Mac. Radian’s financial strength is rated “AA” by S&P and Fitch Ratings and “Aa3” by Moody’s. Radian’s financial strength currently is not rated by any other rating agency. Each financial strength rating of Radian should be evaluated independently. The ratings reflect the respective rating agencies’ current assessments of the creditworthiness of Radian and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency. The above ratings are not recommendations to buy, sell or hold any class of Offered Certificates, and such ratings are subject to revision, qualification or withdrawal at any time by the applicable rating agencies. Any downward revision, qualification or withdrawal of any of the above ratings may have an adverse effect on the market prices of the Offered Certificates. Radian does not guaranty the market prices of the Offered Certificates nor does it guaranty that its financial strength ratings will not be revised, qualified or withdrawn.

Copies of Radian’s quarterly and annual statutory financial statements, which are based on accounting principles that differ in significant respects from generally accepted accounting principles, are available upon request to Radian at Radian Guaranty Inc., 1601 Market Street, Philadelphia, Pennsylvania 19103. Radian’s telephone number is (215) 231 1000.

The PMI Policy

Approximately 0.07% of the sample Group 1 Loans as of the Statistical Pool Calculation Date, are insured by the PMI Insurer pursuant to the PMI Insurer Policy. The mortgage loans covered by the PMI Insurer Policy are referred to as the PMI Mortgage Loans. The insured percentage of the claim varies on a loan-by-loan basis based upon the original loan-to-value ratio of the related mortgage loan.

The PMI Insurer Policy will only cover those mortgage loans which meet certain underwriting criteria as determined by the PMI Insurer. The PMI Insurer Policy will be required to remain in force with respect to each PMI Mortgage Loan until (i) the principal balance of the PMI Mortgage Loan is paid in full or liquidated, (ii) upon written notice of cancellation of the PMI Insurer Policy from the insured to the PMI Insurer, (iii) upon written notice of cancellation of the PMI Insurer Policy from the PMI Insurer to the insured or (iv) any event specified in the PMI Insurer Policy occurs that allows for the termination of that PMI Insurer Policy by the PMI Insurer.

The PMI Insurer Policy generally will require that delinquencies on any PMI Mortgage Loan must be reported to the PMI Insurer within fifteen (15) days after such loan is three (3) months in default, and appropriate proceedings to obtain title to the property securing such PMI Mortgage Loan must be commenced within six months of default. The PMI Policy under which the PMI Mortgage Loans are insured will contain provisions substantially as follows: (i) a claim generally includes unpaid principal, accrued interest to the date such claim is presented by the insured, and certain advances and expenses as set forth in the PMI Insurer Policy; (ii) when a claim is presented the PMI Insurer will have the option of either (A) paying the claim in full, taking title to the property securing the PMI Mortgage Loan, and arranging for its sale or (B) paying the insured percentage of the claim with the insured retaining title to the property securing the PMI Mortgage Loan; and (iii) a claim generally must be paid within 60 days after the claim is filed by the insured.

Unless approved in writing by the PMI Insurer, the insured under the PMI Insurer Policy will not be permitted to make any change in the terms of a PMI Mortgage Loan, including the borrowed amount, mortgage rate, term or amortization schedule of the PMI Mortgage Loan, except as specifically permitted by the terms of the related PMI Mortgage Loan; nor make any change in the property or other collateral securing the PMI Mortgage Loan; nor release any mortgagor under the PMI Mortgage Loan from liability. If a PMI Mortgage Loan is assumed with the insured’s approval, the PMI Insurer’s liability for coverage of the PMI Mortgage Loan under the related PMI Insurer Policy generally will terminate as of the date of such assumption, unless the applicable PMI Insurer approves the assumption in writing.

The PMI Insurer Policy specifically excludes coverage of: (i) any claim resulting from a default existing at the inception of coverage or occurring after lapse or cancellation of coverage; and (ii) certain claims involving or arising out of any breach by the insured of its obligations under, or its failure to comply with the terms of, the PMI Insurer Policy or of its obligations as imposed by operation of law and (iii) certain other claims as set forth in the PMI Insurer Policy.

In issuing the PMI Insurer Policy, the PMI Insurer will rely upon certain information and data regarding the PMI Mortgage Loans furnished to the PMI Insurer by the originator. The PMI Policy will not insure against a loss sustained by reason of a default arising from or involving certain matters, including (i) any loss arising in connection with the failure of the borrower to make any payment of principal and interest due under a loan which payment arises because the insured exercised its right to call or accelerate such loan or because the term of such loan is shorter than the amortization period, and which payment is for an amount more than twice the regular periodic payments of principal and interest, (ii) any loss from a loan where a delinquency exists at the effective date of the certificate of insurance, as defined in the PMI Insurer Policy, (iii) misrepresentation or fraud in obtaining such PMI Insurer Policy or negligence in origination or servicing of the PMI Mortgage Loans, including, but not limited to, misrepresentation by the lender or certain other persons involved in the origination of the PMI Mortgage Loan or the application for insurance, or (iv) failure to construct a property securing a PMI Mortgage Loan in accordance with specified plans. In addition, the PMI Insurer Policy will not cover the costs or expenses related to the repair of physical damage to a property securing a PMI Mortgage Loan.

The preceding description of the PMI Policy is only a brief outline and does not purport to summarize or describe all of the provisions, terms and conditions of the PMI Insurer Policy. For a more complete description of these provisions, terms and conditions, reference is made to the PMI Insurer Policy, copies of which are available upon request from the Trustee.

Sample Mortgage Loan Characteristics

The statistical information included in this free writing prospectus with respect to the mortgage loans is based on a pool of 2,189 sample mortgage loans, 1,942 of which are in Loan Group 1 and 247 of which are in Loan Group 2. References to percentages of the sample mortgage loans unless otherwise noted are calculated based on the aggregate principal balance of the sample mortgage loans as of the Statistical Pool Calculation Date.

The original mortgages for some of the mortgage loans have been, or in the future may be, at the sole discretion of the Master Servicer, recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, solely as nominee for the Sponsor and its successors and assigns, and subsequent assignments of those mortgages have been, or in the future may be, at the sole discretion of the Master Servicer, registered electronically through the MERS® System. In some other cases, the original mortgage was recorded in the name of the originator of the mortgage loan, record ownership was later assigned to MERS, solely as nominee for the owner of the mortgage loan, and subsequent assignments of the mortgage were, or in the future may be, at the sole discretion of the Master Servicer, registered electronically through the MERS® System. For each of these mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in the mortgage loan. Some of the sample Group 1 Loans and sample Group 2 Loans were recorded in the name of MERS. For additional information regarding the recording of mortgages in the name of MERS see “Yield on the Certificates—Yield Sensitivity of the Offered Certificates” in this free writing prospectus.

Loan Group 1

The sample Group 1 Loans had an aggregate principal balance as of the Statistical Pool Calculation Date of approximately $584,803,153, after application of scheduled payments due on or before the Statistical Pool Calculation Date, whether or not received. None of the sample Group 1 Loans have fixed rates and are secured by first liens on the related mortgaged property. Approximately 98.10% of the sample Group 1 Loans have adjustable rates and are secured by first liens on the related mortgaged property. Approximately 1.90% of the sample Group 1 Loans have fixed rates and are secured by second liens on the related mortgaged property.

The average principal balance of the sample Group 1 Loans at origination was approximately $301,216. No sample Group 1 Loan had a principal balance at origination of greater than approximately $1,815,000 or less than approximately $20,000. The average principal balance of the sample Group 1 Loans as of the Statistical Pool Calculation Date was approximately $301,134. No sample Group 1 Loan had a principal balance as of the Statistical Pool Calculation Date of greater than approximately $1,815,000 or less than approximately $19,988.

As of the Statistical Pool Calculation Date, the sample Group 1 Loans had mortgage rates ranging from approximately 4.625% per annum to approximately 14.500% per annum and the weighted average mortgage rate was approximately 7.346% per annum. The weighted average remaining term to stated maturity of the sample Group 1 Loans was approximately 355 months as of the Statistical Pool Calculation Date. None of the sample Group 1 Loans will have a first Due Date prior to June 1, 2002, or after August 1, 2006, or will have a remaining term to maturity of less than 163 months or greater than 360 months as of the Statistical Pool Calculation Date. The latest maturity date of any sample Group 1 Loan is July 1, 2036.

Approximately 0.05%, 49.76%, 0.26% and 36.23% of the sample Group 1 Loans have initial interest only periods of two, five, seven and ten years, respectively.

The loan-to-value ratio of a sample mortgage loan secured by a first lien is equal to the ratio, expressed as a percentage, of the principal amount of the loan at origination, to the lesser of the appraised value of the related mortgaged property at the time of origination and the sales price. The combined loan-to-value ratio of a sample mortgage loan secured by a second lien is equal to the ratio, expressed as a percentage, of the principal amount of the loan at origination, plus the outstanding principal balance of the related senior lien, to the appraised value of the related mortgaged property at the time of origination. At origination, the weighted average of the loan-to-value ratios and combined loan-to-value ratios, as applicable, of the sample Group 1 Loans was approximately 76.31%. At origination, no loan-to-value ratio or combined loan-to-value ratio, as applicable, of any sample Group 1 Loan was greater than approximately 100.00% or less than approximately 14.57%.

Approximately 145 of the sample Group 1 Loans, in the aggregate, representing approximately 3.09% of the sample mortgage pool (by aggregate outstanding principal balance as of the Statistical Pool Calculation Date) are balloon loans. The amount of the balloon payment on each of these mortgage loans is substantially in excess of the amount of the scheduled monthly payment on such mortgage loan for the period prior to the Due Date of the balloon payment. These sample Group 1 Loans have a weighted average remaining amortization term of approximately 412 months.

None of the sample Group 1 Loans are buydown mortgage loans.

None of the Group 1 Loans will be subject to the Home Ownership and Equity Protection Act of 1994 or any comparable state law.

Substantially all of the sample Group 1 Loans will not have reached their first adjustment date as of the Closing Date.

Approximately 71.09% of the sample Group 1 Loans provide for prepayment charges.

With respect to substantially all of the Group 1 Loans, the minimum mortgage rate is equal to the gross margin.

As of the Closing Date, no loan-to-value ratio or combined loan-to-value ratio, as applicable, of any Group 1 Loan will be greater than 100.00%.

None of the sample Group 1 Loans were 30 days or more delinquent as of the Statistical Pool Calculation Date. As used in this free writing prospectus, a loan is considered to be “30 to 59 days” or “30 or more days” delinquent when a payment due on any Due Date remains unpaid as of the close of business on the next following monthly Due Date. However, since the determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month, a loan with a payment due on July 1 that remained unpaid as of the close of business on July 31 would still be considered current as of July 31. If that payment remained unpaid as of the close of business on August 31, the loan would then be considered to be 30 to 59 days delinquent. Delinquency information presented in this prospectus supplement as of the Cut-off Date is determined and prepared as of the close of business on the last business day immediately prior to the Statistical Pool Calculation Date.

Set forth below is a description of certain additional characteristics of the sample Group 1 Loans as of the Statistical Pool Calculation Date, except as otherwise indicated. All percentages of the sample Group 1 Loans are approximate percentages by aggregate principal balance as of the Statistical Pool Calculation Date, except as otherwise indicated. Dollar amounts and percentages may not add up to totals due to rounding.

 Mortgage Loan Programs(1)

Loan Programs	Current Balance	No. of Loans	% of Total	Average Balance	Weighted Average Gross WAC	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV
10/1LIBOR IO	$215,800.00	2	0.04%	$107,900.00	6.500%	357	717	79.99%
15YR BALLOON	5,007,730.83	71	0.86	70,531.42	10.788	173	691	97.23
BALLOON IO	3,826,707.39	48	0.65	79,723.07	11.964	175	678	98.57
30Y FIXED	507,826.53	11	0.09	46,166.05	11.689	292	647	98.19
FIXED IO	1,766,121.15	19	0.30	92,953.74	11.857	262	684	99.09
LIBOR 1/1 ARM	695,149.18	3	0.12	231,716.39	8.341	358	651	70.05
LIBOR 1/1 ARM IO	8,523,191.03	22	1.46	387,417.77	7.130	357	689	77.04
LIBOR 10/6 ARM	263,613.37	2	0.05	131,806.69	7.740	358	718	78.95
LIBOR 10/6 ARM IO	2,090,020.00	8	0.36	261,252.50	6.859	358	742	76.88
LIBOR 2/6 ARM	17,509,007.80	82	2.99	213,524.49	7.949	358	677	77.78
LIBOR 2/6 ARM 40YR BLN.	3,044,336.89	9	0.52	338,259.65	8.089	359	694	76.41
LIBOR 2/6 ARM IO	57,496,079.27	178	9.83	323,011.68	7.655	358	689	77.47
LIBOR 3/6 ARM	14,108,423.57	41	2.41	344,107.89	7.204	359	699	78.61
LIBOR 3/6 ARM 40YR BLN.	3,273,879.40	8	0.56	409,234.93	7.609	359	680	78.49
LIBOR 3/6 ARM IO	107,847,958.28	322	18.44	334,931.55	7.017	359	699	74.81
LIBOR 5/1 ARM	415,994.33	2	0.07	207,997.17	7.313	357	660	80.00
LIBOR 5/1 ARM IO	11,295,450.47	33	1.93	342,286.38	6.971	358	703	76.80
LIBOR 5/6 ARM	23,557,293.43	100	4.03	235,572.93	7.530	358	699	76.12
LIBOR 5/6 ARM 40YR BLN	2,924,927.20	9	0.50	324,991.91	7.564	304	665	73.73
LIBOR 5/6 ARM IO	229,773,424.04	737	39.29	311,768.55	7.262	358	698	76.20
LIBOR 6M ARM	948,666.77	3	0.16	316,222.26	7.749	320	634	70.36
LIBOR 6M ARM IO	7,428,316.88	21	1.27	353,729.38	7.637	352	679	78.86
LIBOR 7/1 ARM IO	3,197,500.00	5	0.55	639,500.00	6.164	358	711	69.63
LIBOR 7/6 ARM	7,911,130.22	23	1.35	343,962.18	7.305	359	696	71.36
LIBOR 7/6 ARM IO	68,171,504.69	178	11.66	382,985.98	7.144	359	697	74.57
TREAS. 5/1 ARM IO	435,000.00	1	0.07	435,000.00	5.875	359	666	65.41
TREAS. 7/1 ARM	2,568,100.00	4	0.44	642,025.00	6.578	359	709	70.40
Total	$584,803,152.72	1,942	100.00%	$301,134.48	7.346%	355	696	76.31%
____________
(1)  A mortgage loan with a loan program of “15Y BALLOON” has an amortization term of 15 years, has a mortgage rate that is fixed for the entire term and requires a balloon payment in year 15. A mortgage loan with a loan program including the term “30Y LIB 1M” has a term of 30 years and the mortgage rate adjusts monthly based on the value of One-Month LIBOR. A mortgage loan with a loan program including the term “LIBOR 1/1 ARM” has a term of 30 years, the first of which consist of a fixed rate period, and thereafter the mortgage rate adjusts monthly based on the value of One-Month LIBOR. A mortgage loan with a loan program including the term “LIBOR 10/6 ARM” has a term of 30 years, the first ten of which consist of a fixed rate period, and thereafter the mortgage rate adjusts semi-annually based on the value of Six-Month LIBOR. A mortgage loan with a loan program including the term “LIBOR 2/6 ARM” has a term of 30 years, the first two of which consist of a fixed rate period, and thereafter the mortgage rate adjusts semi-annually based on the value of Six-Month LIBOR. A mortgage loan with a loan program including the term “LIBOR 2/6 ARM 40YR BLN” has a term of 30 years and amortizes over a 40 years term, the first two of which consist of a fixed rate period, and thereafter the mortgage rate adjusts semi-annually based on the value of Six-Month LIBOR. A mortgage loan with a loan program including the term “LIBOR 3/6 ARM” has a term of 30 years, the first three of which consist of a fixed rate period, and thereafter the mortgage rate adjusts semi-annually based on the value of Six-Month LIBOR. A mortgage loan with a loan program including the term “LIBOR 3/6 ARM 40YR BLN” has a term of 30 years and amortizes over a 40 year term, the first three of which consist of a fixed rate period, and thereafter the mortgage rate adjusts semi-annually based on the value of Six-Month LIBOR. A mortgage loan with a loan program including the term “LIBOR 5/1 ARM” has a term of 30 years, the first five of which consist of a fixed rate period, and thereafter the mortgage rate adjusts annually based on the value of One-Year LIBOR. A mortgage loan with a loan program including the term “LIBOR 5/6 ARM” has a term of 30 years, the first five of which consist of a fixed rate period, and thereafter the mortgage rate adjusts semi-annually based on the value of Six-Month LIBOR. A mortgage loan with a loan program including the term “LIBOR 5/6 ARM 40YR BLN” has a term of 30 years and amortizes over a 40 year term, the first five of which consist of a fixed rate period, and thereafter adjusts semi-annually based on the value of Six-Month LIBOR. A mortgage loan with a loan program including the term “LIBOR 6M ARM” has a term of 30 years, and the mortgage rate adjusts semi-annually based on the value of Six-Month LIBOR. A mortgage loan with a loan program including the term “LIBOR 7/1 ARM” has a term of 30 years, the first seven of which consist of a fixed rate period, and thereafter the mortgage rate adjusts annually based on the value of One-Year LIBOR. A mortgage loan with a loan program including the term “LIBOR 7/6 ARM” has a term of 30 years, the first seven of which consist of a fixed rate period, and thereafter the mortgage rate adjusts semi-annually based on the value of Six-Month LIBOR. A mortgage loan with a loan program including the term “TREAS 5/1 ARM” has a term of 30 years, the first five of which consist of a fixed rate period, and thereafter the mortgage rate adjusts annually based on the value of One-Year CMT. A mortgage loan with a loan program including the term “TREAS 7/1 ARM” has a term of 30 years, the first seven of which consist of a fixed rate period, and thereafter the mortgage rate adjusts annually based on the value of One-Year CMT. Any mortgage loan with a loan program including the term “IO” has an interest only period. A mortgage loan with a loan program of “30Y FIXED” is a fixed-rate loan with a term of 30 years.

Principal Balances as of Origination

Range of Mortgage Loan Principal Balances	Current Balance	No. of Loans	% of Total	Average Balance	Weighted Average Gross WAC	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV
0.00 - 50,000.00	$129,096,501.12	835	22.08%	$154,606.59	7.847%	344	694	77.98%
250,000.01 - 300,000.00	74,646,040.64	271	12.76	275,446.64	7.326	358	693	76.50
300,000.01 - 350,000.00	65,938,346.80	202	11.28	326,427.46	7.260	358	694	76.66
350,000.01 - 400,000.00	63,912,048.78	170	10.93	375,953.23	7.089	358	695	77.06
400,000.01 - 450,000.00	62,140,019.55	146	10.63	425,616.57	7.136	359	699	76.88
450,000.01 - 500,000.00	52,318,869.73	110	8.95	475,626.09	7.349	358	702	78.19
500,000.01 - 550,000.00	32,264,436.91	62	5.52	520,394.14	7.246	358	696	75.53
550,000.01 - 600,000.00	24,811,130.95	43	4.24	577,003.05	7.202	358	705	76.65
600,000.01 - 650,000.00	23,300,610.24	37	3.98	629,746.22	7.043	357	708	71.93
650,000.01 - 700,000.00	9,464,240.87	14	1.62	676,017.21	7.181	358	685	74.60
700,000.01 - 750,000.00	15,438,586.13	21	2.64	735,170.77	7.430	359	681	72.47
750,000.01 - 800,000.00	3,122,360.51	4	0.53	780,590.13	7.572	358	679	79.87
800,000.01 - 850,000.00	4,977,991.83	6	0.85	829,665.31	6.835	358	697	71.53
850,000.01 - 900,000.00	3,528,750.00	4	0.60	882,187.50	6.977	313	727	71.50
900,000.01 - 950,000.00	2,796,250.00	3	0.48	932,083.33	6.955	359	699	70.86
950,000.01 - 1,000,000.00	4,935,300.00	5	0.84	987,060.00	6.927	359	679	67.05
1,050,000.01 - 1,150,000.00	3,332,251.60	3	0.57	1,110,750.53	6.323	358	723	62.37
1,150,000.01 - 1,200,000.00	1,169,017.06	1	0.20	1,169,017.06	6.875	358	667	65.00
1,400,000.01 - 1,450,000.00	2,855,400.00	2	0.49	1,427,700.00	6.625	358	706	65.21
1,450,000.01 - 1,750,000.00	2,940,000.00	2	0.50	1,470,000.00	7.475	359	666	70.00
1,800,000.01 +	1,815,000.00	1	0.31	1,815,000.00	6.250	359	716	54.18
Total	$584,803,152.72	1,942	100.00%	$301,134.48	7.346%	355	696	76.31%

As of origination, the average principal balance of the sample Group 1 Loans was approximately $301,216.

Principal Balances as of the Statistical Pool Calculation Date

Range of Mortgage Loan Principal Balances	Current Balance	No. of Loans	% of Total	Average Balance	Weighted Average Gross WAC	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV
0.00 - 250,000.00	$129,096,501.12	835	22.08%	$154,606.59	7.847%	344	694	77.98%
250,000.01 - 300,000.00	74,945,797.97	272	12.82	275,536.02	7.328	358	693	76.52
300,000.01 - 350,000.00	65,973,788.68	202	11.28	326,602.91	7.255	358	694	76.64
350,000.01 - 400,000.00	63,576,849.57	169	10.87	376,194.38	7.091	358	695	77.07
400,000.01 - 450,000.00	62,140,019.55	146	10.63	425,616.57	7.136	359	699	76.88
450,000.01 - 500,000.00	52,815,628.40	111	9.03	475,816.47	7.361	358	701	78.09
500,000.01 - 550,000.00	32,314,413.67	62	5.53	521,200.22	7.211	358	697	75.82
550,000.01 - 600,000.00	24,264,395.52	42	4.15	577,723.70	7.221	359	706	76.46
600,000.01 - 650,000.00	23,300,610.24	37	3.98	629,746.22	7.043	357	708	71.93
650,000.01 - 700,000.00	9,464,240.87	14	1.62	676,017.21	7.181	358	685	74.60
700,000.01 - 750,000.00	15,438,586.13	21	2.64	735,170.77	7.430	359	681	72.47
750,000.01 - 800,000.00	3,122,360.51	4	0.53	780,590.13	7.572	358	679	79.87
800,000.01 - 850,000.00	4,977,991.83	6	0.85	829,665.31	6.835	358	697	71.53
850,000.01 - 900,000.00	3,528,750.00	4	0.60	882,187.50	6.977	313	727	71.50
900,000.01 - 950,000.00	2,796,250.00	3	0.48	932,083.33	6.955	359	699	70.86
950,000.01 - 1,000,000.00	4,935,300.00	5	0.84	987,060.00	6.927	359	679	67.05
1,050,000.01 - 1,150,000.00	3,332,251.60	3	0.57	1,110,750.53	6.323	358	723	62.37
1,150,000.01 - 1,200,000.00	1,169,017.06	1	0.20	1,169,017.06	6.875	358	667	65.00
1,400,000.01 - 1,450,000.00	2,855,400.00	2	0.49	1,427,700.00	6.625	358	706	65.21
1,450,000.01 - 1,750,000.00	2,940,000.00	2	0.50	1,470,000.00	7.475	359	666	70.00
1,800,000.01 +	1,815,000.00	1	0.31	1,815,000.00	6.250	359	716	54.18
Total	$584,803,152.72	1,942	100.00%	$301,134.48	7.346%	355	696	76.31%

As of the Statistical Pool Calculation Date, the average current principal balance of the sample Group 1 Loans was approximately $301,134.

Mortgage Rates

Range of Mortgage Rates (%)	Current Balance	No. of Loans	% of Total	Average Balance	Weighted Average Gross WAC	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV
4.500 - 4.999	$950,700.00	2	0.16%	$475,350.00	4.704%	356	721	21.84%
5.000 - 5.499	1,635,500.00	5	0.28	327,100.00	5.270	352	746	61.01
5.500 - 5.999	17,994,024.70	51	3.08	352,824.01	5.799	357	726	67.15
6.000 - 6.499	45,713,677.06	119	7.82	384,148.55	6.252	358	707	71.91
6.500 - 6.999	159,014,071.31	464	27.19	342,702.74	6.741	357	707	74.44
7.000 - 7.499	126,419,762.40	387	21.62	326,666.05	7.214	358	697	76.57
7.500 - 7.999	132,568,582.71	436	22.67	304,056.38	7.686	358	686	77.93
8.000 - 8.499	51,279,365.48	179	8.77	286,476.90	8.176	358	682	78.44
8.500 - 8.999	24,465,720.86	98	4.18	249,650.21	8.668	354	675	79.55
9.000 - 9.499	8,151,932.59	35	1.39	232,912.36	9.159	351	671	81.68
9.500 - 9.999	4,423,518.36	27	0.76	163,834.01	9.665	337	685	82.52
10.000 - 10.499	1,633,527.30	9	0.28	181,503.03	10.117	327	685	85.75
10.500 - 10.999	1,379,927.33	18	0.24	76,662.63	10.679	224	673	95.30
11.000 - 11.499	1,930,951.12	24	0.33	80,456.30	11.202	233	684	94.05
11.500 - 11.999	2,883,750.02	35	0.49	82,392.86	11.730	214	672	97.67
12.000 - 12.499	2,360,792.71	32	0.40	73,774.77	12.135	212	682	97.43
12.500 - 12.999	1,367,235.49	14	0.23	97,659.68	12.738	202	677	99.91
13.000 - 13.499	219,457.26	2	0.04	109,728.63	13.181	355	643	92.74
13.500 - 13.999	238,898.00	3	0.04	79,632.67	13.700	175	647	100.00
14.000 - 14.499	75,958.02	1	0.01	75,958.02	14.000	176	644	100.00
14.500 - 14.999	95,800.00	1	0.02	95,800.00	14.500	176	644	100.00
Total	$584,803,152.72	1,942	100.00%	$301,134.48	7.346%	355	696	76.31%

As of the Statistical Pool Calculation Date, the weighted average mortgage rate of the sample Group 1 Loans was approximately 7.346% per annum.

Next Adjustment Date

Next Adjustment Date	Current Balance	No. of Loans	% of Total	Average Balance	Weighted Average Gross WAC	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV
FIXED	$11,108,385.90	149	1.90%	$74,552.93	11.404%	193	684	98.03%
July 2006	159,300.00	1	0.03	159,300.00	13.250	355	636	90.00
August 2006	214,221.00	1	0.04	214,221.00	7.375	356	776	80.00
September 2006	267,000.00	1	0.05	267,000.00	7.375	357	692	78.53
October 2006	1,169,703.24	6	0.20	194,950.54	7.836	346	683	81.93
November 2006	6,584,305.33	15	1.13	438,953.69	7.208	347	668	75.02
December 2006	1,653,591.83	3	0.28	551,197.28	7.699	355	739	80.54
February 2007	2,331,400.00	6	0.40	388,566.67	6.856	355	658	77.47
March 2007	2,045,528.10	5	0.35	409,105.62	7.598	357	640	77.74
April 2007	1,632,999.36	5	0.28	326,599.87	7.504	358	679	75.81
May 2007	1,444,950.00	5	0.25	288,990.00	7.036	359	747	75.38
June 2007	1,522,961.72	4	0.26	380,740.43	6.893	351	661	83.74
July 2007	263,759.15	1	0.05	263,759.15	5.750	349	678	80.00
August 2007	198,282.03	1	0.03	198,282.03	5.690	350	603	71.94
September 2007	2,122,164.52	10	0.36	212,216.45	6.790	351	649	76.52
October 2007	1,216,200.00	4	0.21	304,050.00	6.154	352	679	74.80
November 2007	1,596,127.10	6	0.27	266,021.18	6.516	349	671	75.81
December 2007	974,845.51	3	0.17	324,948.50	7.395	354	660	73.54
January 2008	1,828,238.80	6	0.31	304,706.47	7.764	355	702	74.53
February 2008	1,775,041.76	7	0.30	253,577.39	7.888	356	666	79.16
March 2008	5,480,277.79	23	0.94	238,272.95	7.610	357	666	79.01
April 2008	26,987,781.95	89	4.61	303,233.51	7.845	358	689	77.91
May 2008	27,560,051.63	88	4.71	313,182.40	7.925	359	694	77.33
June 2008	6,808,517.00	29	1.16	234,776.45	7.927	360	697	75.79
August 2008	236,000.00	1	0.04	236,000.00	6.090	350	621	80.00
September 2008	322,363.28	2	0.06	161,181.64	6.260	351	640	80.00
January 2009	258,000.00	1	0.04	258,000.00	7.400	355	741	80.00
February 2009	677,458.22	3	0.12	225,819.41	7.357	356	667	78.78
March 2009	9,988,710.28	26	1.71	384,181.16	7.519	357	672	79.48
April 2009	31,174,845.96	90	5.33	346,387.18	6.871	358	704	75.30
May 2009	53,324,075.51	160	9.12	333,275.47	7.144	359	699	75.92
June 2009	28,252,808.00	85	4.83	332,385.98	6.957	360	704	72.55
July 2009	996,000.00	3	0.17	332,000.00	6.167	360	709	75.75
October 2010	590,275.00	2	0.10	295,137.50	5.848	352	707	69.96
December 2010	183,750.00	1	0.03	183,750.00	6.625	354	791	75.00
January 2011	702,400.00	2	0.12	351,200.00	4.877	355	716	19.90
February 2011	2,788,262.40	11	0.48	253,478.40	7.371	356	703	79.00
March 2011	32,945,412.92	126	5.63	261,471.53	7.562	357	686	78.41
April 2011	129,829,739.63	420	22.20	309,118.43	7.266	358	700	76.36
May 2011	57,035,372.52	178	9.75	320,423.44	7.188	356	697	75.67
June 2011	37,495,077.00	116	6.41	323,233.42	7.224	360	699	75.15
July 2011	6,639,300.00	25	1.14	265,572.00	7.431	360	685	77.95
February 2013	401,590.00	1	0.07	401,590.00	6.625	356	674	80.00
March 2013	2,058,320.00	4	0.35	514,580.00	6.535	357	694	70.57
April 2013	19,307,195.44	42	3.30	459,695.13	6.916	358	701	74.08
May 2013	39,226,656.98	106	6.71	370,062.80	7.119	359	696	73.99
June 2013	19,956,652.49	54	3.41	369,567.64	7.314	360	701	73.59
July 2013	897,820.00	3	0.15	299,273.33	7.270	360	660	80.91
March 2016	215,800.00	2	0.04	107,900.00	6.500	357	717	79.99
April 2016	2,229,033.37	9	0.38	247,670.37	6.914	358	742	77.51
May 2016	124,600.00	1	0.02	124,600.00	7.750	359	690	70.00
Total	$584,803,152.72	1,942	100.00%	$301,134.48	7.346%	355	696	76.31%
As of the Statistical Pool Calculation Date, the weighted average remaining months to the next adjustment date of the sample Group 1 Loans was approximately 50 months.

Gross Margin

Range of Gross Margins (%)	Current Balance	No. of Loans	% of Total	Average Balance	Weighted Average Gross WAC	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV
FIXED	$11,108,385.90	149	1.90%	$74,552.93	11.404%	193	684	98.03%
1.750 - 1.999	228,000.00	1	0.04	228,000.00	5.875	358	801	80.00
2.250 - 2.499	56,741,639.30	171	9.70	331,822.45	6.910	358	712	74.89
2.500 - 2.749	7,011,394.17	21	1.20	333,875.91	6.889	355	716	76.28
2.750 - 2.999	23,144,338.55	72	3.96	321,449.15	7.231	351	693	75.38
3.000 - 3.249	10,438,695.66	34	1.78	307,020.46	7.574	355	688	76.59
3.250 - 3.499	47,303,482.67	147	8.09	321,792.40	7.310	358	694	78.38
3.500 - 3.749	137,730,479.16	416	23.55	331,082.88	7.192	359	699	74.92
3.750 - 3.999	86,694,645.06	254	14.82	341,317.50	7.256	359	694	75.04
4.000 - 4.249	42,959,824.05	169	7.35	254,200.14	7.771	357	678	79.01
4.250 - 4.499	5,899,696.85	25	1.01	235,987.87	8.242	358	693	81.03
4.500 - 4.749	114,944,147.52	347	19.66	331,251.15	7.163	359	699	74.35
4.750 - 4.999	164,000.00	1	0.03	164,000.00	5.990	351	651	80.00
5.000 - 5.249	3,944,663.11	15	0.67	262,977.54	7.434	357	725	80.04
5.250 - 5.499	2,797,287.30	10	0.48	279,728.73	8.228	358	677	84.40
5.500 - 5.749	2,046,254.26	9	0.35	227,361.58	7.074	356	674	77.64
5.750 - 5.999	3,120,709.54	11	0.53	283,700.87	6.970	351	661	82.97
6.000 - 6.249	1,607,990.46	6	0.27	267,998.41	7.797	357	681	80.21
6.250 - 6.499	2,848,256.33	10	0.49	284,825.63	7.021	358	678	75.58
6.500 - 6.749	3,366,730.00	10	0.58	336,673.00	7.385	358	675	77.22
6.750 - 6.999	4,500,765.02	13	0.77	346,212.69	7.239	358	679	79.75
7.000 - 7.249	4,718,160.62	13	0.81	362,935.43	7.614	358	670	80.26
7.250 - 7.499	2,189,716.09	8	0.37	273,714.51	7.938	359	656	80.68
7.500 - 7.749	2,332,869.23	9	0.40	259,207.69	8.062	359	687	78.73
7.750 - 7.999	3,982,422.70	11	0.68	362,038.43	8.056	359	683	80.63
8.000 - 8.249	551,922.08	2	0.09	275,961.04	8.100	359	677	80.00
8.250 - 8.499	939,841.75	3	0.16	313,280.58	8.270	359	665	75.44
8.500 - 8.749	388,435.34	2	0.07	194,217.67	9.629	358	649	83.67
8.750 - 8.999	533,600.00	2	0.09	266,800.00	8.909	358	645	80.00
9.000 - 9.249	564,800.00	1	0.10	564,800.00	10.000	359	669	80.00
Total	584,803,152.72	1,942	100.00%	$301,134.48	7.346%	355	696	76.31%

As of the Statistical Pool Calculation Date, the weighted average Gross Margin of the sample Group 1 Loans was approximately 3.818% per annum.

Maximum Mortgage Rate

Range of Maximum Mortgage Rates (%)	Current Balance	No. of Loans	% of Total	Average Balance	Weighted Average Gross WAC	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV
FIXED	$11,108,385.90	149	1.90%	$74,552.93	11.404%	193	684	98.03%
9.500 - 9.999	305,348.00	1	0.05	305,348.00	7.250	357	688	80.00
10.500 - 10.999	2,030,700.00	6	0.35	338,450.00	5.275	357	703	44.64
11.000 - 11.499	7,904,051.71	20	1.35	395,202.59	6.023	357	723	69.38
11.500 - 11.999	36,379,667.74	107	6.22	339,996.89	6.286	358	712	71.91
12.000 - 12.499	55,857,227.91	161	9.55	346,939.30	6.558	358	703	73.53
12.500 - 12.999	158,952,914.66	475	27.18	334,637.72	6.860	357	705	74.85
13.000 - 13.499	113,031,960.02	341	19.33	331,472.02	7.235	358	697	76.59
13.500 - 13.999	114,373,296.29	367	19.56	311,643.86	7.703	358	685	77.66
14.000 - 14.499	46,412,341.34	161	7.94	288,275.41	8.162	358	681	78.13
14.500 - 14.999	23,177,871.01	87	3.96	266,412.31	8.642	359	674	79.31
15.000 - 15.499	8,633,627.59	34	1.48	253,930.22	9.070	358	668	80.84
15.500 - 15.999	3,909,402.31	19	0.67	205,758.02	9.647	359	677	81.23
16.000 - 16.499	1,347,000.00	5	0.23	269,400.00	10.120	359	680	82.72
16.500 - 16.999	293,250.00	1	0.05	293,250.00	10.500	356	652	85.00
17.000 - 17.499	530,725.30	3	0.09	176,908.43	11.032	358	698	88.65
17.500 - 17.999	81,900.00	1	0.01	81,900.00	11.990	360	660	90.00
18.000 - 18.499	314,182.94	3	0.05	104,727.65	12.057	358	701	89.99
19.000 - 19.499	159,300.00	1	0.03	159,300.00	13.250	355	636	90.00
Total	$584,803,152.72	1,942	100.00%	$301,134.48	7.346%	355	696	76.31%

As of the Statistical Pool Calculation Date, the weighted average Maximum Mortgage Rate of the sample Group 1 Loans was approximately 13.149% per annum.

Initial Fixed-Rate Period

Initial Fixed Period	Current Balance	No. of Loans	% of Total	Average Balance	Weighted Average Gross WAC	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV
FIXED	$11,108,385.90	149	1.90%	$74,552.93	11.404%	193	684	98.03%
6	8,376,983.65	24	1.43	349,040.99	7.650	348	674	77.90
12	9,218,340.21	25	1.58	368,733.61	7.221	357	686	76.51
24	78,049,423.96	269	13.35	290,146.56	7.738	358	687	77.50
36	125,230,261.25	371	21.41	337,547.87	7.053	359	699	75.33
60	268,402,089.47	882	45.90	304,310.76	7.274	358	697	76.18
84	81,848,234.91	210	14.00	389,753.50	7.103	359	698	73.93
120	2,569,433.37	12	0.44	214,119.45	6.920	358	738	77.35
Total	$584,803,152.72	1,942	100.00%	$301,134.48	7.346%	355	696	76.31%

Initial Rate Cap

Initial Cap (%)	Current Balance	No. of Loans	% of Total	Average Balance	Weighted Average Gross WAC	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV
FIXED	$11,108,385.90	149	1.90%	$74,552.93	11.404%	193	684	98.03%
1.000	8,376,983.65	24	1.43	349,040.99	7.650	348	674	77.90
2.000	31,908,356.34	95	5.46	335,877.44	7.267	358	699	77.85
2.700	305,348.00	1	0.05	305,348.00	7.250	357	688	80.00
3.000	403,375,534.69	1,225	68.98	329,286.15	7.249	358	696	75.32
4.375	188,000.00	1	0.03	188,000.00	7.125	359	669	80.00
5.000	61,846,093.42	202	10.58	306,168.78	7.171	358	695	76.74
6.000	67,694,450.72	245	11.58	276,303.88	7.423	358	699	77.33
Total	$584,803,152.72	1,942	100.00%	$301,134.48	7.346%	355	696	76.31%

Subsequent Rate Cap

Subsequent Cap (%)	Current Balance	No. of Loans	% of Total	Average Balance	Weighted Average Gross WAC	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV
FIXED	$11,108,385.90	149	1.90%	$74,552.93	11.404%	193	684	98.03%
1.000	457,526,842.86	1,414	78.24	323,569.20	7.262	358	695	75.61
1.500	404,111.47	1	0.07	404,111.47	7.375	359	613	77.00
2.000	115,763,812.49	378	19.80	306,253.47	7.291	358	699	76.98
Total	$584,803,152.72	1,942	100.00%	$301,134.48	7.346%	355	696	76.31%

Original Loan-to-Value Ratios*

Range of Loan-to-Value Ratios (%)	Current Balance	No. of Loans	% of Total	Average Balance	Weighted Average Gross WAC	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV
10.01 - 15.00	$84,849.61	1	0.01%	$84,849.61	6.625%	358	789	14.57%
15.01 - 20.00	926,227.29	3	0.16	308,742.43	5.282	356	725	16.20
20.01 - 25.00	130,000.00	1	0.02	130,000.00	8.000	360	618	21.31
25.01 - 30.00	580,000.00	4	0.10	145,000.00	6.393	360	733	28.34
30.01 - 35.00	850,268.76	5	0.15	170,053.75	6.364	359	715	34.14
35.01 - 40.00	1,142,250.00	5	0.20	228,450.00	7.378	357	734	39.01
40.01 - 45.00	1,281,765.81	6	0.22	213,627.64	6.647	359	683	43.96
45.01 - 50.00	5,446,176.62	15	0.93	363,078.44	6.189	357	721	47.75
50.01 - 55.00	7,082,041.30	18	1.21	393,446.74	6.504	359	702	53.08
55.01 - 60.00	7,983,716.60	26	1.37	307,066.02	6.870	359	707	57.80
60.01 - 65.00	21,533,324.66	50	3.68	430,666.49	6.665	358	690	63.71
65.01 - 70.00	83,862,311.17	242	14.34	346,538.48	6.949	356	709	69.41
70.01 - 75.00	83,540,409.69	242	14.29	345,208.30	7.113	359	706	74.60
75.01 - 80.00	342,300,406.29	1,111	58.53	308,101.18	7.439	358	690	79.87
80.01 - 85.00	4,540,685.22	14	0.78	324,334.66	7.275	348	681	83.85
85.01 - 90.00	10,506,247.75	66	1.80	159,185.57	8.748	337	689	89.42
90.01 - 95.00	4,081,261.38	28	0.70	145,759.34	8.562	322	705	94.89
95.01 +	8,931,210.57	105	1.53	85,059.15	11.437	197	683	99.89
Total	$584,803,152.72	1,942	100.00%	$301,134.48	7.346%	355	696	76.31%

*	Combined loan-to-value ratios with respect to the sample mortgage loans secured by second liens.

The minimum and maximum loan-to-value ratios of the sample Group 1 Loans at origination were approximately 14.57% and 100.00%, respectively, and the weighted average of the loan-to-value ratios of the sample Group 1 Loans at origination was approximately 76.31%.

Notwithstanding the foregoing table, the final pool of mortgage loans will not include any mortgage loan with a loan-to-value ratio in excess of 100.00%.

Occupancy Types

Occupancy	Current Balance	No. of Loans	% of Total	Average Balance	Weighted Average Gross WAC	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV
Investor	$131,701,050.75	502	22.52%	$262,352.69	7.508%	357	706	73.79%
Owner Occupied	429,356,100.89	1,353	73.42	317,336.36	7.299	354	692	77.15
Second Home	23,746,001.08	87	4.06	272,942.54	7.309	359	715	75.18
Total	$584,803,152.72	1,942	100.00%	$301,134.48	7.346%	355	696	76.31%

Occupancy type is based on the representation of the borrower at the time of origination.

Mortgage Loan Program and Documentation Type

Document Type	Current Balance	No. of Loans	% of Total	Average Balance	Weighted Average Gross WAC	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV
Alternative	$486,000.00	1	0.08%	$486,000.00	7.650%	357	652	78.39%
Express No Doc	14,716,355.64	57	2.52	258,181.68	7.605	358	705	76.75
Express No Doc Verified Assets	3,235,900.00	9	0.55	359,544.44	7.193	358	718	82.31
Express Non-Verified Assets	19,889,330.23	60	3.40	331,488.84	7.514	357	694	75.57
Express Verified Assets	67,657,600.87	206	11.57	328,434.96	7.488	358	699	77.18
FISA	138,275.29	2	0.02	69,137.65	8.261	314	695	84.61
Full	41,764,537.27	167	7.14	250,087.05	6.893	352	700	74.97
NINA	622,100.00	3	0.11	207,366.67	6.732	353	666	75.96
SISA	28,676,280.81	91	4.90	315,123.96	7.317	358	702	76.37
Stated	407,616,772.61	1,346	69.70	302,835.64	7.355	354	694	76.27
Total	$584,803,152.72	1,942	100.00%	$301,134.48	7.346%	355	696	76.31%

See “—Underwriting Criteria” below for a detailed description of the Sponsor’s loan programs and documentation requirements.

Risk Categories

Credit Grade Category (1)	Current Balance	No. of Loans	% of Total	Average Balance	Weighted Average Gross WAC	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV
A	$578,025,788.82	1,912	98.84%	$302,314.74	7.341%	355	697	76.34%
A-	5,852,715.80	25	1.00	234,108.63	7.836	348	609	73.30
B	140,000.00	1	0.02	140,000.00	7.625	359	579	70.00
C	784,648.10	4	0.13	196,162.03	7.335	356	640	79.30
Total	$584,803,152.72	1,942	100.00%	$301,134.48	7.346%	355	696	76.31%
_________________
(1) All of these sample Group 1 Loans were reviewed and placed into risk categories based on the credit standards of the Progressive Series Program. Credit grades of A, A-, B and C correspond to Progressive Series I, II, III, IV and V respectively.

See “—Underwriting Criteria” below for a description of the Sponsor’s risk categories.

Property Types

Property Type	Current Balance	No. of Loans	% of Total	Average Balance	Weighted Average Gross WAC	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV
2-FAMILY	$22,790,749.92	76	3.90%	$299,878.29	7.647%	354	698	75.12%
3-FAMILY	11,927,465.77	33	2.04	361,438.36	7.834	357	722	73.14
4-FAMILY	16,762,888.90	42	2.87	399,116.40	7.682	358	705	73.66
C-RETAIL	892,500.00	1	0.15	892,500.00	6.900	179	725	70.00
CONDO	59,566,910.67	241	10.19	247,165.60	7.308	358	701	76.79
CONDONONWA	305,090.00	2	0.05	152,545.00	7.875	358	769	74.99
CONDOTEL	280,000.00	2	0.05	140,000.00	8.000	360	794	80.00
D-PUDS	70,643,137.85	207	12.08	341,271.20	7.224	355	700	76.90
HI-RISE	7,025,455.11	19	1.20	369,760.80	7.275	356	712	72.89
PUD	40,219,481.33	134	6.88	300,145.38	7.307	355	699	77.77
SFR	346,295,719.96	1,153	59.22	300,343.21	7.318	354	692	76.24
TOWNHOUSE	8,093,753.21	32	1.38	252,929.79	7.914	355	687	80.59
Total	$584,803,152.72	1,942	100.00%	$301,134.48	7.346%	355	696	76.31%

Geographic Distribution of Mortgaged Properties

State	Current Balance	No. of Loans	% of Total	Average Balance	Weighted Average Gross WAC	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV
California	$335,817,203.55	925	57.42%	$363,045.63	7.168%	355	698	75.46%
Florida	58,429,661.98	256	9.99	228,240.87	7.763	353	701	77.53
Virginia	41,179,188.00	135	7.04	305,031.02	7.520	358	681	78.77
Maryland	32,784,200.11	123	5.61	266,538.21	7.665	356	682	78.36
Nevada	16,957,281.33	66	2.90	256,928.51	7.416	347	700	76.74
Arizona	14,122,697.64	70	2.41	201,752.82	7.510	356	686	77.63
New York	13,964,126.86	38	2.39	367,477.02	7.720	357	698	76.46
Washington	8,859,026.63	40	1.51	221,475.67	7.270	351	709	77.08
Illinois	6,855,895.99	39	1.17	175,792.20	7.788	346	710	78.24
Other	55,833,870.63	250	9.55	223,335.48	7.466	354	690	76.28
Total	$584,803,152.72	1,942	100.00%	$301,134.48	7.346%	355	696	76.31%

No more than approximately 0.72% of the sample Group 1 Loans (by aggregate outstanding principal balance as of the Statistical Pool Calculation Date) are secured by mortgaged properties located in any one zip code.

Debt-to-Income Ratio

Range of Debt-to-Income Ratio (%)	Current Balance	No. of Loans	% of Total	Average Balance	Weighted Average Gross WAC	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV
0.00 - 10.00	$119,622,205.70	371	20.46%	$322,431.82	7.423%	356	702	76.62%
10.01 - 15.00	2,681,229.60	13	0.46	206,248.43	7.267	352	731	69.31
15.01 - 20.00	5,711,849.06	21	0.98	271,992.81	6.996	355	693	68.83
20.01 - 25.00	14,616,964.48	45	2.50	324,821.43	7.112	357	718	70.87
25.01 - 30.00	30,322,321.88	94	5.19	322,577.89	7.248	355	695	72.26
30.01 - 35.00	44,186,826.43	163	7.56	271,084.82	7.302	352	697	75.72
35.01 - 40.00	91,186,578.09	319	15.59	285,851.34	7.336	353	698	76.27
40.01 - 45.00	162,211,830.28	522	27.74	310,750.63	7.284	355	693	76.84
45.01 - 50.00	105,140,348.64	364	17.98	288,847.11	7.479	354	686	78.19
50.01 - 55.00	8,275,500.20	27	1.42	306,500.01	7.183	355	703	73.83
55.01 +	847,498.36	3	0.14	282,499.45	7.170	358	641	70.42
Total	$584,803,152.72	1,942	100.00%	$301,134.48	7.346%	355	696	76.31%

As of the Statistical Pool Calculation Date, the non-zero weighted average debt-to-income ratio of the sample Group 1 Loans was approximately 40.10% per annum.

Prepayment Penalty

Prepayment Penalty Term	Current Balance	No. of Loans	% of Total	Average Balance	Weighted Average Gross WAC	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV
No Prepay	$169,041,420.12	618	28.91%	$273,529.81	7.523%	353	700	76.19%
6 Month	6,881,494.11	26	1.18	264,672.85	7.613	352	692	78.21
1 Year	133,969,727.46	412	22.91	325,169.24	7.266	354	698	75.49
2 Year	93,130,515.97	310	15.93	300,421.02	7.408	356	689	76.89
3 Year	162,621,889.06	516	27.81	315,158.70	7.201	358	693	76.90
5 Year	19,158,106.00	60	3.28	319,301.77	7.186	349	703	74.75
Total	$584,803,152.72	1,942	100.00%	$301,134.48	7.346%	355	696	76.31%

Months Remaining to Scheduled Maturity

Range of Months	Current Balance	No. of Loans	% of Total	Average Balance	Weighted Average Gross WAC	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV
121 - 180	$10,508,240.98	131	1.80%	$80,215.58	10.954%	174	688	95.56%
181 - 240	471,298.09	6	0.08	78,549.68	11.875	234	639	100.00
241 - 360	573,823,613.65	1,805	98.12	317,907.82	7.276	358	696	75.94
Total	$584,803,152.72	1,942	100.00%	$301,134.48	7.346%	355	696	76.31%

As of the Statistical Pool Calculation Date, the weighted average months remaining to scheduled maturity of the sample Group 1 Loans was approximately 355 months.

Credit Scores

Range of Credit Scores	Current Balance	No. of Loans	% of Total	Average Balance	Weighted Average Gross WAC	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV
N/A	$675,248.10	3	0.12%	$225,082.70	7.268%	356	0	80.00%
561 - 580	140,000.00	1	0.02	140,000.00	7.625	359	579	70.00
581 - 600	952,654.55	7	0.16	136,093.51	9.067	314	592	73.79
601 - 620	7,985,888.00	27	1.37	295,773.63	7.578	356	615	74.99
621 - 640	57,448,874.36	191	9.82	300,779.45	7.583	357	631	76.78
641 - 660	84,109,027.22	294	14.38	286,085.13	7.656	352	650	76.89
661 - 680	93,830,249.73	321	16.04	292,306.07	7.542	354	670	77.90
681 - 700	84,855,240.38	280	14.51	303,054.43	7.377	355	690	77.60
701 - 720	79,399,411.73	258	13.58	307,749.66	7.181	356	710	75.78
721 - 740	65,890,812.65	210	11.27	313,765.77	7.088	354	730	75.22
741 - 760	47,049,287.43	146	8.05	322,255.39	7.018	358	750	74.81
761 - 780	32,757,541.01	111	5.60	295,112.98	7.142	355	769	75.11
781 - 800	26,437,817.56	81	4.52	326,392.81	6.950	358	789	72.79
801 +	3,271,100.00	12	0.56	272,591.67	6.945	359	807	74.69
Total	$584,803,152.72	1,942	100.00%	$301,134.48	7.346%	355	696	76.31%
As of the Statistical Pool Calculation Date, the non-zero weighted average credit score of the sample Group 1 Loans for which credit scores are available was approximately 696.

Range of Months to Roll

Number of Months	Current Balance	No. of Loans	% of Total	Average Balance	Weighted Average Gross WAC	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV
N/A (Fixed Rate)	$11,108,385.90	149	1.90	$74,552.93	11.404%	193	684	98.03%
0.01 - 12.99	19,025,960.58	52	3.25	365,883.86	7.330	352	679	77.54
13.00 - 18.99	6,371,378.31	25	1.09	254,855.13	6.615	351	662	75.56
19.00 - 24.99	70,439,908.93	242	12.05	291,074.00	7.865	358	690	77.51
25.00 - 31.99	816,363.28	4	0.14	204,090.82	6.571	352	667	80.00
32.00 - 49.99	124,413,897.97	367	21.27	339,002.45	7.057	359	699	75.30
50.00 - 55.99	1,476,425.00	5	0.25	295,285.00	5.483	354	722	46.77
56.00 - 79.99	266,733,164.47	876	45.61	304,489.91	7.285	358	697	76.36
80.00 +	84,417,668.28	222	14.44	380,259.77	7.098	359	699	74.04
Total	$584,803,152.72	1,942	100.00%	$301,134.48	7.346%	355	696	76.31%

As of the Statistical Pool Calculation Date, the weighted average months to roll of the sample Group 1 Loans was approximately 50 months.

Loan Purposes

Loan Purpose	Current Balance	No. of Loans	% of Total	Average Balance	Weighted Average Gross WAC	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV
Cash Out Refinance	$139,204,618.63	446	23.80%	$312,117.98	7.273%	355	685	72.09%
Purchase	409,025,684.99	1,395	69.94	293,208.38	7.422	355	700	78.28
Rate/Term Refinance	36,572,849.10	101	6.25	362,107.42	6.774	356	687	70.41
Total	$584,803,152.72	1,942	100.00%	$301,134.48	7.346%	355	696	76.31%

In general, in the case of a mortgage loan made for “rate and term” refinance purposes, substantially all of the proceeds are used to pay in full the principal balance of a previous mortgage loan of the mortgagor with respect to a mortgaged property and to pay origination and closing costs associated with such refinancing. Mortgage loans made for “cash-out” refinance purposes may involve the use of the proceeds to pay in full the principal balance of a previous mortgage loan and related costs except that a portion of the proceeds are generally retained by the mortgagor for uses unrelated to the mortgaged property. The amount of these proceeds retained by the mortgagor may be substantial.

Loan Group 2

The sample Group 2 Loans had an aggregate principal balance as of the Statistical Pool Calculation Date of approximately $249,178,857, after application of scheduled payments due on or before the Statistical Pool Calculation Date, whether or not received. All of the sample Group 2 Loans are secured by first liens on the related mortgaged property.

The average principal balance of the sample Group 2 Loans at origination was approximately $1,009,778. No sample Group 2 Loan had a principal balance at origination of greater than approximately $6,075,000 or less than approximately $111,000. The average principal balance of the sample Group 2 Loans as of the Statistical Pool Calculation Date was approximately $1,008,821. No sample Group 2 Loan had a principal balance as of the Statistical Pool Calculation Date of greater than $6,075,000 or less than approximately $111,000.

As of the Statistical Pool Calculation Date, the sample Group 2 Loans had mortgage rates ranging from approximately 5.750% per annum to approximately 9.100% per annum and the weighted average mortgage rate was approximately 6.731% per annum. The weighted average remaining term to stated maturity of the sample Group 2 Loans was approximately 358 months as of the Statistical Pool Calculation Date. None of the sample Group 2 Loans will have a first Due Date prior to December 1, 2002, or after August 1, 2006, or will have a remaining term to maturity of less than 317 months or greater than 360 months as of the Statistical Pool Calculation Date. The latest maturity date of any sample Group 2 Loan is July 1, 2036.

Approximately 5.11% and 9.91% of the sample Group 2 Loans have initial interest only periods of three and five years, respectively.

The loan-to-value ratio of a mortgage loan secured by a first lien is equal to the ratio, expressed as a percentage, of the principal amount of the loan at origination, to the lesser of the appraised value of the related mortgaged property at the time of origination and the sales price. At origination, the weighted average of the loan-to-value ratios of the sample Group 2 Loans was approximately 66.98%. At origination, no loan-to-value ratio of any sample Group 2 Loan was greater than approximately 80.00% or less than approximately 16.68%.

None of the sample Group 2 Loans are buydown mortgage loans.

None of the Group 2 Loans will be subject to the Home Ownership and Equity Protection Act of 1994 or any comparable state law.

Substantially all of the sample Group 2 Loans will not have reached their first adjustment date as of the Closing Date.

All of the sample Group 2 Loans provide for prepayment charges.

The sample Group 2 Loans had debt service coverage ratios as of the Statistical Pool Calculation Date of at least 0.90x but not more than 2.48x, with a weighted average debt service coverage ratio of approximately 1.21x. The sample Group 2 Loans had occupancy rates, determined as of the most recent date information was available, ranging from approximately 80.00% to approximately 100.00%, with a weighted average occupancy rate at origination of approximately 97.37%.

All of the Group 2 Loans will accrue interest on an actual number of days in the prior calendar month and a year consisting of 360 days. As a result, the portion of the scheduled monthly payment in respect of interest received on the Group 2 Loans will be greater if the prior calendar month has 31 days, and will be reduced if the prior calendar month is February. However, all of the Group 2 Loans will be treated as if they paid interest on a 360 day year consisting of twelve 30 day months.

None of the Group 2 Loans are cross collateralized with other multifamily loans. None of the Group 2 Loans involve borrowers that are bankruptcy remote special purpose entities. As a result, defaults and losses could occur for reasons unrelated to the financial condition or operation of the related mortgaged property.

See “The Mortgage Pool — Multifamily Loans” in this free writing prospectus for additional information about the multifamily loans. See “Pooling and Servicing Agreement — Servicing of Multifamily Loans” in this free writing prospectus for a discussion of the servicing of multifamily loans.

0.36% of the sample Group 2 Loans are secured by commercial properties.

None of the sample Group 2 Loans were 30 days or more delinquent as of the Statistical Pool Calculation Date. As used in this free writing prospectus, a loan is considered to be “30 to 59 days” or “30 or more days” delinquent when a payment due on any Due Date remains unpaid as of the close of business on the next following monthly Due Date. However, since the determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month, a loan with a payment due on July 1 that remained unpaid as of the close of business on July 31 would still be considered current as of July 31. If that payment remained unpaid as of the close of business on August 31, the loan would then be considered to be 30 to 59 days delinquent. Delinquency information presented in this prospectus supplement as of the Cut-off Date is determined and prepared as of the close of business on the last business day immediately prior to the Statistical Pool Calculation Date.

Set forth below is a description of certain additional characteristics of the sample Group 2 Loans as of the Statistical Pool Calculation Date, except as otherwise indicated. All percentages of the sample Group 2 Loans are approximate percentages by aggregate principal balance as of the Statistical Pool Calculation Date, except as otherwise indicated. Dollar amounts and percentages may not add up to totals due to rounding.

Mortgage Loan Programs(1)

Loan Programs	Current Balance	No. of Loans	% of Total	Average Balance	Weighted Average Gross WAC	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV
3/1 MTA IO	$1,500,000.00	1	0.60%	$1,500,000.00	6.725%	360	736	66.67%
LIBOR 10/6 ARM	98,535,390.71	86	39.54	1,145,760.36	6.501	359	730	67.03
LIBOR 10/6 ARM IO	7,016,500.00	2	2.82	3,508,250.00	6.429	358	633	77.72
LIBOR 3/6 ARM	34,922,241.28	47	14.01	743,026.41	7.149	358	728	70.24
LIBOR 3/6 ARM IO	5,298,350.00	6	2.13	883,058.33	6.711	360	659	69.92
LIBOR 5/6 ARM	54,508,893.94	66	21.88	825,892.33	6.958	357	729	66.85
LIBOR 5/6 ARM IO	23,612,250.00	19	9.48	1,242,750.00	6.744	359	749	70.71
LIBOR 7/6 ARM	5,730,960.93	9	2.30	636,773.44	7.230	359	726	61.19
MTA 10/1 ARM	7,115,000.00	5	2.86	1,423,000.00	6.440	360	666	55.17
MTA 5/1 ARM	4,966,770.50	3	1.99	1,655,590.17	6.297	359	782	40.03
MTA 7/1 ARM	5,972,500.00	3	2.40	1,990,833.33	6.560	360	741	60.40
Total	$249,178,857.36	247	100.00%	$1,008,821.28	6.731%	358	727	66.98%
____________
(1)  A mortgage loan with a loan program including the term “LIBOR 10/6 ARM” has a term of 30 years, the first ten of which consist of a fixed rate period, and thereafter the mortgage rate adjusts semi-annually based on the value of Six-Month LIBOR. A mortgage loan with a loan program including the term “LIBOR 3/6 ARM” has a term of 30 years, the first three of which consist of a fixed rate period, and thereafter the mortgage rate adjusts semi-annually based on the value of Six-Month LIBOR. A mortgage loan with a loan program including the term “LIBOR 5/6 ARM” has a term of 30 years, the first five of which consist of a fixed rate period, and thereafter the mortgage rate adjusts semi-annually based on the value of Six-Month LIBOR. A mortgage loan with a loan program including the term “LIBOR 7/6 ARM” has a term of 30 years, the first seven of which consist of a fixed rate period, and thereafter the mortgage rate adjusts semi-annually based on the value of Six-Month LIBOR. A mortgage loan with a loan program including the term “MTA 10/1 ARM” has a term of 30 years, the first ten of which consist of a fixed rate period, and thereafter the mortgage rate adjusts annually based on the value of CMT. A mortgage loan with a loan program including the term “MTA 5/1 ARM” has a term of 30 years, the first five of which consist of a fixed rate period, and thereafter the mortgage rate adjusts annually based on the value of CMT. A mortgage loan with a loan program including the term “MTA 7/1 ARM” has a term of 30 years, the first seven of which consist of a fixed rate period, and thereafter the mortgage rate adjusts annually based on the value of CMT. Any mortgage loan with a loan program including the term “IO” has an interest only period.

Principal Balances as of Origination

Range of Mortgage Loan Principal Balances	Current Balance	No. of Loans	% of Total	Average Balance	Weighted Average Gross WAC	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV
0.01 - 250,000.00	$2,235,761.77	11	0.90%	$203,251.07	8.249%	358	704	72.44%
250,000.01 - 300,000.00	2,490,518.03	9	1.00	276,724.23	8.217	354	730	76.28
300,000.01 - 350,000.00	3,597,905.97	11	1.44	327,082.36	7.369	355	716	69.63
350,000.01 - 400,000.00	5,635,167.52	15	2.26	375,677.83	7.590	356	726	70.88
400,000.01 - 450,000.00	7,340,503.21	17	2.95	431,794.31	7.334	359	708	67.98
450,000.01 - 500,000.00	8,591,826.36	18	3.45	477,323.69	7.211	359	722	63.42
500,000.01 - 550,000.00	5,763,078.82	11	2.31	523,916.26	7.272	359	727	70.34
550,000.01 - 600,000.00	5,173,651.56	9	2.08	574,850.17	6.922	359	708	59.48
600,000.01 - 650,000.00	7,494,759.27	12	3.01	624,563.27	6.644	359	730	73.38
650,000.01 - 700,000.00	4,800,798.75	7	1.93	685,828.39	6.817	359	736	57.15
700,000.01 - 750,000.00	5,829,564.70	8	2.34	728,695.59	6.936	359	726	69.22
750,000.01 - 800,000.00	7,745,144.91	10	3.11	774,514.49	6.943	359	739	68.74
800,000.01 - 850,000.00	6,602,749.74	8	2.65	825,343.72	6.987	359	733	67.33
850,000.01 - 900,000.00	5,306,000.00	6	2.13	884,333.33	6.502	360	740	67.77
900,000.01 - 950,000.00	6,457,153.92	7	2.59	922,450.56	6.542	359	715	61.42
950,000.01 - 1,000,000.00	5,962,143.22	6	2.39	993,690.54	6.808	359	749	60.72
1,000,000.01 - 1,050,000.00	5,111,929.23	5	2.05	1,022,385.85	6.722	359	722	59.58
1,050,000.01 - 1,150,000.00	9,902,347.37	9	3.97	1,100,260.82	6.636	359	731	61.27
1,150,000.01 - 1,200,000.00	2,338,163.67	2	0.94	1,169,081.84	7.365	359	684	75.69
1,200,000.01 - 1,300,000.00	10,015,213.41	8	4.02	1,251,901.68	6.639	354	742	66.47
1,300,000.01 - 1,400,000.00	8,243,745.00	6	3.31	1,373,957.50	6.792	359	753	67.40
1,400,000.01 - 1,450,000.00	2,755,792.14	2	1.11	1,377,896.07	5.980	338	723	68.63
1,450,000.01 - 1,750,000.00	28,833,888.74	18	11.57	1,601,882.71	6.558	359	735	66.81
1,750,000.01 - 1,800,000.00	5,349,118.16	3	2.15	1,783,039.39	6.626	359	780	58.46
1,800,000.01 +	85,601,931.89	29	34.35	2,951,790.75	6.478	359	717	68.57
Total	$249,178,857.36	247	100.00%	$1,008,821.28	6.731%	358	727	66.98%

As of origination, the average principal balance of the sample Group 2 Loans was approximately $1,009,778.

Principal Balances as of the Statistical Pool Calculation Date

Range of Mortgage Loan Principal Balances	Current Balance	No. of Loans	% of Total	Average Balance	Weighted Average Gross WAC	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV
0.01-250,000.00	$2,235,761.77	11	0.90%	$203,251.07	8.249%	358	704	72.44%
250,000.01-300,000.00	2,490,518.03	9	1.00	276,724.23	8.217	354	730	76.28
300,000.01-350,000.00	3,597,905.97	11	1.44	327,082.36	7.369	355	716	69.63
350,000.01-400,000.00	5,635,167.52	15	2.26	375,677.83	7.590	356	726	70.88
400,000.01-450,000.00	7,340,503.21	17	2.95	431,794.31	7.334	359	708	67.98
450,000.01-500,000.00	8,591,826.36	18	3.45	477,323.69	7.211	359	722	63.42
500,000.01-550,000.00	5,763,078.82	11	2.31	523,916.26	7.272	359	727	70.34
550,000.01-600,000.00	5,173,651.56	9	2.08	574,850.17	6.922	359	708	59.48
600,000.01-650,000.00	7,494,759.27	12	3.01	624,563.27	6.644	359	730	73.38
650,000.01-700,000.00	4,800,798.75	7	1.93	685,828.39	6.817	359	736	57.15
700,000.01-750,000.00	5,829,564.70	8	2.34	728,695.59	6.936	359	726	69.22
750,000.01-800,000.00	7,745,144.91	10	3.11	774,514.49	6.943	359	739	68.74
800,000.01-850,000.00	6,602,749.74	8	2.65	825,343.72	6.987	359	733	67.33
850,000.01-900,000.00	5,306,000.00	6	2.13	884,333.33	6.502	360	740	67.77
900,000.01-950,000.00	6,457,153.92	7	2.59	922,450.56	6.542	359	715	61.42
950,000.01- 1,000,000.00	5,962,143.22	6	2.39	993,690.54	6.808	359	749	60.72
1,000,000.01-1,050,000.00	5,111,929.23	5	2.05	1,022,385.85	6.722	359	722	59.58
1,050,000.01-1,150,000.00	9,902,347.37	9	3.97	1,100,260.82	6.636	359	731	61.27
1,150,000.01-1,200,000.00	2,338,163.67	2	0.94	1,169,081.84	7.365	359	684	75.69
1,200,000.01-1,300,000.00	10,015,213.41	8	4.02	1,251,901.68	6.639	354	742	66.47
1,300,000.01-1,400,000.00	9,591,387.47	7	3.85	1,370,198.21	6.646	353	753	67.65
1,400,000.01-1,450,000.00	1,408,149.67	1	0.57	1,408,149.67	6.200	358	695	68.09
1,450,000.01-1,750,000.00	28,833,888.74	18	11.57	1,601,882.71	6.558	359	735	66.81
1,750,000.01-1,800,000.00	5,349,118.16	3	2.15	1,783,039.39	6.626	359	780	58.46
1,800,000.01+	85,601,931.89	29	34.35	2,951,790.75	6.478	359	717	68.57
Total	$249,178,857.36	247	100.00%	$1,008,821.28	6.731%	358	727	66.98%

As of the Statistical Pool Calculation Date, the average current principal balance of the sample Group 2 Loans was approximately $1,008,821.

Mortgage Rates

State	Current Balance	No. of Loans	% of Total	Average Balance	Weighted Average Gross WAC	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV
5.500 - 5.999	$6,646,513.25	5	2.67%	$1,329,302.65	5.909%	347	734	65.02%
6.000 - 6.499	83,423,091.02	53	33.48	1,574,020.59	6.309	358	718	65.68
6.500 - 6.999	111,274,204.87	99	44.66	1,123,981.87	6.724	359	735	66.73
7.000 - 7.499	22,712,366.25	29	9.11	783,185.04	7.132	360	718	70.97
7.500 - 7.999	12,468,167.59	25	5.00	498,726.70	7.700	358	727	66.12
8.000 - 8.499	9,170,390.36	24	3.68	382,099.60	8.197	359	718	71.96
8.500 - 8.999	3,191,280.76	11	1.28	290,116.43	8.640	359	700	73.20
9.000 - 9.499	292,843.26	1	0.12	292,843.26	9.100	358	724	77.11
Total	$249,178,857.36	247	100.00%	$1,008,821.28	6.731%	358	727	66.98%

As of the Statistical Pool Calculation Date, the weighted average mortgage rate of the sample Group 2 Loans was approximately 6.731% per annum.

Next Adjustment Date

Next Adjustment Date	Current Balance	No. of Loans	% of Total	Average Balance	Weighted Average Gross WAC	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV
July 2006	$280,000.00	1	0.11%	$280,000.00	7.875%	319	769	74.67%
November 2007	302,029.08	1	0.12	302,029.08	6.250	317	792	75.00
December 2007	2,948,151.51	3	1.18	982,717.17	5.918	318	763	69.22
April 2009	19,334,140.84	23	7.76	840,614.82	7.009	358	722	72.54
May 2009	5,618,123.44	12	2.25	468,176.95	7.522	359	736	67.29
June 2009	16,488,327.00	18	6.62	916,018.17	6.995	360	711	68.04
April 2011	25,816,348.85	29	10.36	890,218.93	6.839	358	743	65.98
May 2011	29,709,285.00	27	11.92	1,100,343.89	6.903	359	736	65.40
June 2011	22,422,100.00	26	9.00	862,388.46	6.966	360	732	68.43
July 2011	1,890,000.00	2	0.76	945,000.00	6.672	360	716	55.59
April 2013	754,616.93	2	0.30	377,308.47	8.035	358	722	69.49
May 2013	3,134,000.00	4	1.26	783,500.00	6.992	359	700	64.71
June 2013	7,814,844.00	6	3.14	1,302,474.00	6.736	360	749	58.37
December 2015	5,298,870.78	4	2.13	1,324,717.70	5.950	354	729	63.96
April 2016	46,193,519.93	36	18.54	1,283,153.33	6.405	358	704	69.23
May 2016	23,419,350.00	22	9.40	1,064,515.91	6.613	359	734	69.03
June 2016	36,950,400.00	29	14.83	1,274,151.72	6.577	360	730	63.02
July 2016	804,750.00	2	0.32	402,375.00	7.749	360	721	75.00
Total	$249,178,857.36	247	100.00%	$1,008,821.28	6.731%	358	727	66.98%

As of the Statistical Pool Calculation Date, the weighted average remaining months to the next adjustment date of the sample Group 2 Loans was approximately 83 months.

Gross Margin

Range of Gross Margins (%)	Current Balance	No. of Loans	% of Total	Average Balance	Weighted Average Gross WAC	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV
2.250 - 2.499	$28,398,270.50	18	11.40%	$1,577,681.69	6.543%	359	722	55.79%
2.500 - 2.749	88,942,462.73	84	35.69	1,058,838.84	6.797	359	726	69.60
2.750 - 2.999	101,919,929.82	77	40.90	1,323,635.45	6.418	358	728	67.49
3.000 - 3.249	24,735,293.23	52	9.93	475,678.72	7.732	357	734	68.60
3.250 - 3.499	4,113,044.32	12	1.65	342,753.69	7.881	349	706	68.68
3.500 - 3.749	1,069,856.76	4	0.43	267,464.19	8.472	358	653	53.34
Total	$249,178,857.36	247	100.00%	$1,008,821.28	6.731%	358	727	66.98%

As of the Statistical Pool Calculation Date, the weighted average Gross Margin of the sample Group 2 Loans was approximately 2.664% per annum.

Maximum Mortgage Rate

Range of Maximum Mortgage Rates (%)	Current Balance	No. of Loans	% of Total	Average Balance	Weighted Average Gross WAC	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV
10.500 - 10.999	$1,627,642.47	2	0.65%	$813,821.24	6.116%	318	755	70.13%
11.000 - 11.499	1,902,538.12	3	0.76	634,179.37	6.090	318	775	70.16
11.500 - 11.999	5,298,870.78	4	2.13	1,324,717.70	5.950	354	729	63.96
12.000 - 12.499	81,520,552.90	50	32.72	1,630,411.06	6.314	359	717	65.58
12.500 - 12.999	111,274,204.87	99	44.66	1,123,981.87	6.724	359	735	66.73
13.000 - 13.499	22,712,366.25	29	9.11	783,185.04	7.132	360	718	70.97
13.500 - 13.999	11,688,167.59	23	4.69	508,181.20	7.700	359	727	65.45
14.000 - 14.499	9,670,390.36	25	3.88	386,815.61	8.167	359	717	72.22
14.500 - 14.999	3,191,280.76	11	1.28	290,116.43	8.640	359	700	73.20
15.000 - 15.499	292,843.26	1	0.12	292,843.26	9.100	358	724	77.11
TOTAL	$249,178,857.36	247	100.00%	$1,008,821.28	6.731%	358	727	66.98%

As of the Statistical Pool Calculation Date, the weighted average Maximum Mortgage Rate of the sample Group 2 Loans was approximately 12.716% per annum.

Initial Fixed-Rate Period

Initial Fixed Period	Current Balance	No. of Loans	% of Total	Average Balance	Weighted Average Gross WAC	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV
36	$41,720,591.28	54	16.74%	$772,603.54	7.078%	359	720	70.07%
60	83,087,914.44	88	33.34	944,180.85	6.857	357	738	66.35
84	11,703,460.93	12	4.70	975,288.41	6.888	360	733	60.79
120	112,666,890.71	93	45.22	1,211,471.94	6.493	359	720	66.94
Total	$249,178,857.36	247	100.00%	$1,008,821.28	6.731%	358	727	66.98%

Initial Rate Cap

Initial Cap (%)	Current Balance	No. of Loans	% of Total	Average Balance	Weighted Average Gross WAC	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV
1.000	$5,815,594.29	4	2.33%	$1,453,898.57	6.464%	358	695	68.85%
3.000	239,833,082.48	238	96.25	1,007,702.03	6.747	359	727	66.89
5.000	3,530,180.59	5	1.42	706,036.12	6.102	318	766	70.15
Total	$249,178,857.36	247	100.00%	$1,008,821.28	6.731%	358	727	66.98%

Subsequent Rate Cap

Subsequent Cap (%)	Current Balance	No. of Loans	% of Total	Average Balance	Weighted Average Gross WAC	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV
1.000	$249,178,857.36	247	100.00%	$1,008,821.28	6.731%	358	727	66.98%
Total	$249,178,857.36	247	100.00%	$1,008,821.28	6.731%	358	727	66.98%

Original Loan-to-Value Ratios

Range of Loan to Value Ratios (%)	Current Balance	No. of Loans	% of Total	Average Balance	Weighted Average Gross WAC	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV
15.01 - 20.00	$666,367.13	1	0.27%	$666,367.13	6.250%	358	725	16.68%
25.01 - 30.00	915,000.00	1	0.37	915,000.00	6.625	360	751	28.96
30.01 - 35.00	1,698,417.82	1	0.68	1,698,417.82	6.350	358	789	33.66
35.01 - 40.00	4,251,852.68	5	1.71	850,370.54	6.791	359	760	36.51
40.01 - 45.00	1,330,000.00	2	0.53	665,000.00	6.650	360	754	43.60
45.01 - 50.00	6,653,893.16	8	2.67	831,736.65	6.708	359	731	47.53
50.01 - 55.00	12,368,667.72	15	4.96	824,577.85	6.629	359	753	52.56
55.01 - 60.00	18,995,687.53	21	7.62	904,556.55	6.655	359	724	57.41
60.01 - 65.00	45,069,696.96	32	18.09	1,408,428.03	6.617	359	728	62.55
65.01 - 70.00	47,650,563.10	46	19.12	1,035,881.81	6.674	357	740	67.34
70.01 - 75.00	61,952,391.60	59	24.86	1,050,040.54	6.789	358	719	73.61
75.01 - 80.00	47,626,319.66	56	19.11	850,469.99	6.899	359	709	78.44
Total	$249,178,857.36	247	100.00%	$1,008,821.28	6.731%	358	727	66.98%

The minimum and maximum loan-to-value ratios of the sample Group 2 Loans at origination were approximately 16.68% and 80.00%, respectively, and the weighted average of the loan-to-value ratios of the sample Group 2 Loans at origination was approximately 66.98%.

Occupancy Types

Occupancy	Current Balance	No. of Loans	% of Total	Average Balance	Weighted Average Gross WAC	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV
Investor	$249,178,857.36	247	100.00%	$1,008,821.28	6.731%	358	727	66.98%
Total	$249,178,857.36	247	100.00%	$1,008,821.28	6.731%	358	727	66.98%

Occupancy type is based on the representation of the borrower at the time of origination.

Mortgage Loan Program and Documentation Type

Document Type	Current Balance	No. of Loans	% of Total	Average Balance	Weighted Average Gross WAC	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV
Full	$223,233,201.17	185	89.59%	$1,206,665.95	6.588%	358	727	66.74%
SISA	1,005,000.00	1	0.40	1,005,000.00	7.625	359	696	55.83
Stated	24,940,656.19	61	10.01	408,863.22	7.975	359	724	69.54
Total	$249,178,857.36	247	100.00%	$1,008,821.28	6.731%	358	727	66.98%

See “—Underwriting Criteria” below for a detailed description of the Sponsor’s loan programs and documentation requirements.

Risk Categories

Credit Grade Category	Current Balance	No. of Loans	% of Total	Average Balance	Weighted Average Gross WAC	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV
A	$238,188,007.36	241	95.59%	$988,331.98	6.744%	358	733	66.72%
A-	8,490,850.00	5	3.41	1,698,170.00	6.463	359	597	76.19
C	2,500,000.00	1	1.00	2,500,000.00	6.375	360	554	60.53
Total	$249,178,857.36	247	100.00%	$1,008,821.28	6.731%	358	727	66.98%
_________________
(1) All of these sample Group 2 Loans were reviewed and placed into risk categories based on the credit standards of the Progressive Series Program. Credit grades of A, A- and C correspond to Progressive Series I, II, III and V, respectively.

(2) These sample Group 2 Loans were originated under the Sponsor’s Progressive Express™ Program. The underwriting for these sample Group 2 Loans is generally based on the borrower’s “Credit Score” score and therefore these sample Group 2 Loans do not correspond to the alphabetical risk categories listed above. Each mortgage loan originated pursuant to the Express Priority Refi™ Program has been placed in either Progressive Express™ Program II or III.

See “—Underwriting Criteria” below for a description of the Sponsor’s risk categories.

Geographic Distribution of Mortgaged Properties

State	Current Balance	No. of Loans	% of Total	Average Balance	Weighted Average Gross WAC	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV
California	$114,157,448.02	97	45.81%	$1,176,880.91	6.578%	358	734	60.52%
Arizona	17,861,319.79	14	7.17	1,275,808.56	6.762	358	737	70.48
Florida	12,597,323.32	11	5.06	1,145,211.21	7.000	360	720	70.81
Texas	12,116,934.88	16	4.86	757,308.43	7.002	359	732	73.8
Washington	9,132,350.00	4	3.66	2,283,087.50	6.637	359	648	75.81
Oregon	8,398,766.26	8	3.37	1,049,845.78	6.429	351	759	67.17
Indiana	6,496,536.74	5	2.61	1,299,307.35	6.437	358	688	75.2
Ohio	5,587,978.52	10	2.24	558,797.85	7.044	359	769	76.94
Minnesota	5,392,392.54	5	2.16	1,078,478.51	6.504	359	764	77.1
Michigan	5,308,650.00	7	2.13	758,378.57	6.848	360	722	70.95
Colorado	5,191,101.09	5	2.08	1,038,220.22	6.945	359	729	62.05
Illinois	4,361,170.00	5	1.75	872,234.00	7.022	358	679	76.53
Missouri	4,116,184.06	1	1.65	4,116,184.06	6.375	358	693	80
Georgia	3,671,450.00	5	1.47	734,290.00	6.922	359	694	78.66
Nevada	3,508,268.09	3	1.41	1,169,422.70	6.974	358	717	71.28
Alabama	3,149,121.51	2	1.26	1,574,560.76	6.871	358	720	72.6
Wisconsin	2,848,000.00	2	1.14	1,424,000.00	6.297	360	720	67.17
Utah	2,607,208.30	3	1.05	869,069.43	6.652	358	756	62.04
North Carolina	2,536,250.00	3	1.02	845,416.67	7.216	359	704	75.75
New Hampshire	2,516,906.38	6	1.01	419,484.40	6.801	359	731	75.69
Other	17,623,497.86	35	7.07	503,528.51	7.382	359	714	72.61
Total	$249,178,857.36	247	100.00%	$1,008,821.28	6.731%	358	727	66.98%

No more than approximately 2.76% of the sample Group 2 Loans (by aggregate outstanding principal balance as of the Statistical Pool Calculation Date) are secured by mortgaged properties located in any one zip code.

Debt-to-Income Ratio

Range of Debt-to-Income Ratio (%)	Current Balance	No. of Loans	% of Total	Average Balance	Weighted Average Gross WAC	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV
0.00 - 5.00	$241,289,671.76	239	96.83%	$1,009,580.22	6.738%	359	725	66.91%
20.01 - 25.00	1,540,000.00	2	0.62	770,000.00	7.302	353	741	67.32
25.01 - 30.00	1,216,559.67	1	0.49	1,216,559.67	6.000	318	784	67.73
30.01 - 35.00	1,532,954.38	2	0.62	766,477.19	6.606	348	757	71.76
35.01 - 40.00	1,950,000.00	1	0.78	1,950,000.00	6.675	359	765	67.94
40.01 - 45.00	1,347,642.47	1	0.54	1,347,642.47	5.750	318	752	69.19
45.01 - 50.00	302,029.08	1	0.12	302,029.08	6.250	317	792	75.00
Total	$249,178,857.36	247	100.00%	$1,008,821.28	6.731%	358	727	66.98%

As of the Statistical Pool Calculation Date, the non-zero weighted average debt-to-income ratio of the sample Group 2 Loans was approximately 24.02% per annum.

Prepayment Penalty

Prepayment Penalty Term	Current Balance	No. of Loans	% of Total	Average Balance	Weighted Average Gross WAC	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV
10 Years	$111,777,890.71	92	44.86%	$1,214,977.07	6.496%	359	720	66.95%
3 Years	41,500,239.98	53	16.65	783,023.40	7.073	359	720	70.07
5 Years	84,197,265.74	90	33.79	935,525.17	6.853	357	738	66.35
7 Years	11,703,460.93	12	4.70	975,288.41	6.888	360	733	60.79
Total	$249,178,857.36	247	100.00%	$1,008,821.28	6.731%	358	727	66.98%

Months Remaining to Scheduled Maturity

Range of Months	Current Balance	No. of Loans	% of Total	Average Balance	Weighted Average Gross WAC	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV
241 - 360	$249,178,857.36	247	100.00%	$1,008,821.28	6.731%	358	727	66.98%
Total	$249,178,857.36	247	100.00%	$1,008,821.28	6.731%	358	727	66.98%

As of the Statistical Pool Calculation Date, the weighted average months remaining to scheduled maturity of the sample Group 2 Loans was approximately 358 months.

Credit Scores

Range of Credit Scores	Current Balance	No. of Loans	% of Total	Average Balance	Weighted Average Gross WAC	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV
0 - 500	$572,500.00	1	0.23%	$572,500.00	6.650%	360	0	36.46%
541 - 560	2,500,000.00	1	1.00	2,500,000.00	6.375	360	554	60.53
581 - 600	8,490,850.00	5	3.41	1,698,170.00	6.463	359	597	76.19
621 - 640	2,496,000.00	4	1.00	624,000.00	6.988	360	635	78.91
641 - 660	7,271,466.25	9	2.92	807,940.69	6.881	359	653	66.36
661 - 680	21,971,586.52	24	8.82	915,482.77	6.733	359	672	67.95
681 - 700	34,085,151.39	31	13.68	1,099,521.01	6.649	359	693	68.78
701 - 720	24,356,227.97	28	9.77	869,865.28	7.023	359	710	65.57
721 - 740	45,513,858.75	49	18.27	928,854.26	6.776	358	733	66.88
741 - 760	31,463,770.67	35	12.63	898,964.88	6.814	357	749	69.84
761 - 780	28,395,231.68	28	11.40	1,014,115.42	6.758	358	769	66.96
781 - 800	30,674,826.13	24	12.31	1,278,117.76	6.545	357	789	60.93
801 +	11,387,388.00	8	4.57	1,423,423.50	6.501	360	806	65.41
Total	$249,178,857.36	247	100.00%	$1,008,821.28	6.731%	358	727	66.98%

As of the Statistical Pool Calculation Date, the weighted average credit score of the sample Group 2 Loans for which credit scores are available was approximately 727.

Range of Months to Roll

Number of Months	Current Balance	No. of Loans	% of Total	Average Balance	Weighted Average Gross WAC	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV
0 - 12	$280,000.00	1	0.11%	$280,000.00	7.875%	319	769	74.67%
13 - 18	3,250,180.59	4	1.30	812,545.15	5.949	318	765	69.76
32 - 49	41,440,591.28	53	16.63	781,897.95	7.073	359	719	70.04
56 - 79	79,837,733.85	84	32.04	950,449.21	6.894	359	737	66.21
80 +	124,370,351.64	105	49.91	1,184,479.54	6.530	359	721	66.37
Total	$249,178,857.36	247	100.00%	$1,008,821.28	6.731%	358	727	66.98%

As of the Statistical Pool Calculation Date, the weighted average months to roll of the sample Group 2 Loans was approximately 83 months.

Debt Service Coverage Ratios

Range of Debt Service Coverage Ratios	Current Balance	No. of Loans	% of Total	Average Balance	Weighted Average Gross WAC	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV
1.13 and Less	$52,191,398.83	67	20.95%	$778,976.10	7.009%	356	739	66.25%
1.14 - 1.19	73,900,522.49	66	29.66	1,119,704.89	6.600	359	721	67.43
1.20 - 1.21	36,310,736.55	28	14.57	1,296,812.02	6.516	359	717	64.93
1.22 - 1.24	18,250,216.89	20	7.32	912,510.84	6.872	359	719	68.71
1.25 - 1.29	24,505,301.37	24	9.83	1,021,054.22	6.784	359	711	74.24
1.30 - 1.49	33,061,043.60	30	13.27	1,102,034.79	6.730	359	736	68.65
1.50 - 2.08	5,911,500.00	8	2.37	738,937.50	6.878	359	734	66.24
2.09 and Greater	5,048,137.63	4	2.03	1,262,034.41	6.387	358	774	31.05
Total	$249,178,857.36	247	100.00%	$1,008,821.28	6.731%	358	727	66.98%

As of the Statistical Pool Calculation Date, the weighted average debt service coverage ratio of the sample Group 2 Loans was approximately 1.21x.

Current Occupancy Rates

Range of Current Occupancy Rates (%)	Current Balance	No. of Loans	% of Total	Average Balance	Weighted Average Gross WAC	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV
Less than 80.00	$3,530,180.59	5	1.42%	$706,036.12	6.102%	318	766	70.15%
80.00 - 89.99	6,131,728.82	11	2.46	557,429.89	6.935	358	718	63.03
90.00 - 99.99	104,679,233.63	82	42.01	1,276,576.02	6.651	359	728	69.00
100.00	134,837,714.32	149	54.11	904,951.10	6.800	359	725	65.50
Total	$249,178,857.36	247	100.00%	$1,008,821.28	6.731%	358	727	66.98%

As of the Statistical Pool Calculation Date, the weighted average current occupancy rate of the sample Group 2 Loans was approximately 97.37%.

Number of Units

Range of Number of Units	Current Balance	No. of Loans	% of Total	Average Balance	Weighted Average Gross WAC	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV
4	$3,530,180.59	5	1.42%	$706,036.12	6.102%	318	766	70.15%
5 - 9	31,242,840.20	70	12.54	446,326.29	7.219	359	716	66.14
10 - 14	27,297,769.35	40	10.96	682,444.23	6.916	359	736	64.42
15 - 24	49,129,287.84	56	19.72	877,308.71	6.814	359	724	65.16
25 - 49	73,678,332.71	52	29.57	1,416,891.01	6.629	359	730	67.09
50 and Greater	64,300,446.67	24	25.80	2,679,185.28	6.503	359	723	69.56
Total	$249,178,857.36	247	100.00%	$1,008,821.28	6.731%	358	727	66.98%

Year Built

Range of Year Built	Current Balance	No. of Loans	% of Total	Average Balance	Weighted Average Gross WAC	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV
1953 and Earlier	$45,222,344.07	66	18.15%	$685,187.03	6.831%	356	730	66.18%
1954 - 1970	104,888,413.63	93	42.09	1,127,832.40	6.636	359	731	63.84
1971 - 1975	22,050,630.49	19	8.85	1,160,559.50	6.938	359	734	66.89
1976 - 1980	28,916,728.09	25	11.60	1,156,669.12	6.717	359	710	70.46
1981 - 1985	13,399,546.95	11	5.38	1,218,140.63	6.833	358	736	71.77
1986 - 1990	15,955,258.36	14	6.40	1,139,661.31	6.609	359	718	70.48
1991 - 1995	4,992,572.68	6	2.00	832,095.45	6.841	359	664	73.22
1996 and Later	13,753,363.09	13	5.52	1,057,951.01	6.824	358	728	75.41
Total	$249,178,857.36	247	100.00%	$1,008,821.28	6.731%	358	727	66.98%

Renovated

Renovated	Current Balance	No. of Loans	% of Total	Average Balance	Weighted Average Gross WAC	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV
No	$93,784,771.44	115	37.64%	$815,519.75	6.918%	358	722	68.70%
Yes	155,394,085.92	132	62.36	1,177,227.92	6.618	359	729	65.94
Total	$249,178,857.36	247	100.00%	$1,008,821.28	6.731%	358	727	66.98%

Loan Purposes

Loan Purpose	Current Balance	No. of Loans	% of Total	Average Balance	Weighted Average Gross WAC	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV
Cash Out Refinance	$118,344,467.07	105	47.49%	$1,127,090.16	6.647%	359	724	64.16%
Purchase	106,973,776.87	122	42.93	876,834.24	6.878	358	727	70.55
Rate/Term Refinance	23,860,613.42	20	9.58	1,193,030.67	6.488	358	733	64.97
Total	$249,178,857.36	247	100.00%	$1,008,821.28	6.731%	358	727	66.98%

In general, in the case of a mortgage loan made for “rate and term” refinance purposes, substantially all of the proceeds are used to pay in full the principal balance of a previous mortgage loan of the mortgagor with respect to a mortgaged property and to pay origination and closing costs associated with such refinancing. Mortgage loans made for “cash-out” refinance purposes may involve the use of the proceeds to pay in full the principal balance of a previous mortgage loan and related costs except that a portion of the proceeds are generally retained by the mortgagor for uses unrelated to the mortgaged property. The amount of these proceeds retained by the mortgagor may be substantial.

The Originator

The Impac Funding Corporation, also referred to herein as the Originator, is a California corporation. The Originator is a wholly owned subsidiary of Impac Mortgage Holdings, Inc., a publicly traded company which trades on the New York Stock Exchange under the ticker symbol “IMH”. The Originator is a mortgage company that acquires, purchases and sells primarily first-lien non-conforming Alt-A mortgage loans from a network of third party correspondents, mortgage bankers, and brokers. The Originator originated approximately $9.5 billion of mortgage loans in 2003, $22.2 billion of mortgage loans in 2004, $22.3 billion of mortgage loans in 2005 and $2.1 billion of mortgage loans during the first three months of 2006. The Originator has been originating mortgage loans since 1995. The principal executive offices of the Originator are located at 1401 Dove Street, Newport Beach, California 92660.

The Originator is not aware of any legal proceedings pending against it or against any of its property, including any proceedings known to be contemplated by governmental authorities that are material to holders of the Certificates.

Underwriting Criteria

The following information generally describes the Originator's underwriting guidelines with respect to mortgage loans originated pursuant to its Alt-A underwriting guidelines. Approximately 82.16% of the sample mortgage loans in Loan Group 1 were underwritten pursuant to, or in accordance with, the standards of the Originator’s Progressive Series Program which is described below. Approximately 17.84% of the sample mortgage loans in Loan Group 1 were underwritten pursuant to, or in accordance with, the standards of the Progressive Express™ Program, which is described below. Approximately 14.80% of the sample mortgage loans in Loan Group 1 were acquired by the Seller in bulk purchases from third-party originators, the underwriting standards of whom were reviewed for acceptability by the Master Servicer and are generally similar to the underwriting standards of the Seller as described below. None of these third-party originators contributed more than 10% of the mortgage loans. All of the sample mortgage loans in Loan Group 2 were underwritten pursuant to, or in accordance with, the Originator’s Multifamily Loan Program which is described below.

Details of Specific Programs

The following provisions apply to all of the mortgage loans originated under the Originator's Progressive Series Program and Progressive Express™ Program.

Eligibility. The Originator generally performs a pre funding audit on each mortgage loan. This audit includes a review for compliance with the related program parameters and accuracy of the legal documents.

Variations. The Originator uses the following parameters as guidelines only. On a case by case basis, the Originator may determine that the prospective mortgagor warrants an exception outside the standard program guidelines. An exception may be allowed if the loan application reflects certain compensating factors, including instances where the prospective mortgagor:

•	has demonstrated an ability to save and devote a greater portion of income to basic housing needs;

•	may have a potential for increased earnings and advancement because of education or special job training, even if the prospective mortgagor has just entered the job market;

•	has demonstrated an ability to maintain a debt free position;

•	may have short term income that is verifiable but could not be counted as stable income because it does not meet the remaining term requirements; and

•	has net worth substantial enough to suggest that repayment of the loan is within the prospective mortgagor's ability.

Appraisals. The Originator does not publish an approved appraiser list for the conduit seller. Each conduit seller maintains its own list of appraisers, provided that each appraiser must:

•	be a state licensed or certified appraiser;

•
meet the independent appraiser requirements for staff appraisers, or, if appropriate, be on a list of appraisers specified by the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the FDIC and the Office of Thrift Supervision under their respective real estate appraisal regulations adopted in accordance with Title XI of the Financial Institutions Reform Recovery and Enforcement Act of 1989, regardless of whether the seller is subject to those regulations;

•	be experienced in the appraisal of properties similar to the type being appraised;

•	be actively engaged in appraisal work; and

•	subscribe to a code of ethics that is at least as strict as the code of the American Institute of Real Estate Appraisers or the Society of Real Estate Appraisers.

With respect to the Originator's Progressive Series Program or Progressive Express™ Program in general one full appraisal is required on each loan. In addition, an automated valuation model, or AVM, or a quantitative appraisal report (Fannie Mae Form 2055), or a Hansen Pro, or enhanced desk review is obtained either (a) when the loan to value ratio is 90.01% to 95% or (b) when the property has multiple units and the loan to value ratio is greater than 80%, or (c) the loan is a Progressive Express™ No Doc Program and the loan to value ratio is 80.01% to 90%. In addition, a quantitative appraisal report (Fannie Mae Form 2055), or a Hansen Pro, or enhanced desk review is obtained when the loan is a Progressive Express™ No Doc Program and the loan to value ratio is equal to or greater than 90.01%. An enhanced field review is also required when the loan to value ratio is equal to or greater than 95.01% or when the loan amount is above $650,000 to $750,000 or the property is located in Georgia and the loan to value ratio is 70.01% and above. Generally, when the loan amount is greater than $750,000 but less than $1,500,000, a full appraisal with interior photos plus a Fannie Mae Form 2055 are required or when the loan amount is greater than $1,500,000, two full appraisals with interior photos are required. At the underwriter's discretion, any one of the above appraisal reviews may be required when program parameters do not require an appraisal review. The Originator has developed expanded underwriting guidelines for appraisal requirements on the Progressive Series Program to include, when the loan amount is $1,000,000 or less, one full appraisal and when the loan amount is greater than $1,000,000, one full appraisal plus a field review with interior photos is required.

The Progressive Series Program

General. The underwriting guidelines utilized in the Progressive Series Program, as developed by the Originator, are intended to assess the borrower's ability and willingness to repay the mortgage loan obligation and to assess the adequacy of the mortgaged property as collateral for the mortgage loan. The Progressive Series Program is designed to meet the needs of borrowers with excellent credit, as well as those whose credit has been adversely affected. The Progressive Series Program consists of seven mortgage loan programs. Each program has different credit criteria, reserve requirements, qualifying ratios and loan to value ratio restrictions. Series I is designed for credit history and income requirements typical of “A” credit borrowers. In the event a borrower does not fit the Series I criteria, the borrower's mortgage loan is placed into either Series II, III, III+, IV, V or VI, depending on which series' mortgage loan parameters meets the borrower's unique credit profile. Series II, III, III+, IV, V or VI allow for less restrictive standards because of certain compensating or offsetting factors such as a lower loan to value ratio, verified liquid assets, job stability, pride of ownership and, in the case of refinanced mortgage loans, length of time owning the mortgaged property. The philosophy of the Progressive Series Program is that no single borrower characteristic should automatically determine whether an application for a mortgage loan should be approved or disapproved. Lending decisions are based on a risk analysis assessment after the review of the entire mortgage loan file. Each mortgage loan is individually underwritten with emphasis placed on the overall quality of the mortgage loan. The Progressive Series I, II, III, III+, IV, V and VI Program borrowers are required to have debt service to income ratios within the range of 45% to 60% calculated on the basis of monthly income and depending on the loan to value ratio of the mortgage loan.

Under the Progressive Series Program, the Originator underwrites one to four family mortgage loans with loan to value ratios at origination of up to 100%, depending on, among other things, a borrower's credit history, repayment ability and debt service to income ratio, as well as the type and use of the mortgaged property. Second lien financing of the mortgaged properties may be provided by lenders other than the Originator at origination; however, the combined loan to value ratio (“CLTV”) generally may not exceed 100%. Generally, when the loan to value ratio is 97.00% to 100.00%, second liens are ineligible. Mortgage loans with a loan to value ratio of up to 95.00% on owner occupied mortgage properties are allowed a CLTV of up to 100%. Generally, second home owner occupied and non owner occupied mortgage properties are allowed a maximum CLTV of up to 95%. Under the Originator's 80/20 program, which is available to Progressive Series I and II borrowers only, the Originator may allow second lien financing at the same time as the origination of the first lien with CLTVs of up to 100%.

The mortgage loans in the Progressive Series Program generally bear rates of interest that are greater than those which are originated in accordance with Freddie Mac and Fannie Mae standards. In general, the maximum amount for mortgage loans originated under the Progressive Series Program is $2 million for owner-occupied, second home and non-owner occupied properties. Generally, on owner-occupied properties, with a minimum credit score of 620, the maximum loan to value is 70% on full and reduced documentation, and the CLTV generally is 90% on full documentation and 80% on reduced documentation. Generally, on second home and non-owner occupied, with a minimum credit score of 681, the maximum loan-to-value is 60% full and reduced documentation, and the CLTV is 80% on full documentation and reduced documentation; on a second home, with a minimum credit score of 620, the maximum loan-to-value is 70%, the CLTV is 90% with a loan amount of $1 million; generally on non-owner occupied properties, with a minimum credit score of 620, the maximum loan-to-value is 70%, and the CLTV is 90% with a loan amount of $1 million.

All of the mortgage loans originated under the Progressive Series I, II and III Programs are prior approved and/or underwritten either by employees of the Originator or underwritten by contracted mortgage insurance companies or delegated conduit sellers. Generally all of the mortgage loans originated under the Series III+, IV, V and VI Programs are prior approved and/or underwritten by employees of the Originator and underwritten by designated conduit sellers. Generally, all of the Series I, Series II and Series III Program mortgage loans with loan to value ratios at origination in excess of 80% have mortgage insurance which may include insurance by Radian, Republic Mortgage Insurance Corporation, PMI or United Guaranty Insurance. The borrower may elect to have primary mortgage insurance covered by their loan payment. If the borrower makes such election, a loan to value ratio between 80.01% and 85.00% requires 22% coverage, a loan to value ratio between 85.01% and 90.00% requires 25% coverage, a loan to value ratio between 90.01% and 95.00% requires 30% coverage and a loan to value ratio between 95.01% and 100% requires 35% coverage. Generally, when the borrower does not make such an election, the related mortgage loan will be covered by a selective primary mortgage insurance policy issued by Radian or PMI based on the borrowers credit grade and documentation type to the Originator providing coverage in the amount of (i) 22% coverage for a mortgage loan with a loan to value ratio between 80.01% and 85.00%, (ii) 25% coverage for a mortgage loan with a loan to value ratio between 85.01% and 90.00%, (iii) 30% coverage for a mortgage loan with a loan to value ratio between 90.01% and 95.00% and (iv) 35% coverage for a mortgage loan with a loan to value ratio between 95.01% and 100%. None of the Series III+ Program mortgage loans with loan to value ratios at origination in excess of 80% will be insured by a Primary Insurance Policy. All Series IV, V and VI Program mortgage loans have loan to value ratios at origination which are less than or equal to 85% and do not require a Primary Insurance Policy. The Originator receives verbal verification from the conduit seller of employment prior to funding or acquiring each Progressive Series Program mortgage loan.

Full/Alternative Documentation and Reduced Documentation Progressive Series Programs. Each prospective borrower completes a mortgage loan application which includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. The Originator requires a credit report on each applicant from a credit reporting company. The report typically contains information relating to credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments.

The Progressive Series Program allows for approval of an application pursuant to the (a) Full/Alternative Documentation Program, or (b) the Limited Documentation Program or the “No Income, No Assets” Program or the No Ratio Program (any of the foregoing, a “Reduced Documentation Program”). The Full/Alternative Documentation Program requires the following documents: (i) Uniform Residential Loan Application (Fannie Mae Form 1003 or Freddie Mac Form 65), (ii) Statement of Assets and Liabilities (Fannie Mae Form 1003A or Freddie Mac Form 65A), (iii) In File Tri Merged Credit Report or Residential Mortgage Credit Report with records obtained from at least two separate repositories, (iv) Verification of Employment Form providing a complete two year employment history, (v) Verification of Deposit Form for all liquid assets, verifying minimum cash reserves based upon the loan to value ratio and borrower's income, and (vi) a Uniform Residential Appraisal Report (Fannie Mae Form 1004 or Freddie Mac Form 70). The Full/Alternative Documentation Program allows for the use of certain alternative documents in lieu of the Verification of Deposit Form and Verification of Employment Form. These include W 2 Statements, tax returns and one pay check from the most recent full month for verification of income and the most recent one month personal bank statement for verification of liquid assets. In addition, self employed borrowers must provide federal tax returns for the previous two years, including K-1's, federal business tax returns for two years, year to date financial statements and a signed IRS Form 4506 (Request for Copy of Tax Returns). However, Borrowers with a credit score of 680 and above, the most recent paystub with a minimum 15-day period and most recent 1-year W-2 is required. Self-employed borrowers whose sole income is from Schedule "C" may utilize a processed IRS 4506 to qualify in lieu of providing prior 2-years tax returns.

Under the Full Income Documentation/Stated Assets Program available to borrowers in the Series I, II and III programs, the borrower provides full income and employment documentation information, which the Originator is required to verify. The borrower states assets on the Residential Loan Application (Fannie Mae Form 1003 or Freddie Mac Form 65); however, verification of assets is not required. With respect to the Full Income Documentation/Stated Assets Program, a mortgage loan is allowed to have a loan to value ratio at origination of up to 100%.

Under each Reduced Documentation Program, which is available to borrowers in every Progressive Series Program, the Originator obtains from prospective borrowers either a verification of deposits or bank statements for the most recent one month period preceding the mortgage loan application. Under this program the borrower provides income information on the mortgage loan application, and the debt service to income ratio is calculated. However, income is not verified. Permitted maximum loan to value ratios (including secondary financing) under the Reduced Documentation Program generally are limited.

Under the “Stated Income Stated Assets” program available to borrowers in the Series I & II program, the borrower provides income and asset information, which the Originator is not required to verify, on the mortgage loan application. However, a debt-to-income ratio is calculated. Employment information is provided and is verbally verified. Permitted maximum loan to value ratios (including secondary financing) under the Stated Income Stated Asset program generally are limited.

Under the “No Ratio” program available to borrowers in the Series I and II program, the borrower provides no income information, but provides employment and asset information, which the Originator is required to verify, on the mortgage loan application. With respect to the “No Ratio” program, a mortgage loan with a loan to value ratio at origination in excess of 80% is generally not eligible.

Under the “No Income, No Assets” Program available to borrowers in the Series I Program, the borrower provides no income information, but provides employment and unverified asset information on the mortgage loan application. With respect to the “No Income, No Assets” Program, a mortgage loan with a loan to value ratio at origination in excess of 80% is generally not eligible. The Originator has developed expanded underwriting guidelines for credit requirements on the Progressive Series Program to include generally a maximum of 90% loan-to-value on owner-occupied and second home properties and 80% loan-to-value on non owner-occupied property.

Under the Lite Income/Stated Assets Program which is available to borrowers for the Series I, II, and III Programs, the Originator obtains from prospective salaried borrowers a 30 day pay stub and from prospective self employed borrowers bank statements for the most recent twelve month period preceding the mortgage loan application and a year to date profit and loss statement. Under this program the borrower provides income information on the mortgage loan application, and the debt service to income ratio is provided. The maximum loan to value ratio under this program is 97%.

Under the Lite Documentation Program, which is available to Series III+, Series IV, and Series V Program self employed borrowers, the previous 12 months bank statements are utilized in lieu of tax returns. Under these programs the borrower provides income information on the mortgage loan applicant and the debt to service to income ratio is calculated. However, income is not verified. Permitted maximum loan to value ratios (including secondary financing) under the Lite Documentation Program generally are limited.

Under all Progressive Series Programs, the Originator or the conduit seller verbally verifies the borrower's employment prior to closing. Credit history, collateral quality and the amount of the down payment are important factors in evaluating a mortgage loan submitted under one of the Reduced Documentation Programs. In addition, in order to qualify for a Reduced Documentation Program, a mortgage loan must conform to certain criteria regarding maximum loan amount, property type and occupancy status. Mortgage loans having a loan to value ratio at origination in excess of 95% where the related mortgaged property is used as a second or vacation home or is a non owner occupied home are not eligible for the Series I, II or III Reduced Documentation Program. In general, the maximum loan amount for mortgage loans underwritten in accordance with Series I, II and III Reduced Documentation Program is $2,000,000 for purchase transactions, rate term transactions and cash out refinance transactions. The maximum loan amount is $500,000 for mortgage loans underwritten in accordance with Series III+ Reduced Documentation Program, $400,000 for mortgage loans underwritten in accordance with Series IV and V Reduced Documentation Program, and $175,000 for mortgage loans underwritten in accordance with Series VI Reduced Documentation Program, however, exceptions are granted on a case by case basis. Secondary financing is allowed in the origination of the Reduced Documentation Program but must meet the CLTV requirements described above and certain other requirements for subordinate financing. In all cases, liquid assets must support the level of income of the borrower as stated in proportion to the type of employment of the borrower. Full Documentation is requested by the underwriter if it is the judgment of the underwriter that the compensating factors are insufficient for loan approval.

Credit History. The Progressive Series Program defines an acceptable credit history in each of the Series I, II and III Programs. The Series I Program defines an acceptable credit history as a borrower who has “A” credit, meaning a minimum of four trade accounts, including a mortgage and/or rental history, along with one non traditional trade account to satisfy five trades, with 24 months credit history, or at 80% loan-to-value and less 4 trades minimum, 2 trades with 12 months credit history plus 1 trade with a minimum 24 months credit history plus 24 months mortgage or rent history, no 30 day delinquent mortgage payments in the last 12 months, and a maximum of one 30 day delinquent payments on any revolving credit account within the past 12 months and a maximum of one 30 day delinquent payment on installment credit account within the past 12 months. However, if the loan to value ratio of the loan is 90% or less, consumer credit is disregarded. Bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in the past 3 years. No judgments, suits, tax liens, other liens, collections or charge offs in the past 24 months, generally older items must be paid prior to or at closing; provided that any such judgments, suits, other liens, collections or charge offs in the past 24 months must not exceed $500 in the aggregate and any such judgments, suits, other liens, collections or charge offs older than 24 months must not exceed $2,000 in the aggregate, in either case without regard to any medical judgments, suits, tax liens, other liens, collections or charge offs that are not excessive or impact the borrower’s ability to repay the loan. The Originator has developed expanded underwriting guidelines for credit requirements on the Progressive Series Program to include, when the loan is greater than 80% loan-to-value and the documentation utilized is full documentation, three tradelines are required and if reduced documentation is utilized five tradelines are required. However, at 80% loan-to-value or less, three tradelines are required regardless of the documentation type. In addition, any judgments, suits, other liens, collections or charge offs must not exceed $5,000 in aggregate and may remain open provided such judgments, suits, other liens, collections or charge offs does not affect title to the property.

With respect to the Series II Program, a borrower must have a minimum of four trade accounts including a mortgage and/or rental history, along with one non traditional trade account to satisfy five trades, 80% loan-to-value and less 4 trades minimum, 2 trades with 12 months credit history plus 1 trade with a minimum 24 months credit history plus 24 months mortgage or rent history, no 30 day delinquent mortgage payments in the last 12 months, and a maximum of three 30 day delinquent payments within the past 12 months on any revolving credit accounts and three 30 day delinquent payments within the past 12 months on any installment credit account. However, if the loan to value ratio of the loan is 90% or less, consumer credit is disregarded. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in the past 3 years. No judgments, suits, tax liens, other liens, collections or charge offs in the past 24 months, generally older items must be paid prior to or at closing; provided that any such judgments, suits, other liens, collections or charge offs in the past 24 months must not exceed $500 in the aggregate and any such judgments, suits, other liens, collections or charge offs older than 24 months must not exceed $2,000 in the aggregate, in either case without regard to any medical judgments, suits, tax liens, other liens, collections or charge offs that are not excessive or impact the borrower’s ability to repay the loan. The Originator has developed expanded underwriting guidelines for credit requirements on the Progressive Series Program to include when the loan is greater than 80% loan-to-value and the documentation utilized is full documentation 3 tradelines are required and if reduced documentation is utilized 5 tradelines are required. However, at 80% loan-to-value or less, three tradelines are required regardless of the documentation type. In addition, any judgments, suits, other liens, collections or charge offs must not exceed $5,000 in aggregate and may remain open provided such judgments, suits, other liens, collections or charge offs does not affect title to the property.

With respect to the Series III Program, a borrower must have a minimum of four trade accounts including a mortgage and/or rental history, along with one non traditional trade account to satisfy five trades, with 24 months credit history, a borrower may not have more than two 30 day delinquent mortgage payments within the past 12 months. Bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in the past 3 years. No judgments, suits, tax liens, other liens, collections or charge offs in the past 24 months, generally older items must be paid prior to or at closing.

With respect to the Series III+ Program, a borrower must have a minimum of two trade accounts including a mortgage and/or rental history, along with one non traditional trade account to satisfy three trades, with 12 months credit history, a borrower may not have more than two 30 day delinquent mortgage payments within the past 12 months. Any open judgments, suits, liens, collections and charge offs not to exceed $500 cumulatively within the past 12 months generally are paid prior to or at closing. Bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed during the past 24 months. Tax liens are not allowed within the last 12 months.

With respect to the Series IV Program, a borrower must have a minimum of two trade accounts including a mortgage and/or rental history, along with one non traditional trade account to satisfy three trades, with 12 months credit history, a borrower may not have more than four 30 day delinquent mortgage payments or three 30 day delinquent mortgage payments and one 60 day delinquent mortgage payment within the past 12 months. Any open judgments, suits, liens, collections and charge offs not to exceed $1,000 cumulatively within the past 12 months generally are paid prior to or at closing. Bankruptcies must be at least 18 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in the past 18 months. Tax liens are not allowed within the last 12 months.

With respect to the Series V Program, a borrower must have a minimum of two trade accounts including a mortgage and/or rental history, along with one non traditional trade account to satisfy three trades, with 12 months credit history, a borrower may not have more than five 30 day delinquent mortgage payments or two 60 day delinquent mortgage payments or one 90 day delinquent mortgage payment within the past 12 months. Any open judgments, suits, liens, collections and charge offs not to exceed $4,000 cumulatively within the past 12 months generally are paid prior to or at closing. Bankruptcies must be at least 12 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in the past 12 months. Tax liens are not allowed within the last 12 months.

With respect to the Series VI program, a borrower must have a minimum of two trade accounts including a mortgage and/or rental history, along with one non traditional trade account to satisfy three trades, with 12 months credit history, a borrower may not have more than one 90 day delinquent mortgage payment within the past 12 months. Any open judgments, suits, liens, collections and charge offs generally are paid prior to or at closing. Bankruptcies must be at least 6 months old. Foreclosures are not allowed in the past 6 months. Tax liens are not allowed within the last 6 months.

The Progressive Express™ Programs

Progressive Express™ Programs with Documentation

General. In July 1996, the Originator developed an additional series to the Progressive Program, the “Progressive Express™ Program.” The concept of the Progressive Express™ Program is to underwrite the loan focusing on the borrower's Credit Score, ability and willingness to repay the mortgage loan obligation, and assess the adequacy of the mortgaged property as collateral for the loan. The Credit Score is an electronic evaluation of past and present credit accounts on the borrower's credit bureau report. This includes all reported accounts as well as public records and inquiries. The Progressive Express™ Program offers six levels of mortgage loan programs. The Progressive Express™ Program has a minimum Credit Score that must be met by the borrower's primary wage earner and does not allow for exceptions to the Credit Score requirement. The Credit Score requirement is as follows: Progressive Express™ I above 680, Progressive Express™ II 680-620, Progressive Express™ III 619-601, Progressive Express™ IV 600-581, Progressive Express™ V 580-551, and Progressive Express™ VI 550-500. Each Progressive Express™ program has different Credit Score requirements, credit criteria, reserve requirements, and loan to value ratio restrictions. Progressive Express™ I is designed for credit history and income requirements typical of “A+” credit borrowers. In the event a borrower does not fit the Progressive Express™ I criteria, the borrower's mortgage loan is placed into either Progressive Express™ II, III, IV, V, or VI, depending on which series' mortgage loan parameters meets the borrowers unique credit profile.

All of the mortgage loans originated under the Progressive Express™ program are prior approved and/or underwritten either by employees of the Originator or underwritten by contracted mortgage insurance companies or delegated conduit sellers. Under the Progressive Express™ Program, the Originator underwrites single family dwellings with loan to value ratios at origination of up to 95%. In general, the maximum amount for mortgage loans originated under the Progressive Express Program is $750,000; however, the Originator may approve mortgage loans on a case by case basis where generally the maximum loan amount is up to $1 million, owner occupied, with a minimum credit score of 681. The borrower must disclose employment and assets which both are verified by the Originator, the loan to value must not be greater than 70%, the CLTV must not be greater than 80% and the property must be single family residence, excluding condominiums. In order for the property to be eligible for the Progressive Express™ Program, it may include a single family residence (1 unit), 2 4 units, condominium and/or planned unit development (PUD). Progressive Express™ I & II allow owner occupied and second home single family residence property subject to a maximum loan to value ratio of 95% and a maximum 100% CLTV on owner occupied mortgaged properties and 95% on mortgaged properties that are second homes. Express III allows owner occupied single family residence property subject to a maximum 90% loan to value ratio and a CLTV of 95%. Progressive Express™ I & II allow owner occupied and non owner occupied properties to a maximum 90% loan to value ratio on 1 2 units and 80% loan to value ratio on 3 4 units with a maximum 100% CLTV on owner occupied and Express II non owner occupied to 95% CLTV. Express III allow non owner occupied subject to a maximum 80% loan to value ratio on 1 4 units with a maximum 95% CLTV. Express IV, V and VI allow owner occupied and second homes only and non owner occupied property is not allowed. Express IV owner occupied is subject to a maximum 90% loan to value ratio, Express V is subject to a maximum of 80% loan to value ratio and Express VI is subject to a maximum of 75% loan to value ratio and CLTV is not allowed on Express IV, V or VI. Express IV, V or VI loans secured by a second home are subject to a maximum of 70% loan to value ratio on Express IV, V and VI and CLTV is not allowed. Progressive Express™ Programs I through IV loans with loan to value ratios at origination in excess of 80% are generally insured by MGIC, Radian or RMIC. The borrower can elect to have primary mortgage insurance covered by their loan payment. If the borrower makes such election, a loan to value ratio between 80.01% and 85.00% requires 22% coverage, a loan to value ratio between 85.01% and 90.00% requires 25% coverage, a loan to value ratio between 90.00% and 95.00% requires 30% coverage and a loan to value ratio between 95.01% and 100% requires 35% coverage. Generally, when the borrower does not make such an election, the related mortgage loan will be covered by a selective primary mortgage insurance policy issued by Radian or PMI based on the borrowers credit grade and documentation type to the Originator providing coverage in the amount of (i) a loan to value ratio between 80.01% and 85.00% requires 22% coverage, (ii) a loan to value ratio between 85.01% and 90.00% requires 25% coverage, (iii) 30% for a mortgage loan with a loan to value ratio between 90.01% and 95.00% and (iv) 35% for mortgage loan with a loan to value ratio between 95.01% and 100%.

Each borrower completes a Residential Loan Application (Fannie Mae Form 1003 or Freddie Mac Form 65). The borrower must disclose employment and assets on the application, however, there is no verification of the information. If the borrower elects to verify assets, the Originator obtains from the borrower either verification of deposits or bank statements for the most recent one month period preceding the mortgage loan application. The conduit seller obtains a verbal verification of employment on each borrower.

The Originator uses the foregoing parameters as guidelines only. The Originator may include certain provisions in the note that the Originator may not enforce. Full documentation is requested by the underwriter if it is the judgment of the underwriter that the compensating factors are insufficient for loan approval under the Progressive Express™ Product Line.

Credit History. The Progressive Express™ Program defines an acceptable credit history in each of the programs I through VI. Progressive Express™ I defines an acceptable credit history as a borrower who has “A+” credit, meaning a minimum of four trade accounts including a mortgage and/or rental history, along with one non traditional trade account to satisfy five trades, no 30 day delinquent mortgage payments in the past 12 months, and a maximum of one 30 day delinquent payments on any revolving credit accounts within the past 12 months and one 30 day delinquent payment on any installment credit accounts within the past 12 months. However, if the loan to value ratio of the loan is 90% or less, consumer credit is disregarded. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in the past 3 years. No judgments, suits, tax liens, other liens, collections or charge offs in the past 24 months, generally older items must be paid prior to or at closing.

With respect to Progressive Express™ II, a borrower must have a minimum of four trade accounts including a mortgage and/or rental history, along with one non traditional trade account to satisfy five trades, and no late mortgage payments for the past 12 months. In addition, a borrower must have a maximum of two 30 day delinquent payments on any revolving credit accounts within the past 12 months and one 30 day delinquent payment on any installment credit accounts within the past 12 months. However, if the loan to value ratio of the loan is 90% or less, revolving and installment credit is disregarded. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in the past 3 years. No judgments, suits, tax liens, other liens, collections or charge offs allowed within the past 24 months, generally older items must be paid prior to or at closing.

With respect to Progressive Express™ III, a borrower must have a minimum of four trade accounts including a mortgage and/or rental history, along with one non traditional trade account to satisfy five trades and no more than one 30 day late mortgage payment for the past 12 months. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in the past 3 years. No judgments, suits, tax liens, other liens, collections or charge offs allowed within the past 24 months, generally older items must be paid prior to or at closing.

With respect to Progressive Express™ IV, a borrower must have a minimum of four trade accounts including a mortgage and/or rental history, along with one non traditional trade account to satisfy five trades, no more than two 30 day late mortgage payments for the past 12 months. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in the past 3 years. No judgments, suits, tax liens, other liens, collections or charge offs allowed within the past 24 months, generally older items must be paid prior to or at closing.

With respect to Progressive Express™ V, a borrower must have a minimum of two trade accounts including a mortgage and/or rental history, along with one non traditional trade account to satisfy three trades, with 12 months credit history, no more than two 30 day late mortgage payments in the past 12 months. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in the past 24 months. Judgments, suits, liens, collections or charge offs, may not exceed $500 cumulatively within the past 12 months, and must be paid prior to or at closing. Tax liens are not allowed within the last 12 months.

With respect to Progressive Express™ VI, a borrower must have a minimum of two trade accounts including a mortgage and/or rental history, along with one non traditional trade account to satisfy three trades, with 12 months credit history, no more than four 30 day or three 30 day and one 60 day late mortgage payments in the past 12 months. All bankruptcies must be at least 18 months old and fully discharged. Foreclosures are not allowed in the past 18 months. Judgments, suits, liens, collections or charge offs, may not exceed $1,000 cumulatively within the past 12 months, and must be paid prior to or at closing. Tax liens are not allowed within the last 12 months.

Progressive Express™ No Doc Program

In May, 1999, the Originator introduced a Progressive Express™ No Doc Program (the “No Doc program”). The concept of the No Doc program is to underwrite the loan focusing on the borrower's credit score, ability and willingness to repay the mortgage loan obligation, and assess the adequacy of the mortgaged property as collateral for the loan. The No Doc program has a minimum credit score and does not allow for exceptions to the credit score. The credit score requirement is as follows: 681 for Progressive Express™ No Doc I and 660 for Progressive Express™ No Doc II. Each program has a different credit score requirement and credit criteria.

All of the mortgage loans originated under the Progressive Express™ No Doc program are prior approved and/or underwritten either by employees of the Originator or underwritten by contracted mortgage insurance companies or delegated conduit sellers. Under the Progressive Express™ No Doc program, the Originator employees or contracted mortgage insurance companies or delegated conduit sellers underwrite single family dwellings with loan to value ratios at origination up to 95% and $500,000. In order for the property to be eligible for the Progressive Express™ No Doc program, it must be a single family residence (single unit only), condominium and/or planned unit development (PUD) or 2 units to a maximum loan to value ratio of 80%. The borrower can elect to have primary mortgage insurance covered by their loan payment. If the borrower makes such election, the loan to value ratios at origination in excess of 80%, generally are insured by MGIC, Radian or RMIC. For loan to value ratios of 80.01% to 85.00%, mortgage insurance coverage is 22%, for loan to value ratios 85.01% to 90.00%, mortgage insurance coverage is 25% and for loan to value ratios of 90% to 95%, mortgage insurance coverage is 30%. Generally, when the borrower's credit score is 660 and above or if the borrower does not make such election, the related mortgage loan will be covered by a selective primary insurance policy issued by Radian or PMI based on the borrowers credit grade and documentation type to the Originator providing coverage in the amount of 22% for a mortgage loan with a loan to value ratio between 80.01% and 85.00%, 25% for a mortgage loan with a loan to value ratio between 85.01% and 90.00% and 30% for a mortgage loan with a loan to value ratio of 90.01% to 95.00%.

Each borrower completes a Residential Loan Application (Fannie Mae Form 1003 or Freddie Mac Form 65). The borrower does not disclose income, employment, or assets and a Verbal Verification of Employment is not provided. Generally, borrowers provide a daytime telephone number as well as an evening telephone number. If the prospective borrower elects to state and verify assets on the Residential Loan Application, Originator obtains from prospective borrowers either a verification of deposits or bank statements for the most recent one month period preceding the mortgage loan application.

Credit History. The Progressive Express™ No Doc program defines an acceptable credit history as follows: Progressive Express™ No Doc I defines an acceptable credit history as a borrower who has “A+” credit, meaning a minimum of four trade accounts including a mortgage and/or rental history, along with one non traditional trade account to satisfy five trades, and no 30 day delinquent mortgage payments in the past 12 months and a maximum of one 30 day delinquent payments on any revolving credit accounts within the past 12 months and one 30 day delinquent payment on any installment credit accounts within the past 12 months. However, if the loan to value ratio of the loan is 90% or less, revolving and installment credit is disregarded. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed a satisfactory credit history. Foreclosures are not allowed in the past 3 years. No judgments, suits, tax liens, other liens, collections or charge offs are allowed within the past 24 months, generally older items must be paid prior to or at closing.

With respect to Progressive Express™ No Doc II a borrower must have a minimum of four trade accounts including a mortgage and/or rental history, along with one non traditional trade account to satisfy five trades, and no late mortgage payments for the past 12 months and a maximum of two 30 day delinquent payments on any revolving credit accounts and one 30 day delinquent payment on any installment credit accounts within the past 12 months. However, if the loan to value ratio of the loan is 90% or less, revolving and installment credit is disregarded. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in past 3 years. No judgments, suits, tax liens, other liens, collections or charge offs allowed within the past 24 months, generally older items must be paid prior to or at closing.

Multifamily Loans

General. All of the Group 2 Loans were originated by IMPAC Multifamily Capital Corporation (“IMCC”), a subsidiary of the Sponsor, and were underwritten pursuant to, or in accordance with, the standards of IMCC's underwriting guidelines for its multifamily origination program (the “IMCC Program”) which are generally described below. The IMCC Program focuses exclusively on small apartment properties for which the loan amount generally does not exceed $3,000,000. However, loans may be originated under the program in excess of this amount. The IMCC Program is designed for uncomplicated loan activity on existing property where repayment is to be supported by cash flow from ongoing normal rental operations and where the expected productive physical life of the property and its systems will sustain tenancy occupancy over the term of the loan with normal management and maintenance. The program is not designed for properties requiring significant rehabilitation, renovation, repair, or reconstruction. Neither is the IMCC Program established to finance property exhibiting certain high risk attributes.

Property Location. IMCC currently will consider originating loans nationwide, subject to change by IMCC's management.

Property Types. IMCC offers first lien, adjustable rate and hybrid mortgages for apartment properties having 5 or more total residential units. In addition, the following characteristics, among others, are also considered:

•	property shall generally be at least 90% occupied with consistent and predictable cash flows from tenant rentals;
•	property shall generate enough gross income to support the proposed mortgage debt service, operating expenses, reserves, and a sufficient return on investment to the related borrower(s);
•
property shall be in “average” or better condition as determined by the property inspection and/or appraisal, without excessive deferred maintenance, and without building code violations or health and safety issues;

•	property shall conform to the zoning of the site or is adequately insured for any nonconformity;
•	proposed loans that collateralize multiple apartment buildings should generally have the buildings contiguous and adjacent to each other;
•
condominiums or “Planned Unit Developments” (“PUD”) where the borrower owns 100% of the units contained in the separate structure(s) defined as the collateral property even though the structure(s) may be only a portion of the condominium association or PUD;

•	properties with seasonal occupancy where the market area does support year around occupancy and/or year around employment; and
•	properties with a studio/efficiency unit (i.e. units not containing any bedrooms) mix will be considered on a case by case basis.

IMCC generally does not make loans on properties that:

•	have a nonresidential component contributing more than 25% of gross income;

•	need significant rehabilitation or deferred maintenance;
•	have been converted from alternative initial intended usage;
•	have tenants that are “doubling up,” i.e. have more occupants than intended for the unit; or
•	cannot be “split up” from another property because of requisite common areas that are essential to the property as a whole.

Property Condition Assessment. IMCC will generally require that a property inspection report (“Property Inspection Report”) be performed on each complete loan request unless all of the following apply: the property is less than 50 years of age, the transaction is a refinance transaction with a cash out amount less than $100,000, the property is located in the five counties of Southern California (San Diego, Orange, Los Angeles, Riverside and San Bernadino), and the appraiser or underwriter does not recommend otherwise. If obtained, this report will help IMCC to determine the general condition of the property and if there is need for a repair letter and/or monetary holdback (generally 125% of the estimated cost) and the overall condition of the property. IMCC may require property repairs pre funding or post funding. Any potential health and/or safety issues must be corrected prior to any loan funding and any work for which a holdback was required must generally be completed within 90 days of loan closing.

Environmental Guidelines. A collateral questionnaire is required to be completed by the Sponsor or buyer as an initial “screening” of a property for potential hazardous conditions. If the property was built in 1978 or earlier, an Operations and Maintenance Plan (“O&M”) will be required for lead based paint and “asbestos containing materials.” In addition, “transaction screen investigations” (“TSI”) are performed to identify “recognized environmental conditions” at a property. Based on such TSI's, IMCC may require further actions including, but not limited to, a partial or full Phase I environmental site assessment.

Property Insurance. Each borrower is required to provide insurance coverage with respect to the related mortgaged property that includes:

•	fire and extended coverage equal to the lesser of the replacement cost of the buildings and improvements or the loan amount;
•	comprehensive personal liability coverage in an amount not less than $1,000,000/$2,000,000;
•	loss of rent coverage equal to 100% of the gross annual rent; and
•	to the extent required based on the characteristics of a particular property, law and ordinance coverage, flood insurance and earthquake insurance.

Appraisals. One full appraisal is required on each loan and generally is completed on the FHLMC Form 71A or 71B. Depending on the specific property size and complexity, a narrative report may be accepted. A desk review of the appraisal is generally completed for each loan prior to funding and is completed by internal appraisers or independent fee appraisers. Appraisers are selected from a list of approved appraisers and their reports must conform to the requirements of USPAP Standard 3 as follows:

•	satisfies the requirements of USPAP Standard 1;
•	identifies and sets forth any additional data relied upon and the reasoning and basis for the different estimate of value; and
•	clearly identifies and discloses assumptions and limitations connected with the different estimate of value to avoid confusion in the marketplace.

Debt Service Coverage Ratio. IMCC typically looks to the Debt Service Coverage Ratio of a loan as an important measure of the risk of default on such a loan. The “Debt Service Coverage Ratio” of a multifamily loan at any given time is generally equal to the ratio of (i) the Net Operating Income of the related mortgaged property for a twelve month period to (ii) the annualized scheduled payment on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property. “Net Operating Income” (“NOI”) generally means, for any given period, the total operating revenues derived from a multifamily property during such period, minus the total operating expenses incurred in respect of such property during such period other than (i) non cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans (including the related mortgage loan) secured by liens on such property. The Debt Coverage Ratio and the combined Debt Coverage Ratio generally require a minimum of 1.15:1 after adjusting the NOI for replacement reserves. IMCC also looks to the loan to value ratio of a multifamily loan as a measure of risk. Generally the maximum loan to value is 80% and the maximum CLTV is 85% on multifamily properties of 5 or more units. The maximum loan amount generally does not exceed $5,000,000.

Evaluation of Borrower. A borrower under the IMCC Program may be an individual, corporation, limited liability company, partnership or other legal entity approved by IMCC, provided, however, that one or more natural persons must own a controlling interest in such borrower and each such natural person shall generally be personally liable for the loan or will otherwise personally guaranty the loan.

Each prospective borrower completes a mortgage loan application that includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. IMCC requires a credit report on each applicant from a national credit reporting company. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions, or judgments. Generally, the primary borrower's minimum middle credit score is 640. Generally, when the credit report indicates delinquent payments and the borrower's average credit score is below 680, the borrower may be required to explain all delinquencies over 30 days past due and all accounts must be brought current before closing. When the borrower's average credit score is between 680 and 720, the borrower may be required to explain all delinquencies within 24 months of the application date and all accounts must be current before closing. When the borrower's average credit score is greater than 720, the borrower may be required to explain long term debt (installment/mortgage) delinquencies within 24 months of the application and all accounts must be brought current prior to closing. Bankruptcy must be at least 60 months old, fully discharged and the borrower must have re established or re affirmed satisfactory credit history. Foreclosures are not allowed in the past 5 years. Any judgments or tax liens in excess of $1,000 per occurrence or an aggregate of $3,000 must be paid in full prior to closing.

Management Experience. The IMCC Program takes into account that an apartment building containing five to nine units is typical of the “starter” market for the beginning real estate investor. Thus, five to nine unit properties will generally not need management letters to be supplied, since it is assumed that these properties will be owner managed by “starters” as well as experienced owners. For properties 10 units and larger, management experience is normally required. IMCC may deny the loan request based on insufficient management experience (generally, where the borrower has not demonstrated the necessary ability to manage investment real estate within the past three years). If the loan is granted upon other extenuating reasons, a management letter may be required, plus satisfactory review of a management agreement and qualifications of the manager.

In addition, see “The Mortgage Pools—Underwriting Criteria” in the prospectus.

Additional Information

The description in this free writing prospectus of the sample mortgage loans and the mortgaged properties is based upon the sample mortgage pool as of the Statistical Pool Calculation Date, as adjusted for the scheduled principal payments due on or before this date. However, many of the sample mortgage loans may not be included in the trust as mortgage loans as a result of incomplete documentation or otherwise if the Depositor deems this removal necessary or desirable, and may be prepaid at any time. The characteristics of each final loan group will not materially differ from the information provided with respect to each sample loan group. Within 15 days of the Closing Date, tables reflecting the composition of the mortgage loans in each loan group will be filed on Form 8-K with the Commission.

STATIC POOL INFORMATION

The Depositor will provide static pool information, material to this offering, with respect to the experience of the originator in securitizing asset pools of the same type at http://regabimpacisac.com.

Information provided through the Internet address above will not be deemed to be a part of this prospectus or the registration statement for the securities offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the mortgage pool (if applicable) any period before January 1, 2006.

THE ISSUING ENTITY

Impac Secured Assets Trust 2006-2 is a common law trust formed under the laws of the State of New York pursuant to the pooling and servicing agreement between the Depositor, Sponsor, Master Servicer and the Trustee, dated as of June 1, 2006. The Agreement constitutes the “governing instrument” under the laws of the State of New York. After its formation, the Impac Secured Assets Trust 2006-2 will not engage in any activity other than (i) acquiring and holding the mortgage loans and the other assets of the Trust and proceeds therefrom, (ii) issuing the Certificates, (iii) making payments on the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The foregoing restrictions are contained in the Agreement. These restrictions cannot be amended without the consent of holders of Certificates evidencing at least 66-2/3% of the voting rights. For a description of other provisions relating to amending the Agreement, please see “The Agreements—Amendment” in the base prospectus.

The assets of the Impac Secured Assets Trust 2006-2 will consist of the mortgage loans and certain related assets. Impac Secured Assets Trust 2006-2’s fiscal year end is December 31.

THE DEPOSITOR

The Depositor, Impac Secured Assets Corp., was incorporated in the state of Delaware in 1996 as ICIFC Secured Assets Corp., and is a wholly-owned subsidiary of Impac Funding Corporation. The Depositor changed its name to Impac Secured Assets Corp. in 1998. The Depositor was organized for the sole purpose of serving as a private secondary mortgage market conduit. The Depositor does not have, nor is it expected in the future to have, any significant assets. See “The Sponsor” below for information regarding the size, composition and growth of the total portfolio of assets for which Impac Secured Assets Corp. has served as Depositor.

The Depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 1998. Since that time it has been involved in the issuance of securities backed by residential mortgage loans in excess of $12 billion. In conjunction with the Sponsor’s acquisition of mortgage loans, the Depositor will execute a mortgage loan purchase agreement through which the loans will be transferred to itself. These loans are subsequently deposited in a common law or statutory trust, described in this free writing prospectus, which will then issue the certificates.

After issuance and registration of the securities contemplated in this free writing prospectus and any supplement hereto, the Depositor will have no duties or responsibilities with respect to the pool assets or the securities.

The Depositor’s principal executive offices are located at 1401 Dove Street, Newport Beach, CA 92660. Its telephone number is (949) 475-3600.

THE SPONSOR

The Sponsor, Impac Funding Corporation, in its capacity as mortgage loan seller, will sell the mortgage loans to the Depositor pursuant to a Mortgage Loan Purchase Agreement, dated as of June 29, 2006, between the Sponsor and the Depositor.

The Sponsor was incorporated in the State of California in August 1995 and is an affiliate of the Depositor. The Sponsor commenced operation in California in 1995.

The Sponsor maintains its principal office at 1401 Dove Street, Newport Beach, CA 92660. Its telephone number is (949) 475-3600.

The Sponsor is a mortgage company that acquires, purchases and sells primarily first-lien non-conforming Alt-A mortgage loans from a network of third party correspondents, mortgage bankers, and brokers.

The Sponsor has been securitizing residential mortgage loans since 1995. The Sponsor securitized residential mortgage loans in two transactions with an aggregate principal balance of $883,975,000 during the year ending December 31, 2003. The Sponsor securitized residential mortgage loans in four transactions with an aggregate principal balance of $3,724,226,000 during the year ending December 31, 2004. The Sponsor securitized residential mortgage loans in two transactions with an aggregate principal balance of $2,612,035,471 during the year ending December 31, 2005. The Sponsor securitized residential and multifamily mortgage loans in one transaction with an aggregate principal balance of $910,933,000 during the first three months of 2006.

PERMITTED INVESTMENTS

Any institution maintaining a custodial account shall at the direction of the Master Servicer invest the funds in such account in Permitted Investments, each of which shall mature not later than (i) the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to the Agreement, if a Person other than the Trustee is the obligor thereon, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to the Agreement, if the Trustee is the obligor thereon and shall not be sold or disposed of prior to its maturity. All income and gain realized from any such investment as well as any interest earned on deposits in a custodial account shall be for the benefit of the Master Servicer. The Master Servicer shall deposit in a custodial account an amount equal to the amount of any loss incurred in respect of any such investment immediately upon realization of such loss without right of reimbursement.

Any one or more of the following obligations or securities held in the name of the Trustee for the benefit of the certificateholders will be considered a Permitted Investment:

(a) obligations of or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

(b) repurchase agreements on obligations specified in clause (i) maturing not more than one month from the date of acquisition thereof, provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating available, provided, however, that such repurchase agreements are treated as financings under generally accepted accounting principles (“GAAP”);

(c) federal funds, certificates of deposit, demand deposits, time deposits and bankers’ acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers’ acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; provided that the debt obligations of such depository institution or trust company (or, if the only Rating Agency is Standard & Poor’s, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) at the date of acquisition thereof have been rated by each Rating Agency in its highest short-term rating available; and provided further that, if the only Rating Agency is Standard & Poor’s and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of Standard & Poor’s if Standard & Poor’s is the Rating Agency;

(d) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by Moody’s and Standard & Poor’s in their highest short-term ratings available; provided that such commercial paper shall have a remaining maturity of not more than 30 days;

(e) a money market fund or a qualified investment fund rated by Moody’s in its highest long-term ratings available and rated AAAm or AAAm-G by Standard & Poor’s, including any such funds for which Deutsche Bank National Trust Company or any affiliate thereof serves as an investment advisor, manager, administrator, shareholder, servicing agent, and/or custodian or sub-custodian; provided that such obligations are not inconsistent with the definition of assets which may be held by a “qualified special purpose entity” as described in paragraph 35(c)(6) of Financial Accounting Standards Number 140; and

(f) other obligations or securities that are acceptable to each Rating Agency as a Permitted Investment hereunder and will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency, as evidenced in writing; ; provided that such obligations are not inconsistent with the definition of assets which may be held by a “qualified special purpose entity” as described in paragraph 35(c)(6) of Financial Accounting Standards Number 140;

provided, however, that no instrument shall be a permitted investment if it represents, either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations.

To the extent that the Trustee receives any materials in connection with the holding of any Permitted Investment which require the holder to vote, the Trustee shall not exercise such holder’s voting rights.

Permitted Investments shall not be sold prior to maturity, except that a money market fund or qualified investment fund may be liquidated at any time.

YIELD ON THE CERTIFICATES

Shortfalls in Collections of Interest

When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of the principal prepayment, instead of for a full month. When a partial principal prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the Relief Act to any mortgage loan will adversely affect, for an indeterminate period of time, the ability of the Master Servicer to collect full amounts of interest on the mortgage loan. See “Legal Aspects of Mortgage Loans—Servicemembers Civil Relief Act” in the prospectus. The Subservicer is obligated to pay from its own funds only those interest shortfalls attributable to full and partial prepayments by the mortgagors on the mortgage loans subserviced by it, but only to the extent of its aggregate Subservicing Fee for the related Due Period. The Master Servicer is obligated to pay from its own funds only those interest shortfalls attributable to full and partial prepayments by the mortgagors on the mortgage loans master serviced by it, but only to the extent required to be paid by Subservicer and not so paid, and to the extent of its aggregate Master Servicing Fee for the related Due Period. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this free writing prospectus. Accordingly, the effect of (1) any principal prepayments on the mortgage loans, to the extent that any resulting Prepayment Interest Shortfall exceeds any Compensating Interest or (2) any shortfalls resulting from the application of the Relief Act, will be to reduce the aggregate amount of interest collected that is available for distribution to holders of the certificates. Any resulting shortfalls will be allocated among the certificates as provided in this free writing prospectus under “Description of the Certificates—Allocation of Available Funds—Interest Distributions on the Offered Certificates.”

General Yield and Prepayment Considerations

The yield to maturity of the Offered Certificates will be sensitive to defaults on the mortgage loans. If a purchaser of an Offered Certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated. In general, the earlier a loss occurs, the greater is the effect on an investor’s yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the mortgage loans. Because the mortgage loans were underwritten in accordance with standards less stringent than those generally acceptable to Fannie Mae and Freddie Mac with regard to a borrower’s credit standing and repayment ability, the risk of delinquencies with respect to, and losses on, the mortgage loans will be greater than that of mortgage loans underwritten in accordance with Fannie Mae or Freddie Mac standards.

The rate of principal payments, the aggregate amount of distributions and the yields to maturity of the Offered Certificates will be affected by the rate and timing of payments of principal on the mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults, casualties or condemnations and repurchases by the Sponsor). Certain of the mortgage loans contain prepayment charge provisions. The rate of principal payments may or may not be less than the rate of principal payments for mortgage loans that did not have prepayment charge provisions. The mortgage loans are subject to the “due-on-sale” provisions included therein. See “The Mortgage Pool” herein.

Prepayments, liquidations and purchases of the mortgage loans (including any optional purchases) will result in distributions on the Offered Certificates of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Since the rate of payment of principal on the mortgage loans will depend on future events and a variety of other factors, no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of Offered Certificates may vary from the anticipated yield will depend, in the case of the Offered Certificates, upon the degree to which such class of certificates is purchased at a discount or premium. Further, an investor should consider the risk that, in the case of any Offered Certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions. In general, if prevailing interest rates were to fall significantly below the mortgage rates on the mortgage loans, such mortgage loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the mortgage rates on such mortgage loans. For example, if prevailing interest rates were to fall, mortgagors may be inclined to refinance their mortgage loans with a fixed-rate loan to “lock in” a lower interest rate or to refinance their mortgage loans with adjustable-rate mortgage loans with low introductory interest rates. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on such mortgage loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments.

Because principal distributions are paid to certain classes of Offered Certificates before other such classes, holders of classes of Offered Certificates having a later priority of payment bear a greater risk of losses than holders of classes having earlier priorities for distribution of principal.

To the extent the related Net WAC Rate becomes the Pass-Through Rate on the Offered Certificates, then in such case, less interest will accrue on such certificates than would otherwise be the case. For a discussion of factors that could limit the Pass-Through Rate on the certificates, see “Risk Factors—The Difference Between the Interest Rates on the Offered Certificates and the Related Mortgage Loans May Result in Net WAC Shortfall with Respect to Such Certificates” in this free writing prospectus.

Approximately 0.05%, 49.76%, 0.26% and 36.23% of the sample Group 1 Loans in the aggregate have initial interest only periods of two, five, seven and ten years, respectively. Approximately 5.11% and 9.91% of the sample Group 2 Loans have initial interest only periods of three and five years, respectively. During this period, the payment made by the related borrower may be less than it would be if the mortgage loan amortized. In addition, the scheduled monthly payments will not include a principal portion during this period. As a result, no principal payments will be made to the certificates from these mortgage loans during their interest only period except in the case of a prepayment.

Approximately 71.09% of the sample Group 1 Loans and all of the sample Group 2 Loans, provide for payment by the borrower of a prepayment charge in limited circumstances on certain prepayments. The holders of the Class P-R Certificates will be entitled to all prepayment charges received on the Group 1 Loans, and these amounts will not be available for distribution on the other classes of certificates. The holders of the Class P-M Certificates will be entitled to all prepayment charges received on the Group 2 Loans, and these amounts will not be available for distribution on the other classes of certificates. The Master Servicer may waive the collection of any otherwise applicable prepayment charge or reduce the amount thereof actually collected, but only if the Master Servicer does so in compliance with the prepayment charge waiver standards set forth in the Agreement. If the Master Servicer waives any prepayment charge other than in accordance with the standards set forth in the Agreement, the Master Servicer will be required to pay the amount of the waived prepayment charge. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans. Investors should conduct their own analysis of the effect, if any, that the prepayment premiums, and decisions by the Master Servicer with respect to the waiver thereof, may have on the prepayment performance of the mortgage loans.

Yield Sensitivity of the Offered Certificates

If the overcollateralization with respect to the Group 1 Loans has been reduced to zero and the certificate principal balances of the Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-M-7, Class 1-M-8 and Class 1-B Certificates have been reduced to zero, the yield to maturity on the Class 1-A1-1, Class 1-A1-2, Class 1-A2-A, Class 1-A2-B and Class 1-A2-C Certificates will become extremely sensitive to losses on the related mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses will be allocated to the Class 1-A1-1, Class 1-A1-2, Class 1-A2-A, Class 1-A2-B and Class 1-A2-C Certificates on a pro rata basis, provided however, that Realized Losses allocable to the Class 1-A1-1 Certificates shall be allocated first, to the Class 1-A1-2 Certificates until the certificate principal balance thereof has been reduced to zero. If the overcollateralization with respect to the Group 1 Loans has been reduced to zero and the certificate principal balances of the Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-M-7, Class 1-M-8 and Class 1-B Certificates have been reduced to zero, the yield to maturity on the Class 1-M-1 Certificates will become extremely sensitive to losses on the related mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses will be allocated to the Class 1-M-1 Certificates. If the overcollateralization with respect to the Group 1 Loans and the certificate principal balance of the Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-M-7, Class 1-M-8 and Class 1-B Certificates have been reduced to zero, the yield to maturity on the Class 1-M-2 Certificates will become extremely sensitive to losses on the related mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses will be allocated to the Class 1-M-2 Certificates. If the overcollateralization with respect to the Group 1 Loans and the certificate principal balance of the Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-M-7, Class 1-M-8 and Class 1-B Certificates have been reduced to zero, the yield to maturity on the Class 1-M-3 Certificates will become extremely sensitive to losses on the related mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses will be allocated to the Class 1-M-3 Certificates. If the overcollateralization with respect to the Group 1 Loans and the certificate principal balance of the Class 1-M-5, Class 1-M-6, Class 1-M-7, Class 1-M-8 and Class 1-B Certificates have been reduced to zero, the yield to maturity on the Class 1-M-4 Certificates will become extremely sensitive to losses on the related mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses will be allocated to the Class 1-M-4 Certificates. If the overcollateralization with respect to the Group 1 Loans and the certificate principal balance of the Class 1-M-6, Class 1-M-7, Class 1-M-8 and Class 1-B Certificates have been reduced to zero, the yield to maturity on the Class 1-M-5 Certificates will become extremely sensitive to losses on the related mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses will be allocated to the Class 1-M-5 Certificates. If the overcollateralization with respect to the Group 1 Loans and the certificate principal balance of the Class 1-M-7, Class 1-M-8 and Class 1-B Certificates have been reduced to zero, the yield to maturity on the Class 1-M-6 Certificates will become extremely sensitive to losses on the related mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses will be allocated to the Class 1-M-6 Certificates. If the overcollateralization with respect to the Group 1 Loans and the certificate principal balance of the Class 1-M-8 Certificates and Class 1-B Certificates have been reduced to zero, the yield to maturity on the Class 1-M-7 Certificates will become extremely sensitive to losses on the related mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses will be allocated to the Class 1-M-7 Certificates. If the overcollateralization with respect to the Group 1 Loans and the certificate principal balance of the Class 1-B Certificates have been reduced to zero, the yield to maturity on the Class 1-M-8 Certificates will become extremely sensitive to losses on the related mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses will be allocated to the Class 1-M-8 Certificates. If the overcollateralization with respect to the Group 1 Loans has been reduced to zero, the yield to maturity on the Class 1-B Certificates will become extremely sensitive to losses on the related mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses will be allocated to the Class 1-B Certificates. The initial undivided interests in the trust evidenced by the Class 1-A1-1, Class 1-A1-2, Class 1-A2-A, Class 1-A2-B, Class 1-A2-C, Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-M-7, Class 1-M-8 and Class 1-B Certificates are approximately 53.69%, 5.97%, 13.78%, 14.45%, 4.31%, 1.95%, 1.25%, 0.80%, 0.50%, 0.50%, 0.50%, 0.50%, 0.50% and 0.50%, respectively, of the related Cut-off Date Balance.

If the overcollateralization with respect to the Group 2 Loans has been reduced to zero and the certificate principal balances of the Class 2-M-1, Class 2-M-2, Class 2-M-3, Class 2-B-1 and Class 2-B-2 Certificates have been reduced to zero, the yield to maturity on the Class 2-A-1 Certificates and Class 2-A-2 Certificates will become extremely sensitive to losses on the related mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses will be allocated first, to the Class 2-A-2 Certificates until the certificate principal balance thereof has been reduced to zero and second, to the Class 2-A-1 Certificates. If the overcollateralization with respect to the Group 2 Loans has been reduced to zero and the certificate principal balances of the Class 2-M-2, Class 2-M-3, Class 2-B-1 and Class 2-B-2 Certificates have been reduced to zero, the yield to maturity on the Class 2-M-1 Certificates will become extremely sensitive to losses on the related mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses will be allocated to the Class 2-M-1 Certificates. If the overcollateralization with respect to the Group 2 Loans and the certificate principal balance of the Class 2-M-3, Class 2-B-1 and Class 2-B-2 Certificates have been reduced to zero, the yield to maturity on the Class 2-M-2 Certificates will become extremely sensitive to losses on the related mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses will be allocated to the Class 2-M-2 Certificates. If the overcollateralization with respect to the Group 2 Loans and the certificate principal balance of the Class 2-B-1 Certificates and the Class 2-B-2 Certificates have been reduced to zero, the yield to maturity on the Class 2-M-3 Certificates will become extremely sensitive to losses on the related mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses will be allocated to the Class 2-M-3 Certificates. If the overcollateralization with respect to the Group 2 Loans and the certificate principal balance of the Class 2-B-2 Certificates have been reduced to zero, the yield to maturity on the Class 2-B-1 Certificates will become extremely sensitive to losses on the related mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses will be allocated to the Class 2-B-1 Certificates. If the overcollateralization with respect to the Group 2 Loans has been reduced to zero, the yield to maturity on the Class 2-B-2 Certificates will become extremely sensitive to losses on the related mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses will be allocated to the Class 2-B-2 Certificates. The initial undivided interests in the trust evidenced by the Class 2-A-1, Class 2-A-2, Class 2-M-1, Class 2-M-2, Class 2-M-3, Class 2-B-1 and Class 2-B-2 Certificates are approximately 70.00%, 11.90%, 3.60%, 4.20%, 5.10%, 1.10% and 1.70%, respectively, of the related Cut-off Date Balance.

The recording of mortgages in the name of MERS is a relatively new practice in the mortgage lending industry. While the Depositor expects that the Master Servicer or applicable subservicer will be able to commence foreclosure proceedings on the mortgaged properties, when necessary and appropriate, public recording officers and others, however, may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings, defending litigation commenced by third parties and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to the certificateholders and increase the amount of Realized Losses on the mortgage loans. In addition, if, as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS® System, it becomes necessary to remove any mortgage loan from registration on the MERS® System and to arrange for the assignment of the related mortgages to the Trustee, then any related expenses shall be reimbursable by the trust to the Master Servicer, which will reduce the amount available to pay principal of and interest on the Offered Certificates. For additional information regarding the recording of mortgages in the name of MERS see “The Mortgage Pool—Sample Mortgage Loan Characteristics” in this free writing prospectus.

Investors in the Offered Certificates should fully consider the risk that Realized Losses on the mortgage loans could result in the failure of such investors to fully recover their investments. Once Realized Losses have been allocated to the Offered Certificates, such amounts with respect to such certificates will no longer accrue interest nor will such amounts in respect of interest be reinstated thereafter. However, Allocated Realized Loss Amounts may be repaid to the Offered Certificates from related Net Monthly Excess Cashflow and from payments from the Interest Rate Swap Agreements, according to the priorities set forth under “Description of the Certificates—Overcollateralization Provisions” above. In addition, the Certificate Principal Balances of the Offered Certificates may be increased to the extent of any Subsequent Recoveries received with respect to mortgage loans which incurred a Realized Loss which was allocated to such certificates.

Unless the Certificate Principal Balances of the related Class A Certificates have been reduced to zero, the related Subordinate Certificates will not be entitled to any principal distributions until the related Stepdown Date or during any period in which a related Trigger Event is in effect. As a result, the weighted average lives of the Subordinate Certificates will be longer than would otherwise be the case if distributions of principal were allocated on a pro rata basis among the related Class A Certificates and related Subordinate Certificates. As a result of the longer weighted average lives of the Subordinate Certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. Further, because a related Trigger Event could result from either delinquencies or losses, it is possible for the Subordinate Certificates to receive no principal distributions (unless the certificate principal balances of the related Class A Certificates have been reduced to zero) on and after the related Stepdown Date even if no losses have occurred on the mortgage loans.

Yield Sensitivity of the Offered Certificates to One-Month LIBOR

The yield to investors on the Offered Certificates will be sensitive to fluctuations in the level of One-Month LIBOR. The Pass-Through Rate on the Offered Certificates will vary with One-Month LIBOR. Changes in the level of One-Month LIBOR may not correlate with changes in prevailing mortgage interest rates or changes in other indices. It is possible that lower prevailing mortgage interest rates, which might be expected to result in faster prepayments, could occur concurrently with an increased level of One-Month LIBOR. Investors in the Offered Certificates should also fully consider the effect on the yields on those certificates of changes in the level of One-Month LIBOR.

Weighted Average Lives

The timing of changes in the rate of principal prepayments on the mortgage loans may significantly affect an investor’s actual yield to maturity, even if the average rate of principal prepayments is consistent with such investor’s expectation. In general, the earlier a principal prepayment on the mortgage loans occurs, the greater the effect of such principal prepayment on an investor’s yield to maturity. The effect on an investor’s yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal prepayments.

The weighted average life of an Offered Certificate is the average amount of time that will elapse from the Closing Date, until each dollar of principal is repaid to the investors in such certificate. Because it is expected that there will be prepayments and defaults on the mortgage loans, the actual weighted average lives of these certificates are expected to vary substantially from the weighted average remaining terms to stated maturity of the mortgage loans as set forth herein under “The Mortgage Pool.”

Prepayments of mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this free writing prospectus is the Prepayment Assumption. The Prepayment Assumption does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans to be included in the trust.

The tables entitled “Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of the Prepayment Assumption” were prepared using the assumptions in the following paragraph and the table set forth below (the “Structuring Assumptions”). There are certain differences between the loan characteristics included in such assumptions and the characteristics of the actual mortgage loans. Any such discrepancy may have an effect upon the percentages of original certificate principal balances outstanding and weighted average lives of the Class A Certificates and the Subordinate Certificates set forth in the tables. In addition, since the actual mortgage loans in the trust will have characteristics that differ from those assumed in preparing the tables set forth below, the distributions of principal of the Class A Certificates and the Subordinate Certificates may be made earlier or later than indicated in the table.

The percentages and weighted average lives in the tables entitled “Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of the Prepayment Assumption” were determined assuming that: (i) the mortgage pool consists of 175 hypothetical mortgage loans having the following characteristics:

Loan Number	Loan Group	Principal Balance ($)	Net Mortgage Rate (%)	Mortgage Rate (%)	Age (in months)	Remaining Interest Only Period (in months)	Remaining Amortization Term to Maturity (in Months)	Remaining Term to Maturity (in Months)
1	I	376,754.01	7.095	7.500	3	N/A	357	357
2	I	3,474,630.17	7.563	7.968	2	N/A	358	358
3	I	4,329,989.76	7.390	7.879	2	N/A	358	358
4	I	1,263,093.42	7.127	7.532	2	N/A	358	358
5	I	123,294.29	6.595	7.000	2	N/A	358	358
6	I	7,574,235.29	7.672	8.077	3	N/A	357	357
7	I	367,010.86	7.782	8.187	2	N/A	358	358
8	I	520,000.00	8.095	8.500	1	N/A	479	359
9	I	2,524,336.89	7.599	8.004	1	N/A	479	359
10	I	750,300.00	6.435	6.840	2	118	358	358
11	I	3,036,050.00	7.043	7.448	2	118	358	358
12	I	5,264,322.50	7.316	7.721	2	118	358	358
13	I	1,143,200.00	6.920	7.325	2	118	358	358
14	I	153,044.00	8.345	8.750	3	117	357	357
15	I	3,719,012.95	7.146	7.551	1	119	359	359
16	I	777,194.00	6.709	7.114	1	119	359	359
17	I	263,759.15	5.345	5.750	11	13	349	349
18	I	6,059,644.31	7.340	7.745	2	58	358	358
19	I	16,813,524.40	7.104	7.527	3	57	357	357
20	I	1,951,956.20	7.649	8.192	2	58	358	358
21	I	14,138,566.35	7.385	7.855	3	57	357	357
22	I	3,425,505.41	7.286	7.691	4	56	356	356
23	I	1,774,585.77	6.516	7.065	2	N/A	358	358
24	I	498,000.00	6.042	6.447	0	N/A	360	360
25	I	4,388,877.25	6.500	6.976	1	N/A	359	359
26	I	441,750.00	5.470	5.875	0	N/A	360	360
27	I	5,837,838.55	7.106	7.511	2	N/A	358	358
28	I	1,167,372.00	7.165	7.570	1	N/A	359	359
29	I	404,111.47	6.970	7.375	1	N/A	479	359
30	I	1,975,419.05	7.239	7.644	1	N/A	479	359
31	I	519,848.88	7.545	7.950	1	N/A	479	359
32	I	374,500.00	6.795	7.200	0	N/A	480	360
33	I	611,595.00	6.492	6.897	2	118	358	358
34	I	6,113,534.42	6.212	6.617	1	119	359	359
35	I	2,762,142.00	6.354	6.759	1	119	359	359
36	I	18,392,445.33	6.782	7.187	1	119	359	359
37	I	329,250.00	7.970	8.375	0	120	360	360
38	I	10,146,317.00	6.601	7.006	1	119	359	359
39	I	1,488,400.00	6.413	6.818	0	120	360	360
40	I	865,400.00	6.620	7.025	0	60	360	360
41	I	19,112,999.81	6.525	6.930	1	59	359	359
42	I	6,350,736.13	6.173	6.578	1	59	359	359
43	I	23,901,872.51	6.764	7.181	1	59	359	359
44	I	918,250.00	6.794	7.199	1	59	359	359
45	I	13,055,275.08	6.690	7.095	1	59	359	359
46	I	3,799,741.00	6.454	6.859	1	59	359	359
47	I	654,132.62	10.673	11.453	6	N/A	354	174
48	I	427,342.72	11.023	11.803	8	N/A	352	172
49	I	499,035.56	10.289	11.069	5	N/A	355	175
50	I	63,889.91	10.470	11.250	5	N/A	355	175
51	I	47,290.53	9.095	9.875	7	N/A	353	173
52	I	162,434.09	9.856	10.636	7	N/A	353	173
53	I	3,153,605.40	9.701	10.481	7	N/A	353	173
54	I	2,089,844.57	11.357	12.137	5	55	355	175
55	I	461,759.89	10.672	11.452	7	53	353	173
56	I	176,154.06	11.368	12.148	6	54	354	174
57	I	92,000.00	11.220	12.000	4	56	356	176
58	I	28,000.00	11.220	12.000	4	56	356	176
59	I	978,948.87	11.017	11.797	5	55	355	175

Loan Number	Loan Group	Principal Balance ($)	Net Mortgage Rate (%)	Mortgage Rate (%)	Age (in months)	Remaining Interest Only Period (in months)	Remaining Amortization Term to Maturity (in Months)	Remaining Term to Maturity (in Months)
60	I	60,157.26	12.220	13.000	5	N/A	355	355
61	I	447,669.27	10.733	11.513	6	N/A	283	283
62	I	386,998.10	10.807	11.587	5	115	355	355
63	I	212,000.00	11.096	11.876	5	55	294	294
64	I	343,198.83	11.069	11.849	5	55	201	201
65	I	114,599.87	10.742	11.522	5	55	355	355
66	I	42,000.00	11.095	11.875	4	56	176	176
67	I	667,324.35	11.287	12.067	5	56	217	217
68	I	209,118.58	6.970	7.375	3	N/A	357	357
69	I	206,875.75	6.845	7.250	2	N/A	358	358
70	I	979,715.14	6.192	6.597	3	117	357	357
71	I	194,750.00	6.345	6.750	2	118	358	358
72	I	1,361,400.00	7.165	7.570	2	58	358	358
73	I	949,500.00	6.758	7.163	2	58	358	358
74	I	2,531,350.00	6.414	6.819	3	57	357	357
75	I	445,443.33	6.470	6.875	3	57	357	357
76	I	1,060,800.00	7.029	7.434	2	58	358	358
77	I	3,772,492.00	6.393	6.798	2	58	358	358
78	I	1,167,507.14	6.864	7.269	2	N/A	358	358
79	I	4,437,623.98	7.091	7.496	1	N/A	359	359
80	I	3,165,414.37	7.097	7.502	2	N/A	358	358
81	I	2,041,173.20	6.429	6.834	2	N/A	358	358
82	I	165,652.99	7.095	7.500	2	N/A	358	358
83	I	584,163.69	6.684	7.089	2	N/A	358	358
84	I	9,581,957.08	7.392	7.797	2	N/A	358	358
85	I	2,413,800.98	6.983	7.388	1	N/A	359	359
86	I	429,300.00	7.073	7.478	0	N/A	480	360
87	I	258,300.00	6.845	7.250	1	N/A	479	359
88	I	984,827.20	7.473	7.878	1	N/A	479	359
89	I	892,500.00	6.495	6.900	1	N/A	359	179
90	I	136,000.00	7.345	7.750	0	N/A	480	360
91	I	224,000.00	8.845	9.250	1	N/A	479	359
92	I	8,785,369.00	6.665	7.070	2	118	358	358
93	I	18,560,873.67	6.687	7.092	1	119	359	359
94	I	6,307,135.00	6.694	7.099	1	119	359	359
95	I	18,630,616.73	6.660	7.065	1	119	359	359
96	I	1,217,000.00	6.194	6.599	1	119	359	359
97	I	5,360,214.42	7.593	7.998	2	118	358	358
98	I	2,103,069.88	6.692	7.097	2	118	358	358
99	I	26,938,175.25	6.824	7.229	2	118	358	358
100	I	13,430,958.91	6.640	7.045	2	118	358	358
101	I	1,538,393.00	6.502	6.907	2	58	358	358
102	I	32,663,632.89	6.597	7.002	2	58	358	358
103	I	23,038,662.06	7.240	7.645	2	58	358	358
104	I	22,174,424.20	6.865	7.270	1	59	359	359
105	I	2,050,000.00	6.864	7.269	1	59	359	359
106	I	708,640.00	6.579	6.984	3	57	357	357
107	I	339,500.00	8.595	9.000	2	58	358	358
108	I	37,005,461.34	7.131	7.536	2	58	358	358
109	I	8,921,297.69	6.857	7.262	1	59	359	359
110	I	435,000.00	5.470	5.875	1	119	359	359
111	I	940,000.00	5.845	6.250	2	118	358	358
112	I	227,500.00	5.970	6.375	2	118	358	358
113	I	520,000.00	5.595	6.000	2	118	358	358
114	I	1,510,000.00	5.729	6.134	2	82	358	358
115	I	81,250.00	7.470	7.875	1	N/A	359	359
116	I	1,761,323.73	6.906	7.311	0	N/A	360	360
117	I	830,634.07	6.761	7.166	1	N/A	359	359
118	I	653,635.90	8.625	9.030	0	N/A	360	360

Loan Number	Loan Group	Principal Balance ($)	Net Mortgage Rate (%)	Mortgage Rate (%)	Age (in months)	Remaining Interest Only Period (in months)	Remaining Amortization Term to Maturity (in Months)	Remaining Term to Maturity (in Months)
119	I	735,751.09	6.470	6.875	2	N/A	358	358
120	I	2,640,650.68	6.647	7.052	1	N/A	359	359
121	I	1,207,884.75	6.833	7.238	1	N/A	359	359
122	I	2,957,060.00	6.336	6.741	3	117	357	357
123	I	9,222,256.00	6.795	7.200	1	119	359	359
124	I	4,277,000.00	6.261	6.666	1	119	359	359
125	I	8,694,219.77	6.674	7.079	1	119	359	359
126	I	1,707,475.49	6.092	6.497	0	120	360	360
127	I	460,000.00	7.220	7.625	2	118	358	358
128	I	11,462,223.43	6.847	7.252	1	119	359	359
129	I	5,076,670.00	6.640	7.045	1	119	359	359
130	I	219,000.00	7.220	7.625	1	59	359	359
131	I	7,574,350.00	7.059	7.464	1	59	359	359
132	I	5,653,550.00	6.431	6.836	1	59	359	359
133	I	3,001,925.00	6.502	6.907	1	59	359	359
134	I	6,688,275.00	7.201	7.606	1	59	359	359
135	I	1,177,500.00	6.932	7.337	0	60	360	360
136	I	1,661,500.00	6.220	6.625	1	119	359	359
137	I	906,600.00	6.087	6.492	1	119	359	359
138	I	400,721.08	7.910	8.315	1	N/A	359	359
139	I	294,428.10	7.970	8.375	3	N/A	357	357
140	I	1,257,100.00	7.470	7.875	3	117	357	357
141	I	504,000.00	4.720	5.125	1	119	359	359
142	I	5,568,149.20	6.713	7.118	3	57	357	357
143	I	1,193,941.83	6.841	7.246	5	55	355	355
144	I	335,199.21	6.220	6.625	49	N/A	311	311
145	I	613,467.56	7.958	8.363	35	N/A	325	325
146	I	346,400.00	5.470	5.875	7	113	353	353
147	I	715,000.00	5.595	6.000	1	119	359	359
148	I	587,790.00	7.506	8.865	1	119	359	359
149	I	267,000.00	6.970	7.375	3	57	357	357
150	I	300,000.00	5.470	5.875	1	59	359	359
151	I	163,500.00	7.095	7.500	2	58	358	358
152	I	211,999.83	8.345	8.750	1	59	359	359
153	I	2,738,016.05	8.057	8.462	8	52	352	352
154	I	2,098,611.00	6.845	7.250	17	43	343	343
155	I	215,800.00	6.095	6.500	3	117	357	357
156	I	120,916.72	7.470	7.875	2	N/A	358	358
157	I	142,696.65	7.220	7.625	2	N/A	358	358
158	I	1,133,720.00	6.435	6.840	2	118	358	358
159	I	956,300.00	6.477	6.882	2	118	358	358
160	II	1,500,000.00	6.445	6.725	0	36	360	360
161	II	34,701,889.98	6.864	7.144	2	N/A	358	358
162	II	220,351.30	7.695	7.975	2	N/A	358	358
163	II	4,228,350.00	6.389	6.669	1	35	359	359
164	II	1,070,000.00	6.595	6.875	0	60	360	360
165	II	773,500.00	6.645	6.925	1	N/A	359	359
166	II	53,735,393.94	6.678	6.958	3	N/A	357	357
167	II	23,612,250.00	6.464	6.744	1	59	359	359
168	II	4,966,770.50	6.017	6.297	1	N/A	359	359
169	II	5,730,960.93	6.950	7.230	1	N/A	359	359
170	II	5,972,500.00	6.280	6.560	0	N/A	360	360
171	II	27,700,461.62	6.738	7.018	1	N/A	359	359
172	II	889,000.00	5.845	6.125	1	N/A	359	359
173	II	7,115,000.00	6.160	6.440	0	N/A	360	360
174	II	69,945,929.09	6.021	6.301	2	N/A	358	358
175	II	7,016,500.00	6.149	6.429	2	34	358	358

Loan Number	Loan Group	Index	Gross Margin (%)	Months to Next Rate Adjustment Date	Initial Rate Cap (%)	Months Between Rate Adjustment Dates	Subsequent Periodic Rate Cap (%)	Net Maximum Mortgage Rate (%)	Net Minimum Mortgage Rate (%)
1	I	6-Month LIBOR	4.125	21	3.000	6.000	1.000	12.095	3.720
2	I	6-Month LIBOR	4.698	22	2.941	6.000	1.059	13.449	4.347
3	I	6-Month LIBOR	5.426	22	2.926	6.000	1.074	13.413	5.598
4	I	6-Month LIBOR	3.858	22	3.000	6.000	1.000	13.127	3.453
5	I	6-Month LIBOR	4.500	22	3.000	6.000	1.000	12.595	4.095
6	I	6-Month LIBOR	4.314	21	2.897	6.000	1.066	13.607	4.994
7	I	6-Month LIBOR	4.623	22	2.680	6.000	1.320	13.782	4.218
8	I	6-Month LIBOR	4.400	23	3.000	6.000	1.000	14.095	3.995
9	I	6-Month LIBOR	4.736	23	3.000	6.000	1.000	13.784	4.515
10	I	6-Month LIBOR	2.430	22	4.919	6.000	1.640	12.075	2.025
11	I	6-Month LIBOR	4.634	22	3.000	6.000	1.000	12.668	4.229
12	I	6-Month LIBOR	3.790	22	2.650	6.000	1.350	13.316	3.778
13	I	6-Month LIBOR	4.081	22	3.000	6.000	1.000	12.585	3.676
14	I	6-Month LIBOR	5.000	21	6.000	6.000	2.000	14.345	4.595
15	I	6-Month LIBOR	3.277	23	2.794	6.000	1.206	13.008	2.872
16	I	6-Month LIBOR	3.739	23	3.000	6.000	1.000	12.709	3.334
17	I	6-Month LIBOR	3.250	13	2.000	6.000	1.000	11.345	2.845
18	I	6-Month LIBOR	4.951	22	3.000	6.000	1.000	13.340	5.052
19	I	6-Month LIBOR	5.182	21	3.000	6.000	1.000	13.140	5.329
20	I	6-Month LIBOR	4.773	22	3.000	6.000	1.000	13.649	4.230
21	I	6-Month LIBOR	4.530	21	2.944	6.000	1.027	13.385	4.574
22	I	6-Month LIBOR	3.967	20	3.000	6.000	1.000	13.022	3.562
23	I	6-Month LIBOR	4.960	34	2.888	6.000	1.000	12.404	4.995
24	I	6-Month LIBOR	4.236	36	3.000	6.000	1.000	12.042	3.831
25	I	6-Month LIBOR	4.444	35	2.971	6.000	1.029	12.500	3.968
26	I	6-Month LIBOR	4.500	36	3.000	6.000	1.000	11.470	4.095
27	I	6-Month LIBOR	4.627	34	2.652	6.000	1.379	13.106	4.332
28	I	6-Month LIBOR	3.786	35	3.000	6.000	1.000	12.969	3.381
29	I	6-Month LIBOR	4.500	35	3.000	6.000	1.500	13.970	6.970
30	I	6-Month LIBOR	6.922	35	3.000	6.000	1.000	13.239	6.517
31	I	6-Month LIBOR	4.500	35	3.000	6.000	1.000	13.545	4.095
32	I	6-Month LIBOR	3.875	36	3.000	6.000	1.000	12.795	3.470
33	I	6-Month LIBOR	2.750	34	2.000	6.000	1.000	12.492	2.345
34	I	6-Month LIBOR	4.254	35	2.959	6.000	1.000	12.172	3.849
35	I	6-Month LIBOR	4.286	35	2.829	6.000	1.171	12.354	4.019
36	I	6-Month LIBOR	3.982	35	2.626	6.000	1.472	12.782	3.585
37	I	6-Month LIBOR	4.500	36	3.000	6.000	1.000	13.970	4.095
38	I	6-Month LIBOR	3.843	35	2.756	6.000	1.298	12.564	3.438
39	I	6-Month LIBOR	4.199	36	3.000	6.000	1.000	12.112	3.794
40	I	6-Month LIBOR	4.500	36	3.000	6.000	1.000	12.620	4.095
41	I	6-Month LIBOR	4.669	35	3.000	6.000	1.000	12.549	4.350
42	I	6-Month LIBOR	4.533	35	3.000	6.000	1.000	12.173	4.128
43	I	6-Month LIBOR	5.561	35	3.000	6.000	1.000	12.783	5.253
44	I	6-Month LIBOR	4.500	35	3.000	6.000	1.000	12.794	4.095
45	I	6-Month LIBOR	4.391	35	3.000	6.000	1.000	12.690	4.011
46	I	6-Month LIBOR	4.582	35	2.874	6.000	1.164	12.454	4.473
47	I	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
48	I	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
49	I	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
50	I	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
51	I	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
52	I	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
53	I	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
54	I	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
55	I	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
56	I	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
57	I	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
58	I	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
59	I	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Loan Number	Loan Group	Index	Gross Margin (%)	Months to Next Rate Adjustment Date	Initial Rate Cap (%)	Months Between Rate Adjustment Dates	Subsequent Periodic Rate Cap (%)	Net Maximum Mortgage Rate (%)	Net Minimum Mortgage Rate (%)
60	I	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
61	I	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
62	I	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
63	I	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
64	I	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
65	I	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
66	I	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
67	I	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
68	I	1-Year LIBOR	3.500	57	5.000	12.000	2.000	11.970	3.095
69	I	1-Year LIBOR	3.500	58	5.000	12.000	2.000	11.845	3.095
70	I	1-Year LIBOR	2.250	57	5.000	12.000	2.000	11.539	1.845
71	I	1-Year LIBOR	2.750	58	6.000	12.000	2.000	12.345	2.345
72	I	1-Year LIBOR	3.050	58	5.000	12.000	2.000	12.165	2.645
73	I	1-Year LIBOR	3.500	58	5.000	12.000	2.000	11.758	3.095
74	I	1-Year LIBOR	3.322	57	4.574	12.000	2.000	11.556	2.917
75	I	1-Year LIBOR	2.250	57	6.000	12.000	2.000	12.470	1.845
76	I	1-Year LIBOR	2.934	58	5.000	12.000	2.000	12.029	2.529
77	I	1-Year LIBOR	2.241	58	5.057	12.000	1.913	11.450	1.848
78	I	6-Month LIBOR	3.681	58	5.161	6.000	1.161	12.063	3.276
79	I	6-Month LIBOR	3.466	59	3.272	6.000	1.000	12.955	3.061
80	I	6-Month LIBOR	3.717	58	4.658	6.000	1.406	12.930	3.407
81	I	6-Month LIBOR	3.112	58	4.051	6.000	1.070	12.145	2.831
82	I	6-Month LIBOR	3.500	58	3.000	6.000	1.000	13.095	3.095
83	I	6-Month LIBOR	3.036	58	5.000	6.000	1.000	11.684	2.631
84	I	6-Month LIBOR	3.453	59	4.495	6.000	1.298	13.091	3.135
85	I	6-Month LIBOR	2.971	59	4.716	6.000	1.572	12.983	4.644
86	I	6-Month LIBOR	3.500	60	3.000	6.000	1.000	13.073	3.095
87	I	6-Month LIBOR	3.500	59	3.000	6.000	1.000	12.845	3.095
88	I	6-Month LIBOR	3.614	59	3.000	6.000	1.000	13.473	3.209
89	I	6-Month LIBOR	2.750	59	3.000	6.000	1.000	12.495	6.495
90	I	6-Month LIBOR	3.500	60	3.000	6.000	1.000	13.345	3.095
91	I	6-Month LIBOR	3.750	59	3.000	6.000	1.000	14.845	3.345
92	I	6-Month LIBOR	3.253	58	5.193	6.000	1.206	11.868	2.848
93	I	6-Month LIBOR	3.355	59	3.695	6.000	1.043	12.357	3.024
94	I	6-Month LIBOR	3.616	59	3.385	6.000	1.000	12.501	3.211
95	I	6-Month LIBOR	3.233	59	3.752	6.000	1.112	12.408	3.575
96	I	6-Month LIBOR	3.500	59	3.000	6.000	1.000	12.194	3.095
97	I	6-Month LIBOR	3.122	58	5.206	6.000	1.337	12.799	2.717
98	I	6-Month LIBOR	2.554	58	5.270	6.000	1.757	12.692	2.149
99	I	6-Month LIBOR	2.839	58	4.566	6.000	1.316	12.489	2.938
100	I	6-Month LIBOR	2.712	58	4.807	6.000	1.627	12.630	2.806
101	I	6-Month LIBOR	3.589	58	3.941	6.000	1.000	12.032	3.184
102	I	6-Month LIBOR	3.520	58	3.000	6.000	1.000	12.597	3.280
103	I	6-Month LIBOR	3.833	58	4.759	6.000	1.584	13.223	3.523
104	I	6-Month LIBOR	3.535	59	3.011	6.000	1.000	12.859	4.208
105	I	6-Month LIBOR	3.637	59	3.000	6.000	1.000	12.864	3.232
106	I	6-Month LIBOR	2.769	57	4.806	6.000	1.399	12.274	2.364
107	I	6-Month LIBOR	3.500	58	3.000	6.000	1.000	14.595	3.095
108	I	6-Month LIBOR	3.700	58	4.400	6.000	1.449	13.035	3.338
109	I	6-Month LIBOR	3.551	59	3.000	6.000	1.000	12.857	3.146
110	I	1-Year Treasury	2.750	59	5.000	12.000	2.000	10.470	2.345
111	I	1-Year LIBOR	2.250	82	5.000	12.000	2.000	10.845	1.845
112	I	1-Year LIBOR	2.250	82	5.000	12.000	2.000	10.970	1.845
113	I	1-Year LIBOR	2.250	82	5.000	12.000	2.000	10.595	1.845
114	I	1-Year LIBOR	2.433	82	5.000	12.000	2.000	10.729	2.028
115	I	6-Month LIBOR	3.750	83	3.000	6.000	1.000	13.470	3.345
116	I	6-Month LIBOR	3.750	84	3.000	6.000	1.000	12.906	3.345
117	I	6-Month LIBOR	3.971	83	3.000	6.000	1.000	12.761	3.566
118	I	6-Month LIBOR	3.611	84	3.705	6.000	1.235	14.625	3.206

Loan Number	Loan Group	Index	Gross Margin (%)	Months to Next Rate Adjustment Date	Initial Rate Cap (%)	Months Between Rate Adjustment Dates	Subsequent Periodic Rate Cap (%)	Net Maximum Mortgage Rate (%)	Net Minimum Mortgage Rate (%)
119	I	6-Month LIBOR	3.750	82	3.000	6.000	1.000	12.470	3.345
120	I	6-Month LIBOR	3.010	83	4.449	6.000	1.443	12.586	2.605
121	I	6-Month LIBOR	3.274	83	3.000	6.000	1.000	12.833	2.869
122	I	6-Month LIBOR	2.502	81	5.496	6.000	1.832	12.336	2.097
123	I	6-Month LIBOR	3.737	83	3.036	6.000	1.000	12.777	3.332
124	I	6-Month LIBOR	3.750	83	3.000	6.000	1.000	12.261	3.345
125	I	6-Month LIBOR	3.807	83	3.131	6.000	1.000	12.609	3.402
126	I	6-Month LIBOR	3.750	84	3.000	6.000	1.000	12.092	3.345
127	I	6-Month LIBOR	2.250	82	6.000	6.000	2.000	13.220	1.845
128	I	6-Month LIBOR	3.568	83	3.217	6.000	1.059	12.752	3.163
129	I	6-Month LIBOR	3.129	83	3.703	6.000	1.149	12.512	2.724
130	I	6-Month LIBOR	3.750	83	3.000	6.000	1.000	13.220	3.345
131	I	6-Month LIBOR	3.853	83	3.000	6.000	1.000	13.059	3.448
132	I	6-Month LIBOR	3.750	83	3.000	6.000	1.000	12.431	3.345
133	I	6-Month LIBOR	3.750	83	3.000	6.000	1.000	12.502	3.345
134	I	6-Month LIBOR	3.758	83	3.000	6.000	1.000	13.201	3.353
135	I	6-Month LIBOR	3.702	84	3.000	6.000	1.000	12.932	3.297
136	I	1-Year Treasury	2.750	83	5.000	12.000	2.000	11.220	2.345
137	I	1-Year Treasury	2.750	83	5.000	12.000	2.000	11.087	2.345
138	I	1-Year LIBOR	3.000	11	2.000	12.000	2.000	13.910	2.595
139	I	1-Year LIBOR	3.000	9	2.000	12.000	2.000	13.970	2.595
140	I	1-Year LIBOR	3.518	9	2.000	12.000	2.000	13.470	3.113
141	I	1-Year LIBOR	3.000	11	2.000	12.000	2.000	10.720	2.595
142	I	1-Year LIBOR	3.659	9	2.000	12.000	2.000	12.713	3.382
143	I	1-Year LIBOR	4.000	7	2.000	12.000	2.000	12.841	3.595
144	I	6-Month LIBOR	2.500	5	1.000	6.000	1.000	12.095	2.095
145	I	6-Month LIBOR	3.405	5	1.000	6.000	1.000	13.250	3.000
146	I	6-Month LIBOR	2.250	5	1.000	6.000	1.000	11.470	1.845
147	I	6-Month LIBOR	3.125	5	1.000	6.000	1.000	11.595	2.720
148	I	6-Month LIBOR	3.735	5	1.000	6.000	1.000	13.506	2.376
149	I	6-Month LIBOR	4.000	3	1.000	6.000	1.000	12.970	5.970
150	I	6-Month LIBOR	4.500	5	1.000	6.000	1.000	11.470	4.095
151	I	6-Month LIBOR	3.000	4	1.000	6.000	1.000	13.095	7.095
152	I	6-Month LIBOR	3.000	5	1.000	6.000	1.000	14.345	2.595
153	I	6-Month LIBOR	2.889	5	1.000	6.000	1.000	13.728	2.484
154	I	6-Month LIBOR	3.154	5	1.000	6.000	1.000	12.882	2.749
155	I	1-Year LIBOR	2.250	117	5.000	12.000	2.000	11.095	1.845
156	I	6-Month LIBOR	2.250	118	6.000	6.000	2.000	13.470	1.845
157	I	6-Month LIBOR	2.250	118	5.000	6.000	1.000	12.220	1.845
158	I	6-Month LIBOR	2.250	118	5.890	6.000	1.890	12.326	1.845
159	I	6-Month LIBOR	2.250	118	5.858	6.000	1.858	12.334	1.845
160	II	MTA	2.450	36	3.000	12.000	1.000	12.695	6.445
161	II	6-Month LIBOR	2.776	35	3.016	6.000	1.000	12.837	6.845
162	II	6-Month LIBOR	3.250	34	3.000	6.000	1.000	13.695	7.695
163	II	6-Month LIBOR	2.500	35	3.000	6.000	1.000	12.389	6.389
164	II	6-Month LIBOR	2.500	36	1.000	6.000	1.000	12.595	6.595
165	II	6-Month LIBOR	2.750	59	3.000	6.000	1.000	12.645	6.645
166	II	6-Month LIBOR	2.660	57	3.121	6.000	1.000	12.619	6.678
167	II	6-Month LIBOR	2.510	59	3.000	6.000	1.000	12.464	6.464
168	II	MTA	2.450	59	3.000	12.000	1.000	12.017	6.017
169	II	6-Month LIBOR	2.759	83	3.000	6.000	1.000	12.950	6.950
170	II	MTA	2.450	84	3.000	12.000	1.000	12.280	6.280
171	II	6-Month LIBOR	2.580	119	2.921	6.000	1.000	12.738	6.738
172	II	6-Month LIBOR	2.750	119	3.000	6.000	1.000	11.845	5.845
173	II	MTA	2.450	120	3.000	12.000	1.000	12.160	6.160
174	II	6-Month LIBOR	2.750	118	2.896	6.000	1.000	12.021	6.021
175	II	6-Month LIBOR	2.750	118	3.000	6.000	1.000	12.149	6.149

(ii) with respect to the certificates, the level of One-Month LIBOR remains constant at 5.26688%; (iii) the hypothetical mortgage loans with an Index indicated as “1-Year Treasury”, “6-Month LIBOR”, “1-Year LIBOR”, or “MTA” have an Index of 1 Year Treasury, Six-Month LIBOR, One-Year LIBOR and MTA which remain constant at 5.18000%, 5.53000, 5.63000% and 4.28200% per annum, respectively; (iv) payments on the certificates are received, in cash, on the 25th day of each month, commencing in July 2006; (v) there are no delinquencies or losses on the mortgage loans and principal payments on the mortgage loans are timely received together with prepayments, if any, at the respective percentages of the Prepayment Assumption set forth in the following tables; (vi) there are no repurchases of the mortgage loans; (vii) all of the hypothetical mortgage loans are fully-amortizing; (viii) there is no Prepayment Interest Shortfall, Net WAC Shortfall Amount or any other interest shortfall in any month; (ix) the scheduled monthly payment for the mortgage loan is calculated based on its principal balance, mortgage rate and remaining amortization term to stated maturity such that such mortgage loan will amortize in amounts sufficient to repay the remaining principal balance of such mortgage loan by its remaining amortization term, in some cases following an interest only period; (x) with respect to each mortgage loan, the Index remains constant at the rate set forth above and the mortgage rate on each mortgage loan is adjusted on the next adjustment date (and on subsequent adjustment dates, as necessary) to equal the Index plus the applicable gross margin, subject to the maximum mortgage rates, minimum mortgage rates and periodic rate caps listed above; (xi) none of the mortgage loans provide for negative amortization; (xii) the monthly payment on each mortgage loan is adjusted on the due date immediately following the next related adjustment date (and on subsequent adjustment dates, as necessary) to equal a fully amortizing payment as described in clause (ix) above, in some cases, after an initial interest only period; (xiii) payments on the mortgage loans earn no reinvestment return; (xiv) there are no additional ongoing expenses payable out of the trust; (xv) the Master Servicer exercises its optional call on the first distribution date on which it would be permitted to do so as described in “Pooling and Servicing Agreement—Termination” in this free writing prospectus; (xvi) the certificates will be purchased on June 29, 2006; and (xvii) scheduled payments on the mortgage loans are received on the first day of each month commencing in the calendar month following the Closing Date and are computed prior to giving effect to prepayments received on the last day of the prior month. Nothing contained in the foregoing assumptions should be construed as a representation that the mortgage loans will not experience delinquencies or losses or will otherwise behave in accordance with any of the above structuring assumptions.

Based on the foregoing assumptions, the following tables indicate the projected weighted average lives of each class of the Offered Certificates and set forth the percentages of the original Certificate Principal Balance of each such class of Offered Certificates that would be outstanding after each of the dates shown, at various constant percentages of the Prepayment Assumption.

Percent of Initial Certificate Principal Balance Outstanding at the
Following Percentages of the Prepayment Assumption

	Class 1-A1-1 Certificates
Prepayment Assumption	0%	80%	100%	150%	180%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
June 25, 2007	100	82	78	67	60
June 25, 2008	100	60	51	30	21
June 25, 2009	100	41	31	11	4
June 25, 2010	99	30	21	7	4
June 25, 2011	99	21	14	3	1
June 25, 2012	99	13	7	*	0
June 25, 2013	98	10	5	0	0
June 25, 2014	97	7	3	0	0
June 25, 2015	96	5	2	0	0
June 25, 2016	95	4	1	0	0
June 25, 2017	93	2	*	0	0
June 25, 2018	91	2	*	0	0
June 25, 2019	89	1	0	0	0
June 25, 2020	86	1	0	0	0
June 25, 2021	82	*	0	0	0
June 25, 2022	79	0	0	0	0
June 25, 2023	76	0	0	0	0
June 25, 2024	72	0	0	0	0
June 25, 2025	68	0	0	0	0
June 25, 2026	64	0	0	0	0
June 25, 2027	59	0	0	0	0
June 25, 2028	54	0	0	0	0
June 25, 2029	49	0	0	0	0
June 25, 2030	43	0	0	0	0
June 25, 2031	37	0	0	0	0
June 25, 2032	31	0	0	0	0
June 25, 2033	24	0	0	0	0
June 25, 2034	17	0	0	0	0
June 25, 2035	9	0	0	0	0
June 25, 2036	0	0	0	0	0
Avg Life to Maturity**	21.59	3.31	2.66	1.73	1.43
Avg Life to Call**	21.55	3.07	2.47	1.63	1.37

(*)	Indicates a number greater than zero but less than 0.5%.

(**)
The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the
Following Percentages of the Prepayment Assumption

	Class 1-A1-2 Certificates
Prepayment Assumption	0%	80%	100%	150%	180%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
June 25, 2007	100	82	78	67	60
June 25, 2008	100	60	51	30	21
June 25, 2009	100	41	31	11	4
June 25, 2010	99	30	21	7	4
June 25, 2011	99	21	14	3	1
June 25, 2012	99	13	7	*	0
June 25, 2013	98	10	5	0	0
June 25, 2014	97	7	3	0	0
June 25, 2015	96	5	2	0	0
June 25, 2016	95	4	1	0	0
June 25, 2017	93	2	*	0	0
June 25, 2018	91	2	*	0	0
June 25, 2019	89	1	0	0	0
June 25, 2020	86	1	0	0	0
June 25, 2021	82	*	0	0	0
June 25, 2022	79	0	0	0	0
June 25, 2023	76	0	0	0	0
June 25, 2024	72	0	0	0	0
June 25, 2025	68	0	0	0	0
June 25, 2026	64	0	0	0	0
June 25, 2027	59	0	0	0	0
June 25, 2028	54	0	0	0	0
June 25, 2029	49	0	0	0	0
June 25, 2030	43	0	0	0	0
June 25, 2031	37	0	0	0	0
June 25, 2032	31	0	0	0	0
June 25, 2033	24	0	0	0	0
June 25, 2034	17	0	0	0	0
June 25, 2035	9	0	0	0	0
June 25, 2036	0	0	0	0	0
Avg Life to Maturity**	21.59	3.31	2.66	1.73	1.43
Avg Life to Call**	21.55	3.07	2.47	1.63	1.37

(*)	Indicates a number greater than zero but less than 0.5%.

(**)
The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the
Following Percentages of the Prepayment Assumption

	Class 1-A2-A Certificates
Prepayment Assumption	0%	80%	100%	150%	180%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
June 25, 2007	100	59	48	21	5
June 25, 2008	99	5	0	0	0
June 25, 2009	99	0	0	0	0
June 25, 2010	99	0	0	0	0
June 25, 2011	98	0	0	0	0
June 25, 2012	97	0	0	0	0
June 25, 2013	95	0	0	0	0
June 25, 2014	93	0	0	0	0
June 25, 2015	90	0	0	0	0
June 25, 2016	88	0	0	0	0
June 25, 2017	83	0	0	0	0
June 25, 2018	79	0	0	0	0
June 25, 2019	73	0	0	0	0
June 25, 2020	67	0	0	0	0
June 25, 2021	57	0	0	0	0
June 25, 2022	50	0	0	0	0
June 25, 2023	43	0	0	0	0
June 25, 2024	34	0	0	0	0
June 25, 2025	25	0	0	0	0
June 25, 2026	15	0	0	0	0
June 25, 2027	4	0	0	0	0
June 25, 2028	0	0	0	0	0
June 25, 2029	0	0	0	0	0
June 25, 2030	0	0	0	0	0
June 25, 2031	0	0	0	0	0
June 25, 2032	0	0	0	0	0
June 25, 2033	0	0	0	0	0
June 25, 2034	0	0	0	0	0
June 25, 2035	0	0	0	0	0
June 25, 2036	0	0	0	0	0
Avg Life to Maturity**	15.41	1.18	1.00	0.74	0.65
Avg Life to Call**	15.41	1.18	1.00	0.74	0.65

(*)	Indicates a number greater than zero but less than 0.5%.

(**)
The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the
Following Percentages of the Prepayment Assumption

	Class 1-A2-B Certificates
Prepayment Assumption	0%	80%	100%	150%	180%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
June 25, 2007	100	100	100	100	100
June 25, 2008	100	100	84	39	18
June 25, 2009	100	63	39	0	0
June 25, 2010	100	37	18	0	0
June 25, 2011	100	18	1	0	0
June 25, 2012	100	0	0	0	0
June 25, 2013	100	0	0	0	0
June 25, 2014	100	0	0	0	0
June 25, 2015	100	0	0	0	0
June 25, 2016	100	0	0	0	0
June 25, 2017	100	0	0	0	0
June 25, 2018	100	0	0	0	0
June 25, 2019	100	0	0	0	0
June 25, 2020	100	0	0	0	0
June 25, 2021	100	0	0	0	0
June 25, 2022	100	0	0	0	0
June 25, 2023	100	0	0	0	0
June 25, 2024	100	0	0	0	0
June 25, 2025	100	0	0	0	0
June 25, 2026	100	0	0	0	0
June 25, 2027	100	0	0	0	0
June 25, 2028	93	0	0	0	0
June 25, 2029	80	0	0	0	0
June 25, 2030	67	0	0	0	0
June 25, 2031	54	0	0	0	0
June 25, 2032	40	0	0	0	0
June 25, 2033	25	0	0	0	0
June 25, 2034	8	0	0	0	0
June 25, 2035	0	0	0	0	0
June 25, 2036	0	0	0	0	0
Avg Life to Maturity**	25.20	3.70	3.00	1.93	1.63
Avg Life to Call**	25.20	3.70	3.00	1.93	1.63

(*)	Indicates a number greater than zero but less than 0.5%.

(**)
The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the
Following Percentages of the Prepayment Assumption

	Class 1-A2-C Certificates
Prepayment Assumption	0%	80%	100%	150%	180%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
June 25, 2007	100	100	100	100	100
June 25, 2008	100	100	100	100	100
June 25, 2009	100	100	100	80	28
June 25, 2010	100	100	100	56	28
June 25, 2011	100	100	100	24	9
June 25, 2012	100	100	53	2	0
June 25, 2013	100	72	35	0	0
June 25, 2014	100	52	23	0	0
June 25, 2015	100	37	13	0	0
June 25, 2016	100	27	7	0	0
June 25, 2017	100	18	3	0	0
June 25, 2018	100	12	1	0	0
June 25, 2019	100	7	0	0	0
June 25, 2020	100	4	0	0	0
June 25, 2021	100	1	0	0	0
June 25, 2022	100	0	0	0	0
June 25, 2023	100	0	0	0	0
June 25, 2024	100	0	0	0	0
June 25, 2025	100	0	0	0	0
June 25, 2026	100	0	0	0	0
June 25, 2027	100	0	0	0	0
June 25, 2028	100	0	0	0	0
June 25, 2029	100	0	0	0	0
June 25, 2030	100	0	0	0	0
June 25, 2031	100	0	0	0	0
June 25, 2032	100	0	0	0	0
June 25, 2033	100	0	0	0	0
June 25, 2034	100	0	0	0	0
June 25, 2035	65	0	0	0	0
June 25, 2036	0	0	0	0	0
Avg Life to Maturity**	29.24	8.80	6.81	4.24	3.27
Avg Life to Call**	28.91	6.97	5.42	3.51	2.81

(*)	Indicates a number greater than zero but less than 0.5%.

(**)
The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the
Following Percentages of the Prepayment Assumption

	Class 2-A-1 Certificates
Prepayment Assumption	0%	80%	100%	150%	180%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
June 25, 2007	98	97	96	96	95
June 25, 2008	96	88	86	81	78
June 25, 2009	95	77	73	63	58
June 25, 2010	93	63	56	43	36
June 25, 2011	92	48	40	25	18
June 25, 2012	90	30	20	3	0
June 25, 2013	88	16	7	0	0
June 25, 2014	86	16	7	0	0
June 25, 2015	84	14	7	0	0
June 25, 2016	82	10	6	0	0
June 25, 2017	80	8	4	0	0
June 25, 2018	77	6	3	0	0
June 25, 2019	75	4	2	0	0
June 25, 2020	72	3	1	0	0
June 25, 2021	69	2	1	0	0
June 25, 2022	65	2	*	0	0
June 25, 2023	62	1	*	0	0
June 25, 2024	58	1	0	0	0
June 25, 2025	53	*	0	0	0
June 25, 2026	49	*	0	0	0
June 25, 2027	44	0	0	0	0
June 25, 2028	38	0	0	0	0
June 25, 2029	34	0	0	0	0
June 25, 2030	30	0	0	0	0
June 25, 2031	26	0	0	0	0
June 25, 2032	22	0	0	0	0
June 25, 2033	17	0	0	0	0
June 25, 2034	11	0	0	0	0
June 25, 2035	5	0	0	0	0
June 25, 2036	0	0	0	0	0
Avg Life to Maturity**	18.45	5.39	4.63	3.63	3.37
Avg Life to Call**	18.40	5.17	4.45	3.63	3.37

(*)	Indicates a number greater than zero but less than 0.5%.

(**)
The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the
Following Percentages of the Prepayment Assumption

	Class 2-A-2 Certificates
Prepayment Assumption	0%	80%	100%	150%	180%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
June 25, 2007	98	97	96	96	95
June 25, 2008	96	88	86	81	78
June 25, 2009	95	77	73	63	58
June 25, 2010	93	63	56	43	36
June 25, 2011	92	48	40	25	18
June 25, 2012	90	30	20	3	0
June 25, 2013	88	16	7	0	0
June 25, 2014	86	16	7	0	0
June 25, 2015	84	14	7	0	0
June 25, 2016	82	10	6	0	0
June 25, 2017	80	8	4	0	0
June 25, 2018	77	6	3	0	0
June 25, 2019	75	4	2	0	0
June 25, 2020	72	3	1	0	0
June 25, 2021	69	2	1	0	0
June 25, 2022	65	2	*	0	0
June 25, 2023	62	1	*	0	0
June 25, 2024	58	1	0	0	0
June 25, 2025	53	*	0	0	0
June 25, 2026	49	*	0	0	0
June 25, 2027	44	0	0	0	0
June 25, 2028	38	0	0	0	0
June 25, 2029	34	0	0	0	0
June 25, 2030	30	0	0	0	0
June 25, 2031	26	0	0	0	0
June 25, 2032	22	0	0	0	0
June 25, 2033	17	0	0	0	0
June 25, 2034	11	0	0	0	0
June 25, 2035	5	0	0	0	0
June 25, 2036	0	0	0	0	0
Avg Life to Maturity**	18.45	5.39	4.63	3.63	3.37
Avg Life to Call**	18.40	5.17	4.45	3.63	3.37

(*)	Indicates a number greater than zero but less than 0.5%.

(**)
The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the
Following Percentages of the Prepayment Assumption

	Class 1-M-1 Certificates
Prepayment Assumption	0%	80%	100%	150%	180%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
June 25, 2007	100	100	100	100	100
June 25, 2008	100	100	100	100	100
June 25, 2009	100	100	100	100	100
June 25, 2010	100	65	46	16	19
June 25, 2011	100	47	30	2	0
June 25, 2012	100	29	15	0	0
June 25, 2013	100	21	10	0	0
June 25, 2014	100	15	*	0	0
June 25, 2015	100	11	0	0	0
June 25, 2016	100	5	0	0	0
June 25, 2017	100	0	0	0	0
June 25, 2018	100	0	0	0	0
June 25, 2019	100	0	0	0	0
June 25, 2020	100	0	0	0	0
June 25, 2021	100	0	0	0	0
June 25, 2022	100	0	0	0	0
June 25, 2023	100	0	0	0	0
June 25, 2024	100	0	0	0	0
June 25, 2025	100	0	0	0	0
June 25, 2026	100	0	0	0	0
June 25, 2027	100	0	0	0	0
June 25, 2028	100	0	0	0	0
June 25, 2029	100	0	0	0	0
June 25, 2030	94	0	0	0	0
June 25, 2031	82	0	0	0	0
June 25, 2032	68	0	0	0	0
June 25, 2033	53	0	0	0	0
June 25, 2034	37	0	0	0	0
June 25, 2035	19	0	0	0	0
June 25, 2036	0	0	0	0	0
Avg Life to Maturity**	27.06	5.38	4.42	3.64	3.86
Avg Life to Call**	26.97	5.00	4.14	3.45	3.16

(*)	Indicates a number greater than zero but less than 0.5%.

(**)
The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the
Following Percentages of the Prepayment Assumption

	Class 1-M-2 Certificates
Prepayment Assumption	0%	80%	100%	150%	180%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
June 25, 2007	100	100	100	100	100
June 25, 2008	100	100	100	100	100
June 25, 2009	100	100	100	100	100
June 25, 2010	100	65	46	16	*
June 25, 2011	100	47	30	0	0
June 25, 2012	100	29	15	0	0
June 25, 2013	100	21	7	0	0
June 25, 2014	100	15	0	0	0
June 25, 2015	100	10	0	0	0
June 25, 2016	100	0	0	0	0
June 25, 2017	100	0	0	0	0
June 25, 2018	100	0	0	0	0
June 25, 2019	100	0	0	0	0
June 25, 2020	100	0	0	0	0
June 25, 2021	100	0	0	0	0
June 25, 2022	100	0	0	0	0
June 25, 2023	100	0	0	0	0
June 25, 2024	100	0	0	0	0
June 25, 2025	100	0	0	0	0
June 25, 2026	100	0	0	0	0
June 25, 2027	100	0	0	0	0
June 25, 2028	100	0	0	0	0
June 25, 2029	100	0	0	0	0
June 25, 2030	94	0	0	0	0
June 25, 2031	82	0	0	0	0
June 25, 2032	68	0	0	0	0
June 25, 2033	53	0	0	0	0
June 25, 2034	37	0	0	0	0
June 25, 2035	19	0	0	0	0
June 25, 2036	0	0	0	0	0
Avg Life to Maturity**	27.05	5.31	4.36	3.53	3.54
Avg Life to Call**	26.97	5.00	4.13	3.36	3.16
(*)	Indicates a number greater than zero but less than 0.5%.

(**)
The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the
Following Percentages of the Prepayment Assumption

	Class 1-M-3 Certificates
Prepayment Assumption	0%	80%	100%	150%	180%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
June 25, 2007	100	100	100	100	100
June 25, 2008	100	100	100	100	100
June 25, 2009	100	100	100	100	100
June 25, 2010	100	65	46	16	0
June 25, 2011	100	47	30	0	0
June 25, 2012	100	29	15	0	0
June 25, 2013	100	21	0	0	0
June 25, 2014	100	15	0	0	0
June 25, 2015	100	0	0	0	0
June 25, 2016	100	0	0	0	0
June 25, 2017	100	0	0	0	0
June 25, 2018	100	0	0	0	0
June 25, 2019	100	0	0	0	0
June 25, 2020	100	0	0	0	0
June 25, 2021	100	0	0	0	0
June 25, 2022	100	0	0	0	0
June 25, 2023	100	0	0	0	0
June 25, 2024	100	0	0	0	0
June 25, 2025	100	0	0	0	0
June 25, 2026	100	0	0	0	0
June 25, 2027	100	0	0	0	0
June 25, 2028	100	0	0	0	0
June 25, 2029	100	0	0	0	0
June 25, 2030	94	0	0	0	0
June 25, 2031	82	0	0	0	0
June 25, 2032	68	0	0	0	0
June 25, 2033	53	0	0	0	0
June 25, 2034	37	0	0	0	0
June 25, 2035	19	0	0	0	0
June 25, 2036	0	0	0	0	0
Avg Life to Maturity**	27.04	5.24	4.29	3.47	3.40
Avg Life to Call**	26.97	5.00	4.12	3.33	3.16

(*)	Indicates a number greater than zero but less than 0.5%.

(**)
The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the
Following Percentages of the Prepayment Assumption

	Class 1-M-4 Certificates
Prepayment Assumption	0%	80%	100%	150%	180%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
June 25, 2007	100	100	100	100	100
June 25, 2008	100	100	100	100	100
June 25, 2009	100	100	100	100	100
June 25, 2010	100	65	46	16	0
June 25, 2011	100	47	30	0	0
June 25, 2012	100	29	15	0	0
June 25, 2013	100	21	0	0	0
June 25, 2014	100	14	0	0	0
June 25, 2015	100	0	0	0	0
June 25, 2016	100	0	0	0	0
June 25, 2017	100	0	0	0	0
June 25, 2018	100	0	0	0	0
June 25, 2019	100	0	0	0	0
June 25, 2020	100	0	0	0	0
June 25, 2021	100	0	0	0	0
June 25, 2022	100	0	0	0	0
June 25, 2023	100	0	0	0	0
June 25, 2024	100	0	0	0	0
June 25, 2025	100	0	0	0	0
June 25, 2026	100	0	0	0	0
June 25, 2027	100	0	0	0	0
June 25, 2028	100	0	0	0	0
June 25, 2029	100	0	0	0	0
June 25, 2030	94	0	0	0	0
June 25, 2031	82	0	0	0	0
June 25, 2032	68	0	0	0	0
June 25, 2033	53	0	0	0	0
June 25, 2034	37	0	0	0	0
June 25, 2035	19	0	0	0	0
June 25, 2036	0	0	0	0	0
Avg Life to Maturity**	27.02	5.18	4.24	3.38	3.33
Avg Life to Call**	26.97	5.00	4.12	3.28	3.16

(*)	Indicates a number greater than zero but less than 0.5%.

(**)
The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the
Following Percentages of the Prepayment Assumption

	Class 1-M-5 Certificates
Prepayment Assumption	0%	80%	100%	150%	180%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
June 25, 2007	100	100	100	100	100
June 25, 2008	100	100	100	100	100
June 25, 2009	100	100	100	100	100
June 25, 2010	100	65	46	7	0
June 25, 2011	100	47	30	0	0
June 25, 2012	100	29	2	0	0
June 25, 2013	100	21	0	0	0
June 25, 2014	100	0	0	0	0
June 25, 2015	100	0	0	0	0
June 25, 2016	100	0	0	0	0
June 25, 2017	100	0	0	0	0
June 25, 2018	100	0	0	0	0
June 25, 2019	100	0	0	0	0
June 25, 2020	100	0	0	0	0
June 25, 2021	100	0	0	0	0
June 25, 2022	100	0	0	0	0
June 25, 2023	100	0	0	0	0
June 25, 2024	100	0	0	0	0
June 25, 2025	100	0	0	0	0
June 25, 2026	100	0	0	0	0
June 25, 2027	100	0	0	0	0
June 25, 2028	100	0	0	0	0
June 25, 2029	100	0	0	0	0
June 25, 2030	94	0	0	0	0
June 25, 2031	82	0	0	0	0
June 25, 2032	68	0	0	0	0
June 25, 2033	53	0	0	0	0
June 25, 2034	37	0	0	0	0
June 25, 2035	19	0	0	0	0
June 25, 2036	0	0	0	0	0
Avg Life to Maturity**	27.00	5.11	4.19	3.34	3.25
Avg Life to Call**	26.97	5.00	4.12	3.28	3.16

(*)	Indicates a number greater than zero but less than 0.5%.

(**)
The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the
Following Percentages of the Prepayment Assumption

	Class 1-M-6 Certificates
Prepayment Assumption	0%	80%	100%	150%	180%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
June 25, 2007	100	100	100	100	100
June 25, 2008	100	100	100	100	100
June 25, 2009	100	100	100	100	100
June 25, 2010	100	65	46	0	0
June 25, 2011	100	47	30	0	0
June 25, 2012	100	29	0	0	0
June 25, 2013	100	17	0	0	0
June 25, 2014	100	0	0	0	0
June 25, 2015	100	0	0	0	0
June 25, 2016	100	0	0	0	0
June 25, 2017	100	0	0	0	0
June 25, 2018	100	0	0	0	0
June 25, 2019	100	0	0	0	0
June 25, 2020	100	0	0	0	0
June 25, 2021	100	0	0	0	0
June 25, 2022	100	0	0	0	0
June 25, 2023	100	0	0	0	0
June 25, 2024	100	0	0	0	0
June 25, 2025	100	0	0	0	0
June 25, 2026	100	0	0	0	0
June 25, 2027	100	0	0	0	0
June 25, 2028	100	0	0	0	0
June 25, 2029	100	0	0	0	0
June 25, 2030	94	0	0	0	0
June 25, 2031	82	0	0	0	0
June 25, 2032	68	0	0	0	0
June 25, 2033	53	0	0	0	0
June 25, 2034	37	0	0	0	0
June 25, 2035	5	0	0	0	0
June 25, 2036	0	0	0	0	0
Avg Life to Maturity**	26.97	5.01	4.12	3.29	3.20
Avg Life to Call**	26.97	4.99	4.11	3.28	3.16

(*)	Indicates a number greater than zero but less than 0.5%.

(**)
The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the
Following Percentages of the Prepayment Assumption

	Class 1-M-7 Certificates
Prepayment Assumption	0%	80%	100%	150%	180%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
June 25, 2007	100	100	100	100	100
June 25, 2008	100	100	100	100	100
June 25, 2009	100	100	100	100	100
June 25, 2010	100	65	46	0	0
June 25, 2011	100	47	30	0	0
June 25, 2012	100	29	0	0	0
June 25, 2013	100	0	0	0	0
June 25, 2014	100	0	0	0	0
June 25, 2015	100	0	0	0	0
June 25, 2016	100	0	0	0	0
June 25, 2017	100	0	0	0	0
June 25, 2018	100	0	0	0	0
June 25, 2019	100	0	0	0	0
June 25, 2020	100	0	0	0	0
June 25, 2021	100	0	0	0	0
June 25, 2022	100	0	0	0	0
June 25, 2023	100	0	0	0	0
June 25, 2024	100	0	0	0	0
June 25, 2025	100	0	0	0	0
June 25, 2026	100	0	0	0	0
June 25, 2027	100	0	0	0	0
June 25, 2028	100	0	0	0	0
June 25, 2029	100	0	0	0	0
June 25, 2030	94	0	0	0	0
June 25, 2031	82	0	0	0	0
June 25, 2032	68	0	0	0	0
June 25, 2033	53	0	0	0	0
June 25, 2034	37	0	0	0	0
June 25, 2035	0	0	0	0	0
June 25, 2036	0	0	0	0	0
Avg Life to Maturity**	26.91	4.86	4.07	3.18	3.16
Avg Life to Call**	26.91	4.86	4.07	3.18	3.16

(*)	Indicates a number greater than zero but less than 0.5%.

(**)
The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the
Following Percentages of the Prepayment Assumption

	Class 1-M-8 Certificates
Prepayment Assumption	0%	80%	100%	150%	180%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
June 25, 2007	100	100	100	100	100
June 25, 2008	100	100	100	100	100
June 25, 2009	100	100	100	100	100
June 25, 2010	100	65	46	0	0
June 25, 2011	100	47	8	0	0
June 25, 2012	100	4	0	0	0
June 25, 2013	100	0	0	0	0
June 25, 2014	100	0	0	0	0
June 25, 2015	100	0	0	0	0
June 25, 2016	100	0	0	0	0
June 25, 2017	100	0	0	0	0
June 25, 2018	100	0	0	0	0
June 25, 2019	100	0	0	0	0
June 25, 2020	100	0	0	0	0
June 25, 2021	100	0	0	0	0
June 25, 2022	100	0	0	0	0
June 25, 2023	100	0	0	0	0
June 25, 2024	100	0	0	0	0
June 25, 2025	100	0	0	0	0
June 25, 2026	100	0	0	0	0
June 25, 2027	100	0	0	0	0
June 25, 2028	100	0	0	0	0
June 25, 2029	100	0	0	0	0
June 25, 2030	94	0	0	0	0
June 25, 2031	82	0	0	0	0
June 25, 2032	68	0	0	0	0
June 25, 2033	53	0	0	0	0
June 25, 2034	32	0	0	0	0
June 25, 2035	0	0	0	0	0
June 25, 2036	0	0	0	0	0
Avg Life to Maturity**	26.78	4.63	3.96	3.09	3.11
Avg Life to Call**	26.78	4.63	3.96	3.09	3.11

(*)	Indicates a number greater than zero but less than 0.5%.

(**)
The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the
Following Percentages of the Prepayment Assumption

	Class 2-M-1 Certificates
Prepayment Assumption	0%	80%	100%	150%	180%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
June 25, 2007	100	100	100	100	100
June 25, 2008	100	100	100	100	100
June 25, 2009	100	100	100	100	100
June 25, 2010	100	100	100	100	100
June 25, 2011	100	100	100	100	100
June 25, 2012	100	100	100	100	87
June 25, 2013	100	100	100	75	87
June 25, 2014	100	92	100	75	60
June 25, 2015	100	37	72	64	26
June 25, 2016	100	27	16	35	4
June 25, 2017	100	20	11	13	0
June 25, 2018	100	15	8	1	0
June 25, 2019	100	11	5	0	0
June 25, 2020	100	8	3	0	0
June 25, 2021	100	6	0	0	0
June 25, 2022	100	4	0	0	0
June 25, 2023	100	3	0	0	0
June 25, 2024	100	0	0	0	0
June 25, 2025	100	0	0	0	0
June 25, 2026	100	0	0	0	0
June 25, 2027	100	0	0	0	0
June 25, 2028	100	0	0	0	0
June 25, 2029	92	0	0	0	0
June 25, 2030	82	0	0	0	0
June 25, 2031	70	0	0	0	0
June 25, 2032	58	0	0	0	0
June 25, 2033	45	0	0	0	0
June 25, 2034	30	0	0	0	0
June 25, 2035	14	0	0	0	0
June 25, 2036	0	0	0	0	0
Avg Life to Maturity**	26.44	9.65	9.70	9.09	8.22
Avg Life to Call**	26.31	9.09	9.20	6.99	6.47

(*)	Indicates a number greater than zero but less than 0.5%.

(**)
The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the
Following Percentages of the Prepayment Assumption

	Class 2-M-2 Certificates
Prepayment Assumption	0%	80%	100%	150%	180%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
June 25, 2007	100	100	100	100	100
June 25, 2008	100	100	100	100	100
June 25, 2009	100	100	100	100	100
June 25, 2010	100	100	100	100	100
June 25, 2011	100	100	100	100	100
June 25, 2012	100	100	100	100	100
June 25, 2013	100	100	100	100	54
June 25, 2014	100	49	97	51	6
June 25, 2015	100	37	23	7	0
June 25, 2016	100	27	16	2	0
June 25, 2017	100	20	11	0	0
June 25, 2018	100	15	8	0	0
June 25, 2019	100	11	5	0	0
June 25, 2020	100	8	1	0	0
June 25, 2021	100	6	0	0	0
June 25, 2022	100	4	0	0	0
June 25, 2023	100	*	0	0	0
June 25, 2024	100	0	0	0	0
June 25, 2025	100	0	0	0	0
June 25, 2026	100	0	0	0	0
June 25, 2027	100	0	0	0	0
June 25, 2028	100	0	0	0	0
June 25, 2029	92	0	0	0	0
June 25, 2030	82	0	0	0	0
June 25, 2031	70	0	0	0	0
June 25, 2032	58	0	0	0	0
June 25, 2033	45	0	0	0	0
June 25, 2034	30	0	0	0	0
June 25, 2035	14	0	0	0	0
June 25, 2036	0	0	0	0	0
Avg Life to Maturity**	26.43	9.43	9.04	8.16	7.16
Avg Life to Call**	26.31	8.90	8.60	7.24	6.57

(*)	Indicates a number greater than zero but less than 0.5%.

(**)
The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the
Following Percentages of the Prepayment Assumption

	Class 2-M-3 Certificates
Prepayment Assumption	0%	80%	100%	150%	180%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
June 25, 2007	100	100	100	100	100
June 25, 2008	100	100	100	100	100
June 25, 2009	100	100	100	100	100
June 25, 2010	100	100	100	100	100
June 25, 2011	100	100	100	100	100
June 25, 2012	100	100	100	100	100
June 25, 2013	100	100	100	64	14
June 25, 2014	100	49	34	13	5
June 25, 2015	100	37	23	6	0
June 25, 2016	100	27	16	0	0
June 25, 2017	100	20	11	0	0
June 25, 2018	100	15	7	0	0
June 25, 2019	100	11	2	0	0
June 25, 2020	100	8	0	0	0
June 25, 2021	100	4	0	0	0
June 25, 2022	100	*	0	0	0
June 25, 2023	100	0	0	0	0
June 25, 2024	100	0	0	0	0
June 25, 2025	100	0	0	0	0
June 25, 2026	100	0	0	0	0
June 25, 2027	100	0	0	0	0
June 25, 2028	100	0	0	0	0
June 25, 2029	92	0	0	0	0
June 25, 2030	82	0	0	0	0
June 25, 2031	70	0	0	0	0
June 25, 2032	58	0	0	0	0
June 25, 2033	45	0	0	0	0
June 25, 2034	30	0	0	0	0
June 25, 2035	14	0	0	0	0
June 25, 2036	0	0	0	0	0
Avg Life to Maturity**	26.43	9.22	8.58	7.35	6.59
Avg Life to Call**	26.31	8.75	8.20	7.09	6.41
(*)	Indicates a number greater than zero but less than 0.5%.

(**)
The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the
Following Percentages of the Prepayment Assumption

	Class 1-B Certificates
Prepayment Assumption	0%	80%	100%	150%	180%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
June 25, 2007	100	100	100	100	100
June 25, 2008	100	100	100	100	100
June 25, 2009	100	100	100	100	100
June 25, 2010	100	65	20	0	0
June 25, 2011	100	22	0	0	0
June 25, 2012	100	0	0	0	0
June 25, 2013	100	0	0	0	0
June 25, 2014	100	0	0	0	0
June 25, 2015	100	0	0	0	0
June 25, 2016	100	0	0	0	0
June 25, 2017	100	0	0	0	0
June 25, 2018	100	0	0	0	0
June 25, 2019	100	0	0	0	0
June 25, 2020	100	0	0	0	0
June 25, 2021	100	0	0	0	0
June 25, 2022	100	0	0	0	0
June 25, 2023	100	0	0	0	0
June 25, 2024	100	0	0	0	0
June 25, 2025	100	0	0	0	0
June 25, 2026	100	0	0	0	0
June 25, 2027	100	0	0	0	0
June 25, 2028	100	0	0	0	0
June 25, 2029	100	0	0	0	0
June 25, 2030	94	0	0	0	0
June 25, 2031	82	0	0	0	0
June 25, 2032	68	0	0	0	0
June 25, 2033	38	0	0	0	0
June 25, 2034	0	0	0	0	0
June 25, 2035	0	0	0	0	0
June 25, 2036	0	0	0	0	0
Avg Life to Maturity**	26.38	4.30	3.56	3.07	3.07
Avg Life to Call**	26.38	4.30	3.56	3.07	3.07

(*)	Indicates a number greater than zero but less than 0.5%.

(**)
The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the
Following Percentages of the Prepayment Assumption

	Class 2-B-1 Certificates
Prepayment Assumption	0%	80%	100%	150%	180%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
June 25, 2007	100	100	100	100	100
June 25, 2008	100	100	100	100	100
June 25, 2009	100	100	100	100	100
June 25, 2010	100	100	100	100	100
June 25, 2011	100	100	100	100	100
June 25, 2012	100	100	100	100	100
June 25, 2013	100	100	100	23	14
June 25, 2014	100	49	34	13	0
June 25, 2015	100	37	23	0	0
June 25, 2016	100	27	16	0	0
June 25, 2017	100	20	11	0	0
June 25, 2018	100	15	0	0	0
June 25, 2019	100	11	0	0	0
June 25, 2020	100	3	0	0	0
June 25, 2021	100	0	0	0	0
June 25, 2022	100	0	0	0	0
June 25, 2023	100	0	0	0	0
June 25, 2024	100	0	0	0	0
June 25, 2025	100	0	0	0	0
June 25, 2026	100	0	0	0	0
June 25, 2027	100	0	0	0	0
June 25, 2028	100	0	0	0	0
June 25, 2029	92	0	0	0	0
June 25, 2030	82	0	0	0	0
June 25, 2031	70	0	0	0	0
June 25, 2032	58	0	0	0	0
June 25, 2033	45	0	0	0	0
June 25, 2034	30	0	0	0	0
June 25, 2035	14	0	0	0	0
June 25, 2036	0	0	0	0	0
Avg Life to Maturity**	26.42	9.06	8.34	7.03	6.36
Avg Life to Call**	26.31	8.68	8.02	6.83	6.21

(*)	Indicates a number greater than zero but less than 0.5%.

(**)
The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

There is no assurance that prepayments of the mortgage loans will conform to any of the percentages of the Prepayment Assumption indicated in the tables above or to any other level, or that the actual weighted average life of any class of Offered Certificates will conform to any of the weighted average lives set forth in the tables above. Furthermore, the information contained in the tables with respect to the weighted average life of each specified class of Offered Certificates is not necessarily indicative of the weighted average life that might be calculated or projected under different or varying prepayment assumptions or other structuring assumptions.

The characteristics of the mortgage loans will differ from those assumed in preparing the table above. In addition, it is unlikely that any mortgage loan will prepay at any constant percentage of the Prepayment Assumption until maturity or that all of the mortgage loans will prepay at the same rate. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors.

Final Scheduled Distribution Dates

The final scheduled distribution date with respect to the Offered Certificates will be the distribution date in July 2036 with respect to Loan Group 1 and July 2036 with respect to Loan Group 2, which is the distribution date in the month following the month of the last possible scheduled monthly payment of a mortgage loan in the related Loan Group. Due to losses and prepayments on the mortgage loans, the final scheduled distribution date on each class of certificates may be substantially earlier. In addition, the actual final distribution date may be later than the final scheduled distribution date.

DESCRIPTION OF THE CERTIFICATES

General

The Series 2006-2 Certificates will consist of twenty-eight classes of certificates, twenty of which are offered hereby. Only the Offered Certificates are offered by this free writing prospectus.

The Class C-R1, Class C-R2, Class C-M1, Class C-M2 and Class R Certificates, which are not offered hereby, will be entitled to distributions on any distribution date only after all required distributions have been made on the related Offered Certificates. The Certificate Principal Balance of the Class C-R1 Certificates as of any date of determination will be equal to aggregate stated principal balance of the Group 1 Loans minus the aggregate Certificate Principal Balance of all other classes of related certificates, and such certificates, together with the Class C-R2 Certificates, will be entitled to distributions as provided in the Agreement. The Certificate Principal Balance of the Class C-M1 Certificates as of any date of determination will be equal to aggregate stated principal balance of the Group 2 Loans minus the aggregate Certificate Principal Balance of all other classes of related certificates, and such certificates, together with the Class C-M2 Certificates, will be entitled to distributions as provided in the Agreement. The Class R Certificates will not have a principal balance and will not be entitled to distributions of interest.

The Class P-R Certificates and Class P-M Certificates, which are not offered hereby, will each have an initial Certificate Principal Balance of $100 and will not be entitled to distributions in respect of interest. The Class P-R Certificates will be entitled to all prepayment charges received in respect of the Group 1 Loans and the Class P-M Certificates will be entitled to all prepayment charges received in respect of the Group 2 Loans.

The Class 1-A Certificates represent interests primarily in the Group 1 Loans and the Class 2-A Certificates represent interests primarily in the Group 2 Loans. Payments of principal and interest on the Class 1-A Certificates will be made solely from payments received on the Group 1 Loans and payments of principal and interest on the Class 2-A Certificates will be made solely from payments received on the Group 2 Loans, in each case, as described in this free writing prospectus. See “—Allocation of Available Funds—Interest Distributions on the Offered Certificates”, “—Allocation of Available Funds—Principal Distributions on the Offered Certificates” and “—Overcollateralization Provisions” in this free writing prospectus.

Each class of the Offered Certificates will have the approximate initial Certificate Principal Balance as set forth on page 5 hereof and will have the Pass-Through Rate as defined under “Glossary” in this free writing prospectus. The Pass-Through Rate on each class of the Offered Certificates will be limited to the related Net WAC Rate. The holders of the Offered Certificates will not be entitled to recover interest in excess of any applicable limitation on the Pass-Through Rate thereof on any future distribution date from excess cashflow or from any other source except to the extent of certain payments from the related Interest Rate Swap Agreement and available related Net Monthly Excess Cashflow deposited in the Net WAC Shortfall Reserve Fund as provided in “—Overcollateralization Provisions” below.

The Offered Certificates will be issued, maintained and transferred on the book-entry records of DTC and its participants in minimum denominations representing Certificate Principal Balances of $25,000 and integral multiples of $1 in excess thereof.

The Book-Entry Certificates will initially be represented by one or more global certificates registered in the name of a nominee of DTC. The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No person acquiring an interest in any class of the Book-Entry Certificates will be entitled to receive a certificate representing such person’s interest, except as set forth below under “—Definitive Certificates.” Unless and until definitive certificates are issued under the limited circumstances described in this free writing prospectus, all references to actions by certificateholders with respect to the Book-Entry Certificates shall refer to actions taken by DTC upon instructions from its participants and all references in this free writing prospectus to distributions, notices, reports and statements to certificateholders with respect to the Book-Entry Certificates shall refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Certificates, for distribution to certificateholders in accordance with DTC procedures. See “—Registration of the Book-Entry Certificates” and “—Definitive Certificates” in this free writing prospectus.

The definitive certificates, if ever issued, will be transferable and exchangeable at the offices of the Trustee designated by the Trustee from time to time for these purposes. The Trustee has initially designated its offices located at DB Services Tennessee, 648 Grassmere Park Road, Nashville TN, 37211, Attention: Transfer Unit, for such purpose. No service charge will be imposed for any registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

All distributions to holders of the certificates, other than the final distribution on any class of certificates, will be made on each distribution date by or on behalf of the Trustee to the persons in whose names the certificates are registered at the close of business on the related Record Date. Distributions will be made by wire transfer in immediately available funds to the account of the certificateholders specified in the request. The final distribution on any class of Certificates will be made in like manner, but only upon presentment and surrender of the class at the location specified by the Trustee in the notice to certificateholders of the final distribution.

Registration of the Book-Entry Certificates

DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book entries, thereby eliminating the need for physical movement of certificates.

Certificateholders that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Book-Entry Certificates may do so only through participants and indirect participants. In addition, certificateholders will receive all distributions of principal of and interest on the Book-Entry Certificates from the Trustee through DTC and DTC participants. Accordingly, certificateholders may experience delays in their receipt of payments. Unless and until definitive certificates are issued, it is anticipated that the only certificateholders of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificateholders will not be recognized by the Trustee as certificateholders, as such term is used in the Agreement and certificateholders will be permitted to exercise the rights of certificateholders only indirectly through DTC and its participants.

Under the Rules, DTC is required to make book-entry transfers of Book-Entry Certificates among participants and to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates. Participants and indirect participants with which certificateholders have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit these payments on behalf of their respective certificateholders. Accordingly, although certificateholders will not possess definitive certificates, the Rules provide a mechanism by which certificateholders, through their participants and indirect participants, will receive payments and will be able to transfer their interest in the Book-Entry Certificates.

Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and on behalf of certain banks, the ability of a certificateholder to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to Book-Entry Certificates, may be limited due to the absence of physical certificates for the Book-Entry Certificates. In addition, under a book-entry format, certificateholders may experience delays in their receipt of payments since distribution will be made by the Trustee to Cede & Co., as nominee for DTC.

Under the Rules, DTC will take action permitted to be taken by a certificateholders under the Agreement only at the direction of one or more participants to whose DTC account the Book-Entry Certificates are credited. Additionally, under the Rules, DTC will take actions with respect to specified voting rights only at the direction of and on behalf of participants whose holdings of Book-Entry Certificates evidence these specified voting rights. DTC may take conflicting actions with respect to voting rights, to the extent that participants whose holdings of Book-Entry Certificates evidence voting rights, authorize divergent action.

The Depositor, the Master Servicer and the Trustee will have no liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

Definitive Certificates

Definitive certificates will be issued to certificateholders or their nominees, respectively, rather than to DTC or its nominee, only if (1) the Depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as clearing agency with respect to the Book-Entry Certificates and the Depositor is unable to locate a qualified successor, (2) the Depositor, at its option, elects to terminate the book-entry system through DTC, or (3) after the occurrence of an Event of Default, certificateholders representing in the aggregate not less than 51% of the voting rights of the Book-Entry Certificates advise the Trustee and DTC through participants, in writing, that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the certificateholders’ best interest.

Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee is required to notify all certificateholders through participants of the availability of definitive certificates. Upon surrender by DTC of the definitive certificates representing the Book-Entry Certificates and receipt of instructions for re-registration, the Trustee will reissue the Book-Entry Certificates as definitive certificates issued in the respective principal amounts owned by individual certificateholders, and thereafter the Trustee will recognize the holders of definitive certificates as certificateholders under the Agreement. Definitive certificates will be issued in minimum denominations of $25,000, except that any beneficial ownership represented by a Book-Entry Certificate in an amount less than $25,000 immediately prior to the issuance of a definitive certificate shall be issued in a minimum denomination equal to the amount of the beneficial ownership.

Calculation of One-Month LIBOR for the Offered Certificates

On each LIBOR Determination Date, the Trustee will determine One-Month LIBOR for the next Accrual Period for the Offered Certificates on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as such rate appears on the Telerate Screen Page 3750, as of 11:00 a.m. (London time) on such LIBOR Determination Date.

On each LIBOR Determination Date, if the rate does not appear or is not available on Telerate Screen Page 3750, One-Month LIBOR for the related Accrual Period for the Offered Certificates will be established by the Trustee as follows:

(a)  If on such LIBOR Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%).

(b)  If on such LIBOR Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the higher of (x) One-Month LIBOR as determined on the previous LIBOR Determination Date and (y) the Reserve Interest Rate.

The establishment of One-Month LIBOR on each LIBOR Determination Date by the Trustee and the Trustee’s calculation of the rate of interest applicable to the Offered Certificates for the related Accrual Period shall (in the absence of manifest error) be final and binding.

Allocation of Available Funds

Distributions to holders of each class of Offered Certificates will be made on each distribution date from the Available Distribution Amount.

Interest Distributions on the Offered Certificates

Interest Distributions on the Group 1 Certificates

On each distribution date the Trustee shall withdraw from the Certificate Account that portion of the Available Distribution Amount for such distribution date consisting of the Interest Remittance Amount in respect of the Group 1 Loans for such distribution date, and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the related Interest Remittance Amount for such distribution date:

(i)           from the Interest Remittance Amount in respect of the Group 1 Loans, concurrently to the holders of the Class 1-A1-1, Class 1-A1-2, Class 1-A2-A, Class 1-A2-B and Class 1-A2-C Certificates, pro rata, the related Monthly Interest Distributable Amount and any Unpaid Interest Shortfall Amount for each such class for such distribution date;

(ii)           from the Interest Remittance Amount in respect of the Group 1 Loans, sequentially to the holders of the Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-M-7, Class 1-M-8 and Class 1-B Certificates, in that order, the related Monthly Interest Distributable Amount for each such class for such distribution date.

On any distribution date, any shortfalls resulting from the application of the Relief Act and any Prepayment Interest Shortfalls on the Group 1 Loans to the extent not covered by Compensating Interest paid by the related Subservicer or the Master Servicer will be allocated, first, in reduction of amounts otherwise distributable to the Class C-R1 Certificates and Class C-R2 Certificates, and thereafter, to the Monthly Interest Distributable Amounts with respect to the Class 1-A, Class 1-M and Class 1-B Certificates on a pro rata basis based on the respective amounts of interest accrued on such certificates for such distribution date. The holders of the Class 1-A, Class 1-M and Class 1-B Certificates will not be entitled to reimbursement for any such interest shortfalls. Unpaid Interest Shortfall Amounts previously allocated to the Class 1-M Certificates and Class 1-B Certificates shall only be reimbursed as described in “—Overcollateralization Provisions—Loan Group 1” below and from the related Interest Rate Swap Agreement as described in “—Payments Under the Interest Rate Swap Agreements” below.

Interest Distributions on the Group 2 Certificates

On each distribution date the Trustee shall withdraw from the Certificate Account that portion of the Available Distribution Amount for such distribution date consisting of the Interest Remittance Amount in respect of the Group 2 Loans for such distribution date, and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the related Interest Remittance Amount for such distribution date:

(i)           from the Interest Remittance Amount in respect of the Group 2 Loans, concurrently to the holders of the Class 2-A-1 Certificates and Class 2-A-2 Certificates, the related Monthly Interest Distributable Amount and any Unpaid Interest Shortfall Amount for each such class for such distribution date;

(ii)           from the Interest Remittance Amount in respect of the Group 2 Loans, sequentially to the holders of the Class 2-M-1, Class 2-M-2, Class 2-M-3, Class 2-B-1 and Class 2-B-2 Certificates, in that order, the related Monthly Interest Distributable Amount for each such class for such distribution date.

On any distribution date, any shortfalls resulting from the application of the Relief Act and any Prepayment Interest Shortfalls on the Group 2 Loans to the extent not covered by Compensating Interest paid by the related Subservicer or the Master Servicer will be allocated, first, in reduction of amounts otherwise distributable to the related Class C-M1 Certificates and Class C-M2 Certificates, and thereafter, to the Monthly Interest Distributable Amounts with respect to the Class 2-A, Class 2-M and Class 2-B Certificates on a pro rata basis based on the respective amounts of interest accrued on such certificates for such distribution date. The holders of the Class 2-A, Class 2-M and Class 2-B Certificates will not be entitled to reimbursement for any such interest shortfalls. Unpaid Interest Shortfall Amounts previously allocated to the Class 2-M Certificates and Class 2-B Certificates shall only be reimbursed as described in “—Overcollateralization Provisions—Loan Group 2” below and from the related Interest Rate Swap Agreement as described in “—Payments Under the Interest Rate Swap Agreements” below.

Principal Distributions on the Offered Certificates

Principal Distributions on the Group 1 Certificates

Except as provided below, on each distribution date (a) prior to the Group 1 Stepdown Date or (b) on or after the Group 1 Stepdown Date if a Group 1 Trigger Event is in effect, the holders of each class of Group 1 Certificates shall be entitled to receive distributions in respect of principal to the extent of the related Principal Distribution Amount in the following amounts and order of priority:

(i)           first, to the holders of the Class 1-A1 Certificates and Class 1-A2 Certificates, the related Principal Distribution Amount (allocated among such Class 1-A Certificates in the priority described below), in each case until the Certificate Principal Balances thereof have been reduced to zero; and

(ii)           second, from the remaining related Principal Distribution Amount, sequentially, to the holders of the Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-M-7, Class 1-M-8 and Class 1-B Certificates, in that order, in each case until the Certificate Principal Balances thereof have been reduced to zero.

Except as provided below, on each distribution date (a) on or after the Group 1 Stepdown Date and (b) on which a Group 1 Trigger Event is not in effect, the holders of each class of Group 1 Certificates shall be entitled to receive distributions in respect of principal to the extent of the related Principal Distribution Amount in the following amounts and order of priority:

(i)           first, to the holders of the Class 1-A1 Certificates and Class 1-A2 Certificates, the related Class 1-A Principal Distribution Amount (allocated among such Class 1-A Certificates in the priority described below), in each case until the Certificate Principal Balances thereof have been reduced to zero; and

(ii)           second, sequentially, to the holders of the Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-M-7, Class 1-M-8 and Class 1-B Certificates, in that order, the related Subordinate Class Principal Distribution Amount, in each case until the Certificate Principal Balances thereof have been reduced to zero.

With respect to the Class 1-A Certificates, all principal distributions will be distributed concurrently, on a pro rata basis, to the holders of (A) the Class 1-A1 Certificates and (B) the Class 1-A2 Certificates, in each case in reduction of the Certificate Balances thereof, with any amounts payable to the Class 1-A2 Certificates being paid sequentially to the holders of the Class 1-A2-A, Class 1-A2-B and Class 1-A2-C Certificates, in that order; provided, however that on any distribution date on which the aggregate Certificate Principal Balance of the Class 1-M Certificates and Class 1-B Certificates and the related Overcollateralized Amount have been reduced to zero, the Principal Distribution Amount or Class 1-A Principal Distribution Amount will be paid to the Class 1-A1 Certificates and Class 1-A2 Certificates on a pro rata basis, based on the Certificate Principal Balances thereof, until reduced to zero.

The allocation of distributions in respect of principal to the Class 1-A Certificates on each distribution date (a) prior to the Group 1 Stepdown Date or (b) on or after the Group 1 Stepdown Date on which a Group 1 Trigger Event has occurred, will have the effect of accelerating the amortization of the Class 1-A Certificates while, in the absence of Realized Losses, increasing the respective percentage interest in the principal balance of the related mortgage loans evidenced by the Class 1-M and Class 1-B Certificates. Increasing the respective percentage interest in the trust of the Class 1-M and Class 1-B Certificates relative to that of the Class 1-A Certificates is intended to preserve the availability of the subordination provided by the Class 1-M and Class 1-B Certificates.

Notwithstanding the foregoing, to the extent any Net Swap Payment or Swap Termination Payment with respect to the Group 1 Interest Rate Swap Agreement is payable from principal collections from Loan Group 1, Principal Distribution Amounts with respect to Loan Group 1 will be deemed paid to the most subordinate class of related certificates (other than the Class R Certificates and Class P-R Certificates), until the Certificate Principal Balance thereof has been reduced to zero.

Principal Distributions on the Group 2 Certificates

Except as provided below, on each distribution date (a) prior to the Group 2 Stepdown Date or (b) on or after the Group 2 Stepdown Date if a Group 2 Trigger Event is in effect, the holders of each class of Group 2 Certificates shall be entitled to receive distributions in respect of principal to the extent of the related Principal Distribution Amount in the following amounts and order of priority:

(i)           to the holders of the Class 2-A-1 Certificates and Class 2-A-2 Certificates, the related Principal Distribution Amount (allocated among such Class 2-A Certificates in the priority described below), in each case until the Certificate Principal Balances thereof have been reduced to zero; and

(ii)           second, from the remaining related Principal Distribution Amount to the holders of the Class 2-M-1, Class 2-M-2, Class 2-M-3, Class 2-B-1 and Class 2-B-2 Certificates, in that order, in each case until the Certificate Principal Balances thereof have been reduced to zero.

Except as provided below, on each distribution date (a) on or after the Group 2 Stepdown Date and (b) on which a Group 2 Trigger Event is not in effect, the holders of each class of Class 2-A, Class 2-M and Class 2-B Certificates shall be entitled to receive distributions in respect of principal to the extent of the related Principal Distribution Amount in the following amounts and order of priority:

(i)           first, to the holders of the Class 2-A-1 Certificates and Class 2-A-2 Certificates, the Class 2-A Principal Distribution Amount (allocated among such Class 2-A Certificates in the priority described below), in each case until the Certificate Principal Balances thereof have been reduced to zero; and

(ii)           second, sequentially, to the holders of the Class 2-M-1, Class 2-M-2, Class 2-M-3, Class 2-B-1 and Class 2-B-2 Certificates, in that order, the related Subordinate Class Principal Distribution Amount, in each case until the Certificate Principal Balances thereof have been reduced to zero.

With respect to the Class 2-A Certificates, all principal distributions will be distributed concurrently, on a pro rata basis, based on the Certificate Principal Balances thereof, until reduced to zero.

The allocation of distributions in respect of principal to the Class 2-A Certificates on each distribution date (a) prior to the Group 2 Stepdown Date or (b) on or after the Group 2 Stepdown Date on which a Group 2 Trigger Event has occurred, will have the effect of accelerating the amortization of the Class 2-A Certificates while, in the absence of Realized Losses, increasing the respective percentage interest in the principal balance of the related mortgage loans evidenced by the Class 2-M Certificates and Class 2-B Certificates. Increasing the respective percentage interest in the trust of the Class 2-M Certificates and Class 2-B Certificates relative to that of the Class 2-A Certificates is intended to preserve the availability of the subordination provided by the Class 2-M Certificates and Class 2-B Certificates.

Notwithstanding the foregoing, to the extent any Net Swap Payment or Swap Termination Payment with respect to the Group 2 Interest Rate Swap Agreement is payable from principal collections from Loan Group 2, Principal Distribution Amounts with respect to Loan Group 2 will be deemed paid to the most subordinate class of certificates (other than the Class R Certificates and Class P-M Certificates), until the Certificate Principal Balance thereof has been reduced to zero.

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the Class A Certificates related to each Loan Group consists of subordination, excess interest and overcollateralization, as described under “—Overcollateralization Provisions” below and the related interest rate swap agreement as described under “—Interest Rate Swap Agreements” below.

The rights of the holders of the related Subordinate Certificates and the related Class C Certificates to receive distributions will be subordinated, to the extent described herein, to the rights of the holders of the related Class A Certificates.

The protection afforded to the holders of the related Class A Certificates by means of the subordination of the related Subordinate Certificates and the related Class C Certificates will be accomplished by (i) the preferential right of the holders of the related Class A Certificates to receive on any distribution date, prior to distributions on the related Subordinate Certificates and the related Class C Certificates, distributions in respect of interest and principal, subject to funds available for such distributions and (ii) if necessary, the right of the holders of the related Class A Certificates to receive future distributions of amounts that would otherwise be payable to the holders of the related Subordinate Certificates and the related Class C Certificates.

The rights of the holders of Subordinate Certificates with higher payment priorities to receive distributions in respect of interest and principal will be senior to the rights of holders of Subordinate Certificates with lower payment priorities and the rights of the holders of the Subordinate Certificates to receive distributions will be senior to the rights of the holders of the related Class C Certificates in respect of interest and principal, in each case to the extent described herein.

The subordination feature is intended to enhance the likelihood of regular receipt of principal and interest by the holders of more senior certificates of distributions and to afford such holders protection against Realized Losses.

Overcollateralization Provisions

Interest collections on the mortgage loans in each Loan Group are expected to be generated in excess of the fees and expenses payable by the trust and the amount of interest payable to the holders of the Offered Certificates. In addition, on or after the related Stepdown Date, so long as no related Trigger Event is in effect, the related Overcollateralized Amount may be reduced by the application of the related Overcollateralization Release Amount.

Loan Group 1

The Agreement requires that, on each distribution date, the related Net Monthly Excess Cashflow in respect of the Loan Group 1, if any, be applied on such distribution date as follows:

(i)           to the holders of the Class 1-A, Class 1-M and Class 1-B Certificates then entitled to receive distributions in respect of principal, in an amount equal to any related Extra Principal Distribution Amount, payable to such holders as part of the related Principal Distribution Amount as described under “—Allocation of Available Funds—Principal Distributions on the Offered Certificates—Principal Distributions on the Group 1 Certificates” above;

(ii)           to the holders of the Class 1-A Certificates, pro rata, based on entitlement, in an amount equal to any related Allocated Realized Loss Amount for each such class;

(iii)           sequentially, to the Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-M-7, Class 1-M-8 and Class 1-B Certificates, in that order, in each case in an amount equal to the sum of the Unpaid Interest Shortfall Amount and the Allocated Realized Loss Amount (such amount to be applied first to cover Unpaid Interest Shortfall Amount for such class and second to cover Allocated Realized Loss Amount for such class) for each such class;

(iv)           to the Net WAC Shortfall Reserve Fund to pay the Group 1 Certificates, on a pro rata basis, based on the Certificate Principal Balances thereof, to the extent needed to pay any remaining related Net WAC Shortfall Amount for each such class; provided that any related Net Monthly Excess Cashflow remaining after such allocation to pay any such Net WAC Shortfall Amount based on the Certificate Principal Balances of the Group 1 Certificates will be distributed to each such class of certificates with respect to which there remains any unpaid Net WAC Shortfall Amount (after the distribution based on Certificate Principal Balances), pro rata, based on the amount of such unpaid Net WAC Shortfall Amount;

(v)           to the Group 1 Supplemental Interest Trust for payment to the Swap Provider any Swap Termination Payments with respect to the Group 1 Interest Rate Swap Agreement owed to the Swap Provider due to a Swap Provider Trigger Event not previously paid; and

(vi)           to the holders of the Class C-R1 Certificates and Class C-R2 Certificates as provided in the Agreement.

Loan Group 2

The Agreement requires that, on each distribution date, the related Net Monthly Excess Cashflow in respect of the Loan Group 2, if any, be applied on such distribution date as follows:

(i)           to the holders of the Class 2-A, Class 2-M and Class 2-B Certificates then entitled to receive distributions in respect of principal, in an amount equal to any related Extra Principal Distribution Amount, payable to such holders as part of the related Principal Distribution Amount as described under “—Allocation of Available Funds—Principal Distributions on the Offered Certificates—Principal Distributions on the Group 2 Certificates” above;

(ii)           to the holders of the Class 2-A Certificates, pro rata, based on entitlement, in an amount equal to any related Allocated Realized Loss Amount for each such class;

(iii)           sequentially, to the Class 2-M-1, Class 2-M-2, Class 2-M-3, Class 2-B-1 and Class 2-B-2 Certificates, in that order, in each case in an amount equal to the sum of the Unpaid Interest Shortfall Amount and the Allocated Realized Loss Amount (such amount to be applied first to cover Unpaid Interest Shortfall Amount for such class and second to cover Allocated Realized Loss Amount for such class) for each such class;

(iv)           to the Net WAC Shortfall Reserve Fund to pay the Group 2 Certificates, on a pro rata basis, based on the Certificate Principal Balances thereof, to the extent needed to pay any remaining related Net WAC Shortfall Amount for each such class; provided that any related Net Monthly Excess Cashflow remaining after such allocation to pay any such Net WAC Shortfall Amount based on the Certificate Principal Balances of the Group 2 Certificates will be distributed to each such class of certificates with respect to which there remains any unpaid Net WAC Shortfall Amount (after the distribution based on Certificate Principal Balances), pro rata, based on the amount of such unpaid Net WAC Shortfall Amount;

(v)           to the Group 2 Supplemental Interest Trust for payment to the Swap Provider any Swap Termination Payments with respect to the Group 2 Interest Rate Swap Agreement owed to the Swap Provider due to a Swap Provider Trigger Event not previously paid; and

(vi)           to the holders of the Class C-M1 Certificates and Class C-M2 Certificates as provided in the Agreement.

The Interest Rate Swap Agreements

The Group 1Interest Rate Swap Agreement

Deutsche Bank National Trust Company as the group 1 supplemental interest trust trustee (the “Group 1 Supplemental Interest Trust Trustee”) will enter into an interest rate swap agreement (the “Group 1 Interest Rate Swap Agreement”) with [_________] (the “Group 1 Swap Provider”) for the benefit of the holders of the Class 1-A Certificates, Class 1-M Certificates and Class 1-B Certificates. The Group 1 Interest Rate Swap Agreement will be held in the group 1 supplemental interest trust (the “Group 1 Supplemental Interest Trust”). For the avoidance of doubt, the Group 1 Supplemental Interest Trust and the Group 1 Interest Rate Swap Agreement will not be assets of any REMIC.

Under the Group 1 Interest Rate Swap Agreement, on or before each distribution date commencing with the distribution date in July 2006 and ending with the distribution date in June 2011, the Group 1 Supplemental Interest Trust will be obligated to pay to the Group 1 Swap Provider a fixed amount for that distribution date, or the Group 1 Fixed Swap Payment, equal to the product of (x) a fixed rate equal to a rate per annum set forth in the table below, (y) the product of (i) the notional amount for that distribution date and (ii) 250, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period as defined in the Group 1 Interest Rate Swap Agreement and the denominator of which is 360, and the Group 1 Swap Provider will be obligated to pay to the Group 1 Supplemental Interest Trust a floating amount for that distribution date, or the Group 1 Floating Swap Payment, equal to the product of (x) One-Month LIBOR as determined pursuant to the Group 1 Interest Rate Swap Agreement, (y) the product of (i) the notional amount for that distribution date and (ii) 250, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period as defined in the Group 1 Interest Rate Swap Agreement and the denominator of which is 360. A net payment, referred to as a Group 1 Net Swap Payment, will be required to be made on or before each applicable distribution date (a) by the Group 1 Supplemental Interest Trust to the Group 1 Swap Provider, to the extent that the Group 1 Fixed Swap Payment for such distribution date exceeds the Group 1 Floating Swap Payment for such distribution date, or (b) by the Group 1 Swap Provider to the Group 1 Supplemental Interest Trust, to the extent that the Group 1 Floating Swap Payment exceeds the Group 1 Fixed Swap Payment for such distribution date. For each distribution date in respect of which a Group 1 Net Swap Payment is required to be made to the Group 1 Swap Provider, the trust will be required to make a payment to the Group 1 Swap Provider in the amount of such Group 1 Net Swap Payment, from funds with respect to Loan Group 1, prior to distributions to the related certificateholders. The Group 1 Supplemental Interest Trust will only be required to make a Group 1 Net Swap Payment to the Group 1 Swap Provider to the extent of funds paid by the trust with respect to Loan Group 1 to the Group 1 Supplemental Interest Trust.

The notional amount with respect to the Group 1 Interest Rate Swap Agreement and each distribution date set forth below will be the related notional amount set forth below.

Distribution Date	Group 1 Interest Rate Swap Agreement Notional Amounts ($)	Fixed Rate (%)
July 2006	1,252,303.52	5.2296
August 2006	1,244,480.32	5.2299
September 2006	1,233,928.37	5.2303
October 2006	1,220,642.25	5.2306
November 2006	1,204,633.71	5.2310
December 2006	1,185,931.30	5.2313
January 2007	1,164,582.44	5.2317
February 2007	1,140,652.17	5.2321
March 2007	1,114,223.72	5.2325
April 2007	1,085,591.56	5.2328
May 2007	1,054,862.93	5.2330
June 2007	1,023,319.18	5.2331
July 2007	992,184.07	5.2331
August 2007	961,989.71	5.2331
September 2007	932,707.82	5.2331
October 2007	904,310.87	5.2331
November 2007	876,772.49	5.2331
December 2007	850,067.10	5.2331
January 2008	824,169.20	5.2331
February 2008	799,054.28	5.2331
March 2008	729,342.47	5.2626
April 2008	707,108.32	5.2626
May 2008	662,868.54	5.2659
June 2008	608,633.50	5.2628
July 2008	578,726.98	5.2602
August 2008	561,067.80	5.2602
September 2008	543,943.48	5.2602
October 2008	527,337.94	5.2602
November 2008	511,235.48	5.2602

Distribution Date	Group 1 Interest Rate Swap Agreement Notional Amounts ($)	Fixed Rate (%)
December 2008	495,621.08	5.2602
January 2009	480,479.68	5.2602
February 2009	465,797.10	5.2602
March 2009	451,560.02	5.2602
April 2009	437,754.84	5.2602
May 2009	377,479.56	5.2777
June 2009	365,933.30	5.2777
July 2009	300,034.52	5.2575
August 2009	290,852.26	5.2575
September 2009	281,948.64	5.2575
October 2009	273,315.32	5.2575
November 2009	264,944.16	5.2575
December 2009	256,827.56	5.2575
January 2010	248,957.22	5.2575
February 2010	241,326.04	5.2575
March 2010	233,926.96	5.2575
April 2010	226,752.70	5.2575
May 2010	219,796.46	5.2575
June 2010	213,051.70	5.2575
July 2010	206,512.42	5.2575
August 2010	200,171.92	5.2575
September 2010	194,024.38	5.2575
October 2010	188,064.24	5.2575
November 2010	182,285.54	5.2575
December 2010	176,682.62	5.2575
January 2011	171,250.20	5.2575
February 2011	165,983.42	5.2575
March 2011	160,877.16	5.2575
April 2011	155,926.52	5.2575
May 2011	91,949.46	5.3115
June 2011	11,448.24	5.4168

The Group 1 Interest Rate Swap Agreement will terminate following the last distribution date specified above, unless the Group 1 Interest Rate Swap Agreement is terminated earlier upon the occurrence of a Group 1 Event of Default, a Group 1 Early Termination Event or a Group 1 Additional Termination Event, such as described below.

The respective obligations of the Group 1 Swap Provider and the Group 1 Supplemental Interest Trust, to pay specified amounts due under the Group 1 Interest Rate Swap Agreement (other than any Group 1 Swap Termination Payment, as defined below) will be subject to the following conditions precedent: (1) no Group 1 Event of Default (as defined below) or event that with the giving of notice or lapse of time or both would become a Group 1 Event of Default will have occurred and be continuing with respect to the Group 1 Interest Rate Swap Agreement and (2) no “early termination date” (as defined in the Group 1 Interest Rate Swap Agreement) has occurred or been effectively designated with respect to the Group 1 Interest Rate Swap Agreement.

Events of default under the Group 1 Interest Rate Swap Agreement (each a “Group 1 Swap Event of Default”) include the following:

•           failure to make a payment due under the Group 1 Interest Rate Swap Agreement, after notice of such failure is received and expiration of a specified grace period,

•           certain insolvency or bankruptcy events, and

•           a merger by the Group 1 Swap Provider without an assumption of its obligations under the Group 1 Interest Rate Swap Agreement,

each as further described in the Group 1 Interest Rate Swap Agreement.

Termination events under the Group 1 Interest Rate Swap Agreement (each a “Group 1 Termination Event”) include the following:

•           illegality (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Group 1 Interest Rate Swap Agreement),

•           tax event (which generally relates to either party to the Group 1 Interest Rate Swap Agreement receiving a payment under the Group 1 Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of an indemnifiable tax, or paying an additional amount on account of an indemnifiable tax, in either case generally resulting from a change in tax law) and

•           tax event upon merger (which generally relates to either party to the Group 1 Interest Rate Swap Agreement receiving a payment under the Group 1 Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of an indemnifiable tax, or payment of an additional amount on account of an indemnifiable tax, in either case as a result of a merger or similar transaction), each as further described in the Group 1 Interest Rate Swap Agreement.

Group 1 additional termination events under the Group 1 Interest Rate Swap Agreement (each a “Group 1 Additional Termination Event”) include the following:

•           failure of the Group 1 Swap Provider to comply with the Group 1 Swap Downgrade Provisions,

•           failure of the Group 1 Swap Provider to comply with the Regulation AB provisions of the Group 1 Interest Rate Swap Agreement,

•           occurrence of an optional termination of the securitization pursuant to the terms of the Pooling and Servicing Agreement, and

•           amendment of the Pooling and Servicing Agreement in a manner that may materially adversely affect the Group 1 Swap Provider without the prior written consent of the Group 1 Swap Provider,

each as further described in the Group 1 Interest Rate Swap Agreement.

If the Group 1 Swap Provider’s credit ratings are withdrawn or reduced below the levels specified in the Group 1 Interest Rate Swap Agreement, then, unless within the time period specified in the Group 1 Interest Rate Swap Agreement, each rating agency has reconfirmed the ratings which were in effect immediately prior to such withdrawal or reduction for all securities the ratings for which are supported by the Group 1 Interest Rate Swap Agreement, the Group 1 Swap Provider will be required, at its own expense, either (1) to obtain a substitute swap provider which will assume the obligations of the Group 1 Swap Provider under the Group 1 Interest Rate Swap Agreement and which meets all rating agency requirements and any third party consent requirements provided therein or in any related documentation, or (2) to establish any other arrangement specified in the Group 1 Interest Rate Swap Agreement that meets all rating agency requirements and any third party consent requirements provided therein or in any related documentation (collectively, the “Group 1 Swap Downgrade Provisions”).

Upon the occurrence of a Group 1 Event of Default, the non-defaulting party will have the right to designate an early termination date (a “Group 1 Early Termination Date”). Upon the occurrence of a Group 1 Termination Event or a Group 1 Additional Termination Event, a Group 1 Early Termination Date may be designated by one of the parties as specified in the Group 1 Interest Rate Swap Agreement, and will occur only upon notice and, in some circumstances, after any affected party has used reasonable efforts to transfer its rights and obligations under the Group 1 Interest Rate Swap Agreement to a related entity within a specified period after notice has been given of the Group 1 Termination Event, all as set forth in the Group 1 Interest Rate Swap Agreement. The occurrence of a Group 1 Early Termination Date under the Group 1 Interest Rate Swap Agreement will constitute a “Group 1 Swap Early Termination.”

Upon a Group 1 Swap Early Termination, the Group 1 Supplemental Interest Trust, or the Group 1 Swap Provider may be liable to make a swap termination payment (the “Group 1 Swap Termination Payment”) to the other, regardless, if applicable, of which of the parties has caused the termination. The Group 1 Swap Termination Payment will be based on the value of the Group 1 Interest Rate Swap Agreement computed in accordance with the procedures set forth in the Group 1 Interest Rate Swap Agreement. In the event that the Swap Administrator is required to make a Group 1 Swap Termination Payment to the Group 1 Swap Provider, the trust will be required to make a payment to the Group 1 Supplemental Interest Trust in the same amount (to the extent such Group 1 Swap Termination Payment has not been paid by the Group 1 Supplemental Interest Trust from any upfront payment received pursuant to any related replacement interest rate swap agreement that may be entered into by the Group 1 Supplemental Interest Trust Trustee). In the case of a Group 1 Swap Termination Payment not triggered by a Group 1 Swap Provider Trigger Event (as defined in this free writing prospectus), the trust will be required to pay such amount on the related distribution date, and on any subsequent distribution date, until paid in full, prior to distributions to certificateholders, and in the case of a Group 1 Swap Termination Payment triggered by a Group 1 Swap Provider Trigger Event, the trust’s obligation to pay such amount will be subordinated to distributions to the holders of the Class 1-A Certificates, Class 1-M Certificates and Class 1-B Certificates.

Upon a Group 1 Swap Early Termination other than in connection with the optional termination of the trust, the Group 1 Supplemental Interest Trust Trustee at the written direction of the Depositor or the Master Servicer will use reasonable efforts to appoint a successor swap provider. If the Group 1 Supplemental Interest Trust Trustee receives a Group 1 Swap Termination Payment from the Group 1 Swap Provider in connection with such Group 1 Swap Early Termination, the Group 1 Supplemental Interest Trust Trustee will apply such Group 1 Swap Termination Payment to any upfront payment required to appoint the successor swap provider. If the Group 1 Supplemental Interest Trust Trustee is required to pay a Group 1 Swap Termination Payment to the Group 1 Swap Provider in connection with such Group 1 Swap Early Termination, the Group 1 Supplemental Interest Trust Trustee will apply any upfront payment received from the successor swap provider to pay such Group 1 Swap Termination Payment. If the Group 1 Supplemental Interest Trust Trustee is unable to appoint a successor swap provider within 30 days of the Group 1 Swap Early Termination, then the Group 1 Supplemental Interest Trust Trustee will deposit any Group 1 Swap Termination Payment received from the original Group 1 Swap Provider into a separate, non-interest bearing reserve account and will, on each subsequent distribution date, withdraw from the amount then remaining on deposit in such reserve account an amount equal to the Group 1 Net Swap Payment, if any, that would have been paid to the Group 1 Supplemental Interest Trust Trustee by the original Group 1 Swap Provider calculated in accordance with the terms of the original Group 1 Interest Rate Swap Agreement, and distribute such amount in accordance with the terms of the Pooling and Servicing Agreement.

Upon a Group 1 Swap Early Termination in connection with the optional termination of the trust, if the Group 1 Supplemental Interest Trust Trustee is required to make a Group 1 Swap Termination Payment to the Group 1 Swap Provider, the party exercising such optional termination of the trust will be required to include in its payment an amount equal to such Group 1 Swap Termination Payment, as described in this free writing prospectus. If the Group 1 Supplemental Interest Trust Trustee receives a Group 1 Swap Termination Payment from the Group 1 Swap Provider in connection with such Group 1 Swap Early Termination, such Group 1 Swap Termination Payment will be distributed in accordance with the terms of the Swap Administration Agreement.

A “Group 1 Swap Provider Trigger Event” shall mean: (i) a Group 1 Event of Default under the Group 1 Interest Rate Swap Agreement with respect to which the Group 1 Swap Provider is a Group 1 Defaulting Party (as defined in the Group 1 Interest Rate Swap Agreement), (ii) a Group 1 Termination Event under the Group 1 Interest Rate Swap Agreement with respect to which the Group 1 Swap Provider is the sole Group 1 Affected Party (as defined in the Group 1 Interest Rate Swap Agreement) or (iii) a Group 1 Additional Termination Event under the Group 1 Interest Rate Swap Agreement with respect to which the Group 1 Swap Provider is the sole Group 1 Affected Party.

The Group 1 Swap Provider

The Group 1 Swap Provider has a ratings classification of at least “A” (or its equivalent) by two of S&P, Moody’s or Fitch Ratings. The Swap Provider will provide upon request, without charge, to each person to whom this free writing prospectus is delivered, a copy of (i) the ratings analysis from each of Standard & Poor’s and Moody’s evidencing those respective ratings or (ii) the most recent audited annual financial statements of the Swap Provider. Requests for such information should be directed to the DPC Manager of [_________________] at [_________________]

The Group 1 Swap Provider has not participated in the preparation of this free writing prospectus and has not reviewed and is not responsible for any information contained in this free writing prospectus, [other than the information contained in the immediately preceding paragraph].

The aggregate “significance percentage” of the Interest Rate Swap Agreements, as calculated in accordance with Regulation AB Item 1115, is less than 10%. As provided in the each Interest Rate Swap Agreement, the related Swap Provider may be replaced in certain circumstances, including if the aggregate significance percentage of the Interest Rate Swap Agreements is equal to or greater than 10%.

The Group 2 Interest Rate Swap Agreement

Deutsche Bank National Trust Company as the group 2 supplemental interest trust trustee (the “Group 2 Supplemental Interest Trust Trustee”) will enter into an interest rate swap agreement (the “Group 2 Interest Rate Swap Agreement”) with [_________] (the “Group 2 Swap Provider”) for the benefit of the holders of the Class 2-A Certificates, Class 2-M Certificates and Class 2-B Certificates. The Group 2 Interest Rate Swap Agreement will be held in the group 2 supplemental interest trust (the “Group 2 Supplemental Interest Trust”). For the avoidance of doubt, the Group 2 Supplemental Interest Trust and the Group 2 Interest Rate Swap Agreement will not be assets of any REMIC.

Under the Group 2 Interest Rate Swap Agreement, on or before each distribution date commencing with the distribution date in July 2006 and ending with the distribution date in May 2016, the Group 2 Supplemental Interest Trust will be obligated to pay to the Group 2 Swap Provider a fixed amount for that distribution date, or the Group 2 Fixed Swap Payment, equal to the product of (x) a fixed rate equal to a rate per annum set forth in the table below, (y) the product of (i) the notional amount for that distribution date and (ii) 250, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period as defined in the Group 2 Interest Rate Swap Agreement and the denominator of which is 360, and the Group 2 Swap Provider will be obligated to pay to the Group 2 Supplemental Interest Trust a floating amount for that distribution date, or the Group 2 Floating Swap Payment, equal to the product of (x) One-Month LIBOR as determined pursuant to the Group 2 Interest Rate Swap Agreement, (y) the product of (i) the notional amount for that distribution date and (ii) 250, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period as defined in the Group 2 Interest Rate Swap Agreement and the denominator of which is 360. A net payment, referred to as a Group 2 Net Swap Payment, will be required to be made on or before each applicable distribution date (a) by the Group 2 Supplemental Interest Trust to the Group 2 Swap Provider, to the extent that the Group 2 Fixed Swap Payment for such distribution date exceeds the Group 2 Floating Swap Payment for such distribution date, or (b) by the Group 2 Swap Provider to the Group 2 Supplemental Interest Trust, to the extent that the Group 2 Floating Swap Payment exceeds the Group 2 Fixed Swap Payment for such distribution date. For each distribution date in respect of which a Group 2 Net Swap Payment is required to be made to the Group 2 Swap Provider, the trust will be required to make a payment to the Group 2 Swap Provider in the amount of such Group 2 Net Swap Payment, from funds with respect to Loan Group 2, prior to distributions to the related certificateholders. The Group 2 Supplemental Interest Trust will only be required to make a Group 2 Net Swap Payment to the Group 2 Swap Provider to the extent of funds paid by the trust with respect to Loan Group 2 to the Group 2 Supplemental Interest Trust.

The notional amount with respect to the Group 2 Interest Rate Swap Agreement and each distribution date set forth below will be the related notional amount set forth below.

Distribution Date	Group 2 Interest Rate Swap Agreement Notional Amounts ($)	Fixed Rate (%)
July 2006	541,722.34	5.1118
August 2006	540,788.84	5.1119
September 2006	539,781.92	5.1120
October 2006	538,701.35	5.1121
November 2006	537,548.97	5.1122
December 2006	536,324.51	5.1123
January 2007	535,027.77	5.1124
February 2007	533,659.21	5.1125
March 2007	532,218.90	5.1127
April 2007	530,708.50	5.1128
May 2007	529,129.02	5.1130
June 2007	527,479.98	5.1131
July 2007	525,762.15	5.1133
August 2007	523,976.08	5.1134
September 2007	522,122.66	5.1136
October 2007	520,202.65	5.1138
November 2007	518,217.12	5.1139
December 2007	516,174.22	5.1141
January 2008	514,075.79	5.1143
February 2008	511,922.36	5.1145
March 2008	509,714.02	5.1146
April 2008	507,457.94	5.1148
May 2008	505,174.70	5.1150
June 2008	502,881.53	5.1151
July 2008	500,599.31	5.1153
August 2008	498,327.78	5.1154
September 2008	496,067.73	5.1156
October 2008	493,817.06	5.1157
November 2008	491,578.12	5.1159
December 2008	489,349.56	5.1160
January 2009	487,132.28	5.1161
February 2009	484,925.93	5.1163
March 2009	482,729.44	5.1164
April 2009	445,955.05	5.1248
May 2009	426,670.06	5.1227
June 2009	397,111.42	5.1134
July 2009	395,380.26	5.1136
August 2009	393,657.99	5.1138
September 2009	391,942.70	5.1140
October 2009	390,235.05	5.1142
November 2009	388,535.23	5.1143
December 2009	386,842.75	5.1145
January 2010	385,159.07	5.1147
February 2010	383,482.38	5.1149
March 2010	381,813.36	5.1151
April 2010	380,151.60	5.1152
May 2010	378,497.66	5.1154
June 2010	376,852.05	5.1156

Distribution Date	Group 2 Interest Rate Swap Agreement Notional Amounts ($)	Fixed Rate (%)
July 2010	375,213.42	5.1158
August 2010	373,582.10	5.1160
September 2010	371,957.92	5.1162
October 2010	370,341.03	5.1163
November 2010	329,211.06	5.1821
December 2010	327,820.58	5.1822
January 2011	326,435.66	5.1824
February 2011	325,056.94	5.1825
March 2011	299,364.17	5.2166
April 2011	225,168.23	5.2685
May 2011	175,688.52	5.3039
June 2011	94,450.52	5.2945
July 2011	91,541.20	5.2945
August 2011	88,720.60	5.2945
September 2011	85,986.06	5.2945
October 2011	83,335.04	5.2945
November 2011	80,764.94	5.2945
December 2011	78,273.35	5.2945
January 2012	75,857.84	5.2945
February 2012	73,516.12	5.2945
March 2012	71,245.98	5.2945
April 2012	69,045.26	5.2945
May 2012	66,911.81	5.2945
June 2012	64,843.57	5.2945
July 2012	62,838.63	5.2945
August 2012	60,895.00	5.2945
September 2012	59,010.88	5.2945
October 2012	57,184.50	5.2945
November 2012	55,413.98	5.2945
December 2012	53,697.68	5.2945
January 2013	52,033.98	5.2946
February 2013	50,421.27	5.2946
March 2013	48,858.00	5.2946
April 2013	47,342.67	5.2946
May 2013	45,873.82	5.2946
June 2013	44,449.99	5.2946
July 2013	43,069.91	5.2946
August 2013	41,732.20	5.2946
September 2013	40,435.52	5.2946
October 2013	39,178.69	5.2946
November 2013	37,960.45	5.2946
December 2013	36,779.62	5.2946
January 2014	35,635.10	5.2946
February 2014	34,525.80	5.2946
March 2014	33,450.64	5.2946
April 2014	32,408.52	5.2946
May 2014	31,398.47	5.2946
June 2014	30,419.54	5.2946
July 2014	29,470.74	5.2946
August 2014	28,551.16	5.2946
September 2014	27,659.90	5.2946
October 2014	26,796.13	5.2946
November 2014	25,959.03	5.2946
December 2014	25,147.70	5.2946
January 2015	24,361.39	5.2946
February 2015	23,599.35	5.2946
March 2015	22,860.87	5.2946
April 2015	22,145.15	5.2946
May 2015	21,451.54	5.2946
June 2015	20,779.40	5.2946
July 2015	20,128.02	5.2946
August 2015	19,496.76	5.2946

Distribution Date	Group 2 Interest Rate Swap Agreement Notional Amounts ($)	Fixed Rate (%)
September 2015	18,885.06	5.2946
October 2015	18,292.29	5.2946
November 2015	17,717.83	5.2946
December 2015	17,161.17	5.2946
January 2016	16,621.73	5.2946
February 2016	16,099.00	5.2946
March 2016	15,592.50	5.2946
April 2016	15,101.72	5.2946
May 2016	6,302.52	5.4287

The Group 2 Interest Rate Swap Agreement will terminate following the last distribution date specified above, unless the Group 2 Interest Rate Swap Agreement is terminated earlier upon the occurrence of a Group 2 Event of Default, a Group 2 Early Termination Event or a Group 2 Additional Termination Event, such as described below.

The respective obligations of the Group 2 Swap Provider and the Group 2 Supplemental Interest Trust, to pay specified amounts due under the Group 2 Interest Rate Swap Agreement (other than any Group 2 Swap Termination Payment, as defined below) will be subject to the following conditions precedent: (1) no Group 2 Event of Default (as defined below) or event that with the giving of notice or lapse of time or both would become a Group 2 Event of Default will have occurred and be continuing with respect to the Group 2 Interest Rate Swap Agreement and (2) no “early termination date” (as defined in the Group 2 Interest Rate Swap Agreement) has occurred or been effectively designated with respect to the Group 2 Interest Rate Swap Agreement.

Events of default under the Group 2 Interest Rate Swap Agreement (each a “Group 2 Swap Event of Default”) include the following:

•           failure to make a payment due under the Group 2 Interest Rate Swap Agreement, after notice of such failure is received and expiration of a specified grace period,

•           certain insolvency or bankruptcy events, and

•           a merger by the Group 2 Swap Provider without an assumption of its obligations under the Group 2 Interest Rate Swap Agreement,

each as further described in the Group 2 Interest Rate Swap Agreement.

Termination events under the Group 2 Interest Rate Swap Agreement (each a “Group 2 Termination Event”) include the following:

•           illegality (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Group 2 Interest Rate Swap Agreement),

•           tax event (which generally relates to either party to the Group 2 Interest Rate Swap Agreement receiving a payment under the Group 2 Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of an indemnifiable tax, or paying an additional amount on account of an indemnifiable tax, in either case generally resulting from a change in tax law) and

•           tax event upon merger (which generally relates to either party to the Group 2 Interest Rate Swap Agreement receiving a payment under the Group 2 Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of an indemnifiable tax, or payment of an additional amount on account of an indemnifiable tax, in either case as a result of a merger or similar transaction), each as further described in the Group 2 Interest Rate Swap Agreement.

Group 2 additional termination events under the Group 2 Interest Rate Swap Agreement (each a “Group 2 Additional Termination Event”) include the following:

•           failure of the Group 2 Swap Provider to comply with the Group 2 Swap Downgrade Provisions,

•           failure of the Group 2 Swap Provider to comply with the Regulation AB provisions of the Group 2 Interest Rate Swap Agreement,

•           occurrence of an optional termination of the securitization pursuant to the terms of the Pooling and Servicing Agreement, and

•           amendment of the Pooling and Servicing Agreement in a manner that may materially adversely affect the Group 2 Swap Provider without the prior written consent of the Group 2 Swap Provider,

each as further described in the Group 2 Interest Rate Swap Agreement.

If the Group 2 Swap Provider’s credit ratings are withdrawn or reduced below the levels specified in the Group 2 Interest Rate Swap Agreement, then, unless within the time period specified in the Group 2 Interest Rate Swap Agreement, each rating agency has reconfirmed the ratings which were in effect immediately prior to such withdrawal or reduction for all securities the ratings for which are supported by the Group 2 Interest Rate Swap Agreement, the Group 2 Swap Provider will be required, at its own expense, either (1) to obtain a substitute swap provider which will assume the obligations of the Group 2 Swap Provider under the Group 2 Interest Rate Swap Agreement and which meets all rating agency requirements and any third party consent requirements provided therein or in any related documentation, or (2) to establish any other arrangement specified in the Group 2 Interest Rate Swap Agreement that meets all rating agency requirements and any third party consent requirements provided therein or in any related documentation (collectively, the “Group 2 Swap Downgrade Provisions”).

Upon the occurrence of a Group 2 Event of Default, the non-defaulting party will have the right to designate an early termination date (a “Group 2 Early Termination Date”). Upon the occurrence of a Group 2 Termination Event or a Group 2 Additional Termination Event, a Group 2 Early Termination Date may be designated by one of the parties as specified in the Group 2 Interest Rate Swap Agreement, and will occur only upon notice and, in some circumstances, after any affected party has used reasonable efforts to transfer its rights and obligations under the Group 2 Interest Rate Swap Agreement to a related entity within a specified period after notice has been given of the Group 2 Termination Event, all as set forth in the Group 2 Interest Rate Swap Agreement. The occurrence of a Group 2 Early Termination Date under the Group 2 Interest Rate Swap Agreement will constitute a “Group 2 Swap Early Termination.”

Upon a Group 2 Swap Early Termination, the Group 2 Supplemental Interest Trust, or the Group 2 Swap Provider may be liable to make a swap termination payment (the “Group 2 Swap Termination Payment”) to the other, regardless, if applicable, of which of the parties has caused the termination. The Group 2 Swap Termination Payment will be based on the value of the Group 2 Interest Rate Swap Agreement computed in accordance with the procedures set forth in the Group 2 Interest Rate Swap Agreement. In the event that the Swap Administrator is required to make a Group 2 Swap Termination Payment to the Group 2 Swap Provider, the trust will be required to make a payment to the Group 2 Supplemental Interest Trust in the same amount (to the extent such Group 2 Swap Termination Payment has not been paid by the Group 2 Supplemental Interest Trust from any upfront payment received pursuant to any related replacement interest rate swap agreement that may be entered into by the Group 2 Supplemental Interest Trust Trustee). In the case of a Group 2 Swap Termination Payment not triggered by a Group 2 Swap Provider Trigger Event (as defined in this free writing prospectus), the trust will be required to pay such amount on the related distribution date, and on any subsequent distribution date, until paid in full, prior to distributions to certificateholders, and in the case of a Group 2 Swap Termination Payment triggered by a Group 2 Swap Provider Trigger Event, the trust’s obligation to pay such amount will be subordinated to distributions to the holders of the Class 2-A Certificates, Class 2-M Certificates and Class 2-B Certificates.

Upon a Group 2 Swap Early Termination other than in connection with the optional termination of the trust, the Group 2 Supplemental Interest Trust Trustee at the written direction of the Depositor or the Master Servicer will use reasonable efforts to appoint a successor swap provider. If the Group 2 Supplemental Interest Trust Trustee receives a Group 2 Swap Termination Payment from the Group 2 Swap Provider in connection with such Group 2 Swap Early Termination, the Group 2 Supplemental Interest Trust Trustee will apply such Group 2 Swap Termination Payment to any upfront payment required to appoint the successor swap provider. If the Group 2 Supplemental Interest Trust Trustee is required to pay a Group 2 Swap Termination Payment to the Group 2 Swap Provider in connection with such Group 2 Swap Early Termination, the Group 2 Supplemental Interest Trust Trustee will apply any upfront payment received from the successor swap provider to pay such Group 2 Swap Termination Payment. If the Group 2 Supplemental Interest Trust Trustee is unable to appoint a successor swap provider within 30 days of the Group 2 Swap Early Termination, then the Group 2 Supplemental Interest Trust Trustee will deposit any Group 2 Swap Termination Payment received from the original Group 2 Swap Provider into a separate, non-interest bearing reserve account and will, on each subsequent distribution date, withdraw from the amount then remaining on deposit in such reserve account an amount equal to the Group 2 Net Swap Payment, if any, that would have been paid to the Group 2 Supplemental Interest Trust Trustee by the original Group 2 Swap Provider calculated in accordance with the terms of the original Group 2 Interest Rate Swap Agreement, and distribute such amount in accordance with the terms of the Pooling and Servicing Agreement.

Upon a Group 2 Swap Early Termination in connection with the optional termination of the trust, if the Group 2 Supplemental Interest Trust Trustee is required to make a Group 2 Swap Termination Payment to the Group 2 Swap Provider, the party exercising such optional termination of the trust will be required to include in its payment an amount equal to such Group 2 Swap Termination Payment, as described in this free writing prospectus. If the Group 2 Supplemental Interest Trust Trustee receives a Group 2 Swap Termination Payment from the Group 2 Swap Provider in connection with such Group 2 Swap Early Termination, such Group 2 Swap Termination Payment will be distributed in accordance with the terms of the Swap Administration Agreement.

A “Group 2 Swap Provider Trigger Event” shall mean: (i) a Group 2 Event of Default under the Group 2 Interest Rate Swap Agreement with respect to which the Group 2 Swap Provider is a Group 2 Defaulting Party (as defined in the Group 2 Interest Rate Swap Agreement), (ii) a Group 2 Termination Event under the Group 2 Interest Rate Swap Agreement with respect to which the Group 2 Swap Provider is the sole Group 2 Affected Party (as defined in the Group 2 Interest Rate Swap Agreement) or (iii) a Group 2 Additional Termination Event under the Group 2 Interest Rate Swap Agreement with respect to which the Group 2 Swap Provider is the sole Group 2 Affected Party.

The Group 2 Swap Provider

The Group 2 Swap Provider has a ratings classification of at least “A” (or its equivalent) by two of S&P, Moody’s or Fitch Ratings. The Swap Provider will provide upon request, without charge, to each person to whom this free writing prospectus is delivered, a copy of (i) the ratings analysis from each of Standard & Poor’s and Moody’s evidencing those respective ratings or (ii) the most recent audited annual financial statements of the Swap Provider. Requests for such information should be directed to the DPC Manager of [_________________] at [_________________]

The Group 2 Swap Provider has not participated in the preparation of this free writing prospectus and has not reviewed and is not responsible for any information contained in this free writing prospectus, [other than the information contained in the immediately preceding paragraph].

The aggregate “significance percentage” of the Interest Rate Swap Agreements, as calculated in accordance with Regulation AB Item 1115, is less than 10%. As provided in the each Interest Rate Swap Agreement, the related Swap Provider may be replaced in certain circumstances, including if the aggregate significance percentage of the Interest Rate Swap Agreements is equal to or greater than 10%.

Payments under the Interest Rate Swap Agreements

Amounts payable by the trust to either Supplemental Interest Trust in respect of Net Swap Payments and Swap Termination Payments other than Swap Termination Payments resulting from a Swap Provider Trigger Event will be deducted from the available funds before distributions to the holders of the related Offered Certificates as described in the definition of Available Distribution Amount. On or before each distribution date, such amounts will be distributed by the trust to such Supplemental Interest Trust, and paid by such Supplemental Interest Trust to the Swap Provider pursuant to the related Interest Rate Swap Agreement, first to make any related Net Swap Payment owed to the Swap Provider pursuant to each Interest Rate Swap Agreement for such distribution date, and second to make any related Swap Termination Payment not due to a Swap Provider Trigger Event owed to the Swap Provider pursuant to each Interest Rate Swap Agreement. Payments by the trust to either Supplemental Interest Trust in respect of any Swap Termination Payment triggered by a Swap Provider Trigger Event owed to the Swap Provider pursuant to the related Interest Rate Swap Agreement will be subordinated to distributions to the holders of the related Offered Certificates and will be paid by the trust to such Supplemental Interest Trust as set forth in the Agreement.

Net Swap Payments payable in respect of the Group 1 Interest Rate Swap Agreement by the Swap Provider to the Group 1 Supplemental Interest Trust will be deposited in an account held by the Group 1 Supplemental Interest Trust. On each distribution date, to the extent required, the Trustee will withdraw the following amounts from the Group 1 Supplemental Interest Trust for distribution to the Class 1-A, Class 1-M and Class 1-B Certificates pursuant to the Group 1 Interest Rate Swap Agreement (after distribution to the certificates pursuant to clauses (i) — (iv) under “—Overcollateralization Provisions—Loan Group 1” above) in the following order of priority:

(1)           first, to the Class 1-A Certificates, pro rata, based on entitlement, in an amount equal to any Unpaid Interest Shortfall Amount for such class or classes, in each case, to the extent not covered by the related Interest Remittance Amount on that distribution date and solely to the extent the Unpaid Interest Shortfall Amount is as a result of the interest portion of Realized Losses;

(2)           second, sequentially, to the Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-M-7, Class 1-M-8 and Class 1-B Certificates, in that order, in an amount equal to any Unpaid Interest Shortfall Amount for such class or classes, in each case, to the extent not covered by the related Interest Remittance Amount on that distribution date and solely to the extent the Unpaid Interest Shortfall Amount is as a result of the interest portion of Realized Losses;

(3)           third, to the Class 1-A, Class 1-M and Class 1-B Certificates, an amount equal to any related Extra Principal Distribution Amount, in each case, to the extent not covered by the related Net Monthly Excess Cashflow on that distribution date and solely to the extent the payment of the related Extra Principal Distribution Amount is as a result of current or prior period Realized Losses, to be included in the related Principal Distribution Amount for that distribution date and payable to such holders as part of the related Principal Distribution Amount as described under “—Allocation of Available Funds—Principal Distributions on the Offered Certificates—Principal Distributions on the Group 1 Certificates” above;

(4)           fourth, to the Net WAC Reserve Fund, to pay related Net WAC Shortfall Amounts on the Class 1-A, Class 1-M and Class 1-B Certificates, on a pro rata basis, based on the aggregate amount of Net WAC Shortfall Amounts for such class(es) of Class 1-A, Class 1-M and Class 1-B Certificates remaining unpaid, in each case, to the extent not covered by the related Net Monthly Excess Cashflow on that distribution date;

(5)           fifth, to the Class 1-A Certificates, pro rata, in an amount equal to any Allocated Realized Loss Amount for such class or classes, in each case, to the extent not covered by any related Net Monthly Excess Cashflow on that distribution date;

(6)           sixth, sequentially to the Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-M-7, Class 1-M-8 and Class 1-B Certificates, in that order, in an amount equal to any Allocated Realized Loss Amount for such class or classes, in each case, to the extent not covered by the related Net Monthly Excess Cashflow on that distribution date; and

(7)           seventh, to pay to the parties named in the Agreement any remaining amounts.

Net Swap Payments payable in respect of the Group 2 Interest Rate Swap Agreement by the Swap Provider to the Group 2 Supplemental Interest Trust will be deposited in an account held by the Group 2 Supplemental Interest Trust. On each distribution date, to the extent required, the Trustee will withdraw the following amounts from the Group 2 Supplemental Interest Trust for distribution to the Class 2-A-1, Class 2-A-2, Class 2-M and Class 2-B Certificates pursuant to the Group 2 Interest Rate Swap Agreement (after distribution to the certificates pursuant to clauses (i) — (iv) under “—Overcollateralization Provisions—Loan Group 2” above) in the following order of priority:

(1)           first, concurrently to the Class 2-A Certificates, pro rata, based on entitlement, in an amount equal to any Unpaid Interest Shortfall Amount for such class or classes, in each case, to the extent not covered by the related Interest Remittance Amount on that distribution date and solely to the extent the Unpaid Interest Shortfall Amount is as a result of the interest portion of Realized Losses;

(2)           second, sequentially, to the Class 2-M-1, Class 2-M-2, Class 2-M-3 and Class 2-B-1 Certificates, in that order, in an amount equal to any Unpaid Interest Shortfall Amount for such class or classes, in each case, to the extent not covered by the related Interest Remittance Amount on that distribution date and solely to the extent the Unpaid Interest Shortfall Amount is as a result of the interest portion of Realized Losses;

(3)           third, to the Class 2-A, Class 2-M and Class 2-B-1 Certificates, an amount equal to any related Extra Principal Distribution Amount, in each case, to the extent not covered by the related Net Monthly Excess Cashflow on that distribution date and solely to the extent the payment of the related Extra Principal Distribution Amount is as a result of current or prior period Realized Losses, to be included in the related Principal Distribution Amount for that distribution date and payable to such holders as part of the related Principal Distribution Amount as described under “—Allocation of Available Funds—Principal Distributions on the Offered Certificates—Principal Distributions on the Group 2 Certificates” above;

(4)           fourth, to the Net WAC Reserve Fund, to pay related Net WAC Shortfall Amounts on the Class 2-A, Class 2-M and Class 2-B-1 Certificates, on a pro rata basis, based on the aggregate amount of Net WAC Shortfall Amounts for such class(es) of Class 2-A, Class 2-M and Class 2-B-1 Certificates remaining unpaid, in each case, to the extent not covered by the related Net Monthly Excess Cashflow on that distribution date;

(5)           fifth, to the Class 2-A Certificates, pro rata, in an amount equal to any Allocated Realized Loss Amount for such class or classes, in each case, to the extent not covered by any related Net Monthly Excess Cashflow on that distribution date;

(6)           sixth, sequentially to the Class 2-M-1, Class 2-M-2, Class 2-M-3 and Class 2-B-1 Certificates, in that order, in an amount equal to any Allocated Realized Loss Amount for such class or classes, to the extent not covered by any related Net Monthly Excess Cashflow on that distribution date; and

(7)           seventh, to pay to the parties named in the Agreement any remaining amounts.

Table of Fees and Expenses

The following table indicates the fees and expenses to be paid from the cash flows from the mortgage loans and other assets of the Trust Fund, while the Certificates are outstanding.

All fees are expressed as a percentage, at an annualized rate, applied to the outstanding aggregate principal balance of the mortgage loans.

Item	Fee	Paid From
Master Servicing Fee(1)(2)	0.03% per annum	Mortgage Loan Interest Collections
Subservicer Fee(2)	0.25% to 0.75% per annum	Mortgage Loan Interest Collections
LPMI Fee(3)	1.36% per annum	Mortgage Loan Interest Collections

(1)	The Master Servicer receives a single combined fee that covers all of these functions. The Master Servicer performs these functions.
(2)	The master servicing fee (and subservicing fee) is paid on a first priority basis from collections allocable to interest on the mortgage loans, prior to distributions to certificateholders.
(3)	The LPMI Fee expressed is the weighted average fee for those mortgage loans subject to an LPMI Policy.

In addition to the foregoing, the fee of the trustee will be covered by interest earned on investments in the distribution account.

Allocation of Losses; Subordination

Any Realized Losses on the mortgage loans will be allocated on any distribution date, first, to the related Net Monthly Excess Cashflow, through a distribution of the related Extra Principal Distribution Amount for that distribution date, second, in reduction of the related Overcollateralized Amount, which will also result in a reduction of the Certificate Principal Balances of the related Class C Certificates, third, if such Realized Loss is on a Group 1 Loan, first, to the Class 1-B, Class 1-M-8, Class 1-M-7, Class 1-M-6, Class 1-M-5, Class 1-M-4, Class 1-M-3, Class 1-M-2 and Class 1-M-1, in that order, and second, to the Class 1-A1-1, Class-1-A1-2, Class 1-A2-A, Class 1-A2-B and Class 1-A2-C Certificates, on a pro rata, based on the Certificate Principal Balances thereof, in each case in reduction of the Certificate Principal Balances thereof, until reduced to zero, provided that any such Realized Loss otherwise allocable to the Class 1-A1-1 Certificates shall first be allocated to the Class 1-A1-2 Certificates, until reduced to zero, and if such Realized Loss is on a Group 2 Loan, to the Class 2-B-2, Class 2-B-1, Class 2-M-3, Class 2-M-2, Class 2-M-1, Class 2-A-2 and Class 2-A-1 Certificates, in that order, in each case in reduction of the Certificate Principal Balances thereof, until reduced to zero.

Once Realized Losses have been allocated to the Offered Certificates, such amounts with respect to such certificates will no longer accrue interest nor will such amounts in respect of interest be reinstated thereafter. However, Allocated Realized Loss Amounts may be repaid to the Offered Certificates from related Net Monthly Excess Cashflow from the related mortgage loans, according to the priorities set forth under “—Overcollateralization Provisions” above and from amounts (if any) pursuant to the related Interest Rate Swap Agreement.

If, after taking into account Subsequent Recoveries, the amount of a Realized Loss is reduced, the amount of such Subsequent Recoveries will be applied to increase the Certificate Principal Balance of the class of Offered Certificates with the highest payment priority to which Realized Losses have been allocated, but not by more than the amount of Realized Losses previously allocated to that class of certificates. The amount of any remaining Subsequent Recoveries will be applied to increase the Certificate Principal Balance of the class of certificates with the next highest payment priority, up to the amount of such Realized Losses previously allocated to that class of certificates, and so on. Holders of such certificates will not be entitled to any payment in respect of any Monthly Interest Distributable Amount on the amount of such increases for any Accrual Period preceding the Distribution Date on which such increase occurs. Any such increases shall be applied to the Certificate Principal Balance of each certificate of such class in accordance with its respective percentage interest.

P&I Advances

Subject to the following limitations, the Master Servicer will be obligated to advance or cause to be advanced on or before each distribution date its own funds, advances made by a Subservicer or funds in the Certificate Account that are not included in the Available Distribution Amount for such distribution date, in an amount equal to the P&I Advances for such distribution date.

P&I Advances are required to be made only to the extent they are deemed, in the good faith judgment of the Master Servicer, to be recoverable from related late collections, Insurance Proceeds or Liquidation Proceeds. The purpose of making P&I Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. The Master Servicer will not be required to make any P&I Advances with respect to reductions in the amount of the monthly payments due on the mortgage loans due to bankruptcy proceedings or the application of the Relief Act.

All P&I Advances will be reimbursable to the Master Servicer or the related Subservicer from late collections, insurance proceeds and liquidation proceeds from the mortgage loan as to which the unreimbursed P&I Advance was made. In addition, any P&I Advances previously made in respect of any mortgage loan that are deemed by the Master Servicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the Master Servicer the related Subservicer out of any funds in the Certificate Account prior to the distributions on the certificates. In the event the Master Servicer fails in its obligation to make any such advance, the Trustee, as successor Master Servicer, will be obligated to make any such advance, to the extent required in the Agreement.

Modifications

In instances in which a mortgage loan is in default or if default is reasonably foreseeable, and if determined by the Master Servicer to be in the best interest of the certificateholders, the Master Servicer or Subservicer may permit servicing modifications of the mortgage loan rather than proceeding with foreclosure. However, the Master Servicer’s and the Subservicer’s ability to perform servicing modifications will be subject to some limitations, including but not limited to the following. Advances and other amounts may be added to the outstanding principal balance of a mortgage loan only once during the life of a mortgage loan. Any amounts added to the principal balance of the mortgage loan, or capitalized amounts added to the mortgage loan, will be required to be fully amortized over the remaining term of the mortgage loan. All capitalizations are to be implemented in accordance with the Sponsor’s standards and may be implemented only by servicers that have been approved by the Master Servicer for that purpose. The final maturity of any mortgage loan shall not be extended beyond the assumed final distribution date. No servicing modification with respect to a mortgage loan will have the effect of reducing the mortgage rate below one half of the mortgage rate as in effect on the cut off date, but not less than the servicing fee rate. Further, the aggregate current principal balance of all mortgage loans subject to modifications can be no more than five percent (5%) of the aggregate principal balance of the mortgage loans as of the cut off date, but this limit may increase from time to time with the consent of the rating agencies.

Any Advances made on any mortgage loan will be reduced to reflect any related servicing modifications previously made. The mortgage rate and Net Mortgage Rate as to any mortgage loan will be deemed not reduced by any servicing modification, so that the calculation of accrued certificate interest (as defined in the free writing prospectus) payable on the offered securities will not be affected by the servicing modification.

POOLING AND SERVICING AGREEMENT

General

The certificates will be issued pursuant to the Agreement, a form of which is filed as an exhibit to the registration statement. A Current Report on Form 8-K relating to the certificates containing a copy of the Agreement as executed will be filed by the Depositor with the Securities and Exchange Commission within fifteen days of the initial issuance of the certificates. The Trust Fund created under the Agreement will consist of the following: (1) the mortgage loans; (2) collections in respect of principal and interest on the mortgage loans received after the Cut-off Date (other than payments due on or before the Cut-off Date); (3) the amounts on deposit in any Certificate Account (as defined in the prospectus); (4) certain insurance policies maintained by the related mortgagors or by or on behalf of the Master Servicer or related subservicer in respect of the mortgage loans; (5) an assignment of the Depositor’s rights under the Mortgage Loan Purchase Agreement; (6) the Interest Rate Swap Agreements; (7) the Net WAC Shortfall Reserve Fund; and (8) proceeds of the foregoing. Reference is made to the prospectus for important information in addition to that set forth in this free writing prospectus regarding the Trust Fund, the terms and conditions of the Agreement and the Offered Certificates. The Offered Certificates will be transferable and exchangeable at the office designated by the Trustee for such purposes located in Santa Ana, California. The Depositor will provide to prospective or actual certificateholders without charge, on written request, a copy (without exhibits) of the Agreement. Requests should be addressed to the Secretary, Impac Secured Assets Corp., 1401 Dove Street, Newport Beach, CA 92660 and its phone number is (949) 475-3600.

Assignment of the Mortgage Loans

The Depositor will deliver to the Trustee with respect to each mortgage loan (1) the mortgage note endorsed without recourse to the Trustee to reflect the transfer of the mortgage loan, (2) the original mortgage with evidence of recording indicated thereon and (3) an assignment of the mortgage in recordable form to the Trustee, reflecting the transfer of the mortgage loan.

In addition, the Sponsor made certain representations and warranties to the Depositor in the mortgage loan purchase agreement with respect to the mortgage loans. The Trustee will be assigned all right, title and interest in the mortgage loan purchase agreement insofar as they relate to such representations and warranties made by the Sponsor.

The representations and warranties of the Sponsor with respect to the mortgage loans include the following, among others:

(a)           The information set forth in the mortgage loan schedule is true and correct in all material respects as of the Closing Date;

(b)           Immediately prior to the sale of the mortgage loans pursuant to the mortgage loan purchase agreement, the Sponsor was the sole owner of beneficial title and holder of each mortgage and mortgage note relating to the mortgage loans and as of the Closing Date, or as of another specified date, is conveying the same to the Depositor free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and the Sponsor has full right and authority to sell and assign each mortgage loan pursuant to the mortgage loan purchase agreement;

(c)           As of the Closing Date, the improvements on each mortgaged property securing a mortgage loan are insured (by an insurer which is acceptable to the Sponsor) against loss by fire, flood and such hazards as are covered under a standard extended coverage endorsement in the locale in which the mortgaged property is located, in an amount which is not less than the lesser of the maximum insurable value of the improvements securing such mortgage loan or the outstanding principal balance of the mortgage loan, but in no event in an amount less than an amount that is required to prevent the mortgagor from being deemed to be a co-insurer thereunder;

(d)           To the Sponsors knowledge, except to the extent insurance is in place which will cover such damage, the physical property subject to any mortgage is free of material damage and is in good repair and there is no proceeding pending or threatened for the total or partial condemnation of any mortgaged property;

(e)           The mortgaged property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

(f)           A lender’s title insurance policy (on an ALTA or CLTA form) or binder, or other assurance of title customary in the relevant jurisdiction therefor in a form acceptable to Fannie Mae or Freddie Mac, was issued on the date that each mortgage loan was created by a title insurance company which, to the best of the Sponsor’s knowledge, was qualified to do business in the jurisdiction where the related mortgaged property is located, insuring the Sponsor and its successors and assigns that the mortgage is a first priority lien on the related mortgaged property in the original principal amount of the mortgage loan. The Sponsor is the sole insured under such lender’s title insurance policy, and such policy, binder or assurance is valid and remains in full force and effect, and each such policy, binder or assurance shall contain all applicable endorsements including a negative amortization endorsement, if applicable;

(g)           As of the Closing Date there is no material monetary default existing under any mortgage or the related mortgage note and there is no material event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or event of acceleration; and neither the Sponsor nor any of its respective affiliates has taken any action to waive any default, breach or event of acceleration; and no foreclosure action is threatened or has been commenced with respect to the mortgage loan;

(h)           Neither the Sponsor nor any prior holder of any mortgage has impaired, waived, altered or modified the mortgage or mortgage notes in any material respect (except that a mortgage loan may have been modified by a written instrument which has been recorded, if necessary to protect the interests of the owner of such mortgage loan or the Certificates, and which has been delivered to the Trustee); and

(i)           At the time of origination, if required, each mortgaged property was the subject of an appraisal which conforms to the underwriting requirements of the related originator; the mortgage file contains an appraisal of the applicable mortgaged property.

In the case of a breach of any representation or warranty set forth above which materially and adversely affects the value of the interests of the certificateholders or of the Depositor in any of the mortgage loans, the Sponsor shall, within 90 days from the date of its discovery or receipt of notice thereof, cure such breach or repurchase event in all material respects or shall either (i) repurchase such mortgage loan from the Issuing Entity at the repurchase price, or (ii) substitute one or more eligible substitute mortgage loans for such mortgage loan, in each case in the manner and subject to the conditions set forth in mortgage loan purchase agreement. The obligations of the Sponsor to cure, repurchase or substitute shall constitute the sole and exclusive remedy respecting a breach of such representations and warranties available to the Depositor, the Issuing Entity and the certificateholders against the Sponsor.

The Trustee

Deutsche Bank National Trust Company (“DBNTC”) will act as Trustee. DBNTC is a national banking association which has an office in Santa Ana, California. DBNTC has previously been appointed to the role of trustee for numerous mortgage-backed transactions in which residential mortgages comprised the asset pool and has significant experience in this area. As Trustee, DBNTC will be calculating certain items and reporting as set forth in the Agreement. DBNTC has acted as calculation agent in numerous mortgage-backed transactions since 1991. DBNTC also will act as a custodian of the mortgage files pursuant to the Agreement. DBNTC has performed this custodial role in numerous mortgage-backed transactions since 1991. DBNTC will maintain the mortgage files in secure, fire-resistant facilities. DBNTC will not physically segregate the mortgage files from other mortgage files in DBNTC’s custody but they will be kept in shared facilities. However, DBNTC’s proprietary document tracking system will show the location within DBNTC’s facilities of each mortgage file held by the Trustee on behalf of the trust. DBNTC has no pending legal proceedings that would materially affect its ability to perform its duties as Trustee on behalf of the certificateholders or as custodian. DBNTC may perform certain of its obligations through one or more third party vendors. However, DBNTC shall remain liable for the duties and obligations required of it under the Agreement.

DBNTC is providing the information in the foregoing paragraph at the Depositor’s request in order to assist the Depositor with the preparation of its disclosure documents to be filed with the Securities and Exchange Commission pursuant to Regulation AB. Otherwise, DBNTC has not participated in the preparation of such disclosure documents and assumes no responsibility or liability for their contents.

The principal compensation to be paid to the Trustee in respect of its obligations under the Agreement will be equal to an amount agreed to in a separate agreement.

The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in the Agreement as duties of the Trustee, including:

(a)           Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the Trustee pursuant to the Agreement, the Trustee shall examine them to determine whether they are in the required form; provided, however, that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished hereunder; provided, further, that the Trustee shall not be responsible for the accuracy or verification of any calculation provided to it pursuant to the Agreement.

(b)           Except for those actions that the Trustee is required to take under the Agreement, the Trustee shall not have any obligation or liability to take any action or to refrain from taking any action in the absence of written direction as provided in the Agreement.

If an Event of Default has occurred and has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by the Agreement. Such rights and powers may include:

(a)           Execute and deliver, on behalf of the Master Servicer as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the termination of the Master Servicer, whether to complete the transfer and endorsement or assignment of the mortgage loans and related documents, or otherwise.

(b)           The Trustee shall automatically become the successor in all respects to the Master Servicer after the Master Servicer is terminated and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the Master Servicer by the terms and provisions of the Agreement.

(c)           Upon any termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to certificateholders at their respective addresses appearing in the Certificate Register and to the Rating Agencies.

If an Event of Default shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee or the certificateholder entitled to at least 51% of the voting rights, by notice in writing to the Master Servicer (and to the Trustee if given by such Holders of Certificates), with a copy to the Rating Agencies, may terminate all of the rights and obligations (but not the liabilities) of the Master Servicer and in and to the Trust Fund, other than its rights as a certificateholder; provided, however, that the successor to the Master Servicer shall have accepted the duties of Master Servicer effective upon the resignation or termination of the Master Servicer. On or after the delivery to the Master Servicer of such notice, all authority and power of the Master Servicer, whether with respect to the Certificates (other than as a Holder thereof) or the mortgage loans or otherwise, shall pass to and be vested in the Trustee, and, without limitation, the Trustee is authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the mortgage loans and related documents, or otherwise at the expense of the Master Servicer. The Master Servicer agrees to cooperate with (and pay any related costs and expenses of) the Trustee in effecting the termination of the Master Servicer’s responsibilities and right, including, without limitation, the transfer to the Trustee or another successor master servicer for administration by it of (i) the property and amounts which are then or should be part of the Trust Fund or which thereafter become part of the Trust Fund; (ii) originals or copies of all documents of the Master Servicer reasonably requested by the Trustee to enable a successor to assume the Master Servicer’s duties; (iii) the rights and obligations of the Master Servicer under the related subservicing agreements with respect to the mortgage loans; and (iv) all cash amounts which shall at the time be deposited by the Master Servicer or should have been deposited to the Certificate Account or thereafter be received with respect to the mortgage loans.

Within 90 days of the time the Master Servicer receives a notice of termination, the Trustee another successor appointed as set forth herein shall be the successor in all respects to the Master Servicer in its capacity as Master Servicer under the related Agreement and the transactions set forth or provided for therein and shall be subject thereafter to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer including the obligation to make Advances which have been or will be required to be made by the terms and provisions thereof; and provided further, that any failure to perform such duties or responsibilities caused by the Master Servicer’s failure to provide information required by the related Agreement shall not be considered a default by the successor master servicer. As compensation therefor, the Trustee or another successor master servicer shall be entitled to all funds relating to the mortgage loans which the Master Servicer would have been entitled to charge to the Certificate Account if the Master Servicer had continued to act. If the Trustee has become the successor to the Master Servicer, then notwithstanding the above, if the Trustee shall be unwilling to so act, or shall be unable to so act, the Trustee may appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, which is also a Fannie Mae- or Freddie Mac-approved mortgage servicing institution, having a net worth of not less than $10,000,000 as the successor to the Master Servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer. Pending appointment of a successor to the Master Servicer, the Trustee shall act in such capacity as herein above provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on mortgage loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Master Servicer. The Depositor, the Trustee and such successor shall take such action, consistent with the related Agreement, as shall be necessary to effectuate any such succession. In no event shall the successor master servicer be liable for the acts or omissions of the predecessor Master Servicer.

Upon any such termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt notice thereof to certificateholders and to the Rating Agencies. Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all certificateholders notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

Upon written request of three or more certificateholders of record, for purposes of communicating with other certificateholders with respect to their rights under the Agreement, the Trustee will afford such certificateholders access during business hours to the most recent list of certificateholders held by the Trustee.

The Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be indemnified by the Trust Fund and will be held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the Trustee, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Trustee’s performance in accordance with the provisions of the Agreement) incurred by the Trustee in connection with any pending or threatened claim or legal action arising out of or in connection with the acceptance or administration of its obligations and duties under the Agreement, other than any loss, liability or expense (1) resulting from a breach of either of the Master Servicer’s obligations and duties under the Agreement or (2) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee’s duties under the Agreement or as a result of a breach, or by reason of reckless disregard, of the Trustee’s obligations and duties under the Agreement. For further discussion of the duties of the Trustee, please see “The Agreements—Resignation and Removal of the Trustee” in the prospectus.

The Trustee will make no representation or warranty, express or implied, and will have no liability as to the validity, adequacy or accuracy of any of the information contained in this free writing prospectus.

The Supplemental Interest Trusts

Deutsche Bank National Trust Company will be the Trustee of the Supplemental Interest Trusts. With respect to each Supplemental Interest Trust, the Trustee will only be obligated to make payments to the trust under each Interest Rate Swap Agreement to the extent that the related Supplemental Interest Trust receives the related funds from the Swap Provider, and will only be obligated to make payments to the Swap Provider under each Interest Rate Swap Agreement to the extent that the related Supplemental Interest Trust receives the related funds from the trust. The Trustee will be entitled to reimbursement or indemnification by the trust for any loss, liability or expense arising out of or in connection with the Supplemental Interest Trusts as set forth in the Agreement except any such loss, liability or expense as may arise from its negligence or intentional misconduct.

Any resignation or removal of Deutsche Bank National Trust Company as Trustee will also result in the resignation or removal, as applicable, of Deutsche Bank National Trust Company as the Trustee of the Supplemental Interest Trusts.

Reports to Certificateholders

On each distribution date, the Trustee will make available to each certificateholder a statement generally setting forth, among other information:

•           the applicable record dates, accrual periods, determination dates for calculating distributions and general distribution dates;

•           the total cash flows received and the general sources thereof;

•           the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

•           the amount, accrued or paid in respect of any credit enhancement or other support, including the payee and the general purpose of such payment;

•           the amount, if any, of the distribution allocable to principal (by class);

•           the amount, if any, of the distribution allocable to interest (by class and any shortfalls or carry-forwards);

•           the amount, if any, of the distribution allocable to prepayment premiums;

•           the amount of, if any, of excess cash flow or excess spread and the application of such excess cash flow;

•           interest rates, as applicable, to the pool assets and securities;

•           the beginning and ending balance of the reserve fund or similar account, if any, together with any material activity;

•           the amounts drawn on any credit enhancement, or other support, and the amount of coverage remaining under any enhancement;

•           the outstanding principal balance or notional amount of each class after giving effect to the distribution of principal on the distribution date;

•           number and amount of pool assets, together with updated pool composition information;

•           the aggregate amount of advances included in the distributions on the distribution date (including the general purpose of such advances), the aggregate amount of unreimbursed advances at the close of business on the distribution date, and the general source of funds for reimbursements;

•           information on loss, delinquency or other tests used for determining early amortization, liquidation, stepdowns or other performance triggers as more completely described in the free writing prospectus and whether the trigger was met;

•           the number and aggregate principal balance of any mortgage loans in the mortgage pool in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced, and loss information for the period;

•           the book value of any real estate acquired the Trust Fund by foreclosure or by a deed in lieu of foreclosure;

•           the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount as of the close of business on the applicable distribution date and a description of any change in the calculation of these amounts;

•           any other material information as required under the Agreement.

The Trustee will make the monthly statement available through its website at https://www.tss.db.com/invr. Assistance in using the website can currently be obtained by calling the Trustee’s investor relations desk at (800) 735-7777. Parties unable to use this distribution method may request that a paper copy be mailed to them via first class mail by calling the investor relations desk. The location of such web page and the procedures used therein are subject to change from time to time at the Trustee’s discretion. The Trustee shall have the right to change the way monthly distribution statements are distributed in order to make such distribution more convenient and/or more accessible to interested parties and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes. The Trustee shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing such monthly statements, and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto). As a condition to access the Trustee’s website, the Trustee may require registration and the acceptance of a disclaimer. Reports, whether monthly or annual, will be transmitted in paper format to the holder of record of the class of certificates contemporaneously with the distribution on that particular class. In addition, the monthly reports will be posted on a website as described below under “Available Information” and “Reports to Certificateholders.

The Master Servicer

Impac Funding Corporation will act as Master Servicer under the Agreement. Impac Funding Corporation is a California corporation. Impac Funding Corporation acts as a master servicer on all securitizations sponsored by itself and also all other securitizations sponsored by its affiliates, including securitizations sponsored by its parent, Impac Mortgage Holdings, Inc., through its affiliate IMH Assets Corp. Impac Funding Corporation also acts as a master servicer for a limited number of securitizations sponsored by non-affiliated entities. As master servicer, Impac Funding Corporation monitors the performance of various subservicers in the securitizations by reconciling and collecting remittances from them. Prior to payments to securityholders, Impac Funding Corporation remits collections to the related trustees. In the event of a default of a subservicer, Impac Funding Corporation may be required to find a successor subservicer. The subservicers may maintain banking and other commercial relationships with Impac Funding Corporation and its affiliates. Impac Funding Corporation’s principal corporate trust offices and its office for certificate transfer services are located at 1401 Dove Street, Newport Beach, California 92660.

The Master Servicer is responsible for the aggregation of monthly servicer reports and remittances and for the oversight of the performance of the servicers under the terms of their respective servicing agreements. In addition, upon the occurrence of certain servicer events of default under the terms of any servicing agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Trust Fund and at the direction of the Trustee against such defaulting servicer. As of February 25, 2006, Impac Funding Corporation was acting as master servicer for approximately 57 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $24 billion.

The following table describes size, composition and growth of Impac Funding Corporation’s total residential mortgage loan master servicing portfolio as of the dates indicated.

	December 31, 2003		December 31, 2004		December 31, 2005
Loan Type	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans
Residential Mortgage Loans	65,207	$13,864,683	120,800	$28,310,487	114,764	$28,295,064
Multifamily Mortgage Loans	49	55,011	89	93,521	170	153,443
Total	65,256	$13,919,694	120,889	$28,404,008	114,934	$28,448,507

The Master Servicer shall not be under any liability to the Trust Fund or the certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment except that the Master Servicer shall be liable for any breach of warranties or representations made in the Agreement. In addition the Master Servicer shall be liable for willful misfeasance, bad faith or gross negligence in the performance of its duties or for reckless disregard of its obligations and duties under the transaction documents. The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under the transaction documents. The Master Servicer and any director, officer, employee or agent of the Master Servicer shall be indemnified and held harmless by the Trust Fund, against any loss, liability or expense incurred in connection with the Agreement or the Certificates or the mortgage loans (including, without limitation, reasonable legal fees and disbursements of counsel), other than (a) any loss, liability or expense related to the Master Servicer’s failure to perform its master servicing obligations with respect to any specific mortgage loan or mortgage loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to the Agreement) or (b) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties by reason of reckless disregard of obligations and duties under the Agreement.

The Subservicers

Approximately 97.48% of the Group 1 Loans will initially be subserviced by Countrywide Home Loans Servicing LP. However, the Master Servicer has entered into a contract to transfer the subservicing with respect to these loans from Countrywide Home Loans Servicing LP to GMAC Mortgage Corporation on or about September 1, 2006. In addition, the Master Servicer has entered into a contract to transfer the subservicing with respect to approximately 1.81% of the Group 1 Loans from various other subservicers to GMAC Mortgage Corporation. All of the Group 2 Loans will be subserviced by Midland Loan Services, Inc.

Countrywide

The principal executive offices of Countrywide Home Loans Servicing LP (“Countrywide Servicing”) are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans. Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

Countrywide Home Loans established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February, 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie Mac and Fannie Mae, respectively. In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to the bulk of its non-agency loan servicing portfolio (other than the servicing of home equity lines of credit), including with respect to those mortgage loans (other than home equity lines of credit) formerly serviced by Countrywide Home Loans and securitized by certain of its affiliates. While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans mortgage loans will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans. In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide Home Loans affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing. Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial and/or Countrywide Home Loans when required by the owner of the mortgage loans.

Countrywide Servicing is an affiliate of Countrywide Securities Corporation.

Countrywide Home Loans

Countrywide Home Loans is a New York corporation and a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation (“Countrywide Financial”). The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada, Calabasas, California 91302. Countrywide Home Loans is engaged primarily in the mortgage banking business, and as part of that business, originates, purchases, sells and services mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated by Countrywide Home Loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.

Except as otherwise indicated, reference in the remainder of this prospectus supplement to “Countrywide Home Loans” should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing. Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights. As of December 31, 2002, December 31, 2003, December 31, 2004, December 31, 2005 and March 31, 2006, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $452.405 billion, $644.855 billion, $838.322 billion, $1,111.090 billion and $1,152.651 billion, respectively, substantially all of which were being serviced for unaffiliated persons.

Loan Servicing

Countrywide Servicing has established standard policies for the servicing and collection of mortgages. Servicing includes, but is not limited to:

(a)	collecting, aggregating and remitting mortgage loan payments;

(b)	accounting for principal and interest;

(c)	holding escrow (impound) funds for payment of taxes and insurance;

(d)	making inspections as required of the mortgaged properties;

(e)	preparation of tax related information in connection with the mortgage loans;

(f)	supervision of delinquent mortgage loans;

(g)	loss mitigation efforts;

(h)	foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and

(i)	generally administering the mortgage loans, for which it receives servicing fees.

Billing statements with respect to mortgage loans are mailed monthly by Countrywide Servicing. The statement details all debits and credits and specifies the payment due. Notice of changes in the applicable loan rate are provided by Countrywide Servicing to the mortgagor with these statements.

Collection Procedures

When a mortgagor fails to make a payment on a mortgage loan, Countrywide Servicing attempts to cause the deficiency to be cured by corresponding with the mortgagor. In most cases, deficiencies are cured promptly. Pursuant to Countrywide Servicing’s servicing procedures, Countrywide Servicing generally mails to the mortgagor a notice of intent to foreclose after the loan becomes 61 days past due (three payments due but not received) and, generally within 59 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of the loans, including any deficiencies.

Once foreclosure is initiated by Countrywide Servicing, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, Countrywide Servicing determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by Countrywide Servicing. After foreclosure, Countrywide Servicing may liquidate the mortgaged property and charge-off the loan balance which was not recovered through liquidation proceeds.

Servicing and charge-off policies and collection practices with respect to mortgage loans may change over time in accordance with, among other things, Countrywide Servicing’s business judgment, changes in the servicing portfolio and applicable laws and regulations.

GMAC Mortgage Corporation

GMAC Mortgage Corporation is a Pennsylvania corporation and a wholly-owned subsidiary of GMAC Residential Holding Corporation, which is a wholly owned subsidiary of Residential Capital Corporation (“ResCap”). ResCap is a wholly-owned subsidiary of GMAC Mortgage Group, Inc., which is a wholly-owned subsidiary of General Motors Acceptance Corporation (“GMAC”). GMAC is a wholly-owned subsidiary of General Motors Corporation.

GMAC Mortgage Corporation began acquiring, originating and servicing residential mortgage loans in 1985 through its acquisition of Colonial Mortgage Service Company, which was formed in 1926, and the loan administration, servicing operations and portfolio of Norwest Mortgage, which entered the residential mortgage loan business in 1906. These businesses formed the original basis of what is now GMAC Mortgage Corporation.

GMAC Mortgage Corporation maintains its executive and principal offices at 100 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 682 1000.

Servicing Activities

GMAC Mortgage Corporation generally retains the servicing rights with respect to loans it sells or securitizes, and also occasionally purchases mortgage servicing rights from other servicers or acts as a subservicer of mortgage loans (and does not hold the corresponding mortgage servicing right asset).

As of December 31, 2005, GMAC Mortgage Corporation acted as primary servicer and owned the corresponding servicing rights on approximately 2.03 million of residential mortgage loans having an aggregate unpaid principal balance of $250 billion, and GMAC Mortgage Corporation acted as subservicer (and did not own the corresponding servicing rights) on approximately 271,915 loans having an aggregate unpaid principal balance of over $38.9 billion.

The following tables set forth the mortgage loans serviced by GMAC Mortgage Corporation for the periods indicated, and the annual average number of such loans for the same period. GMAC Mortgage Corporation was the servicer of a residential mortgage loan portfolio of approximately $150.4 billion, $12.5 billion, $21.2 billion and $6.67 billion during the year ended December 31, 2002 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively. GMAC Mortgage Corporation was the servicer of a residential mortgage loan portfolio of approximately $186.4 billion, $32.4 billion, $18.1 billion and $13.0 billion during the year ended December 31, 2005 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively. The percentages shown under “Percentage Change from Prior Year” represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

GMAC Mortgage Corporation Primary Servicing Portfolio
($ in Millions)

	For the Nine Months Ended September 30,	For the Year Ended December 31,
	2005	2004	2003	2002
Prime conforming mortgage loans
No. of Loans	1,392,870	1,323,249	1,308,284	1,418,843
Dollar Amount of Loans	$186,364	$165,521	$153,601	$150,421
Percentage Change from Prior Year	12.59%	7.76%	2.11%	N/A
Prime non-conforming mortgage loans
No. of Loans	69,488	53,119	34,041	36,225
Dollar Amount of Loans	$32,385	$23,604	$13,937	$12,543
Percentage Change from Prior Year	37.20%	69.36%	11.12%	N/A
Government mortgage loans
No. of Loans	181,679	191,844	191,023	230,085
Dollar Amount of Loans	$18,098	$18,328	$17,594	$21,174
Percentage Change from Prior Year	(1.25)%	4.17%	(16.91)%	N/A
Second-lien mortgage loans
No. of Loans	392,261	350,334	282,128	261,416
Dollar Amount of Loans	$13,034	$10,374	$7,023	$6,666
Percentage Change from Prior Year	25.64%	47.71%	5.36%	N/A
Total mortgage loans serviced
No. of Loans	2,036,298	1,918,546	1,815,476	1,946,569
Dollar Amount of Loans	$249,881	$217,827	$192,155	$190,804
Percentage Change from Prior Year	14.72%	13.36%	0.71%	N/A

Billing and Payment Procedures. As servicer, GMAC Mortgage Corporation collects and remits mortgage loan payments, responds to borrower inquiries, accounts for principal and interest, holds custodial and escrow funds for payment of property taxes and insurance premiums, counsels or otherwise works with delinquent borrowers, supervises foreclosures and property dispositions and generally administers the loans. GMAC Mortgage Corporation sends monthly invoices or annual coupon books to borrowers to prompt the collection of the outstanding payments. Borrowers may elect for monthly payments to be deducted automatically from bank accounts on the same day every month or may take advantage of on demand ACH payments made over the internet or via phone.

Midland

Midland Loan Services, Inc. (“Midland”) will be the subservicer of the Group 2 Loans, all of which are multifamily loans, and in this capacity will initially be responsible for the servicing and administration of the multifamily mortgage loans and related REO properties pursuant to a subservicing agreement with the Master Servicer.

Midland is a Delaware corporation and a wholly-owned subsidiary of PNC Bank, National Association (“PNC Bank”). Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 700, Overland Park, Kansas 66210.

Midland is a real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial and multifamily mortgage-backed securities by S&P, Moody’s and Fitch. Midland has received the highest rankings as a master, primary and special servicer from both S&P and Fitch. S&P ranks Midland as “Strong” and Fitch ranks Midland as “1” for each category. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

Midland has adopted written policies and procedures relating to its various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent loans. Midland has made certain changes to its servicing policies, procedures and controls in the past three years, which address, among other things, (i) Midland’s conversion to its proprietary Enterprise!® Loan Management System as its central servicing and investor reporting system; and (ii) an updated disaster recovery plan.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. Midland may from time to time have custody of certain of such documents as necessary for servicing actions involving particular mortgage loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time-to-time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the subservicing agreement.

As of March 31, 2006, Midland was servicing approximately 17,578 commercial and multifamily mortgage loans with a principal balance of approximately $140.2 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 13,300 of such loans, with a total principal balance of approximately $109.4 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties.

Midland has been servicing mortgage loans in multifamily mortgage-backed securities transactions since 1992. The table below contains information on the size and growth of the portfolio of commercial and multifamily mortgage loans in commercial mortgaged-backed securities and other servicing transactions for which Midland has acted as master and/or primary servicer from 2003 to 2005.

	Calendar Year End (Approximate amounts in billions)
Portfolio Growth—Master/Primary	2003	2004	2005
CMBS	$60	$70	$104
Other	$23	$28	$32
Total	$83	$98	$136

The information set forth in this free writing prospectus concerning Midland has been provided by Midland.

Servicing and Other Compensation and Payment of Expenses

The principal compensation to be paid to the Master Servicer in respect of its master servicing activities for the mortgage loans will be equal to the Master Servicing Fee. The principal compensation to be paid to any subservicer of the mortgage loans will be equal to the Subservicing Fee. As additional servicing compensation, the Master Servicer or any subservicer is entitled to retain all assumption fees and late payment charges in respect of mortgage loans serviced by it, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the Certificate Account and any escrow accounts in respect of mortgage loans serviced by it. Neither the Master Servicer nor any subservicer is entitled to retain any prepayment charges or penalties. Prepayment charges with respect to the Group 1 Loans will be distributed to the holders of the Class P-R Certificates and prepayment charges with respect to the Group 2 Loans will be distributed to the holders of the Class P-M Certificates. The Master Servicer is obligated to offset any Prepayment Interest Shortfall in respect of the mortgage loans on any distribution date with Compensating Interest to the extent of the sum of its aggregate Master Servicing Fee and the Subservicing Fee for such distribution date. As additional compensation, the Master Servicer will be entitled to receive any Prepayment Interest Excess with respect to the mortgage loans. The Master Servicer or the related subservicer is obligated to pay insurance premiums and ongoing expenses associated with the mortgage pool in respect of mortgage loans serviced by it and incurred by the Master Servicer or such subservicer in connection with its responsibilities under the Agreement or the related subservicing agreement. However, the Master Servicer or such subservicer is entitled to reimbursement therefor as provided in the Agreement or the related subservicing agreement.

Each subservicer will be required to represent that it will accurately and fully report its borrower credit files to all three credit repositories in a timely manner.

Servicing of Multifamily Loans

Each multifamily loan will be subject to special servicing provisions. Each Specially Serviced Multifamily Loan will be serviced in accordance with the special servicing provisions of the Servicing Agreement and the related subservicing agreement. These provisions include obtaining updated appraisals of the multifamily property, modifying the terms of the loan and, if needed, selling the related mortgaged property. Midland will be entitled to a fee in connection with any workout of a Specially Serviced Multifamily Loan equal to 1.50% of each collection of payments received on such mortgage loan, so long as it is no longer a Specially Serviced Multifamily Loan, which fee shall be applied by the Master Servicer against the principal balance of that mortgage loan. In addition, Midland will be entitled to a disposition fee of 1.50% of the net liquidation proceeds of any Specially Serviced Multifamily Loan which is sold.

If a material default occurs or a payment default is reasonably foreseeable with respect to a multifamily loan, the Master Servicer or the special servicer will be permitted, subject to any specific limitations set forth in the related subservicing agreement, to modify, waive or amend any term of such mortgage loan, including deferring payments, extending the stated maturity date or otherwise adjusting the payment schedule, provided that such modification, waiver or amendment (1) is reasonably likely to produce a greater recovery with respect to such mortgage loan on a present value basis than would liquidation and (2) will not adversely affect the coverage under the policy.

The Master Servicer may not acquire title to or permit any subservicer to acquire title to any multifamily property securing a multifamily loan or take any other action that would cause the Trustee or any other specified person to be considered to hold title to, to be a “mortgagee in possession” of, or to be an “owner” or an “operator” of such mortgaged property within the meaning of certain federal environmental laws, including CERCLA, unless the Master Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund), that:

(i)           the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the mortgaged property into compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

(ii)           there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could be required, taking such actions with respect to the mortgaged property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions.

See “Legal Aspects of Mortgage Loans—Environmental Legislation” in the prospectus.

Voting Rights

At all times 98% of all voting rights will be allocated among the holders of the Class A Certificates, the Subordinate Certificates and the Class C-R1, Class C-R2, Class C-M1 and Class C-M2 Certificates in proportion to the then outstanding Certificate Principal Balances of their respective certificates. At all times 1% of all voting rights will be allocated to the holders of the Class P-R Certificates and Class P-M Certificates. At all times 1% of all voting rights will be allocated to the holders of the Class R Certificates. The voting rights allocated to any class of certificates shall be allocated among all holders of the certificates of such class in proportion to the outstanding percentage interests in such class represented thereby.

Termination

The circumstances under which the obligations created by the Agreement will terminate in respect of the certificates are described in “The Agreements—Termination; Retirement of Securities” in the prospectus. The Master Servicer will have the option on any distribution date on which the aggregate Stated Principal Balance of the Group 1 Loans is less than or equal to 10% of the Cut-off Date Balance of the Group 1 Loans to purchase all remaining Group 1 Loans and other assets in the trust, thereby effecting early retirement of the Group 1 Certificates and the Class C-R1, Class C-R2 and Class P-R Certificates. The Master Servicer will have the option on any distribution date on which the aggregate Stated Principal Balance of the Group 2 Loans is less than or equal to 10% of the Cut-off Date Balance of the Group 2 Loans to purchase all remaining Group 2 Loans and other assets in the trust, thereby effecting early retirement of the Group 2 Certificates and the Class C-M1, Class C-M2 and Class P-M Certificates.

Any such purchase of mortgage loans and other assets of the Trust Fund shall be made at a price equal to the sum of (a) 100% of the unpaid principal balance of each mortgage loan (or the fair market value of the related underlying mortgaged properties with respect to defaulted mortgage loans as to which title to such mortgaged properties has been acquired if such fair market value is less than such unpaid principal balance) (net of any unreimbursed P&I Advance attributable to principal) as of the date of repurchase plus (b) accrued interest thereon at the mortgage rate to, but not including, the first day of the month in which such repurchase price is distributed. In the event the Master Servicer exercises this option, the portion of the purchase price allocable to the Offered Certificates will be, to the extent of available funds:

(i)           100% of the then outstanding Certificate Principal Balances of the Offered Certificates, plus

(ii)          one month’s interest on the then outstanding Certificate Principal Balances of the Offered Certificates at the then applicable Pass-Through Rate for each class of Offered Certificates,

(iii)         any previously accrued but unpaid interest thereon to which the holders of the Offered Certificates are entitled, plus

(iv)         any Swap Termination Payment payable to the Swap Provider which remains unpaid or which is due to the exercise of such option.

The proceeds of any such distribution may not be sufficient to distribute the full amount to each class of certificates if the purchase price is based in part on the fair market value of the underlying mortgaged property and such fair market value is less than 100% of the unpaid principal balance of the related mortgage loan.

Evidence as to Compliance

The Agreement will provide that on or before a specified date in March of each year, beginning with the first year after the year in which the cut-off date occurs, each party responsible for the servicing function will provide to the Depositor and the Trustee a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the “AB Servicing Criteria”). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

The Agreement will also provide that each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

The Agreement will also provide for delivery to the Trustee, on or before a specified date in March of each year, of a separate annual statement of compliance from each entity responsible for the servicing function to the effect that, to the best knowledge of the signing officer, the Master Servicer has fulfilled in all material respects its obligations under the Agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement shall specify such failure and the nature and status thereof.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by certificateholders without charge upon written request to the Master Servicer at the address of the Master Servicer set forth above under “—The Master Servicer”. These items will be filed with the Issuing Entity’s annual report on Form 10-K, to the extent required by Regulation AB.

FEDERAL INCOME TAX CONSEQUENCES

General

Elections will be made to treat the Trust Fund, exclusive of the Net WAC Shortfall Reserve Fund and, for the avoidance of doubt, the Supplemental Interest Trusts and the Interest Rate Swap Agreements, as two or more separate REMICs for federal income tax purposes. Upon the issuance of the Offered Certificates, Thacher Proffitt & Wood llp, counsel to the company, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Agreement, for federal income tax purposes, each REMIC elected by the Trust Fund will qualify as a REMIC under Sections 860A through 860G of the Code. The Class R Certificates will consist of components, each of which will represent the sole class of “residual interests” in each REMIC elected by the Trust Fund.

Tax Treatment of the Offered Certificates

For federal income tax purposes, a beneficial owner of an Offered Certificate will be treated as owning an undivided interest in a REMIC regular interest corresponding to that certificate (a “REMIC regular interest component”). In addition, the Trustee will treat the beneficial owner of each Offered Certificate as having entered into a limited recourse notional principal contract (a “notional principal contract component”). Each REMIC regular interest component will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the certificate to which it corresponds, except that (i) the maximum interest rate of each REMIC regular interest component for each distribution date will be equal to (A) in the case of the Class 1-A, Class 1-M and Class 1-B Certificates, the weighted average of the net mortgage rates of the Group 1 Loans as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date), minus a per annum rate equal to (x) the Net Swap Payment, if any, which would be payable to the Group 1 Supplemental Interest Trust for payment to the Swap Provider pursuant to the Group 1 Interest Rate Swap Agreement on such distribution date, assuming for this purpose that the notional amount of the Group 1 Interest Rate Swap Agreement is not greater than the lesser of (1) the Stated Principal Balance of the then outstanding Group 1 Loans and (2) the product of (I) the notional amount set forth with respect to the Group 1 Interest Rate Swap Agreement and such distribution date in this free writing prospectus and (II) 250, and assuming for this purpose that the fixed rate used to calculate the Fixed Swap Payment under the Group 1 Interest Rate Swap Agreement as described in this free writing prospectus does not exceed the weighted average of the net mortgage rates of the Group 1 Loans, multiplied by 12, divided by (y) the aggregate Stated Principal Balance of the Group 1 Loans as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date), and (B) in the case of the Class 2-A, Class 2-M and Class 2-B Certificates, the weighted average of the net mortgage rates of the Group 2 Loans as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date), minus a per annum rate equal to (x) the Net Swap Payment, if any, which would be payable to the Group 2 Supplemental Interest Trust for payment to the Swap Provider pursuant to the Group 2 Interest Rate Swap Agreement on such distribution date, assuming for this purpose that the notional amount of the Group 2 Interest Rate Swap Agreement is not greater than the lesser of (1) the Stated Principal Balance of the then outstanding Group 2 Loans and (2) the product of (I) the notional amount set forth with respect to the Group 2 Interest Rate Swap Agreement and such distribution date in this free writing prospectus and (II) 250, and assuming for this purpose that the fixed rate used to calculate the Fixed Swap Payment under the Group 2 Interest Rate Swap Agreement as described in this free writing prospectus does not exceed the weighted average of the net mortgage rates of the Group 2 Loans, multiplied by 12, divided by (y) the aggregate Stated Principal Balance of the Group 2 Loans as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date), and (ii) any Swap Termination Payment will be treated as being payable solely from the related Net Monthly Excess Cashflow. As a result of the foregoing, the amount of distributions on the REMIC regular interest component corresponding to an Offered Certificate may differ from the actual amount of distributions on such Offered Certificate.

Any amount payable on an Offered Certificate in excess of the amount payable on the corresponding REMIC regular interest component will be deemed to have been paid to the holder of that Offered Certificate pursuant to the corresponding notional principal contract component. Alternatively, any amount payable on the REMIC regular interest component corresponding to an Offered Certificate in excess of the amount payable on the Offered Certificate will be treated as having been received by the holder of that Offered Certificate in respect of such REMIC regular interest component and then as having been paid by such holder pursuant to the corresponding notional principal contract component. Consequently, each beneficial owner of a Swap Offered Certificate will be required to report income accruing with respect to the related REMIC regular interest component, as discussed under “Material Federal Income Tax Considerations—Taxation of Owners of REMIC Regular Certificates” in the prospectus, and will be required to report net income and be permitted to recognize net deductions with respect to the related notional principal contract component, subject to the discussion below relating to the notional principal contract components.

It is possible that the right to receive payments in respect of the notional principal contract components could be treated as a partnership among the holders of the corresponding Offered Certificates and the related Class C Certificates, in which case holders of such certificates potentially would be subject to different timing of income and foreign holders of such certificates could be subject to withholding in respect of payments in respect of the related notional principal contract component. Holders of Offered Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of the Offered Certificates and the consequences to them in light of their own particular circumstances of the separate taxation of the two components comprising each Offered Certificate.

A beneficial owner of an Offered Certificate must allocate its purchase price for the certificate between its components—the related REMIC regular interest component and the related notional principal contract component—in accordance with the relative fair market values thereof. For information reporting purposes the Trustee may assume the notional principal contract component of each Offered Certificate will have more than a de minimis value. The notional principal contract components are difficult to value, and the Internal Revenue Service (“IRS”) could assert that the value of a notional principal contract component as of the Closing Date is greater than the value used for information reporting purposes. Prospective investors should consider the tax consequences to them if the IRS were to assert a different value for the notional principal contract component.

The Trustee will treat payments made in respect of each notional principal contract component as income or expense or loss, as the case may be, based on Treasury regulations relating to notional principal contracts (the “Notional Principal Contract Regulations”). The balance of this discussion assumes that each notional principal contract component will be treated as a notional principal contract for federal income tax purposes.

The portion of the overall purchase price of an Offered Certificate attributable to the related notional principal contract component must be amortized over the life of such certificate, taking into account the declining balance of the related REMIC regular interest component. The Notional Principal Contract Regulations provide alternative methods for amortizing the purchase price of a notional principal contract. Prospective investors are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the notional principal contract component of an Offered Certificate.

Any payments made to a beneficial owner of an Offered Certificate in excess of the amounts payable on the corresponding REMIC regular interest component will be treated as having been received in respect of the notional principal contract component, and such excess will be treated as a periodic payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year’s amortization of the cost of the notional principal contract component, such excess will represent net income for that year. Conversely, to the extent that the amount of that year’s amortization of such cost exceeds the sum of the periodic payments, such excess will represent a net deduction for that year. In addition, any amounts payable on a REMIC regular interest component in excess of the amount of payments on the Offered Certificate to which it relates will be treated as having been received by the beneficial owner of such certificate and then paid by such owner pursuant to the notional principal contract component, and such excess should be treated as a payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner’s net income or net deduction with respect to the notional principal contract component for such taxable year. Although not clear, net income or a net deduction with respect to a notional principal contract component should be treated as ordinary income or as an ordinary deduction.

A beneficial owner’s ability to recognize a net deduction with respect to a notional principal contract component may be limited under Sections 67 and/or 68 of the Code in the case of (1) estates and trusts and (2) individuals owning an interest in such component directly or through a “pass-through entity” other than in connection with such individual’s trade or business. Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, non-grantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the notional principal contract component in computing the beneficial owner’s alternative minimum tax liability. Because a beneficial owner of an Offered Certificate will be required to include in income the amount deemed to have been paid by such owner pursuant to the related notional principal contract component but may not be able to deduct that amount from income, a beneficial owner of an Offered Certificate may have income that exceeds cash distributions on the Offered Certificate in any period and over the term of the Offered Certificate. As a result, the Offered Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to the notional principal contract component would be subject to the limitations described above.

Upon the sale, exchange or other disposition of an Offered Certificate, the beneficial owner of the certificate must allocate the amount realized between the related REMIC regular interest component and the related notional principal contract component based on the relative fair market values of those components at the time of sale, and must treat the sale, exchange or other disposition as a sale, exchange or disposition of such REMIC regular interest component and notional principal contract component. Assuming that an Offered Certificate is held as a ‘‘capital asset’’ within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the related notional principal contract component should be capital gain or loss, and gain or loss on disposition of the related REMIC regular interest component should generally, subject to the limitation described below, be capital gain or loss. Gain on disposition of such REMIC regular interest component will be treated as ordinary income, however, to the extent such gain does not exceed the excess, if any, of (x) the amount that would have been includable in the holder’s gross income with respect to the REMIC regular interest component had income thereon accrued at a rate equal to 110% of the applicable federal rate as defined in Section 1274(d) of the Code determined as of the date of purchase of the REMIC regular interest component over (y) the amount actually included in such holder’s income with respect to the REMIC regular interest component.

Original Issue Discount with respect to the Offered Certificates

For federal income tax purposes, the REMIC regular interest components of the Offered Certificates may be issued with original issue discount (“OID”). A beneficial owner of an Offered Certificate must include any OID with respect to such the related REMIC regular interest component in income as it accrues using a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID. We refer you to “Federal Income Tax Considerations—Taxation of Owners of REMIC Regular Certificates” in the prospectus. The prepayment assumption that will be used in determining the accrual of OID, market discount or bond premium, if any, will be a rate equal to the 100% of the Prepayment Assumption as described in this free writing prospectus for the Offered Certificates. No representation is made that the mortgage loans will prepay at such rate or at any other rate.

The IRS has issued OID regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with OID. Purchasers of the Offered Certificates should be aware that the OID regulations do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Offered Certificates. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to an Offered Certificate, the IRS could assert that the REMIC regular interest component relating to such Offered Certificate should be treated as issued with OID or should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of an Offered Certificate should consult their tax advisors concerning the tax treatment of such certificates.

If the method of computing OID described in the prospectus results in a negative amount for any period with respect to the REMIC regular interest component relating to any Offered Certificate, the amount of OID allocable to such period would be zero, and such holders will be permitted to offset such amounts only against the respective future income (if any) of the REMIC regular interest component relating to such Offered Certificate. Although uncertain, a holder may be permitted to deduct a loss to the extent that his or her remaining basis in such REMIC regular interest component exceeds the maximum amount of future payments to which such holder is entitled, assuming no further prepayments of the mortgage loans. Although the matter is not free from doubt, any such loss might be treated as a capital loss.

The OID regulations in some circumstances permit the holder of a debt instrument to recognize OID under a method that differs from that of the issuer. Accordingly, it is possible that holders of the REMIC regular interest component relating to an Offered Certificate that is issued with OID may be able to select a method for recognizing OID that differs from that used in preparing reports to holders and the IRS. Prospective purchasers of the REMIC regular interest component issued with OID should consult their tax advisors concerning the tax treatment of such REMIC regular interest component in this regard.

Status of the Offered Certificates

The REMIC regular interest component of each Offered Certificate will be treated as assets described in Section 7701(a)(19)(C) of the Code, as “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code and as “real estate assets” under Section 856(c)(5)(B) of the Code, generally in the same proportion that the assets of the Trust Fund, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of each Offered Certificate will be interest on obligations secured by interests in real property for purposes of Section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. However, the notional principal contract component of each Offered Certificate will not qualify as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code. As a result, the Offered Certificates may not be a suitable investment for a REMIC, a real estate investment trust or an entity intending to qualify under Section 7701(a)(19)(C) of the Code.

The responsibility for filing annual federal information returns and other reports will be borne by the Trustee. See “Federal Income Tax Consequences—REMICs—Reporting and Other Administrative Matters” in the prospectus.

For further information regarding the federal income tax consequences of investing in the Offered Certificates, we refer you to “Federal Income Tax Consequences—REMICs” in the prospectus.

SECONDARY MARKET

There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the Offered Certificates will be the monthly statements discussed in the prospectus under “Description of the Securities—Reports to Securityholders”, which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

LEGAL OPINIONS

Legal matters relating to the Offered Certificates will be passed upon for the Depositor by Thacher Proffitt & Wood llp, New York, New York and for the Underwriter by Sidley Austin llp, New York, New York. Sidley Austin llp represents Impac Holdings on certain matters from time to time.

LEGAL PROCEEDINGS

There are no material legal proceedings pending against the Sponsor, the Depositor, the Trustee, the Issuing Entity, the Master Servicer, any Subservicer, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the certificateholders. No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the certificateholders.

AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

The Sponsor, the Depositor, the Issuing Entity and the Master Servicer are affiliated parties. There are no affiliations between the Sponsor, the Depositor, the Issuing Entity or the Master Servicer and any of the Trustee, the Swap Provider and any Subservicer. There are no affiliations among the Master Servicer, any Subservicer, the Trustee or the Swap Provider. There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the Sponsor, the Depositor or the Issuing Entity and (b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm’s length transaction with an unrelated third party and that are material to the investor's understanding of the Certificates, or that relate to the Certificates or the pooled assets. No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.

With respect to the mortgage loans, Bear Stearns Mortgage Capital Corporation, an affiliate of Bear, Stearns & Co. Inc., has provided funding in the amount of approximately $208 million pursuant to a master repurchase agreement to Impac Funding Corporation, Impac Mortgage Holdings, Inc., Impac Warehouse Lending Group, Impac Commercial Capital Corp. and Novelle Financial Services during the period between origination and this securitization. The terms of this financing arrangement provide for interest payments at a floating market rate, and a maximum term of not more than 364 days. This offering is being made pursuant to Rule 2710(h) of the Corporate Financing Rules of the National Association of Securities Dealers, Inc.

RATINGS

It is a condition to the issuance of the certificates that the Class A Certificates (other than the Class 2-A-2 Certificates) be rated “AAA” by S&P and “Aaa” by Moody’s, that the Class 2-A-2 Certificates be rated “Aaa” by Moody’s, that the Class 1-M-1 Certificates be rated at least “AA+” by S&P and “Aa1” by Moody’s, that the Class 1-M-2 Certificates be rated at least “AA” by S&P and “Aa2” by Moody’s, that the Class 1-M-3 Certificates be rated at least “AA-” by S&P and “Aa3” by Moody’s, that the Class 1-M-4 Certificates be rated at least “A+” by S&P and “A1” by Moody’s, that the Class 1-M-5 Certificates be rated at least “A” by S&P and “A2” by Moody’s, that the Class 1-M-6 Certificates be rated at least “A-” by S&P and “A3” by Moody’s, that the Class 1-M-7 Certificates be rated at least “BBB+” by S&P and “Baa1” by Moody’s, that the Class 1-M-8 Certificates be rated at least “BBB” by S&P and “Baa2” by Moody’s, that the Class 2-M-1 Certificates be rated at least “Aa2” by Moody’s, that the Class 2-M-2 Certificates be rated at least “A2” by Moody’s, that the Class 2-M-3 Certificates be rated at least “Baa2” by Moody’s, that the Class 1-B Certificates be rated at least “BBB-” by S&P and “Baa3” by Moody’s, that the Class 2-B-1 Certificates be rated at least “Baa3” by Moody’s, and that the Class 2-B-2 Certificates be rated at least “Ba2” by Moody’s.

The ratings of S&P and Moody’s assigned to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which the certificateholders are entitled. The rating process addresses structural and legal aspects associated with the certificates, including the nature of the underlying mortgage loans. The ratings assigned to mortgage pass-through certificates do not represent any assessment of the likelihood that principal prepayments will be made by the mortgagors or the degree to which the rate and timing principal prepayments will differ from that originally anticipated. The ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield due to non-credit events.

In addition, the ratings by S&P and Moody’s do not address the likelihood of the receipt of any amounts in respect of Net WAC Shortfall Amounts.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Offered Certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the Offered Certificates.

The Depositor has not requested that any rating agency rate any class of the Offered Certificates other than as stated above. However, there can be no assurance as to whether any other rating agency will rate any class of the Offered Certificates, or, if it does, what rating would be assigned by any other rating agency. A rating on any class of the Offered Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Certificates as stated above.

The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of Offered Certificates in accordance with the rating agencies’ particular surveillance policies, unless the issuer requests a rating without surveillance. A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the Issuing Entity’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The Depositor has not requested that any rating agency not monitor their ratings of the Offered Certificates, and the Depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

LEGAL INVESTMENT

The Class 2-A-1, Class 2-A-2 and Class 2-M-1 Certificates will constitute “mortgage related securities” for purposes of SMMEA. The Class 1-A, Class 1-M, Class 2-M-2, Class 2-M-3 and Class B Certificates will not constitute “mortgage related securities” for purposes of SMMEA.

The Depositor makes no representations as to the proper characterization of any class of Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of Offered Certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

See “Legal Investment” in the prospectus.

ERISA CONSIDERATIONS

Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), prohibits “parties in interest” with respect to an employee benefit plan subject to ERISA from engaging in certain transactions involving such plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving “disqualified persons” and employee benefit plans or other arrangements (including, but not limited to, individual retirement accounts) described under that section (collectively with employee benefit plans subject to ERISA, “Plans”). ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not covered under Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire Offered Certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan’s acquisition and ownership of such Offered Certificates. See “ERISA Considerations” in the prospectus.

Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA’s requirements. Accordingly, assets of such plans may be invested in Offered Certificates without regard to the ERISA considerations described herein and in the prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code.

Except as noted above, investments by Plans are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in a class of Offered Certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the mortgage loans.

The U.S. Department of Labor has issued an Exemption, as described under “ERISA Considerations” in the prospectus, to the Underwriters. The Exemption generally exempts from the application of certain of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions by Section 4975(a) and (b) of the Code and Section 502(i) of ERISA, transactions relating to the purchase, sale and holding of pass-through certificates rated at least “BBB-” (or its equivalent) by S&P, Fitch Ratings or Moody’s at the time of purchase and underwritten by the Underwriters and the servicing and operation of asset pools consisting of certain types of secured obligations, such as mortgage loans, provided that the conditions of the Exemption are satisfied. However, the Exemption contains a number of conditions which must be met for the Exemption, as amended, to apply (as described in the prospectus), including the requirement that any such Plan must be an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. A fiduciary of a Plan contemplating purchasing an Offered Certificate must make its own determination that the conditions set forth in the Exemption, as amended, will be satisfied with respect to such certificates, including the requirement that the rating on a particular class of Certificates be “BBB-” or higher at the time of purchase.

ERISA Considerations While the Supplemental Interest Trusts are in Existence

For so long as the holder of an Offered Certificate also holds an interest in the related Supplemental Interest Trust, the holder will be deemed to have acquired and be holding the Offered Certificate without the right to receive payments from such Supplemental Interest Trust and, separately, the right to receive payments from such Supplemental Interest Trust. The Exemption is not applicable to the acquisition, holding and transfer of an interest in a Supplemental Interest Trust. In addition, while the Supplemental Interest Trusts are in existence, it is possible that not all of the requirements for the Exemption to apply to the acquisition, holding and transfer of Offered Certificates will be satisfied. However, if the Exemption is not available, there may be other exemptions that may apply. Accordingly, no Plan or other person using assets of a Plan may acquire or hold an Offered Certificate while its related Supplemental Interest Trust is in existence, unless (1) such Plan is an accredited investor within the meaning of the Exemption and (2) such acquisition or holding is eligible for the exemptive relief available under PTCE 84-14 (for transactions by independent “qualified professional asset managers”), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by “in-house asset managers”). For so long as a Supplemental Interest Trust is in existence, each beneficial owner of a related Offered Certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of the Offered Certificate, or interest therein, that either (i) it is not a Plan or (ii) (A) it is an accredited investor within the meaning of the Exemption and (B) the acquisition and holding of such Certificate and the separate right to receive payments from such Supplemental Interest Trust are eligible for the exemptive relief available under one of the five prohibited transaction class exemptions enumerated above.

After Termination of the Supplemental Interest Trusts

Subsequent to the termination of a Supplemental Interest Trust which holds a related Interest Rate Swap Agreements, it is expected that the Exemption will apply to the acquisition and holding of the related Offered Certificates by Plans if the conditions of the Exemption are met. A fiduciary of or other investor of Plan assets contemplating purchasing an Offered Certificate must make its own determination that the conditions described above will be satisfied for such certificate.

Each beneficial owner of a subordinate certificate or any interest therein that is acquired after the termination of its related Supplemental Interest Trust (which holds its related Interest Rate Swap Agreement) shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a plan investor, (ii) it has acquired and is holding such subordinate certificate in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that the subordinate certificate must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by Standard & Poor’s, Fitch Ratings or Moody’s or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account”, as such term is defined in Prohibited Transaction Class Exemption (“PTCE”) 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

If any Offered Certificate, or any interest therein, is acquired or held in violation of the provisions of this section, the next preceding permitted beneficial owner will be treated as the beneficial owner of that certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of an Offered Certificate, or interest therein, was effected in violation of the provisions of this section shall indemnify to the extent permitted by law and hold harmless the Depositor, the Seller, the Master Servicer, any servicer, the Underwriters and the Trustee from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

Plan fiduciaries should consult their legal counsel concerning the availability of, and scope of relief provided by, the Exemption and the enumerated class exemptions, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The sale of any class of Offered Certificates to a Plan is in no respect a representation by the Company, the Trustee, the Master Servicer or the Underwriters that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

AVAILABLE INFORMATION

The Depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the Depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street, NE, Washington, DC 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 100 F Street, NE, Washington, DC 20549, at prescribed rates and electronically through the Commission’s Electronic Data Gathering, Analysis and Retrieval system at the Commission’s Website (http://www.sec.gov). Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission will be filed under the Issuing Entity’s name. The Depositor does not intend to send any financial reports to certificateholders.

The Issuing Entity’s annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in “Pooling and Servicing Agreement—Reports to Certificateholders” and “—Evidence as to Compliance”, required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to certificateholders or information about the securities as shall have been filed with the Commission will be posted on the Sponsor’s internet web site as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Commission. The address of the website is: http://regabimpacisac.com.

REPORTS TO CERTIFICATEHOLDERS

The Master Servicer will be required to provide periodic unaudited reports concerning the Trust Fund to all registered holders of Offered Certificates with respect to the Trust Fund as are required under the Exchange Act and the Commission’s related rules and regulations, and under the terms of the applicable agreements.

So long as the Issuing Entity is required to file reports under the Exchange Act, those reports will be made available as described above under “Available Information”.

If the Issuing Entity is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the Sponsor’s website referenced above under “Available Information” as soon as practicable. Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the Certificates upon request free of charge. See “Pooling and Servicing Agreement—Evidence as to Compliance” and “—Reports to Certificateholders.”

INCORPORATION OF INFORMATION BY REFERENCE

There are incorporated in this free writing prospectus by reference all documents, including but not limited to the financial statements and reports filed or caused to be filed or incorporated by reference by the Depositor with respect to the Trust Fund pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the Offered Certificates. All documents subsequently filed by the Depositor pursuant to Sections 13(a) or 15(d) of the Exchange Act in respect of any offering prior to the termination of the offering of the Offered Certificates will also be deemed incorporated by reference into this free writing prospectus.

The Depositor will provide or cause to be provided without charge to each person to whom this free writing prospectus is delivered in connection with the offering of one or more classes of Offered Certificates, upon written or oral request of the person, a copy of any or all the reports incorporated in this free writing prospectus by reference, in each case to the extent the reports relate to one or more of such classes of the Offered Certificates, other than the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to Impac Secured Assets Corp., 1401 Dove Street, Newport Beach, California 92660, or by telephone at (949) 475 3600. The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

GLOSSARY

Accrual Period— For any class of Offered Certificates, (i) with respect to the distribution date in July 2006, the period commencing on the Closing Date and ending on the day preceding the distribution date in July 2006, and (ii) with respect to any distribution date after the distribution date in July 2006, the period commencing on the distribution date in the month immediately preceding the month in which that distribution date occurs and ending on the day preceding that distribution date. With respect to each distribution date and the Class 2-B-2 Certificates, the prior calendar month.

Agreement— The pooling and servicing agreement, dated as of June 1, 2006, among Impac Secured Assets Corp., as Depositor, Impac Funding Corporation, as Master Servicer, and Deutsche Bank National Trust Company, as Trustee.

Allocated Realized Loss Amount— With respect to any class of Offered Certificates and any distribution date, an amount equal to the sum of any Realized Loss allocated to that class of certificates on that distribution date and any Allocated Realized Loss Amount for that class remaining unpaid from any previous distribution date, minus any Subsequent Recoveries applied to such Allocated Realized Loss Amount.

Allowable Claim— For any mortgage loan covered by a Primary Insurance Policy, the current principal balance of such mortgage loan plus accrued interest and allowable expenses at the time of the claim.

Appraised Value— The appraised value of the related mortgaged property at the time of origination of such mortgage loan.

Available Distribution Amount— For any distribution date and any Loan Group, an amount equal to the amount received by the Trustee and available in the Certificate Account on that distribution date. The Available Distribution Amount will generally be equal to the sum of (1) the aggregate amount of scheduled payments on the related mortgage loans received or advanced that were due during the related Due Period and (2) any unscheduled payments and receipts, including mortgagor prepayments on such mortgage loans, Insurance Proceeds, Liquidation Proceeds and Subsequent Recoveries, received during the related Prepayment Period, in each case net of amounts reimbursable therefrom to the Trustee, the Master Servicer and any Subservicer and reduced by Master Servicing Fees, Subservicing Fees, any amounts in respect of the premiums payable to Radian under the PMI Insurer Policy and amounts payable by the trust to the Supplemental Interest Trusts in respect of Net Swap Payments and Swap Termination Payments other than Swap Termination Payments resulting from a Swap Provider Trigger Event.

Basic Principal Distribution Amount—With respect to any distribution date and any Loan Group, the excess of (i) the related Principal Remittance Amount for such distribution date over (ii) the related Overcollateralization Release Amount, if any, for such distribution date.

Book-Entry Certificates— Each class of the Offered Certificates for so long as they are issued, maintained and transferred at the DTC.

Certificate Margin— The Certificate Margin for the Offered Certificates shall be:

Certificate Margin

Class	(1)	(2)
1-A1-1	[_._]%	[_._]%
1-A1-2	[_._]%	[_._]%
1-A2-A	[_._]%	[_._]%
1-A2-B	[_._]%	[_._]%
1-A2-C	[_._]%	[_._]%
2-A-1	[_._]%	[_._]%
2-A-2	[_._]%	[_._]%
1-M-1	[_._]%	[_._]%
1-M-2	[_._]%	[_._]%
1-M-3	[_._]%	[_._]%
1-M-4	[_._]%	[_._]%
1-M-5	[_._]%	[_._]%
1-M-6	[_._]%	[_._]%
1-M-7	[_._]%	[_._]%
1-M-8	[_._]%	[_._]%
2-M-1	[_._]%	[_._]%
2-M-2	[_._]%	[_._]%
2-M-3	[_._]%	[_._]%
1-B	[_._]%	[_._]%
2-B-1	[_._]%	[_._]%

_______
(1)	Initially.
(2)	On and after the related step-up date as described in this free writing prospectus

Certificate Principal Balance— With respect to any Certificate as of any date of determination, the initial Certificate Principal Balance thereof, increased by any Subsequent Recoveries allocated thereto, and reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to such Certificate and (b) any reductions in the Certificate Principal Balance thereof deemed to have occurred in connection with allocations of Realized Losses in the manner described herein.

Class 1-A Certificates— The Class 1-A1-1, Class 1-A1-2, Class 1-A2-A, Class 1-A2-B and Class 1-A2-C Certificates.

Class 1-A Principal Distribution Amount— For any distribution date will equal the excess of (1) the aggregate Certificate Principal Balance of the Class 1-A Certificates immediately prior to such distribution date, over (2) the lesser of (x) 84.40% of the aggregate Stated Principal Balance of the Group 1 Loans for such distribution date after giving effect to distributions to be made on that distribution date and (y) the aggregate Stated Principal Balance of the Group 1 Loans for such distribution date after giving effect to distributions to be made on that distribution date minus the Group 1 Overcollateralization Floor.

Class 1-A1 Certificates— The Class 1-A1-1 Certificates and Class 1-A1-2 Certificates.

Class 1-A2 Certificates— The Class 1-A2-A, Class 1-A2-B and Class 1-A2-C Certificates.

Class 1-M Certificates— The Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-M-7 and Class 1-M-8 Certificates.

Class 2-A Certificates— The Class 2-A-1 Certificates and Class 2-A-2 Certificates.

Class 2-A Principal Distribution Amount— For any distribution date will equal the excess of (1) the aggregate Certificate Principal Balance of the Class 2-A Certificates immediately prior to such distribution date, over (2) the lesser of (x) 61.20% of the aggregate Stated Principal Balance of the Group 2 Loans for such distribution date after giving effect to distributions to be made on that distribution date and (y) the aggregate Stated Principal Balance of the Group 2 Loans for such distribution date after giving effect to distributions to be made on that distribution date minus the Group 2 Overcollateralization Floor.

Class 2-B Certificates— The Class 2-B-1 Certificates and Class 2-B-2 Certificates.

Class 2-M Certificates— The Class 2-M-1, Class 2-M-2 and Class 2-M-3 Certificates.

Class A Certificates— The Class 1-A Certificates and Class 2-A Certificates.

Class B Certificates— The Class 1-B Certificates and Class 2-B Certificates.

Class C Certificates— The Class C-R1, Class C-R2, Class C-M1 and Class C-M2 Certificates.

Class M Certificates— The Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-M-7, Class 1-M-8, Class 2-M-1, Class 2-M-2 and Class 2-M-3 Certificates.

Class P Certificates— The Class P-R Certificates and Class P-M Certificates.

Class R Certificates— The Class R Certificates.

Code— The Internal Revenue Code of 1986.

Compensating Interest— With respect to any distribution date, any payments made by the Subservicer or the Master Servicer from its own funds to cover Prepayment Interest Shortfalls, which shall be equal to the lesser of the sum of the Master Servicing and Subservicing Fees for the related distribution date, and the Prepayment Interest Shortfall for such distribution date.

CPR— A constant rate of prepayment on the mortgage loans.

Credit Enhancement Percentage— For any distribution date and any Loan Group is the percentage equivalent of a fraction, the numerator of which is equal to (a) the excess of (i) the aggregate principal balance of the related mortgage loans for the preceding distribution date over (ii) (1) before the Certificate Principal Balances of the related Class A Certificates have been reduced to zero, the sum of the Certificate Principal Balances of the related Class A Certificates, or (2) after such time, the Certificate Principal Balance of the most senior class of related Subordinate Certificates outstanding, as of the preceding distribution date, and the denominator of which is equal to (b) the aggregate principal balance of the related mortgage loans, calculated after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period.

Credit Score— A measurement of the relative degree of risk a borrower represents to a lender obtained from credit reports utilizing, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience.

Cut-off Date— June 1, 2006.

Cut-off Date Balance— The aggregate Stated Principal Balance of the Group 1 Loans or Group 2 Loans, as applicable, as of the Cut-off Date.

Debt Service Coverage Ratio— With respect to any multifamily loan at any given time, the ratio of (i) the net cashflow of the related mortgaged property for a twelve month period to (ii) the annualized scheduled payments on the mortgage loan.

Determination Date— With respect to any distribution date, the 15th day of the month in which such distribution date occurs or, if such day is not a business day, on the immediately preceding business day.

Due Date— With respect to each mortgage loan, the first day of the month.

Due Period— With respect to any distribution date, the period commencing on the second day of the month immediately preceding the month in which such distribution date occurs and ending on the first day of the month in which such distribution date occurs.

ERISA— The Employee Retirement Income Security Act of 1974, as amended.

Extra Principal Distribution Amount— With respect to any distribution date and Loan Group, is the lesser of (x) the related Overcollateralization Deficiency Amount for such distribution date and (y) the sum of (1) the related Net Monthly Excess Cashflow Amount for such distribution date and (2) amounts available from the related Interest Rate Swap Agreement to pay principal as provided in “Description of the Certificates—The Interest Rate Swap Agreements”.

Exemption— Prohibited Transaction Exemption 90-30, as amended.

Final Disposition— With respect to a defaulted mortgage loan, when a determination is made by the Master Servicer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the Master Servicer reasonably and in good faith expects to be finally recoverable with respect to such mortgage loan.

Group 1 Certificates— The Class 1-A1-1, Class 1-A1-2, Class 1-A2-A, Class 1-A2-B, Class 1-A2-C, Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-M-7, Class 1-M-8 and Class 1-B Certificates.

Group 1 Interest Rate Swap Agreement— An interest rate swap agreement, dated as of June 29, 2006, between Deutsche Bank National Trust Company, as Trustee on behalf of the Group 1 Supplemental Interest Trust, and [_________________], as Swap Provider for the benefit of the Class 1-A, Class 1-M and Class 1-B Certificates.

Group 1 Net WAC Rate—With respect to the Class 1-A, Class 1-M and Class 1-B Certificates and any distribution date, a per annum rate equal to the excess, if any, of (A) a per annum rate equal to the weighted average of the Net Mortgage Rates of the Group 1 Loans as of the first day of the month preceding the month in which such distribution date occurs over (B) the sum of (1) a per annum rate equal to the Net Swap Payment with respect to the Group 1 Interest Rate Swap Agreement payable to the Swap Provider on such distribution date, divided by the outstanding Stated Principal Balance of the Group 1 Loans as of the first day of the calendar month preceding the month in which the distribution date occurs, multiplied by 12, and (2) any Swap Termination Payment with respect to the Group 1 Interest Rate Swap Agreement not due to a Swap Provider Trigger Event payable to the Swap Provider on such distribution date, divided by the outstanding Stated Principal Balance of the Group 1 Loans as of the first day of the calendar month preceding the month in which the distribution date occurs, expressed as a per annum rate, multiplied by 12. The Group 1 Net WAC Rate will be adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.

Group 1 Overcollateralization Deficiency Amount— With respect to any distribution date, the amount, if any, by which the Group 1 Overcollateralization Target Amount exceeds the Group 1 Overcollateralized Amount on such distribution date (after giving effect to distributions in respect of the related Basic Principal Distribution Amount on such distribution date).

Group 1 Overcollateralization Floor— With respect to any distribution date, 0.50% of the Cut-off Date Balance of the Group 1 Loans.

Group 1 Overcollateralization Release Amount— With respect to any distribution date, the lesser of (x) the related Principal Remittance Amount for such distribution date and (y) the excess, if any, of (i) the Group 1 Overcollateralized Amount for such distribution date (assuming that 100% of the related Principal Remittance Amount is applied as a principal payment on such distribution date) over (ii) the Group 1 Overcollateralization Target Amount for such distribution date.

Group 1 Overcollateralization Target Amount— With respect to any distribution date prior to the Group 1 Stepdown Date, 0.80% of the Cut-off Date Balance of the Group 1 Loans. With respect to any distribution date on or after the Group 1 Stepdown Date, the greater of (x) 1.60% of the aggregate Stated Principal Balance of the Group 1 Loans and (y) the Group 1 Overcollateralization Floor; provided, however, that if a Group 1 Trigger Event is in effect on any distribution date, the Group 1 Overcollateralization Target Amount will be equal to the Group 1 Overcollateralization Target Amount on the prior distribution date. The percentages of 0.80% and 1.60% set forth above are subject to a permitted variance and will equal no more than 1.00% and 2.00%, respectively.

Group 1 Overcollateralized Amount— For any distribution date, the amount, if any, by which (i) the aggregate principal balance of the related mortgage loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and any Realized Losses on the mortgage loans during the related Prepayment Period), exceeds (ii) the aggregate Certificate Principal Balance of the Class 1-A, Class 1-M, Class 1-B and the Class P-R Certificates as of such distribution date (after giving effect to distributions to be made on such distribution date).

Group 1 Stepdown Date— The earlier of (i) the first distribution date on which the Certificate Principal Balances of the Class 1-A Certificates have been reduced to zero and (ii) the later to occur of (x) the distribution date occurring in July 2009 and (y) the first distribution date on which the aggregate Certificate Principal Balance of the Class 1-A Certificates (calculated for this purpose only after taking into account the receipt of principal on the related mortgage loans, but prior to any distribution of principal to the holders of the related certificates) is less than or equal to approximately 84.40% of the aggregate principal balance of the Group 1 Loans, calculated after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period. The percentage set forth above is subject to a permitted variance of an increase or decrease of 5% from the amount set forth above

Group 1 Step-Up Date— The first distribution date following the first month in which the aggregate unpaid principal balance of the Group 1 Loans, and properties acquired in respect thereof, remaining in the trust has been reduced to less than or equal to 10% of the Cut-off Date Balance of the Group 1 Loans.

Group 1 Subordinate Class Principal Distribution Amount— For any class of Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-M-7, Class 1-M-8 and Class 1-B Certificates and any distribution date, the excess of (1) the sum of (a) the aggregate Certificate Principal Balance of the Class 1-A Certificates (after taking into account distribution of the Class 1-A Principal Distribution Amount for such distribution date), (b) the aggregate Certificate Principal Balance of any class(es) of Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-M-7 and Class 1-M-8 that are senior to the subject class (in each case, after taking into account distribution of the Group 1 Subordinate Class Principal Distribution Amount(s) for such senior class(es) of Certificates for such distribution date) and (c) the Certificate Principal Balance of the subject class of Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-M-7, Class 1-M-8 and Class 1-B Certificates immediately prior to such distribution date over (2) the lesser of (a) the product of (x) 100% minus the Stepdown Target Subordination Percentage for the subject class of Certificates and (y) the aggregate Stated Principal Balance of the Group 1 Loans for such distribution date and (b) the aggregate Stated Principal Balance of the Group 1 Loans for such distribution date minus the Group 1 Overcollateralization Floor; provided, however, that if such class of Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-M-7, Class 1-M-8 and Class 1-B Certificates is the only class of Group 1 Subordinate Certificates outstanding on such distribution date, that class will be entitled to receive the entire remaining related Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero.

Group 1 Trigger Event— A Group 1 Trigger Event is in effect with respect to any distribution date with respect to the Group 1 Loans if:

(1)           the average three-month rolling percentage obtained by dividing (x) aggregate principal balance of Group 1 Loans that are 60 or more days delinquent (including for this purpose any such mortgage loans in foreclosure, mortgage loans with respect to which the related mortgaged property has been acquired by the trust, and mortgage loans discharged due to bankruptcy) by (y) the aggregate principal balance of the mortgage loans, in each case, as of the last day of the previous calendar month, exceeds 40.00% multiplied by the Credit Enhancement Percentage; or

(2)           the cumulative amount of Realized Losses incurred on the Group 1 Loans from the Cut-off Date through the end of the calendar month immediately preceding such distribution date divided by the Cut-off Date Balance of the Group 1 Loans exceeds (i) 0.30% with respect to the distribution date occurring in July 2008, plus an additional 1/12th of 0.40% for each month thereafter up to and including the distribution date in June 2009, (ii) 0.70% with respect to the distribution date occurring in July 2009, plus an additional 1/12th of 0.55% for each month thereafter up to and including the distribution date in June 2010, (iii) 1.25% with respect to the distribution date occurring in July 2010, plus an additional 1/12th of 0.55% for each month thereafter up to and including the distribution date in June 2011, (iv) 1.80% with respect to the distribution date occurring in July 2011, plus an additional 1/12th of 0.35% for each month thereafter up to and including the distribution date in June 2012 and (v) 2.15% with respect to any distribution date occurring in July 2012 and thereafter.

For purposes of the foregoing calculation, a mortgage loan is considered “60 days” delinquent if a payment due on the first day of a month has not been received by the second day of the second following month.

Group 2 Certificates— The Class 2-A-1, Class 2-A-2, Class 2-M-1, Class 2-M-2, Class 2-M-3, Class 2-B-1 and Class 2-B-2 Certificates.

Group 2 Interest Rate Swap Agreement— An interest rate swap agreement, dated as of June 29, 2006, between Deutsche Bank National Trust Company, as Trustee on behalf of the Group 2 Supplemental Interest Trust, and [_________________], as Swap Provider for the benefit of the Class 2-A, Class 2-M and Class 2-B-1 Certificates.

Group 2 Net WAC Rate— With respect to the Class 2-A, Class 2-M and Class 2-B Certificates and any distribution date, a per annum rate equal to the excess, if any, of (A) a per annum rate equal to the weighted average of the Net Mortgage Rates of the Group 2 Loans as of the first day of the month preceding the month in which such distribution date occurs over (B) the sum of (1) a per annum rate equal to the Net Swap Payment with respect to the Group 2 Interest Rate Swap Agreement payable to the Swap Provider on such distribution date, divided by the outstanding Stated Principal Balance of the Group 2 Loans as of the first day of the calendar month preceding the month in which the distribution date occurs, multiplied by 12, and (2) any Swap Termination Payment with respect to the Group 2 Interest Rate Swap Agreement not due to a Swap Provider Trigger Event payable to the Swap Provider on such distribution date, divided by the outstanding Stated Principal Balance of the Group 2 Loans as of the first day of the calendar month preceding the month in which the distribution date occurs, expressed as a per annum rate, multiplied by 12. With respect to the Group 2 Certificates other than the Class 2-B-2 Certificates, the Group 2 Net WAC Rate will be adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis. With respect to the Class 2-B-2 Certificates, the Group 2 Net WAC Rate will be an effective rate reflecting the accrual of interest on a 30/360 basis.

Group 2 Overcollateralization Deficiency Amount— With respect to any distribution date, the amount, if any, by which the Group 2 Overcollateralization Target Amount exceeds the Group 2 Overcollateralized Amount on such distribution date (after giving effect to distributions in respect of the related Basic Principal Distribution Amount on such distribution date).

Group 2 Overcollateralization Floor— With respect to any distribution date, 0.50% of the Cut-off Date Balance of the Group 2 Loans.

Group 2 Overcollateralization Release Amount— With respect to any distribution date, the lesser of (x) the related Principal Remittance Amount for such distribution date and (y) the excess, if any, of (i) the Group 2 Overcollateralized Amount for such distribution date (assuming that 100% of the related Principal Remittance Amount is applied as a principal payment on such distribution date) over (ii) the Group 2 Overcollateralization Target Amount for such distribution date.

Group 2 Overcollateralization Target Amount— With respect to any distribution date prior to the Group 2 Stepdown Date, 3.70% of the Cut-off Date Balance of the Group 2 Loans. With respect to any distribution date on or after the Group 2 Stepdown Date, the greater of (x) 7.40% of the aggregate Stated Principal Balance of the Group 2 Loans and (y) the Group 2 Overcollateralization Floor; provided, however, that if a Group 2 Trigger Event is in effect on any distribution date, the Group 2 Overcollateralization Target Amount will be equal to the Group 2 Overcollateralization Target Amount on the prior distribution date. The percentages of 3.70% and 7.40% set forth above are subject to a permitted variance and will equal no more than 4.50% and 9.00%, respectively

Group 2 Overcollateralized Amount— For any distribution date, the amount, if any, by which (i) the aggregate principal balance of the related mortgage loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and any Realized Losses on the mortgage loans during the related Prepayment Period), exceeds (ii) the aggregate Certificate Principal Balance of the Class 2-A, Class 2-M, Class 2-B and the Class P-M Certificates as of such distribution date (after giving effect to distributions to be made on such distribution date).

Group 2 Stepdown Date— The earlier of (i) the first distribution date on which the Certificate Principal Balances of the Class 2-A Certificates have been reduced to zero and (ii) the later to occur of (x) the distribution date occurring in July 2013 and (y) the first distribution date on which the aggregate Certificate Principal Balance of the Class 2-A Certificates (calculated for this purpose only after taking into account the receipt of principal on the mortgage loans, but prior to any distribution of principal to the holders of the certificates) is less than or equal to approximately 61.20% of the aggregate principal balance of the Group 2 Loans, calculated after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period. The percentage set forth above is subject to a permitted variance of an increase or decrease of 5% from the amount set forth above.

Group 2 Step-Up Date— The first distribution date following the first month in which the aggregate unpaid principal balance of the Group 2 Loans, and properties acquired in respect thereof, remaining in the trust has been reduced to less than or equal to 10% of the Cut-off Date Balance of the Group 2 Loans.

Group 2 Subordinate Class Principal Distribution Amount— For any class of Class 2-M-1, Class 2-M-2, Class 2-M-3, Class 2-B-1 and Class 2-B-2 Certificates and any distribution date, the excess of (1) the sum of (a) the aggregate Certificate Principal Balance of the Class 2-A Certificates (after taking into account distribution of the Class 2-A Principal Distribution Amount for such distribution date), (b) the aggregate Certificate Principal Balance of any class(es) of Class 2-M-1, Class 2-M-2 and Class 2-M-3 Certificates that are senior to the subject class (in each case, after taking into account distribution of the Group 2 Subordinate Class Principal Distribution Amount(s) for such senior class(es) of Certificates for such distribution date) and (c) the Certificate Principal Balance of the subject class of Class 2-M-1, Class 2-M-2, Class 2-M-3, Class 2-B-1 and Class 2-B-2 Certificates immediately prior to such distribution date over (2) the lesser of (a) the product of (x) 100% minus the Stepdown Target Subordination Percentage for the subject class of Certificates and (y) the aggregate Stated Principal Balance of the Group 2 Loans for such distribution date and (b) the aggregate Stated Principal Balance of the Group 2 Loans for such distribution date minus the Group 2 Overcollateralization Floor; provided, however, that if such class of Class 2-M-1, Class 2-M-2, Class 2-M-3, Class 2-B-1 and Class 2-B-2 Certificates is the only class of Group 2 Subordinate Certificates outstanding on such distribution date, that class will be entitled to receive the entire remaining related Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero.

Group 2 Trigger Event— A Group 2 Trigger Event is in effect with respect to any distribution date with respect to the Group 2 Loans if:

(1)           in the case of any payment date after the July 2013, the three month average of the aggregate principal balance of Group 2 Loans that are 60 or more days delinquent (including for this purpose any such mortgage loans in bankruptcy or foreclosure and mortgage loans with respect to which the related mortgaged property has been acquired by the trust) as of the close of business on the last day of the preceding calendar month exceeds 14.00% of the aggregate Stated Principal Balance of the Group 2 Loans;

(2)           the cumulative amount of Realized Losses incurred on the Group 2 Loans from the Cut-off Date through the end of the calendar month immediately preceding such distribution date divided by the Cut-off Date Balance of the Group 2 Loans exceeds (i) 5.00% with respect to the distribution date occurring in July 2013, plus an additional 1/12th of 1.15% for each month thereafter up to and including the distribution date in June 2014, (ii) 6.15% with respect to the distribution date occurring in July 2014, plus an additional 1/12th of 0.25% for each month thereafter up to and including the distribution date in June 2015, (iii) 6.40% with respect to the distribution date occurring in July 2015, plus an additional 1/12th of 0.20% for each month thereafter up to and including the distribution date in June 2016 and (iv) 6.60% with respect to any distribution date occurring in July 2016 and thereafter.

For purposes of the foregoing calculation, a mortgage loan is considered “60 days” delinquent if a payment due on the first day of a month has not been received by the second day of the second following month.

Impac Holdings— Impac Mortgage Holdings, Inc., an affiliate of the Depositor and the Sponsor.

Interest Rate Swap Agreement— The Group 1 Interest Rate Swap Agreement or the Group 2 Interest Rate Swap Agreement.

Interest Remittance Amount— For any distribution date and each Loan Group, that portion of the Available Distribution Amount for such distribution date that represents interest received or advanced with respect to the related mortgage loans.

IRS— The Internal Revenue Service.

LIBOR Business Day— A day on which banks are open for dealing in foreign currency and exchange in London and New York City.

LIBOR Determination Date— With respect to each distribution date, the second LIBOR Business Day immediately preceding the commencement of the related Accrual Period.

Loan Group— Loan Group 1 or Loan Group 2, as applicable.

Master Servicer— Impac Funding Corporation, in its capacity as Master Servicer under the Agreement.

Master Servicing Fee— With respect to each mortgage loan, an amount, payable out of any payment of interest on the mortgage loan, equal to interest at the Master Servicing Fee Rate on the Stated Principal Balance of such mortgage loan for the calendar month preceding the month in which the payment is due. The Master Servicing Fee consists of servicing compensation payable to the Master Servicer in respect of its master servicing responsibilities.

Master Servicing Fee Rate— On each mortgage loan, a rate equal to 0.03% per annum.

Monthly Interest Distributable Amount— For any distribution date and each class of Offered Certificates, the amount of interest accrued during the related Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance of such Class immediately prior to such distribution date, in each case, reduced by any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest payable by the Subservicer or Master Servicer and any shortfalls resulting from the application of the Relief Act (in each case to the extent allocated to such class of Offered Certificates as described under “Description of the Certificates—Allocation of Available Funds—Interest Distributions on the Offered Certificates” in this free writing prospectus). The Monthly Interest Distributable Amount on the Offered Certificates will be calculated on the basis of the actual number of days in the related Accrual Period and a 360-day year. The Monthly Interest Distributable Amount on the Class 2-B-2 Certificates will be calculated on the basis of a 360-day year and twelve 30-day months.

Moody’s— Moody’s Investors Service, Inc.

Mortgage Loan Purchase Agreement— The Mortgage Loan Purchase Agreement among the Sponsor, Impac Holdings and the Depositor, whereby the mortgage loans are being sold to the Depositor.

Net Monthly Excess Cashflow— For any distribution date and any Loan Group, the sum of (a) any related Overcollateralization Release Amount and (b) the excess of (x) the related Interest Remittance Amount for such distribution date over (y) the aggregate Monthly Interest Distributable Amount for the related Offered Certificates for such Distribution Date.

Net Mortgage Rate— On any mortgage loan, the then applicable mortgage rate thereon minus the sum of (1) the Master Servicing Fee Rate, (2) the Subservicing Fee Rate and (3) the related PMI Insurer Fee Rate, if such mortgage loan is a PMI Mortgage Loan.

Net WAC Rate— With respect to the Class 1-A, Class 1-M and Class 1-B Certificates, the Group 1 Net WAC Rate. With respect to the Class 2-A, Class 2-M, and Class 2-B Certificates, the Group 2 Net WAC Rate.

Net WAC Shortfall Amount— If on any distribution date the pass-through rate for any Offered Certificates is limited to the related Net WAC Rate, the sum of (i) the excess of (a) the amount of interest such Offered Certificates would have been entitled to receive on such distribution date if such Net WAC Rate would not have been applicable to such certificates over (b) the amount of interest accrued on such classes at such Net WAC Rate plus (ii) any related Net WAC Shortfall Amounts from the prior distribution date not previously distributed together with interest thereon at the related Pass-Through Rate for the most recently ended Accrual Period.

Net WAC Shortfall Reserve Fund— A reserve fund established by the Trustee for the benefit of the holders of the Offered Certificates.

Offered Certificates— The Class A Certificates and the Subordinate Certificates.

OID Regulations— Treasury regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount.

One-Month LIBOR— The London interbank offered rate for one-month United States dollar deposits, determined as described in “Description of the Certificates—Calculation of One-Month LIBOR for the Offered Certificates” in this free writing prospectus.

Overcollateralization Deficiency Amount— The Group 1 Overcollataralization Deficiency Amount or the Group 2 Overcollateralization Deficiency Amount.

Overcollateralization Floor— The Group 1 Overcollateralization Floor or the Group 2 Overcollateralization Floor.

Overcollateralization Release Amount— The Group 1 Overcollateralization Release Amount or the Group 2 Overcollateralization Release Amount.

Overcollateralization Target Amount— The Group 1 Overcollateralization Target Amount or the Group 2 Overcollateralization Target Amount.

Overcollateralized Amount— The Group 1 Overcollateralized Amount or the Group 2 Overcollateralized Amount.

P&I Advance— The aggregate of all payments of principal and interest, net of the Master Servicing Fee and the Subservicing Fee, that were due during the related Due Period on the mortgage loans master serviced by it and that were delinquent on the related Determination Date.

Pass-Through Rate— With respect to any distribution date and the Offered Certificates, the least of (x) One-Month LIBOR plus the related Certificate Margin, (y) the applicable Net WAC Rate and (z) 11.50% per annum.

The pass-through rate on the Class 2-B-2 Certificates will be the lesser of (a) a per annum fixed rate of [_._]%, subject to an increase of 0.50% per annum on and after the Group 2 Step-Up Date and (b) a per annum rate equal to the Group 2 Net WAC Rate.

Plan— Any employee benefit plan subject to ERISA and any plan or other arrangement described in Section 4975(e)(1) of the Code.

Plan Assets— The assets of a Plan as determined under Department of Labor regulation section 2510.3-101 or other applicable law.

PMI Insurer— Radian Guaranty, Inc., or its successors or assigns.

PMI Insurer Policy— The lender-paid primary mortgage insurance policy issued by the PMI Insurer in accordance with a March 29, 2002 letter between the Sponsor and the PMI Insurer.

PMI Mortgage Loan— Any mortgage loan covered by the PMI Insurer Policy.

PMI Insurer Fee Rate— With respect to each PMI Mortgage Loan, the per annum rate payable to the PMI Insurer under the PMI Insurer Policy.

Prepayment Interest Excess— With respect to any distribution date, for each mortgage loan that was the subject of a principal prepayment during the portion of the Prepayment Period from the related Due Date to the end of such Prepayment Period, any payment of interest received in connection therewith (net of any applicable Servicing Fee) representing interest accrued for any portion of such month of receipt.

Prepayment Period— With respect to any distribution date, is the calendar month immediately preceding the month in which such distribution occurs.

Prepayment Assumption— With respect to the fixed rate mortgage loans which are Group 1 Loans, a 100% Prepayment Assumption assumes that the mortgage loans prepay at a 2.3% CPR in month one, and prepay by an additional 2.3% CPR each month until the tenth month, on and after which they prepay at a 23% CPR. With respect to the adjustable rate mortgage loans which are Group 1 Loans with an initial fixed-rate period of two years, a 100% Prepayment Assumption assumes that the mortgage loans prepay at a 2% CPR in month one, and prepay by an additional 1/11th of 28% CPR each month until the twelfth month, and remain constant at a 30% CPR until the twenty-fourth month, increasing to 65% CPR commencing on the twenty-fifth month and remaining at 65% CPR through the thirty-first month, then decreasing 1/4th of 30% CPR for each month thereafter until the thirty-fifth month, and remaining constant at 35% CPR thereafter. With respect to the adjustable rate mortgage loans which are Group 1 Loans with an initial fixed-rate period of three years, a 100% Prepayment Assumption assumes that the mortgage loans prepay at a 2% CPR in month one, and prepay by an additional 1/11th of 28% CPR each month until the twelfth month, and remain constant at a 30% CPR until the thirty-sixth month, increasing to 65% CPR commencing on the thirty-seventh month and remaining at 65% CPR through the forty-third month, then decreasing 1/4th of 30% CPR for each month thereafter until the fourty-seventh month, and remaining constant at 35% CPR thereafter. With respect to the adjustable rate mortgage loans which are Group 1 Loans with an initial fixed-rate period of five, seven or ten years, a 100% Prepayment Assumption assumes that the mortgage loans prepay at a 2% CPR in month one, and prepay by an additional 1/11th of 28% CPR each month until the twelfth month, and remain constant at a 30% CPR until the sixtieth month, increasing to 65% CPR commencing on the sixty-first month and remaining at 65% CPR through the sixthy-seventh month, then decreasing 1/4th of 30% CPR for each month thereafter until the seventy-first month, and remaining constant at 35% CPR thereafter. With respect to the Group 2 Loans, a 100% Prepayment Assumption assumes that the mortgage loans prepay at a 0% CPR in months one through twelve, 10% CPR in months thirteen through twenty-four, 15% CPR in months twenty-five through thirty-six, 25% CPR in months thirty-seven through forty-eight, and 30% CPR thereafter; provided, however, that with respect to hypothetical mortgage loan 174 and 175 of the Structuring Assumptions table, a 100% Prepayment Assumption assumes a 0% CPR for months one through sixty, and a 30% CPR thereafter.

Principal Distribution Amount— For any distribution date and any Loan Group, the related Basic Principal Distribution Amount plus the related Extra Principal Distribution Amount.

Principal Remittance Amount— For any distribution date and each Loan Group, the sum of the following from the Available Distribution Amount

(1)           the principal portion of all scheduled monthly payments on the related mortgage loans due on the related Due Date, to the extent received or advanced;

(2)           the principal portion of all proceeds of the repurchase of a mortgage loan (or, in the case of a substitution, certain amounts representing a principal adjustment) in the related Loan Group as required by the Agreement during the preceding calendar month; and

(3)           the principal portion of all other unscheduled collections received during the preceding calendar month, including full and partial prepayments, Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries, in each case to the extent applied as recoveries of principal with respect to the mortgage loans in the related Loan Group.

Rating Agencies— S&P and Moody’s.

Record Date— For each distribution date and the Offered Certificates, so long as such Certificates are Book-Entry Certificates, the business day prior to such distribution date. With respect to any Offered Certificates which are not Book-Entry Certificates, the close of business on the last business day of the month preceding the month in which such distribution date occurs.

Reference Banks— Leading banks selected by the Trustee (after consultation with the Master Servicer)and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Telerate Screen Page 3750 on the applicable LIBOR Determination Date, (iii) which have been designated as such by the Trustee (after consultation with the Master Servicer) and (iv) not controlling, controlled by, or under common control with, the Depositor or the Sponsor.

Relief Act— The Servicemembers Relief Act, as amended, and similar legislation or regulations.

REMIC— A real estate mortgage investment conduit within the meaning of Section 860D of the Code.

Relief Act Shortfall— For any distribution date and any mortgage loan (other than a mortgage loan relating to an REO Property), any shortfalls relating to the Relief Act or similar legislation or regulations.

Reserve Interest Rate— With respect to any LIBOR Determination Date, the rate per annum that the Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month United States dollar lending rates which New York City banks selected by the Trustee are quoting on the relevant LIBOR Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Trustee are quoting on such LIBOR Determination Date to leading European banks.

Rules— The rules, regulations and procedures creating and affecting DTC and its operations.

S&P— Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.

Specially Serviced Multifamily Loan— A multifamily loan with respect to which certain delinquency, loss or foreclosure events have occurred as provided in the Servicing Agreement, including any multifamily loan which is 60 days or more delinquent.

Sponsor— Impac Funding Corporation, in its capacity as seller under the Mortgage Loan Purchase Agreement.

Stated Principal Balance— With respect to any mortgage loan as of any date of determination, the principal balance thereof as of the Cut-off Date, after application of all scheduled principal payments due on or before the Cut-off Date, whether or not received, reduced by all amounts allocable to principal that have been distributed to certificateholders with respect to such mortgage loan on or before such date, and as further reduced to the extent that any Realized Loss thereon has been allocated to one or more classes of certificates on or before the date of determination.

Statistical Pool Calculation Date— June 1, 2006.

Step-Up Date— The Group 1 Step-Up Date or the Group 2 Step-Up Date.

Stepdown Date— The Group 1 Stepdown Date or the Group 2 Stepdown Date.

Stepdown Target Subordination Percentage— For each class of Subordinate Certificates, the respective percentages indicated in the following table:

Stepdown Target Subordination Percentage
Class 1-M-1	11.70%
Class 1-M-2	9.20%
Class 1-M-3	7.60%
Class 1-M-4	6.60%
Class 1-M-5	5.60%
Class 1-M-6	4.60%
Class 1-M-7	3.60%
Class 1-M-8	2.60%
Class 2-M-1	31.60%
Class 2-M-2	23.20%
Class 2-M-3	13.00%
Class 1-B	1.60%
Class 2-B-1	10.80%
Class 2-B-2	7.40%

The percentages set forth above are subject to a permitted variance of an increase or decrease of 5% from the amounts set forth above.

Subordinate Certificates— The Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-M-7, Class 1-M-8, Class 1-B, Class 2-M-1, Class 2-M-2, Class 2-M-3, Class 2-B-1 and Class 2-B-2 Certificates.

Subordinate Class Principal Distribution Amount— The Group 1 Subordinate Class Principal Amount or the Group 2 Subordinate Class Principal Distribution Amount, as applicable.

Subsequent Recoveries— Any liquidation proceeds (net of amounts owed to the Master Servicer or any subservicer with respect to the related mortgage loan) received after the final liquidation of a mortgage loan. If Subsequent Recoveries are received, they will be included as part of the related Principal Remittance Amount for the following distribution date and distributed in accordance with the priorities described in this free writing prospectus. In addition, after giving effect to all distributions on a distribution date, if any Allocated Realized Loss Amounts are outstanding, the Allocated Realized Loss Amount for the class of Offered Certificates then outstanding with the highest distribution priority will be decreased by the amount of such Subsequent Recoveries until reduced to zero (with any remaining Subsequent Recoveries applied to reduce the Allocated Realized Loss Amount of the class with the next highest distribution priority), and the Certificate Principal Balance of such class or classes of Offered Certificates will be increased by the same amount. Thereafter, such class or classes of Offered Certificates will accrue interest on the increased Certificate Principal Balance.

Subservicers— Countrywide Home Loans Servicing LP, GMAC Mortgage Corporation and Midland Loan Services, Inc.

Subservicing Fee— With respect to each mortgage loan, accrued interest at the Servicing Fee Rate with respect to the mortgage loan on the same principal balance on which interest on the mortgage loan accrues for the calendar month. The Subservicing Fee consists of subservicing and other related compensation payable to the Subservicer or to the Master Servicer if the Master Servicer is directly servicing the loan.

Subservicing Fee Rate— On each Group 1 Loan which is an adjustable-rate mortgage loan, including any such mortgage loan with an initial fixed rate, 0.375% per annum. For each fixed rate mortgage loan, 0.25% per annum. For each second lien mortgage loan, 0.75% per annum. On each Group 2 Loan, a rate equal to 0.25% per annum, with such rate increasing to 0.7500% per annum for any multifamily loan that becomes a Specially Serviced Multifamily Loan.

Trustee— Deutsche Bank National Trust Company.

Underwriters— Bear, Stearns & Co. Inc., Countrywide Securities Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

Unpaid Interest Shortfall Amount— For each class of Offered Certificates and any distribution date the amount, if any, by which (a) the sum of (1) the Monthly Interest Distributable Amount for such class for such distribution date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such class for the immediately preceding distribution date exceeds (b) the aggregate amount distributed on such class in respect of interest pursuant to clause (a) of this definition on such distribution date, plus interest on the amount of Unpaid Interest Shortfall Amount due but not paid on the certificates of such class on the immediately preceding distribution date, to the extent permitted by law, at the Pass-Through Rate for such class for the related Accrual Period.

ANNEX I

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in certain limited circumstances, the globally offered Impac Mortgage Pass-Through Certificates, Series 2006-2 Class 1-A1-1, Class 1-A1-2, Class 1-A2-A, Class 1-A2-B, Class 1-A2-C, Class 2-A-1, Class 2-A-2, Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-M-7, Class 1-M-8, Class 2-M-1, Class 2-M-2, Class 2-M-3, Class 1-B and Class 2-B-1 (the “Global Securities”) will be available only in book-entry form. Investors in the Global Securities may hold interests in such Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same day funds. Capitalized terms used but not defined in this Annex I have the meanings assigned to them in the free writing prospectus and the prospectus.

Secondary market trading between investors holding interests in Global Securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement). Secondary market trading between investors holding interests in Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between investors holding interests in Global Securities through Clearstream or Euroclear and investors holding interests in Global Securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear (in such capacity) and as DTC participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants.

Investors electing to hold interests in Global Securities through DTC participants will be subject to the settlement practices applicable to similar issues of pass-through certificates. Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold interests in Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Transfers between DTC Participants. Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar issues of pass-through certificates in same-day funds.

Transfers between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Transfers between DTC seller And Clearstream or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depository to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last distribution date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant’s account against delivery of the Global Securities. After such settlement has been completed, the Global Securities will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream participant’s or Euroclear participant’s account. The Global Securities credit will appear on the next business day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed through DTC on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Clearstream participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring with Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing Global Securities would incur overdraft charges for one day, to the extent they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, the investment income on the interest in the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream participant’s or Euroclear participant’s cost of funds.

Since the settlement through DTC will take place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the respective depository for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

Transfers between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or the Euroclear Operator through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depository, to deliver the Global Securities to the DTC participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last distribution date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would be back- valued to the value date (which would be the preceding day, when settlement occurred through DTC in New York). Should the Clearstream participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back- valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and purchase Global Securities from DTC participants for delivery to Clearstream participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action were taken. At least three techniques should be available to eliminate this potential problem:

(a) borrowing Global Securities through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in the relevant Clearstream or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b) borrowing Global Securities in the United States from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in the relevant Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

(c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax, complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for Non-U.S. Persons (Form W-8BEN). Beneficial Holders of Global Securities that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

Exemption for Non-U.S. Persons with effectively connected income (Form W-8ECI). A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) or a substitute form.

Exemption or reduced rate for Non-U.S. Persons resident in treaty countries (Form W-8BEN). Non- U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Ownership, Exemption or Reduced Rate Certificate). Form W-8BEN may be filed by a beneficial owner or its agent.

Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security or, in the case of a Form W-8BEN or a Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed.

The term “U.S. Person” means (i) a citizen or resident of the United States, (ii) a corporation, a partnership or other entity treated as a corporation or a partnership for United States federal income tax purposes, organized in or under the laws of the United States or any state thereof, including for this purpose the District of Columbia, (iii) an estate, the income of which is includible in gross income for United States tax purposes, regardless of its source, (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust; or (v) to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and elect to continue to be treated as United States persons. The term “Non-U.S. Person” means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.